Form 10-K, Exhibit 13
period 2004-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2004-07-14
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47

MARCH 31, 2004

Boston Capital Tax Credit Fund V L.P. -

Series 47

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Reznick Fedder & Silverman

Certified Public Accountants * A Professional Corporation

7700 Old Georgetown Road * Suite 400 * Bethesda, MD 20814-6224

(301) 652-9100 * Fax (301) 652-1848

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheet of Boston Capital Tax Credit Fund V L.P. - Series 47, as of March 31, 2004, and the related statements of operations, changes in partners’ capital and cash flows for the period October 15, 2003 (date of inception) through March 31, 2004.  These financial statements are the responsibility of the partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47, as of March 31, 2004, and the results of its operations and its cash flows for the period October 15, 2003 (date of inception) through March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
April 28, 2004

Boston Capital Tax Credit Fund V L.P. -

Series 47

BALANCE SHEET

March 31, 2004

Series 47
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$7,130,566

OTHER ASSETS
Cash and cash equivalents (notes A and E)	6,659,989
Deferred acquisition costs, (note A)	1,290,907
Other assets (note D)	8,139,321

$23,220,783

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES
Accounts payable and accrued expenses	$452,121
Accounts payable - affiliates (note B)	692,542
Capital contributions payable (note C)	3,520,429
Line of credit (note F)	2,678,132

7,343,224

PARTNERS’ CAPITAL (note A)
Assignor limited partner
Units of limited partnership interest consisting of 3,500,000 authorized beneficial assignee certificates (BAC), $10 stated value per BAC, 1,844,945 issued to the assignees at March 31, 2004	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 1,844,945 issued and outstanding at March 31, 2004	15,877,615
General partner	(56)

15,877,559

$23,220,783

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47

STATEMENT OF OPERATIONS

For the period October 15, 2003 (date of inception) through March 31, 2004

Series 47
Income
Interest income	$3,814

Total income	3,814

Expenses
Professional fees	4,512
Partnership management fee (note B)	13,945
General and administrative expenses (note B)	7,858

26,315

NET LOSS (note A)	$(22,501)

Net loss allocated to general partner	$(56)

Net loss allocated to assignees	$(22,445)

Net loss per BAC	$(0.07)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the period October 15, 2003 (date of inception) through March 31, 2004

Series 47	Assignees	General partner	Total

Capital contributions	$18,449,450	$—	$18,449,450

Sales and syndication costs	(2,549,390)	—	(2,549,390)

Net loss	(22,445)	(56)	(22,501)

Partners’ capital (deficit), March 31, 2004	$15,877,615	$(56)	$15,877,559

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47

STATEMENT OF CASH FLOWS

For the period October 15, 2003 (date of inception) through March 31, 2004

Series 47
Cash flows from operating activities
Net loss	$(22,501)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Changes in assets and liabilities
Other assets	(5,197,386)
Accounts payable and accrued expenses	452,121
Accounts payable - affiliates	692,542

Net cash provided by (used in) operating activities	(4,075,224)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(3,610,137)
(Advances) to repayments from operating limited partnerships	(2,941,935)
Acquisition costs paid for operating limited partnerships	(1,290,907)

Net cash provided by (used in) investing activities	(7,842,979)

Cash flows from financing activities
Capital contributions received	18,449,450
Sales and syndication costs paid	(2,549,390)
Proceeds from line of credit	2,678,132

Net cash provided by (used in) financing activities	18,578,192

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,659,989

Cash and cash equivalents, beginning	—

Cash and cash equivalents, end	$6,659,989

Series 47
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investment in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$3,520,429

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47

NOTES TO FINANCIAL STATEMENTS

March 31, 2004

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Boston Capital Tax Credit Fund V L.P. (the “fund” or “partnership”) was formed under the laws of the State of Delaware on October 15, 2003, for the purpose of acquiring, holding, and disposing of limited partnership interests in operating limited partnerships which have been organized to acquire, develop, rehabilitate, operate and own newly constructed, existing or rehabilitated apartment complexes which qualified for the Low-Income Housing Tax Credit established by the Tax Reform Act of 1986.  Accordingly, the apartment complexes are restricted as to rent charges and operating methods.  The general partner of the fund is Boston Capital Associates V L.L.C. and the limited partner is BCTC V Assignor Corp. (the “assignor limited partner”).

Pursuant to the Securities Act of 1933, the fund filed a Form S-11 Registration Statement with the Securities and Exchange Commission, effective January 2, 2004, which covered the offering (the “Public Offering”) of the fund’s beneficial assignee certificates (“BACs”) representing assignments of units of the beneficial interest of the limited partnership interest of the assignor limited partner.   The fund originally registered 7,000,000 BACs at $10 per BAC for sale to the public in one or more series.  BACs sold in bulk were offered to investors at a reduced cost per BAC.

The BACs issued and outstanding at March 31, 2004 are 1,844,945.

In accordance with the limited partnership agreement, profits, losses, and cash flow (subject to certain priority allocations and distributions) and tax credits are allocated 99.75% to the assignees and .25% to the general partner.

Investments in Operating Limited Partnerships

The fund accounts for its investments in operating limited partnerships using the equity method, whereby the fund adjusts its investment cost for its share of each operating limited partnership’s results of operations and for any distributions received or accrued.  However, the fund recognizes the individual operating limited partnership’s losses only to the extent that the fund’s share of losses of the operating limited partnerships does not exceed the carrying amount of its investment and its advances to operating limited partnerships.  Unrecognized losses are suspended and offset against future individual operating limited partnership income.

A loss in value of an investment in an operating limited partnership other than a temporary decline would be recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the fund and the estimated residual value of the investment.

Capital contributions to operating limited partnerships are adjusted by tax credit adjusters.  Tax credit adjusters are defined as adjustments to operating limited partnership capital contributions due to reductions in actual tax credits from those originally projected.  The fund records tax credit adjusters as a reduction in investment in operating limited partnerships and capital contributions payable.

The operating limited partnerships maintain their financial statements based on a calendar year and the fund utilizes a March 31 year-end.  The fund records losses and income from the operating limited partnerships on a calendar year basis which is not materially different from losses and income generated if the operating limited partnerships utilized a March 31 year-end.

The fund records capital contributions payable to the operating limited partnerships once there is a binding obligation to fund a specified amount.  The operating limited partnerships record capital contributions from the fund when received.

During the period October 15, 2003 (date of inception) through March 31, 2004, Series 47 acquired interest in three (3) operating limited partnerships.

Deferred Acquisition Costs

Deferred acquisition costs will be amortized on the straight-line method over 27.5 years.

Organization Costs

Initial organization and offering expenses common to all series are allocated on a percentage of equity raised to each series.

Organization costs will be expensed as incurred.

Selling Commissions and Registration Costs

Selling commissions paid in connection with the public offering are charged against the assignees’ capital upon admission of investors as assignees.  Registration costs associated with the public offering are charged against assignees’ capital as incurred.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners and assignees individually.

Cash and Cash Equivalents

Cash equivalents include repurchase agreements, having original maturities at date of acquisition of three months or less.  The carrying value approximates fair value because of the short maturity of these instruments.

During the normal course of business, the fund may have cash deposits in excess of federally-insured limits.

Fiscal Year

For financial reporting purposes, the fund uses a March 31 year-end, whereas for income tax reporting purposes, the fund uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Net Income (Loss) per Beneficial Assignee Certificate

Net income (loss) per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year.  The weighted average number of units in Series 47 at March 31, 2004 is 314,674.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities,” an interpretation of ARB No. 51, “Consolidated Financial Statements,” which provides new accounting guidance on when a business enterprise must consolidate a variable interest entity, as defined in FIN 46.  In December 2003, the FASB reissued the interpretation to clarify certain requirements and provide additional implementation guidance.  The general partner, after careful review and analysis of FIN 46, has preliminarily determined that FIN 46 will have no effect on the fund’s current accounting for its investments in operating limited partnerships.

In May 2003, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or “mezzanine” equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the balance sheet.  Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives.  The guidance in SFAS No. 150 generally was effective for all financial instruments entered into or modified after May 31, 2003, and was otherwise effective at the beginning of the first interim period beginning after June 15, 2003.  The general partner has evaluated SFAS No. 150 and determined that it does not have an impact on the fund’s financial reporting and disclosures.

NOTE B - RELATED PARTY TRANSACTIONS

For the period ended March 31, 2004, the fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Services, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership, as follows:

Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships, less the amount of certain partnership management and reporting fees paid or payable by the operating limited partnerships.  The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level.  The annual fund management fee charged to operations was $13,945, for the period October 15, 2003 (date of inception) through March 31, 2004.

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership during the period October 15, 2003 (date of inception) through March 31, 2004 charged to operations is $10,053.

Boston Capital Services, Inc. received dealer-manager fees for the marketing advice and investment banking services performed at the time of the fund’s offering of BACs.  The dealer-manager fees are included in partners’ capital as selling commissions and registration costs.  During the period October 15, 2003 (date of inception) through March 31, 2004, dealer manager fees incurred to Boston Capital Services, Inc. were $226,254.

Boston Capital Holdings Limited Partnership is entitled to asset acquisition fees for selecting, evaluating, structuring, negotiating, and closing the fund’s acquisition of interests in the operating limited partnerships.  During the period October 15, 2003 (date of inception) through March 31, 2004, acquisition fees incurred to Boston Capital Holdings Limited Partnership were $1,180,765.

Accounts payable - affiliates at March 31, 2004 represents acquisition fees, fund management fees, Operating Partnership loans and dealer manager fees which are payable to Boston Capital Holdings Limited Partnership, Boston Capital Services, Inc., and Boston Capital Asset Management Limited Partnership.

During the period October 15, 2003 (date of inception) through March 31, 2004, the fund reimbursed affiliates of the general partner for amounts in connection with the offering of BACs.  These reimbursements include, but are not limited to, postage, printing, travel and overhead allocations and are included in partners’ capital as selling commissions and registrations costs at March 31, 2004.  During the period October 15, 2003 (date of inception) through March 31, 2004, the selling commission and registration costs incurred to affiliates were $74,195.

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2004, the fund has three (3) limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes.

Under the terms of the fund’s investment in each operating limited partnership, the fund is required to make capital contributions to the operating limited partnerships.  These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations.

The contributions payable to operating limited partnerships at March 31, 2004 is $3,520,429.

The partnership invested in the operating limited partnerships subsequent to December 31, 2003, therefore no summarized balance sheet or statement of operations is presented.

The fund’s investments in operating limited partnerships at March 31, 2004 are summarized as follows:

Series 47
Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$7,130,566

Cumulative losses from operating limited partnerships	—

Investments in operating limited partnerships per balance sheet	7,130,566

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2004 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2003 (see note A)	(7,130,566)

Equity per operating limited partnerships’ combined financial statements	$—

NOTE D - OTHER ASSETS

Other assets include $4,902,500 of cash held by an escrow agent at March 31, 2004.  The cash held at March 31, 2004 represents capital contributions to be released to the limited partnership.

In addition, other assets includes $2,941,935 of cash advanced to operating limited partnerships, at March 31, 2004, which is to be applied to capital contribution payable when certain criteria have been met.

NOTE E - CASH EQUIVALENTS

On March 31, 2004, the fund purchased $6,550,000 of corporate bonds and preferred stock to resell on April 1, 2004.  Interest is earned at a rate of .4% per annum.

NOTE F - LINE OF CREDIT

During the period October 15, 2003 (date of inception) through March 31, 2004, the partnership has a line of credit with two banks in the aggregate amount of $40,000,000, of which $2,678,132 was outstanding as of March 31, 2004.  The line bears interest at the prime rate (4% at March 31, 2004) plus .25%.  Interest is payable monthly.  During the period October 15, 2003 (date of inception) through March 31, 2004, no interest was incurred or paid.  The line is guaranteed by Boston Capital Holdings, L.P. and various affiliates and expires on August 31, 2004.