Form 10-K, Exhibit 13
period 2005-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2005-07-15
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2005 AND 2004

(UNAUDITED)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Exceptions to Certifications

The financial statements are presented as unaudited in the Form 10-K as of March 31, 2005 and 2004 and for the three years ended March 31, 2005 as the Report of the Independent Registered Public Accounting Firm could not be filed within the prescribed time period because the issuer was not able to obtain audit opinions which refer to the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB) of property partnerships, in which the issuer holds noncontrolling limited partner interests. The non-affiliated local operating partnership general partners engage the accountants auditing each local operating partnership.

Historically, the audits, and the reports thereon, of the local operating partnerships were performed in accordance with Generally Accepted Auditing Standards (GAAS).

On May 11, 2005 draft guidance was issued by the Public Company Accounting Oversight Board which was confirmed on June 24, 2005 by the AICPA Center for Public Company Audit Firms, that clearly establishes the requirement for the audit reports of the operating partnerships of a Public Fund to refer to the auditing standards of the PCAOB.

The audits of the operating partnerships were performed primarily during the months of January and February and refer to Generally Accepted Auditing Standards.  We have all appropriate originally signed opinions from the operating partnerships, however, they do not refer to the auditing standards of the Public Company Accounting Oversight Board.

Our independent registered public accounting firm has performed an audit of the registrant but cannot issue an opinion in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Therefore, we are filing our 10-K as “UNAUDITED” as it is without an audit opinion.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS

March 31,

(UNAUDITED)

	Total
	2005	2004
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$69,531,720	$7,130,566

OTHER ASSETS
Cash and cash equivalents (notes A and H)	33,668,430	6,659,989
Investments (note A and G)	8,694,513	—
Notes receivable (note E)	766,381	—
Deferred acquisition costs, net of accumulated amortization (note A)	8,242,330	1,290,907
Other assets (note D)	6,080,173	8,139,321

	$126,983,547	$23,220,783

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$769,246	$452,121
Accounts payable - affiliates (note B)	414,510	692,542
Capital contributions payable (note C)	33,501,526	3,520,429
Line of credit (note I)	—	2,678,132

	34,685,282	7,343,224

PARTNERS’ CAPITAL (DEFICIT) (note A)
Assignor limited partner
Units of limited partnership interest consisting of 3,500,000 authorized beneficial assignee certificates (BAC), $10 stated value per BAC, 10,785,967 and 1,844,945, respectively, issued to the assignees at March 31, 2005 and 2004	—	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 10,785,967 and 1,844,945, respectively, issued and outstanding at March 31, 2005 and 2004	92,416,511	15,877,615
General partner	(5,469)	(56)
Accumulated other comprehensive income	(112,777)	—

	92,298,265	15,877,559

	$126,983,547	$23,220,783

See notes to financial statements

	Series 47
	2005	2004
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$25,394,408	$7,130,566

OTHER ASSETS
Cash and cash equivalents (notes A and H)	1,965,813	6,659,989
Investments (note A and G)	5,789,950	—
Notes receivable (note E)	278,096	—
Deferred acquisition costs, net of accumulated amortization (note A)	2,797,910	1,290,907
Other assets (note D)	718,213	8,139,321

	$36,944,390	$23,220,783

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$135,103	$452,121
Accounts payable - affiliates (note B)	244,399	692,542
Capital contributions payable (note C)	7,963,457	3,520,429
Line of credit (note I)	—	2,678,132

	8,342,959	7,343,224

PARTNERS’ CAPITAL (DEFICIT) (note A)
Assignor limited partner
Units of limited partnership interest consisting of 3,500,000 authorized beneficial assignee certificates (BAC), $10 stated value per BAC, 3,478,334 and 1,844,945, respectively, issued to the assignees at March 31, 2005 and 2004	—	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 and 1,844,945, respectively, issued and outstanding at March 31, 2005 and 2004	28,675,468	15,877,615
General partner	(3,843)	(56)
Accumulated other comprehensive income	(70,194)	—

	28,601,431	15,877,559

	$36,944,390	$23,220,783

See notes to financial statements

Series 48
2005
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$17,215,034

OTHER ASSETS
Cash and cash equivalents (notes A and H)	3,559,396
Investments (note A and G)	2,904,563
Notes receivable (note E)	185,292
Deferred acquisition costs, net of accumulated amortization (note A)	1,996,000
Other assets (note D)	980,409

$26,840,694

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$77,805
Accounts payable - affiliates (note B)	121,984
Capital contributions payable (note C)	7,222,638
Line of credit (note I)	—

7,422,427

PARTNERS’ CAPITAL (DEFICIT) (note A)
Assignor limited partner
Units of limited partnership interest consisting of 3,500,000 authorized beneficial assignee certificates (BAC), $10 stated value per BAC, 2,299,372 issued to the assignees at March 31, 2005	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2005	19,462,122
General partner	(1,272)
Accumulated other comprehensive income	(42,583)

19,418,267

$26,840,694

See notes to financial statements

Series 49
2005
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (notes A and C)	$26,922,278

OTHER ASSETS
Cash and cash equivalents (notes A and H)	28,143,221
Investments (note A and G)	—
Notes receivable (note E)	302,993
Deferred acquisition costs, net of accumulated amortization (note A)	3,448,420
Other assets (note D)	4,381,551

$63,198,463

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$556,338
Accounts payable - affiliates (note B)	48,127
Capital contributions payable (note C)	18,315,431
Line of credit (note I)	—

18,919,896

PARTNERS’ CAPITAL (DEFICIT) (note A)
Assignor limited partner
Units of limited partnership interest consisting of 3,500,000 authorized beneficial assignee certificates (BAC), $10 stated value per BAC, 5,008,261 issued to the assignees at March 31, 2005	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 5,008,261 issued and outstanding at March 31, 2005	44,278,921
General partner	(354)
Accumulated other comprehensive income	—

44,278,567

$63,198,463

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Total
	Year ended March 31, 2005	For the period October 15, 2003 (date of inception) through March 31, 2004
Income
Interest income	$362,852	$3,814

Total income	362,852	3,814

Share of losses from operating limited partnerships (note A)	(1,206,897)	—

Expenses
Professional fees	47,918	4,512
Partnership management fee (note B)	635,518	13,945
Amortization (note A)	69,806	—
Organization costs (note A)	289,293	—
General and administrative expenses (note B)	278,308	7,858

	1,320,843	26,315

NET LOSS (note A)	$(2,164,888)	$(22,501)

Net loss allocated to general partner	$(5,413)	$(56)

Net loss allocated to assignees	$(2,159,475)	$(22,445)

Net loss per BAC	$(0.34)	$(0.07)

See notes to financial statements

	Series 47
	Year ended March 31, 2005	For the period October 15, 2003 (date of inception) through March 31, 2004
Income
Interest income	$207,493	$3,814

Total income	207,493	3,814

Share of losses from operating limited partnerships (note A)	(992,975)	—

Expenses
Professional fees	34,292	4,512
Partnership management fee (note B)	382,111	13,945
Amortization (note A)	51,236	—
Organization costs (note A)	99,946	—
General and administrative expenses (note B)	161,584	7,858

	729,169	26,315

NET LOSS (note A)	$(1,514,651)	$(22,501)

Net loss allocated to general partner	$(3,787)	$(56)

Net loss allocated to assignees	$(1,510,864)	$(22,445)

Net loss per BAC	$(0.45)	$(0.07)

See notes to financial statements

Series 48
For the period May 11, 2004 (date of inception) through March 31, 2005
Income
Interest income	$92,821

Total income	92,821

Share of losses from operating limited partnerships (note A)	(213,922)

Expenses
Professional fees	9,671
Partnership management fee (note B)	189,107
Amortization (note A)	18,570
Organization costs (note A)	101,520
General and administrative expenses (note B)	68,651

387,519

NET LOSS (note A)	$(508,620)

Net loss allocated to general partner	$(1,272)

Net loss allocated to assignees	$(507,348)

Net loss per BAC	$(0.31)

See notes to financial statements

Series 49
For the period August 24, 2004 (date of inception) through March 31, 2005
Income
Interest income	$62,538

Total income	62,538

Share of losses from operating limited partnerships (note A)	—

Expenses
Professional fees	3,955
Partnership management fee (note B)	64,300
Amortization (note A)	—
Organization costs (note A)	87,827
General and administrative expenses (note B)	48,073

204,155

NET LOSS (note A)	$(141,617)

Net loss allocated to general partner	$(354)

Net loss allocated to assignees	$(141,263)

Net loss per BAC	$(0.11)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Year ended March 31, 2005 and for the period October 15, 2003

(date of inception) through March 31, 2004

(UNAUDITED)

Total	Assignees	General partner	Accumulated other comprehensive income	Comprehensive income (loss)	Total

Capital contributions	$18,449,450	$—	$—		$18,449,450

Sales and syndication costs	(2,549,390)	—	—		(2,549,390)

Comprehensive income (loss)
Net income (loss)	(22,445)	(56)	—	$(22,501)	(22,501)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(22,501)

Partners’ capital (deficit), March 31, 2004	15,877,615	(56)			15,877,559

Capital contributions	89,410,220	—	—		89,410,220

Sales and syndication costs	(10,711,849)	—	—		(10,711,849)

Comprehensive income (loss)
Net income (loss)	(2,159,475)	(5,413)	—	$(2,164,888)	(2,164,888)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(112,777)	(112,777)	(112,777)

Total comprehensive income (loss)				$(2,277,665)

Partners’ capital (deficit), March 31, 2005	$92,416,511	$(5,469)	$(112,777)		$92,298,265

Series 48 and 49 were not formed until after March 31, 2004, therefore no comparative information has been included.

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 47	Assignees	partner	income	income (loss)	Total

Capital contributions	$18,449,450	$—	$—		$18,449,450

Sales and syndication costs	(2,549,390)	—	—		(2,549,390)

Comprehensive income (loss)
Net income (loss)	(22,445)	(56)	—	$(22,501)	(22,501)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(22,501)

Partners’ capital (deficit), March 31, 2004	15,877,615	(56)	—		15,877,559

Capital contributions	16,333,890	—	—		16,333,890

Sales and syndication costs	(2,025,173)	—	—		(2,025,173)

Comprehensive income (loss)
Net income (loss)	(1,510,864)	(3,787)	—	$(1,514,651)	(1,514,651)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(70,194)	(70,194)	(70,194)

Total comprehensive income (loss)				$(1,584,845)

Partners’ capital (deficit), March 31, 2005	$28,675,468	$(3,843)	$(70,194)		$28,601,431

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the period May 11, 2004 (date of inception) through March 31, 2005

(UNAUDITED)

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 48	Assignees	partner	income	income (loss)	Total

Capital contributions	$22,993,720	$—	$—		$22,993,720

Sales and syndication costs	(3,024,250)	—	—		(3,024,250)

Comprehensive income (loss)
Net income (loss)	(507,348)	(1,272)	—	$(508,620)	(508,620)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(42,583)	(42,583)	(42,583)

Total comprehensive income (loss)				$(551,203)

Partners’ capital (deficit), March 31, 2005	$19,462,122	$(1,272)	$(42,583)		$19,418,267

Series 48 and 49 were not formed until after March 31, 2004, therefore no comparative information has been included.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

For the period August 24, 2004 (date of inception) through March 31, 2005

(UNAUDITED)

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 49	Assignees	partner	income	income (loss)	Total

Capital contributions	$50,082,610	$—	$—		$50,082,610

Sales and syndication costs	(5,662,426)	—	—		(5,662,426)

Comprhensive income (loss)
Net income (loss)	(141,263)	(354)		$(141,617)	(141,617)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(141,617)

Partners’ capital (deficit), March 31, 2005	$44,278,921	$(354)	$—	$—	$44,278,567

Series 48 and 49 were not formed until after March 31, 2004, therefore no comparative information has been included.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Total
	Year ended March 31, 2005	For the period October 15, 2003 (date of inception) through March 31, 2004
Cash flows from operating activities
Net loss	$(2,164,888)	$(22,501)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,206,897	—
Distributions received from operating limited partnerships	738	—
Amortization	69,806	—
Changes in assets and liabilities
Other assets	616,574	(5,197,386)
Accounts payable and accrued expenses	317,125	452,121
Accounts payable - affiliates	(278,032)	692,542

Net cash provided by (used in) operating activities	(231,780)	(4,075,224)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(32,888,700)	(3,610,137)
(Advances) to repayments from operating limited partnerships	130,668	(2,941,935)
Purchase of investments (net of proceeds from sales and maturities of investments)	(8,807,290)	—
Capitalized expenses paid	(194,815)	—
Acquisition costs paid for operating limited partnerships	(7,019,881)	(1,290,907)

Net cash provided by (used in) investing activities	(48,780,018)	(7,842,979)

Cash flows from financing activities
Capital contributions received	89,410,220	18,449,450
Sales and syndication costs paid	(10,711,849)	(2,549,390)
Proceeds from (repayment of) line of credit	(2,678,132)	2,678,132

Net cash provided by (used in) financing activities	76,020,239	18,578,192

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,008,441	6,659,989

Cash and cash equivalents, beginning	6,659,989	—

Cash and cash equivalents, end	$33,668,430	$6,659,989

	Total
	Year ended March 31, 2005	For the period October 15, 2003 (date of inception) through March 31, 2004
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$63,415,322	$3,520,429

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$545,525	$—

	Series 47
	Year ended March 31, 2005	For the period October 15, 2003 (date of inception) through March 31, 2004
Cash flows from operating activities
Net loss	$(1,514,651)	$(22,501)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	992,975	—
Distributions received from operating limited partnerships	738	—
Amortization	51,236	—
Changes in assets and liabilities
Other assets	5,000,226	(5,197,386)
Accounts payable and accrued expenses	(317,018)	452,121
Accounts payable - affiliates	(448,143)	692,542

Net cash provided by (used in) operating activities	3,765,363	(4,075,224)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(14,160,426)	(3,610,137)
(Advances) to repayments from operating limited partnerships	1,597,261	(2,941,935)
Purchase of investments (net of proceeds from sales and maturities of investments)	(5,860,144)	—
Capitalized expenses paid	(109,581)	—
Acquisition costs paid for operating limited partnerships	(1,557,234)	(1,290,907)

Net cash provided by (used in) investing activities	(20,090,124)	(7,842,979)

Cash flows from financing activities
Capital contributions received	16,333,890	18,449,450
Sales and syndication costs paid	(2,025,173)	(2,549,390)
Proceeds from (repayment of) line of credit	(2,678,132)	2,678,132

Net cash provided by (used in) financing activities	11,630,585	18,578,192

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,694,176)	6,659,989

Cash and cash equivalents, beginning	6,659,989	—

Cash and cash equivalents, end	$1,965,813	$6,659,989

	Series 47
	Year ended March 31, 2005	For the period October 15, 2003 (date of inception) through March 31, 2004
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$19,148,979	$3,520,429

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$545,525	$—

Series 48
For the period May 11, 2004 (date of inception) through March 31, 2005
Cash flows from operating activities
Net loss	$(508,620)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	213,922
Distributions received from operating limited partnerships	—
Amortization	18,570
Changes in assets and liabilities
Other assets	(2,101)
Accounts payable and accrued expenses	77,805
Accounts payable - affiliates	121,984

Net cash provided by (used in) operating activities	(78,440)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(10,168,890)
(Advances) to repayments from operating limited partnerships	(1,163,600)
Purchase of investments (net of proceeds from sales and maturities of investments)	(2,947,146)
Capitalized expenses paid	(37,771)
Acquisition costs paid for operating limited partnerships	(2,014,227)

Net cash provided by (used in) investing activities	(16,331,634)

Cash flows from financing activities
Capital contributions received	22,993,720
Sales and syndication costs paid	(3,024,250)
Proceeds from (repayment of) line of credit	—

Net cash provided by (used in) financing activities	19,969,470

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,559,396

Cash and cash equivalents, beginning	—

Cash and cash equivalents, end	$3,559,396

Series 48
For the period May 11, 2004 (date of inception) through March 31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$17,391,528

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—

Series 49
For the period August 24, 2004 (date of inception) through March 31, 2005
Cash flows from operating activities
Net loss	$(141,617)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	—
Distributions received from operating limited partnerships	—
Amortization	—
Changes in assets and liabilities
Other assets	(4,381,551)
Accounts payable and accrued expenses	556,338
Accounts payable - affiliates	48,127

Net cash provided by (used in) operating activities	(3,918,703)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(8,559,384)
(Advances) to repayments from operating limited partnerships	(302,993)
Purchase of investments (net of proceeds from sales and maturities of investments)	—
Capitalized expenses paid	(47,463)
Acquisition costs paid for operating limited partnerships	(3,448,420)

Net cash provided by (used in) investing activities	(12,358,260)

Cash flows from financing activities
Capital contributions received	50,082,610
Sales and syndication costs paid	(5,662,426)
Proceeds from (repayment of) line of credit	—

Net cash provided by (used in) financing activities	44,420,184

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	28,143,221

Cash and cash equivalents, beginning	—

Cash and cash equivalents, end	$28,143,221

Series 49
For the period August 24, 2004 (date of inception) through March 31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$26,874,815

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2005 and 2004

(UNAUDITED)

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

Pursuant to the Securities Act of 1933, the fund filed a Form S-11 Registration Statement with the Securities and Exchange Commission, effective January 2, 2004, which covered the offering (the “Public Offering”) of the fund’s beneficial assignee certificates (“BACs”) representing assignments of units of the beneficial interest of the limited partnership interest of the assignor limited partner.  The fund originally registered 7,000,000 and subsequently registered an additional 8,500,000 BACs at $10 per BAC for sale to the public in one or more series.  BACs sold in bulk were offered to investors at a reduced cost per BAC.

The BAC’s issued and outstanding in each series at March 31, 2005 and 2004 are as follows:

	2005	2004

Series 47	3,478,334	1,844,945
Series 48	2,299,372	—
Series 49	5,008,261	—

	10,785,967	1,844,945

Investments in Operating Limited Partnerships

The fund accounts for its investments in operating limited partnerships using the equity method, whereby the fund adjusts its investment cost for its share of each operating limited partnership’s results of operations and for any distributions received or accrued.  However, the fund recognizes the individual operating limited partnership’s losses only to the extent that the fund’s share of losses from the operating limited partnerships does not exceed the carrying amount of its investment and its advances to operating limited partnerships.  Unrecognized losses are suspended and offset against future individual operating limited partnership income.

A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the fund and the estimated residual value of the investment.  In addition, deferred acquisition costs related to each investment are evaluated for impairment when an impairment loss has reduced an investment balance to zero.

Capital contributions to operating limited partnerships are adjusted by tax credit adjusters.  Tax credit adjusters are defined as adjustments to operating limited partnership capital contributions due to reductions in actual tax credits from those originally projected.  The fund records tax credit adjusters as a reduction in investments in operating limited partnerships and capital contributions payable.

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

During the years ended March 31, 2005 and 2004, the fund acquired interests in operating limited partnerships as follows:

	2005	2004

Series 47	12	3
Series 48	10	—
Series 49	8	—

	30	3

Deferred Acquisition Costs

Deferred acquisition costs are being amortized on the straight-line method over 27.5 years.

Accumulated amortization as of March 31, 2005 is as follows:

	2005	2004
Series 47	$50,231	$—
Series 48	18,227	—
Series 49	—	—

	$68,458	$—

Organization Costs

Initial organization and offering expenses common to all series are allocated on a percentage of equity raised to each series.

Organization costs will be expensed as incurred.

Capitalized Expenses

Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships.  Such costs are being amortized on the straight-line method over 27.5 years.

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

Cash and Cash Equivalents

Cash equivalents include repurchase agreements, tax-exempt sweep accounts and money market accounts having original maturities at date of acquisition of three months or less.  The carrying value approximates fair value because of the short maturity of these instruments.  During the ordinary course of business, amounts on deposit may exceed the FDIC-insured limit.

Fiscal Year

For financial reporting purposes, the fund uses a March 31 year-end, whereas for income tax reporting purposes, the fund uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year.  The weighted average number of units in Series 47, 48 and 49 at March 31, 2005 and 2004 are as follows:

	2005	2004
Series 47	3,365,262	314,674
Series 48	1,644,882	—
Series 49	1,333,753	—

	6,343,897	314,674

Investments

Investments available-for-sale are being carried at fair value.  Unrealized gains or losses are reported as other comprehensive income (loss).  Realized gains or losses, determined on the basis of the costs of specific securities sold, are included in earnings.

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

Recent Accounting Pronouncements

As of March 31, 2004, the partnership adopted FASB Interpretation No. 46 - Revised (“FIN 46R”), “Consolidation of Variable Interest Entities.”  FIN 46R provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity (“VIE”) in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity’s expected losses, the majority of the expected residual returns, or both.

Based on the guidance of FIN 46R, the operating limited partnerships in which the partnership invests in meet the definition of a VIE.  However, management does not consolidate the partnership’s interests in these VIEs under FIN 46R, as it is not considered to be the primary beneficiary.  The partnership currently records the amount of its investment in these partnerships as an asset in the balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in the financial statements.

The partnership’s balance in investment in operating limited partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss.  The partnership’s exposure to loss on these partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the local general partners and their guarantee against credit recapture.

NOTE B - RELATED PARTY TRANSACTIONS

During the year ended March 31, 2005 and the period October 15, 2003 (date of inception) through March 31, 2004, the fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership(BCAM), as follows:

Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships, less the amount of certain partnership management and reporting fees paid or payable by the operating limited partnerships.  The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level.  The annual fund management fee charged to operations for the year ended for March 31, 2005 and for the period October 15, 2003 (date of inception) through March 31, 2004 are as follows:

	2005	2004

Series 47	$382,111	$13,945
Series 48	189,107	—
Series 49	64,300	—

	$635,518	$13,945

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the year ended March 31, 2005 and during the period October 15, 2003 (date of inception) through March 31, 2004 charged to each series operations are as follows:

	2005	2004

Series 47	$31,106	$10,053
Series 48	29,419	—
Series 49	36,644	—

	$97,169	$10,053

Boston Capital Services, Inc. received dealer-manager fees for the marketing advice and investment banking services performed at the time of the fund’s offering of BACs.  The dealer-manager fees are included in partners’ capital as selling commissions and registration costs.  During the year ended March 31, 2005 and the period October 15, 2003 (date of inception) through March 31, 2004, dealer manager fees incurred to Boston Capital Services, Inc. are as follows:

	2005	2004

Series 47	$286,163	$226,254
Series 48	288,407	—
Series 49	711,433	—

	$1,286,003	$226,254

A receivable from affiliates has been recorded as of March 31, 2005 in the amount of $773,039.  This is a result of recent regulatory guidance concerning the treatment of certain offering costs that were paid by the Fund.  This receivable will be offset against future fees due to Boston Capital and/or its affiliates.

Boston Capital Holdings Limited Partnership is entitled to asset acquisition fees for selecting, evaluating, structuring, negotiating, and closing the fund’s acquisition of interests in the operating limited partnerships.  During the year ended March 31, 2005 and the period October 15, 2003 (date of inception) through March 31, 2004, acquisition fees incurred to Boston Capital Holdings Limited Partnership by series are as follows.

	2005	2004

Series 47	$1,045,369	$1,180,765
Series 48	1,471,598	—
Series 49	3,205,252	—

	$5,722,219	$1,180,765

Accounts payable - affiliates at March 31, 2005 and 2004 represents acquisition fees, fund management fees, Operating Partnership loans and dealer-manager fees which are payable to Boston Capital Holdings Limited Partnership, Boston Capital Services, Inc., and Boston Capital Asset Management Limited Partnership.

During the year ended March 31, 2005 and the period October 15, 2003 (date of inception) through March 31, 2004, the fund reimbursed affiliates of the general partner for amounts in connection with the offering of BACs.  These reimbursements include, but are not limited to, postage, printing, travel and overhead allocations and are included in partners’ capital as selling commissions and registrations costs at March 31, 2005 and 2004.  During the year ended March 31, 2005 and the period October 15, 2003 (date of inception) through March 31, 2004, the selling commission and registration costs incurred to affiliates by series are as follows:

	2005	2004

Series 47	$64,031	$74,195
Series 48	69,484	—
Series 49	94,804	—

	$228,319	$74,195

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2005 and 2004, the fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes.  The number of operating limited partnerships in which the fund has limited partnerships interests at March 31, 2005 and 2004 by series are as follows:

	2005	2004

Series 47	15	3
Series 48	10	—
Series 49	8	—

	33	3

Under the terms of the fund’s investment in each operating limited partnership, the fund is required to make capital contributions to the operating limited partnerships.  These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations.  At March 31, 2005 and 2004, contributions are payable to operating limited partnerships as follows:

	2005	2004

Series 47	$7,963,457	$3,520,429
Series 48	7,222,638	—
Series 49	18,315,431	—

	$33,501,526	$3,520,429

The fund’s investments in operating limited partnerships at March 31, 2005 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$70,545,888	$26,279,545	$17,391,528	$26,874,815

Acquisition costs of operating limited partnerships	193,467	108,576	37,428	47,463

Cumulative distributions from operating limited partnerships	(738)	(738)	—	—

Cumulative losses from operating limited partnerships	(1,206,897)	(992,975)	(213,922)	—

Investments in operating limited partnerships per balance sheets	69,531,720	25,394,408	17,215,034	26,922,278

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2005 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2004 (see note A).	(41,626,722)	(10,410,234)	(7,887,936)	(23,328,552)

The fund has recorded acquisition costs at March 31, 2005 which have not been recorded in the net assets of the operating limited partnerships (see note A).	(193,464)	(108,575)	(37,426)	(47,463)

Other	(14,713)	(14,713)	—	—

Equity per operating limited partnerships’ combined financial statements	$27,696,821	$14,860,886	$9,289,672	$3,546,263

The fund’s investments in operating limited partnerships at March 31, 2004 is summarized as follows:

	Total	Series 47

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$7,130,566	$7,130,566

Acquisition costs of operating limited partnerships	—	—

Cumulative distributions from operating limited partnerships	—	—

Cumulative losses from operating limited partnerships	—	—

Investments in operating limited partnerships per balance sheets	7,130,566	7,130,566

	Total	Series 47

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2004 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2003 (see note A).	(7,130,566)	(7,130,566)

The fund has recorded acquisition costs at March 31, 2004 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—

Other	—	—

Equity per operating limited partnerships’ combined financial statements	$—	$—

The fund invested in the operating limited partnerships subsequent to December 31, 2003, therefore no comparative balance sheet is presented.  The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2004 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$67,277,915	$45,318,584	$21,959,331	$—
Construction in progress	63,622,140	30,399,586	24,484,363	8,738,191
Land	15,802,569	7,858,128	6,132,293	1,812,148
Other assets	58,555,370	25,745,978	21,245,348	11,564,044

	$205,257,994	$109,322,276	$73,821,335	$22,114,383

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$136,192,062	$71,373,669	$47,680,886	$17,137,507
Accounts payable and accrued expenses	956,888	815,233	121,306	20,349
Other liabilities	29,952,109	16,932,809	11,609,146	1,410,154

	167,101,059	89,121,711	59,411,338	18,568,010
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	27,696,821	14,860,886	9,289,672	3,546,263
Other partners	10,460,114	5,339,679	5,120,325	110

	38,156,935	20,200,565	14,409,997	3,546,373

	$205,257,994	$109,322,276	$73,821,335	$22,114,383

The fund invested in the operating limited partnerships subsequent to December 31, 2003, therefore no comparative statement of operations is presented.  The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2004 for operating limited partnerships in which Series 47 through Series 49 had an interest as of December 31, 2004 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$2,073,010	$1,840,650	$232,360	$—
Interest and other	62,344.00	41,915	20,429	—

	2,135,354	1,882,565	252,789	—
Expenses
Interest	698,909	549,502	149,407	—
Depreciation and amortization	818,192	618,700	199,492	—
Taxes and insurance	412,902	376,947	35,955	—
Repairs and maintenance	322,905	279,018	43,887	—
Operating expenses	1,257,215	1,092,950	164,265	—
Other expenses	88,970	82,305	6,665	—

	3,599,093	2,999,422	599,671	—

NET LOSS	$(1,463,739)	$(1,116,857)	$(346,882)	$—

Net loss allocated to Boston Capital Tax Credit Fund V L.P.	$(1,206,897)	$(992,975)	$(213,922)	$—

Net loss allocated to other partners	$(256,842)	$(123,882)	$(132,960)	$—

NOTE D - OTHER ASSETS

Other assets include $3,490,150 and $4,902,500, respectively, of cash held by an escrow agent at March 31, 2005 and 2004.  The cash held at March 31, 2005 and 2004 represents capital contributions to be released to the partnership.

In addition, at March 31, 2005 and 2004, other assets includes $1,499,361 and $2,941,935, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met.  The cash advances at March 31, 2005 and 2004 by series are as follows:

	2005	2004

Series 47	$521,053	$2,941,935
Series 48	978,308	—
Series 49	—	—

	$1,499,361	$2,941,935

NOTE E - NOTES RECEIVABLE

Notes receivable at March 31, 2005 and 2004 consist of advance installments of $766,381 and $0, respectively, of capital contributions to operating limited partnerships.  The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1%.  Prime was 5.75% and 4.00% as of March 31, 2005 and 2004, respectively.  These notes will be applied against future payments of capital contributions or paid upon demand.  The carrying value of the notes receivable at March 31, 2005 and 2004 approximates fair value.  The notes at March 31, 2005 and 2004 by series are as follows:

	2005	2004

Series 47	$278,096	$—
Series 48	185,292	—
Series 49	302,993	—

	$766,381	$—

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2005 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(2,164,888)	$(1,514,651)	$(508,620)	$(141,617)

Partnership fund management fee	477,547	244,399	121,985	111,163

Other	300,085	164,525	58,167	77,393

Excess of tax depreciation over book depreciation on operating limited partnership assets	(159,628)	(84,558)	(75,070)	—

Difference due to fiscal year for book purposes and calendar year for tax purposes	266,648	128,806	111,670	26,172

Income (loss) for tax return purposes, December 31, 2004	$(1,280,236)	$(1,061,479)	$(291,868)	$73,111

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2005 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2004	$58,068,772	$25,449,973	$17,009,433	$15,609,366

Operating limited partnerships acquired during the three month period ended March 31, 2005	11,610,026	—	—	11,610,026

Other	(147,078)	(55,565)	205,601	(297,114)

Investments in operating limited partnerships - as reported	$69,531,720	$25,394,408	$17,215,034	$26,922,278

NOTE G - INVESTMENTS AVAILABLE-FOR-SALE

At March 31, 2005, the amortized cost and fair value of investments available-for-sale are as follows:

	Amortized cost	Gross unrealized loss	Fair value
Tax-exempt municipal bonds	$8,807,290	$(112,777)	$8,694,513

The amortized cost and fair value of investments available-for-sale by maturity as of March 31, 2005 is shown below:

	Amortized cost	Fair value

Due in one year or less	$1,096,344	$1,082,638
Due in one year through five years	6,928,957	6,858,312
Due in more than 10 years	781,989	753,563

	$8,807,290	$8,694,513

The tax-exempt coupon rates for the investments held during the year ranged from 1.00% to 6.25%.

NOTE H - CASH EQUIVALENTS

Cash equivalents of $8,270,609 as of March 31, 2005 include tax-exempt sweep accounts and money market accounts with interest rates of .20% per annum.

On March 31, 2005 and 2004, the fund purchased $25,230,000 and $6,550,000 of corporate bonds and preferred stock to resell on April 1, 2005 and April 1, 2004, respectively.  Interest is earned at a rate of .4% per annum.

NOTE I - LINE OF CREDIT

For the year ended March 31, 2005 and during the period October 15, 2003 (date of inception) through March 31, 2004, the partnership has a line of credit with an agent bank in the aggregate amount of $40,000,000, of which $0 and $2,678,132, respectively, was outstanding as of March 31, 2005 and March 31, 2004.  The line bears interest at the prime rate (5.75% and 4% at March 31, 2005 and 2004, respectively) plus .25%.  Interest is payable monthly.  For the year ended March 31, 2005 and during the period October 15, 2003 (date of inception) through March 31, 2004, $177,780 and $0 of interest was incurred or paid.  Interest been recorded as a cost of acquiring investments in operating limited partnerships and is being amortized over the life of asset.  The line is guaranteed by Boston Capital Holdings, L.P. and various affiliates and expires on March 26, 2006.

BCTC V

Reconciliation of Quarterly Information - Unaudited

3/31/2005

(UNAUDITED)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2005

Total revenue	$21,419	$71,973	$128,540	$140,920

Loss from operations	(247,946)	(380,462)	(197,561)	(132,022)

Equity in loss of investments in operating partnerships	—	—	—	(1,206,897)

Net loss	(247,946)	(380,462)	(197,561)	(1,338,919)

Net loss per unit of limited partnership interest	(0.08)	(0.07)	(0.03)	(0.21)

2004

Total revenue	$—	$—	$—	$3,814

Loss from operations	—	—	—	(22,501)

Equity in loss of investments in operating partnerships	—	—	—	—

Net loss	—	—	—	(22,501)

Net loss per unit of limited partnership interest	—	—	—	(0.07)

Boston Capital Tax Credit Fund V LP - Series 47

Schedule III - Real Estate and Accumulated Depreciation

March 31, 2005

(unaudited)

		Initial cost to company		Cost capitalized subsequent to	Gross amount at which carried at close of period						Life on which
Description	Encumbrances	Land	Buildings and improvements	acquisition	Land	Buildings and Improvements	Total	Accumulated depreciation	Date of construction	Date acquired	depreciation is computed
				Improvements
CAROLLTON II	1,165,665	77,000	2,291,951	0	77,000	2,291,951	2,368,951	15,104	11/04	4/04	5-27.5
COLEMAN FOUNTAINHEAD	315,700	10,000	310,562	0	10,000	310,562	320,562	11,215	3/05	3/04	5-27.5
COUNTRY BROOK	7,430,861	952,379	7,128,652	0	952,379	7,128,652	8,081,031	55,895	U/C	6/04	5-27.5
CP CONTINENTAL	6,171,388	620,000	9,890,223	0	620,000	9,890,223	10,510,223	455,441	U/C	3/04	5-27.5
HILLSBORO FOUNTAINHEAD	1,223,041	60,000	1,239,844	0	60,000	1,239,844	1,299,844	32,875	U/C	3/04	5-27.5
MARBLE FALLS	6,000,000	0	0	0	0	0	0	0	U/C	3/04	N/A
MARION	1,247,927	67,881	1,587,930	0	67,881	1,587,930	1,655,811	8,563	12/04	7/04	5-40
MASTERS APARTMENTS	8,000,000	467,086	0	0	467,086	0	467,086	0	U/C	6/04	N/A
MAYFAIR	9,500,000	1,330,032	0	0	1,330,032	0	1,330,032	0	U/C	3/04	N/A
McEVER VINEYARDS	11,000,000	1,864,444	15,251,440	0	1,864,444	15,251,440	17,115,884	124,389	11/03	12/04	5-27.5
PARKLAND MANOR	1,844,851	180,000	1,428,560	0	180,000	1,428,560	1,608,560	18,324	U/C	7/04	5-27.5
PARK PLAZA	766,315	31,600	1,013,065	0	31,600	1,013,065	1,044,665	6,323	11/04	11/04	5-27.5
PECAN ACRES	2,636,000	277,706	4,787,302	0	277,706	4,787,302	5,065,008	0	12/04	6/04	N/A
VALLEY VIEW	721,921	24,000	1,129,533	0	24,000	1,129,533	1,153,533	12,349	12/04	10/04	5-40
WELLINGTON	13,350,000	1,896,000	0	0	1,896,000	0	1,896,000	0	U/C	3/04	N/A

	71,373,669	7,858,128	46,059,062	0	7,858,128	46,059,062	53,917,190	740,478

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2004.

U/C-Property was under construction as of March 31, 2005

There were no carrying costs as of December 31, 2004.  The column has been omitted for presentation purposes.

Notes to Schedule III

Boston Capital Tax Credit Fund IV LP - Series 47

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	53,917,190
Improvements, etc	0
Other	0
		$53,917,190
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/05		$53,917,190

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/04		$0
Current year expense	$740,478
Balance at close of period - 3/31/05		$740,478

Boston Capital Tax Credit Fund IV LP - Series 48

Schedule III - Real Estate and Accumulated Depreciation
March 31, 2005

(unaudited)

		Initial cost to company		Cost capitalized subsequent to	Gross amount at which carried at close of period						Life on which
Description	Encumbrances	Land	Buildings and improvements	acquisition	Land	Buildings and Improvements	Total	Accumulated depreciation	Date of construction	Date acquired	depreciation is computed
				Improvements
COLUSA AVE	1,932,074	133,857	1,425,873	0	133,857	1,425,873	1,559,730	30,062	U/C	7/04	5-27.5
CTP LP (CONTEMPO)	440,469	0	750,313	0	0	750,313	750,313	10,232	U/C	8/04	5-27.5
MASTERS APTS	8,000,000	467,086	0	0	467,086	0	467,086	0	U/C	6/04	N/A
MAYFAIR PARK	9,500,000	1,330,032	0	0	1,330,032	0	1,330,032	0	U/C	3/04	N/A
MCEVER VINYARDS	11,000,000	1,864,444	15,251,440	0	1,864,444	15,251,440	17,115,884	124,389	12/04	11/03	5-27.5
PDC SIXTY	945,412	100,000	2,528,242	0	100,000	2,528,242	2,628,242	0	3/05	4/04	N/A
STARLITE VILLAGE	1,623	200,000	0	0	200,000	0	200,000	0	U/C	11/04	N/A
UMATILLA LINKS ASSOC	1,618,531	140,874	2,179,908	0	140,874	2,179,908	2,320,782	11,762	11/04	6/04	5-27.5
WELLINGTON PARK	13,350,000	1,896,000	0	0	1,896,000	0	1,896,000	0	U/C	1/04	N/A
WYNDHAM EMPORIA PTRS	892,777	0	0	0	0	0	0	0	U/C	8/04	N/A

	47,680,886	6,132,293	22,135,776	0	6,132,293	22,135,776	28,268,069	176,445

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2004.

U/C-Property was under construction as of March 31, 2005

There were no carrying costs as of December 31, 2004.  The column has been omitted for presentation purposes.

Notes to Schedule III

Boston Capital Tax Credit Fund IV LP - Series 48

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	28,268,069
Improvements, etc	0
Other	0
		$28,268,069
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/05		$28,268,069

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/04		$0
Current year expense	$176,445
Balance at close of period - 3/31/05		$176,445

Boston Capital Tax Credit Fund IV LP - Series 49

Schedule III - Real Estate and Accumulated Depreciation
March 31, 2005

(unaudited)

		Initial cost to company		Cost capitalized subsequent to	Gross amount at which carried at close of period						Life on which
			Buildings and	acquisition		Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	Improvements	Total	Depreciation	construction	acquired	computed
COLUMBIA SR. @ BLACKSHEAR	1,087,507	0	0	0	0	0	0	0	U/C	12/04	N/A
POST OAKS	13,600,000	1,597,148	0	0	1,597,148	0	1,597,148	0	U/C	7/04	N/A
ROSEHILL OF TOPEKA II	2,450,000	215,000	0	0	215,000	0	215,000	0	U/C	8/04	N/A

	17,137,507	1,812,148	0	0	1,812,148	0	1,812,148	0

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2004.

U/C-Property was under construction as of March 31, 2005

There were no carrying costs as of December 31, 2004.  The column has been omitted for presentation purposes.

Notes to Schedule III

Boston Capital Tax Credit Fund IV LP - Series 49

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	1,812,148
Improvements, etc	0
Other	0
		$1,812,148
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/05		$1,812,148

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/04		$0
Current year expense	$0
Balance at close of period - 3/31/05		$0