Form 10-K, Exhibit 13
period 2006-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2006-10-20
CIK 1267425

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
BOSTON CAPITAL TAX CREDIT FUND V L.P. -
SERIES 47 THROUGH 49
MARCH 31, 2006 AND 2005

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
Boston Capital Tax Credit Fund V L.P.
     We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. as of March 31, 2006 and 2005, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the years ended March 31, 2006 and 2005 and for the period October 15, 2003 (date of inception) through March 31, 2004 and Boston Capital Tax Credit Fund V L.P. — Series 47 through 49 as of March 31, 2006 and 2005 and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the years ended March 31, 2006 and 2005 and for the period October 15, 2003 (date of inception) through March 31, 2004 for Series 47, for the year ended March 31, 2006 and for the period May 11, 2004 (date of inception) through March 31, 2005 for Series 48, and for the year ended March 31, 2006 and for the period August 24, 2004 (date of inception) through March 31, 2005 for Series 49. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain operating limited partnerships which investments represent $8,840,840 and $0, of the total partnership assets as of March 31, 2006 and 2005, respectively, and $(75,556), $0 and $0, of total partnership income (loss) for the years ended March 31, 2006, 2005 and for the period October 15, 2003 (date of inception) through March 31, 2004, respectively; of the assets for Series 47 as of March 31, 2006 and 2005, $214,954 and $0, respectively, and of the income (loss) for Series 47 for the years ended March 31, 2006 and 2005 and for the period October 15, 2003 (date of inception) through March 31, 2004, $(34,998), $0 and $0, respectively; of the assets for Series 48 as of March 31, 2006 and 2005, $0 and $0, respectively, and of the income (loss) for Series 48 for the year ended March 31, 2006 and for the period May 11, 2004 (date of inception) through March 31, 2005, $0 and $0, respectively; of the assets for Series 49 as of March 31, 2006 and 2005, $8,625,886 and $0, respectively, and of the income (loss) for Series 49 for the year ended March 31, 2006 and for the period August 24, 2004 (date of inception) through March 31, 2005, $(40,558) and $0, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to those investee partnerships, is based solely on the reports of the other auditors.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits, and the reports of the other auditors, provide a reasonable basis for our opinion.
     In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. as of March 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended March 31, 2006 and 2005 and for the period October 15, 2003 (date of inception) through March 31, 2004 for Series 47, for the period May 11, 2004 (date of inception) through March 31, 2005 for Series 48, and for the period August 24, 2004 (date of inception) through March 31, 2005 for Series 49 in conformity with accounting principles generally accepted in the United States of America.
     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under Item 15 (a) in the index are presented for the purpose of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, based on our audit and the reports of other auditors, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.
/s/ Reznick Group, P. C.
Bethesda, Maryland
September 26, 2006
(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
BALANCE SHEETS
March 31,

	Total
	2006	2005
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$81,059,042	$69,531,720

OTHER ASSETS
Cash and cash equivalents	5,943,410	33,668,430
Investments	13,188,000	8,694,513
Notes receivable	2,704,935	766,381
Deferred acquisition costs, net of accumulated amortization	9,176,728	8,242,330
Other assets	3,211,955	6,080,173

	$115,284,070	$126,983,547

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$89,307	$769,246
Accounts payable — affiliates	77,424	414,510
Capital contributions payable	18,897,103	33,501,526
Line of credit	—	—

	19,063,834	34,685,282

PARTNERS’ CAPITAL (DEFICIT)
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 and 10,785,967, respectively, issued and outstanding at March 31, 2006 and 2005	96,375,672	92,416,511
General partner	(20,315)	(5,469)
Accumulated other comprehensive income (loss)	(135,121)	(112,777)

	96,220,236	92,298,265

	$115,284,070	$126,983,547

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
BALANCE SHEETS — CONTINUED
March 31,

	Series 47
	2006	2005
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$22,577,872	$25,394,408

OTHER ASSETS
Cash and cash equivalents	753,086	1,965,813
Investments	2,408,534	5,789,950
Notes receivable	1,245,069	278,096
Deferred acquisition costs, net of accumulated amortization	2,753,098	2,797,910
Other assets	10,040	718,213

	$29,747,699	$36,944,390

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$4,135	$135,103
Accounts payable — affiliates	—	244,399
Capital contributions payable	3,731,835	7,963,457
Line of credit	—	—

	3,735,970	8,342,959

PARTNERS’ CAPITAL (DEFICIT)
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner 3,478,334 issued and outstanding at March 31, 2006 and 2005	26,050,212	28,675,468
General partner	(11,612)	(3,843)
Accumulated other comprehensive income (loss)	(26,871)	(70,194)

	26,011,729	28,601,431

	$29,747,699	$36,944,390

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
BALANCE SHEETS — CONTINUED
March 31,

	Series 48
	2006	2005
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$15,603,290	$17,215,034

OTHER ASSETS
Cash and cash equivalents	966,312	3,559,396
Investments	930,979	2,904,563
Notes receivable	799,602	185,292
Deferred acquisition costs, net of accumulated amortization	1,853,941	1,996,000
Other assets	1,677	980,409

	$20,155,801	$26,840,694

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$77,805
Accounts payable — affiliates	—	121,984
Capital contributions payable	2,338,756	7,222,638
Line of credit	—	—

	2,338,871	7,422,427

PARTNERS’ CAPITAL (DEFICIT)
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner 2,299,372 issued and outstanding at March 31, 2006 and 2005	17,835,057	19,462,122
General partner	(6,189)	(1,272)
Accumulated other comprehensive income (loss)	(11,938)	(42,583)

	17,816,930	19,418,267

	$20,155,801	$26,840,694

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
BALANCE SHEETS — CONTINUED
March 31,

	Series 49
	2006	2005
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$42,877,880	$26,922,278

OTHER ASSETS
Cash and cash equivalents	4,224,012	28,143,221
Investments	9,848,487	—
Notes receivable	660,264	302,993
Deferred acquisition costs, net of accumulated amortization	4,569,689	3,448,420
Other assets	3,200,238	4,381,551

	$65,380,570	$63,198,463

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$85,057	$556,338
Accounts payable — affiliates	77,424	48,127
Capital contributions payable	12,826,512	18,315,431
Line of credit	—	—

	12,988,993	18,919,896

PARTNERS’ CAPITAL (DEFICIT)
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 and 5,008,261, respectively, issued and outstanding at March 31, 2006 and 2005	52,490,403	44,278,921
General partner	(2,514)	(354)
Accumulated other comprehensive income (loss)	(96,312)	—

	52,391,577	44,278,567

	$65,380,570	$63,198,463

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF OPERATIONS

	Total
			For the period
			October 15,
			2003 (date of
			inception)
	Year ended	Year ended	through March
	March 31, 2006	March 31, 2005	31, 2004
Income
Interest income	$858,542	$362,852	$3,814

Total income	858,542	362,852	3,814

Share of losses from operating limited partnerships	(4,952,042)	(1,206,897)	—

Expenses
Professional fees	158,894	47,918	4,512
Partnership management fee	981,445	635,518	13,945
Amortization	350,773	69,806	—
Organization costs	—	289,293	—
General and administrative expenses	353,971	278,308	7,858

	1,845,083	1,320,843	26,315

NET LOSS	$(5,938,583)	$(2,164,888)	$(22,501)

Net loss allocated to general partner	$(14,846)	$(5,413)	$(56)

Net loss allocated to assignees	$(5,923,737)	$(2,159,475)	$(22,445)

Net loss per BAC	$(0.50)	$(0.34)	$(0.07)

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF OPERATIONS — CONTINUED

	Series 47
			For the period
			October 15,
			2003 (date of
			inception)
	Year ended	Year ended	through March
	March 31, 2006	March 31, 2005	31, 2004
Income
Interest income	$160,573	$207,493	$3,814

Total income	160,573	207,493	3,814

Share of losses from operating limited partnerships	(2,623,670)	(992,975)	—

Expenses
Professional fees	51,370	34,292	4,512
Partnership management fee	379,008	382,111	13,945
Amortization	108,243	51,236	—
Organization costs	—	99,946	—
General and administrative expenses	106,068	161,584	7,858

	644,689	729,169	26,315

NET LOSS	$(3,107,786)	$(1,514,651)	$(22,501)

Net loss allocated to general partner	$(7,769)	$(3,787)	$(56)

Net loss allocated to assignees	$(3,100,017)	$(1,510,864)	$(22,445)

Net loss per BAC	$(0.89)	$(0.45)	$(0.07)

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF OPERATIONS — CONTINUED

	Series 48
		For the period
		May 11, 2004
		(date of inception)
	Year ended March	through March
	31, 2006	31, 2005
Income
Interest income	$63,719	$92,821

Total income	63,719	92,821

Share of losses from operating limited partnerships	(1,646,509)	(213,922)

Expenses
Professional fees	27,320	9,671
Partnership management fee	230,913	189,107
Amortization	76,543	18,570
Organization costs	—	101,520
General and administrative expenses	49,114	68,651

	383,890	387,519

NET LOSS	$(1,966,680)	$(508,620)

Net loss allocated to general partner	$(4,917)	$(1,272)

Net loss allocated to assignees	$(1,961,763)	$(507,348)

Net loss per BAC	$(0.85)	$(0.31)

     Series 48 was not formed until after March 31, 2004, therefore no comparative information included
See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF OPERATIONS — CONTINUED

	Series 49
		For the period
		August 24, 2004
		(date of inception)
	Year ended March	through March
	31, 2006	31, 2005
Income
Interest income	$634,250	$62,538

Total income	634,250	62,538

Share of losses from operating limited partnerships	(681,863)	—

Expenses
Professional fees	80,204	3,955
Partnership management fee	371,524	64,300
Amortization	165,987	—
Organization costs	—	87,827
General and administrative expenses	198,789	48,073

	816,504	204,155

NET LOSS	$(864,117)	$(141,617)

Net loss allocated to general partner	$(2,160)	$(354)

Net loss allocated to assignees	$(861,957)	$(141,263)

Net loss per BAC	$(0.14)	$(0.11)

     Series 49 was not formed until after March 31, 2004, therefore no comparative information included
See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)- CONTINUED
Year ended March 31, 2006 and 2005

			Accumulated
			other
		General	comprehensive	Comprehensive
Total	Assignees	partner	income	income (loss)	Total
Capital contributions	$18,449,450	$—	$—		$18,449,450

Sales and syndication costs	(2,549,390)	—	—		(2,549,390)

Comprehensive income (loss)
Net income (loss)	(22,445)	(56)	—	$(22,501)	(22,501)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(22,501)

Partners’ capital (deficit), March 31, 2004	15,877,615	(56)	—		15,877,559

Capital contributions	89,410,220	—	—		89,410,220

Sales and syndication costs	(10,711,849)	—	—		(10,711,849)

Comprehensive income (loss)
Net income (loss)	(2,159,475)	(5,413)	—	$(2,164,888)	(2,164,888)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	(112,777)	(112,777)	(112,777)

Total comprehensive income (loss)				$(2,277,665)

Partners’ capital (deficit), March 31, 2005	92,416,511	(5,469)	(112,777)		92,298,265

Capital contributions	9,916,881	—	—		9,916,881

Selling commissions and registration costs refund, net	(33,983)	—	—		(33,983)

Comprehensive income (loss)
Net income (loss)	(5,923,737)	(14,846)	—	$(5,938,583)	(5,938,583)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	(22,344)	(22,344)	(22,344)

Total comprehensive income (loss)				$(5,960,927)

Partners’ capital (deficit), March 31, 2006	$96,375,672	$(20,315)	$(135,121)		$96,220,236

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2006 and 2005

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 47	Assignees	partner	income	income (loss)	Total
Capital contributions	$18,449,450	$—	$—		$18,449,450

Sales and syndication costs	(2,549,390)	—	—		(2,549,390)

Comprehensive income (loss)
Net income (loss)	(22,445)	(56)	—	$(22,501)	(22,501)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(22,501)

Partners’ capital (deficit), March 31, 2004	15,877,615	(56)	—		15,877,559

Capital contributions	16,333,890	—	—		16,333,890

Sales and syndication costs	(2,025,173)	—	—		(2,025,173)

Comprehensive income (loss)
Net income (loss)	(1,510,864)	(3,787)	—	$(1,514,651)	(1,514,651)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	(70,194)	(70,194)	(70,194)

Total comprehensive income (loss)				$(1,584,845)

Partners’ capital (deficit), March 31, 2005	28,675,468	(3,843)	(70,194)		28,601,431

Capital contributions	—	—	—		—

Selling commissions and registration costs refund, net	474,761	—	—		474,761

Comprehensive income (loss)
Net income (loss)	(3,100,017)	(7,769)	—	$(3,107,786)	(3,107,786)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	43,323	43,323	43,323

Total comprehensive income (loss)				$(3,064,463)

Partners’ capital (deficit), March 31, 2006	$26,050,212	$(11,612)	$(26,871)		$26,011,729

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2006 and 2005

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 48	Assignees	partner	income	income (loss)	Total
Capital contributions	$22,993,720	$—	$—		$22,993,720

Sales and syndication costs	(3,024,250)	—	—		(3,024,250)

Comprehensive income (loss)
Net income (loss)	(507,348)	(1,272)	—	$(508,620)	(508,620)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	(42,583)	(42,583)	(42,583)

Total comprehensive income (loss)				$(551,203)

Partners’ capital (deficit), March 31, 2005	19,462,122	(1,272)	(42,583)		19,418,267

Capital contributions	—	—	—		—

Selling commissions and registration costs refund, net	334,698	—	—		334,698

Comprehensive income (loss)
Net income (loss)	(1,961,763)	(4,917)	—	$(1,966,680)	(1,966,680)
Other comprehensive income (loss)
Unrealized gain (loss) on securities
available-for-sale	—	—	30,645	30,645	30,645

Total comprehensive income (loss)				$(1,936,035)

Partners’ capital (deficit), March 31, 2006	$17,835,057	$(6,189)	$(11,938)		$17,816,930

     Series 48 was not formed until after March 31, 2004, therefore no comparative information included
See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2006 and for the period May 11,2004
(date of inception) through March 31, 2006

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 49	Assignees	partner	income	income (loss)	Total
Capital contributions	$50,082,610	$—	$—		$50,082,610

Sales and syndication costs	(5,662,426)	—	—		(5,662,426)

Comprehensive income (loss)
Net income (loss)	(141,263)	(354)	—	$(141,617)	(141,617)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(141,617)

Partners’ capital (deficit), March 31, 2005	44,278,921	(354)	—		44,278,567

Capital contributions	9,916,881	—	—		9,916,881

Selling commissions and registration costs refund, net	(843,442)	—	—		(843,442)

Comprehensive income (loss)
Net income (loss)	(861,957)	(2,160)	—	$(864,117)	(864,117)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(96,312)	—	(96,312)

Total comprehensive income (loss)				$(864,117)

Partners’ capital (deficit), March 31, 2006	$52,490,403	$(2,514)	$(96,312)		$52,391,577

Series 49 was not formed until after March 31, 2004, therefore no comparative information included
See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS

	Total
			For the period
			October 15, 2003
			(date of
			inception)
	Year ended	Year ended March	through March
	March 31, 2006	31, 2005	31, 2004
Cash flows from operating activities
Net loss	$(5,938,583)	$(2,164,888)	$(22,501)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	4,952,042	1,206,897	—
Distributions received from operating limited partnerships	—	738	—
Amortization	350,773	69,806	—
Changes in assets and liabilities
Other assets	1,889,910	616,574	(5,197,386)
Accounts payable and accrued expenses	(679,939)	317,125	452,121
Accounts payable — affiliates	(337,086)	(278,032)	692,542

Net cash provided by (used in) operating activities	237,117	(231,780)	(4,075,224)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(29,690,059)	(32,888,700)	(3,610,137)
(Advances) to repayments from operating limited partnerships	(2,241,547)	130,668	(2,941,935)
Purchase of investments (net of proceeds from sales and maturities of investments)	(4,515,831)	(8,807,290)	—
Capitalized expenses paid	—	(194,815)	—
Acquisition costs paid for operating limited partnerships	(1,397,598)	(7,019,881)	(1,290,907)

Net cash provided by (used in) investing activities	(37,845,035)	(48,780,018)	(7,842,979)

Cash flows from financing activities
Capital contributions received	9,916,881	89,410,220	18,449,450
Sales and syndication costs paid	(33,983)	(10,711,849)	(2,549,390)
Proceeds from line of credit	1,776,019	10,621,679	2,678,132
Repayment of line of credit	(1,776,019)	(13,299,811)	—

Net cash provided by (used in) financing activities	9,882,898	76,020,239	18,578,192

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(27,725,020)	27,008,441	6,659,989

Cash and cash equivalents, beginning	33,668,430	6,659,989	—

Cash and cash equivalents, end	$5,943,410	$33,668,430	$6,659,989

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Total
			For the period
			October 15, 2003
			(date of
			inception)
	Year ended March	Year ended March	through March
	31, 2006	31, 2005	31, 2004
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$11,197,496	$63,415,322	$3,520,429

The partnership applied notes receivable and advances to its capital contribution obligation to operating limited partnerships.	$1,281,301	$545,525	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$298,935	$—	$—

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 47
			For the period
			October 15, 2003
			(date of
			inception)
	Year ended	Year ended	through March
	March 31, 2006	March 31, 2005	31, 2004
Cash flows from operating activities
Net loss	$(3,107,786)	$(1,514,651)	$(22,501)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	2,623,670	992,975	—
Distributions received from operating limited partnerships	—	738	—
Amortization	108,243	51,236	—
Changes in assets and liabilities
Other assets	708,173	5,000,226	(5,197,386)
Accounts payable and accrued expenses	(130,968)	(317,018)	452,121
Accounts payable — affiliates	(244,399)	(448,143)	692,542

Net cash provided by (used in) operating activities	(43,067)	3,765,363	(4,075,224)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(4,040,379)	(14,160,426)	(3,610,137)
(Advances) to repayments from operating limited partnerships	(966,973)	1,597,261	(2,941,935)
Purchase of investments (net of proceeds from sales and maturities of investments)	3,424,739	(5,860,144)	—
Capitalized expenses paid	—	(109,581)	—
Acquisition costs paid for operating limited partnerships	(61,808)	(1,557,234)	(1,290,907)

Net cash provided by (used in) investing activities	(1,644,421)	(20,090,124)	(7,842,979)

Cash flows from financing activities
Capital contributions received	—	16,333,890	18,449,450
Sales and syndication costs paid	474,761	(2,025,173)	(2,549,390)
Proceeds from line of credit	—	7,265,139	2,678,132
Repayment of line of credit	—	(9,943,271)	—

Net cash provided by (used in) financing activities	474,761	11,630,585	18,578,192

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,212,727)	(4,694,176)	6,659,989

Cash and cash equivalents, beginning	1,965,813	6,659,989	—

Cash and cash equivalents, end	$753,086	$1,965,813	$6,659,989

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 47
			For the period
			October 15, 2003
			(date of
			inception)
	Year ended	Year ended	through March
	March 31, 2006	March 31, 2005	31, 2004
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$88,771	$19,148,979	$3,520,429

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$545,525	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$290,858	$—	$—

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 48
		For the period
		May 11, 2004
		(date of
		inception)
	Year ended	through March
	March 31, 2006	31, 2005
Cash flows from operating activities
Net loss	$(1,966,680)	$(508,620)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,646,509	213,922
Distributions received from operating limited partnerships	—	—
Amortization	76,543	18,570
Changes in assets and liabilities
Other assets	424	(2,101)
Accounts payable and accrued expenses	(77,690)	77,805
Accounts payable — affiliates	(121,984)	121,984

Net cash provided by (used in) operating activities	(442,878)	(78,440)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(3,939,314)	(10,168,890)
(Advances) to repayments from operating limited partnerships	(614,310)	(1,163,600)
Purchase of investments (net of proceeds from sales and maturities of investments)	2,004,229	(2,947,146)
Capitalized expenses paid	—	(37,771)
Acquisition costs paid for operating limited partnerships	64,491	(2,014,227)

Net cash provided by (used in) investing activities	(2,484,904)	(16,331,634)

Cash flows from financing activities
Capital contributions received	—	22,993,720
Sales and syndication costs paid	334,698	(3,024,250)
Proceeds from line of credit	—	699,448
Repayment of line of credit	—	(699,448)

Net cash provided by (used in) financing activities	334,698	19,969,470

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,593,084)	3,559,396

Cash and cash equivalents, beginning	3,559,396	—

Cash and cash equivalents, end	$966,312	$3,559,396

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 48
		For the period
		May 11, 2004
		(date of
		inception)
	Year ended	through March
	March 31, 2006	31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$17,391,528

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$978,308	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$8,077	$—

Series 48 was not formed until after March 31, 2004, therefore no comparative information included
(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 49
		For the period
		August 24, 2004
		(date of
		inception)
	Year ended	through March
	March 31, 2006	31, 2005
Cash flows from operating activities
Net loss	$(864,117)	$(141,617)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	681,863	—
Distributions received from operating limited partnerships	—	—
Amortization	165,987	—
Changes in assets and liabilities
Other assets	1,181,313	(4,381,551)
Accounts payable and accrued expenses	(471,281)	556,338
Accounts payable — affiliates	29,297	48,127

Net cash provided by (used in) operating activities	723,062	(3,918,703)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(21,710,366)	(8,559,384)
(Advances) to repayments from operating limited partnerships	(660,264)	(302,993)
Purchase of investments (net of proceeds from sales and maturities of investments)	(9,944,799)	—
Capitalized expenses paid	—	(47,463)
Acquisition costs paid for operating limited partnerships	(1,400,281)	(3,448,420)

Net cash provided by (used in) investing activities	(33,715,710)	(12,358,260)

Cash flows from financing activities
Capital contributions received	9,916,881	50,082,610
Sales and syndication costs paid	(843,442)	(5,662,426)
Proceeds from line of credit	1,776,019	2,657,092
Repayment of line of credit	(1,776,019)	(2,657,092)

Net cash provided by (used in) financing activities	9,073,439	44,420,184

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(23,919,209)	28,143,221

Cash and cash equivalents, beginning	28,143,221	—

Cash and cash equivalents, end	$4,224,012	$28,143,221

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
STATEMENTS OF CASH FLOWS-CONTINUED

	Series 49
		For the period
		August 24, 2004
		(date of
	Year ended	inception)
	March 31, 2006	through March 31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$11,108,725	$26,874,815

The partnership applied notes receivable and advances to its capital contribution obligation to operating limited partnerships.	$302,993	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$—	$—

Series 49 was not formed until after March 31, 2004, therefore no comparative information included
See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS
March 31, 2006 and 2005

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
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
A Registration Statement on Form S-11 and the related prospectus, as supplemented (the “Prospectus”) were filed with the Securities and Exchange Commission and became effective January 2, 2004 in connection with a public offering (“Offering”) in one or more series of a minimum of 250,000 BACs and a maximum of 7,000,000 BACs at $10 per BAC. On August 10, 2004 an amendment to Form S-11, which registered an additional 8,500,000 BACs for sale to the public in one or more series became effective. As of December 31, 2005, subscriptions had been received and accepted by the Fund for 11,777,706 BAC’s representing capital contributions of $117,777,060.
The BAC’s issued and outstanding in each series at March 31, 2006 and 2005 are as follows:

	2006	2005
Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	5,008,261

	11,777,706	10,785,967

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
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

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
As of March 31, 2004, the Fund adopted FASB Interpretation No. 46 — Revised (“FIN46R”), “Consolidation of Variable Interest Entities.” FIN 46R provides guidance on when a company should include the assets, liabilities, and activities of a variable interest entity (“VIE”) in its financial statements and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity’s expected losses, the majority of the expected returns, or both.
Based on the guidance of FIN 46R, the operating limited partnerships in which the Fund invests meet the definition of a VIE. However, management does not consolidate the Fund’s interests in these VIEs under FIN 46R, as it is not considered to be the primary beneficiary. The Fund currently records the amount of its investment in these partnerships as an asset on its balance sheet, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements.
The Fund’s balance in investment in operating limited partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Fund’s exposure to loss on these partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the local general partners and their guarantee against credit recapture.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Investments in Operating Limited Partnerships (Continued)
During the years ended March 31, 2006 and 2005, the fund acquired interests in operating limited partnerships as follows:

	2006	2005
Series 47	—	12
Series 48	—	10
Series 49	13	8

	13	30

Deferred Acquisition Costs
Deferred acquisition costs are being amortized on the straight-line method over 27.5 years.
Accumulated amortization as of March 31, 2006 and 2005 are as follows:

	2006	2005
Series 47	$154,360	$50,231
Series 48	93,305	18,227
Series 49	159,924	—

	$407,589	$68,458

The amortization of deferred acquisition costs for eash of the ensuing 5 years through March 31, 2011 is estimated to be $348,546 per year.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Organization Costs
Initial organization and offering expenses common to all series are allocated on a percentage of equity raised to each series.
Organization costs are expensed as incurred.
Capitalized Expenses
Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships. Such costs are being amortized on the straight-line method over 27.5 years.
Accumulated amortization for capitalized expenses as of March 31, 2006 and 2005 are as follows:

	2006	2005
Series 47	$5,119	$1,005
Series 48	1,808	343
Series 49	6,063	—

	$12,990	$1,348

The amortization of capitalized expense for cash of the ensuing 5 years through March 31, 2011 is estimated to be $11,635 per year.
Selling Commissions and Registration Costs
Selling commissions paid in connection with the public offering are charged against the assignees’ capital upon admission of investors as assignees. Registration costs associated with the public offering are charged against assignees’ capital as incurred.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
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
Net Loss per Beneficial Assignee Certificate
Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2006 and 2005 are as follows:

	2006	2005
Series 47	3,478,334	3,365,262
Series 48	2,299,372	1,644,882
Series 49	5,937,626	1,333,753

	11,715,332	6,343,897

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005

NOTE A —	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
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

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE B — RELATED PARTY TRANSACTIONS
During the year ended March 31, 2006 and 2005, the fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership(BCAM), as follows:
Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships, less the amount of certain partnership management and reporting fees paid or payable by the operating limited partnerships. The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level. The annual fund management fee charged to operations for the year ended for March 31, 2006, 2005, and 2004 are as follows:

	2006	2005	2004
Series 47	$379,008	$382,111	$13,945
Series 48	230,913	189,107	—
Series 49	371,524	64,300	—

	$981,445	$635,518	$13,945

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the year ended March 31, 2006, 2005, and 2004 charged to each series operations are as follows:

	2006	2005	2004
Series 47	$31,359	$31,106	$10,053
Series 48	26,802	29,419	—
Series 49	35,008	36,644	—

	$93,169	$97,169	$10,053

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE B — RELATED PARTY TRANSACTIONS (Continued)
Boston Capital Services, Inc. received dealer-manager fees for the marketing advice and investment banking services performed at the time of the fund’s offering of BACs. The dealer-manager fees are included in partners’ capital as selling commissions and registration costs. During the year ended March 31, 2006, 2005, and 2004 dealer manager fees incurred to Boston Capital Services, Inc. are as follows:

	2006	2005	2004
Series 47	$—	$286,163	$226,254
Series 48	—	288,407	—
Series 49	138,469	711,433	—

	$138,469	$1,286,003	$226,254

The amounts presented for Dealer-Manager Fee, as retained by Boston Capital Securities, Inc, have been adjusted to reflect reimbursements made in March 2006 of certain offering expenses, including expenses associated with wholesaling services, by Boston Capital Holdings Limited Partnership to the applicable fund. These payments were voluntarily made by Boston Capital Holdings Limited Partnership following an inquiry by the NASD of Boston Capital Securities, Inc. This inquiry has been resolved. For the year ended March 31, 2006 the amounts reimbursed by Boston Capital Holdings Limited Partnership were $381,232 and $270,271, for Series 47 and Series 48, respectively.
A receivable from affiliates had been recorded as of March 31, 2005 in the amount of $773,039. This was a result of recent regulatory guidance concerning the treatment of certain offering costs that were paid by the Fund. This receivable was reimbursed by Boston Capital Holdings Limited Partnership as of March 31, 2006.
Other assets at March 31, 2006 includes $531,000 of amounts due from affiliates for reimbursement of costs incurred for future series costs as the Investment General Partner has decided not to expand the fund.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE B — RELATED PARTY TRANSACTIONS (Continued)
Boston Capital Holdings Limited Partnership is entitled to asset acquisition fees for selecting, evaluating, structuring, negotiating, and closing the fund’s acquisition of interests in the operating limited partnerships. During the year ended March 31, 2006, 2005, and 2004, acquisition fees incurred to Boston Capital Holdings Limited Partnership by series are as follows.

	2006	2005	2004
Series 47	$—	$1,045,369	$1,180,765
Series 48	—	1,471,598	—
Series 49	634,685	3,205,252	—

	$634,685	$5,722,219	$1,180,765

Accounts payable — affiliates at March 31, 2006, 2005, and 2004 represents acquisition fees, fund management fees, Operating Partnership loans and dealer-manager fees which are payable to Boston Capital Holdings Limited Partnership, Boston Capital Services, Inc., and Boston Capital Asset Management Limited Partnership.
During the year ended March 31, 2006 and 2005, the fund reimbursed affiliates of the general partner for amounts in connection with the offering of BACs. These reimbursements include, but are not limited to, postage, printing, travel and overhead allocations and are included in partners’ capital as selling commissions and registrations costs at March 31, 2006 and 2005. During the year ended March 31, 2006 and 2005, the selling commission and registration costs incurred to affiliates by series are as follows:

	2006	2005	2004
Series 47	$—	$64,031	$74,195
Series 48	—	69,484	—
Series 49	36,714	94,804	—

	$36,714	$228,319	$74,195

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS
At March 31, 2006 and 2006, the fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the fund has limited partnerships interests at March 31, 2006 and 2005 by series are as follows:

	2006	2005
Series 47	15	15
Series 48	10	10
Series 49	21	8

	46	33

Under the terms of the fund’s investment in each operating limited partnership, the fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2006 and 2005, contributions are payable to operating limited partnerships as follows:

	2006	2005
Series 47	$3,731,835	$7,963,457
Series 48	2,338,756	7,222,638
Series 49	12,826,512	18,315,431

	$18,897,103	$33,501,526

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
     The fund’s investments in operating limited partnerships at March 31, 2006 is summarized as follows:

	Total	Series 47	Series 48	Series 49
Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$86,912,823	$26,088,302	$17,425,267	$43,399,254

Acquisition costs of operating limited partnerships	305,896	106,953	38,454	160,489

Cumulative distributions from operating limited partnerships	(738)	(738)	—	—

Cumulative losses from operating limited partnerships	(6,158,939)	(3,616,645)	(1,860,431)	(681,863)

Investments in operating limited partnerships per balance sheets	81,059,042	22,577,872	15,603,290	42,877,880

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005

	Total	Series 47	Series 48	Series 49
The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2006 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2005 (see note A).	(23,915,681)	(4,433,357)	(3,000,943)	(16,481,381)

The fund has recorded acquisition costs at March 31, 2006 which have not been recorded in the net assets of the operating limited partnerships (see note A).	(305,897)	(106,953)	(38,454)	(160,490)

Other	(30,562)	(21,116)	(9,620)	174

Equity per operating limited partnerships’ combined financial statements	$56,806,902	$18,016,446	$12,554,273	$26,236,183

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
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

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

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

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2005 are as follows:
COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$242,474,280	$102,462,804	$71,701,492	$68,309,984
Construction in progress	33,643,645	3,818,773	3,818,773	26,006,099
Land	21,439,276	8,151,020	6,635,577	6,652,679
Other assets	26,227,381	7,424,595	3,846,244	14,956,542

	$323,784,582	$121,857,192	$86,002,086	$115,925,304

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$189,847,874	$76,092,992	$51,558,680	$62,196,202
Accounts payable and accrued expenses	3,075,059	1,045,003	332,394	1,697,662
Other liabilities	51,930,103	18,040,618	14,094,698	19,794,787

	244,853,036	95,178,613	65,985,772	83,688,651

PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	56,806,902	18,016,446	12,554,273	26,236,183
Other partners	22,124,644	8,662,133	7,462,041	6,000,470

	78,931,546	26,678,579	20,016,314	32,236,653

	$323,784,582	$121,857,192	$86,002,086	$115,925,304

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
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

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2005 for operating limited partnerships in which Series 47 through Series 49 had an interest as of December 31, 2005 are as follows:
COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$10,696,589	$5,968,730	$2,934,817	$1,793,042
Interest and other	603,587	276,664	178,794	148,129

	11,300,176	6,245,394	3,113,611	1,941,171

Expenses
Interest	4,435,324	2,452,204	1,386,691	596,429
Depreciation and amortization	4,639,304	2,370,090	1,408,422	860,792
Taxes and insurance	2,021,956	1,138,192	637,772	245,992
Repairs and maintenance	1,499,431	823,241	496,910	179,280
Operating expenses	5,788,981	2,956,309	1,689,294	1,143,378
Other expenses	508,349	277,015	182,682	48,652

	18,893,345	10,017,051	5,801,771	3,074,523

NET LOSS	$(7,593,169)	$(3,771,657)	$(2,688,160)	$(1,133,352)

Net loss allocated to Boston
Capital Tax Credit Fund V L.P.	$(4,955,686)	$(2,627,314)	$(1,646,509)	$(681,863)

Net loss allocated to other partners	$(2,637,483)	$(1,144,343)	$(1,041,651)	$(451,489)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
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
COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$2,073,010	$1,840,650	$232,360	$—
Interest and other	62,344	41,915	20,429	—

	2,135,354	1,882,565	252,789	—

Expenses
Interest	698,909	549,502	149,407	—
Depreciation and amortization	818,192	618,700	199,492	—
Taxes and insurance	412,902	376,947	35,955	—
Repairs and maintenance	322,905	279,018	43,887	—
Operating expenses	1,257,215	1,092,950	164,265	—
Other expenses	88,970	82,305	6,665	—

	3,599,093	2,999,422	599,671	—

NET LOSS	$(1,463,739)	$(1,116,857)	$(346,882)	$—

Net loss allocated to Boston
Capital Tax Credit Fund V L.P.	$(1,206,897)	$(992,975)	$(213,922)	$—

Net loss allocated to other partners	$(256,842)	$(123,882)	$(132,960)	$—

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE D — OTHER ASSETS
Other assets include $0 and $3,490,150, respectively, of cash held by an escrow agent at March 31, 2006 and 2005. The cash held at March 31, 2005 represents capital contributions to be released to the partnership.
In addition, at March 31, 2006 and 2005, other assets includes $2,555,933 and $1,499,361, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met. The cash advances at March 31, 2006 and 2005 by series are as follows:

	2006	2005
Series 47	$—	$521,053
Series 48	—	978,308
Series 49	2,555,933	—

	$2,555,933	$1,499,361

NOTE E — NOTES RECEIVABLE
Notes receivable at March 31, 2006 and 2005 consist of advance installments of $2,704,935 and $766,381, respectively, of capital contributions to operating limited partnerships. The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1%. Prime was 7.75% and 5.75% as of March 31, 2006 and 2005, respectively. These notes are secured by future installments of capital contributions or paid upon demand. The carrying value of the notes receivable at March 31, 2006 and 2005 approximates fair value. The notes at March 31, 2006 and 2005 by series are as follows:

	2006	2005
Series 47	$1,245,069	$278,096
Series 48	799,602	185,292
Series 49	660,264	302,993

	$2,704,935	$766,381

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE F — RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN
For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2006 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(5,938,583)	$(3,107,786)	$(1,966,680)	$(864,117)

Accrued partnership management fee not deducted for income tax purposes	(290,224)	(244,399)	(121,984)	76,159

Other	712,634	417,922	510,983	(216,271)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,020,735)	(624,869)	(297,076)	(98,790)

Difference due to fiscal year for book purposes and calendar year for tax purposes	1,570,471	571,686	315,078	683,707

Income (loss) for tax return purposes, December 31, 2005	$(4,966,437)	$(2,987,446)	$(1,559,679)	$(419,312)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2005 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(2,164,888)	$(1,514,651)	$(508,620)	$(141,617)

Accrued partnership management fee not deducted for income tax purposes	477,547	244,399	121,985	111,163

Other	300,085	164,525	58,167	77,393

Excess of tax depreciation over book depreciation on operating limited partnership assets	(159,628)	(84,558)	(75,070)	—

Difference due to fiscal year for book purposes and calendar year for tax purposes	266,648	128,806	111,670	26,172

Income (loss) for tax return purposes, December 31, 2004	$(1,280,236)	$(1,061,479)	$(291,868)	$73,111

NOTE F — RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (continued)
The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2006 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships — tax return December 31, 2005	$76,507,336	$22,500,507	$15,775,422	$38,231,407

Operating limited partnerships acquired during the three month period ended March 31, 2006	4,415,379	—	—	4,415,379

Other	136,327	77,365	(172,132)	231,094

Investments in operating limited partnerships — as reported	$81,059,042	$22,577,872	$15,603,290	$42,877,880

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2005 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships — tax return December 31, 2004	$58,068,772	$25,449,973	$17,009,433	$15,609,366

Operating limited partnerships acquired during the three month period ended March 31, 2005	11,610,026	—	—	11,610,026

Other	(147,078)	(55,565)	205,601	(297,114)

Investments in operating limited partnerships — as reported	$69,531,720	$25,394,408	$17,215,034	$26,922,278

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE G — INVESTMENTS AVAILABLE-FOR-SALE
At March 31, 2006, the amortized cost and fair value of investments available-for-sale are as follows:

		Gross
	Amortized	unrealized	Fair
	cost	loss	value
Tax-exempt municipal bonds	$13,323,121	$(135,121)	$13,188,000

The amortized cost and fair value of investments available-for-sale by maturity as of March 31, 2006 is shown below:

	Amortized cost	Fair value
Due in one year or less	$5,220,067	$5,167,126
Due in one year through five years	7,029,930	6,958,634
Due in more than 10 years	1,073,125	1,062,240

	$13,323,122	$13,188,000

The tax-exempt coupon rates for the investments held during the year ranged from 2.50% to 5.86%.
Proceeds from sales and maturities of investments during the year ended March 31, 2006 were $5,897,378, resulting in a realized loss of $223,290, included in interest income.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE G — INVESTMENTS AVAILABLE-FOR-SALE (continued)
At March 31, 2005, the amortized cost and fair value of investments available-for-sale are as follows:

		Gross
	Amortized	unrealized	Fair
	cost	loss	value
Tax-exempt municipal bonds	$8,807,290	$(112,777)	$8,694,513

The amortized cost and fair value of investments available-for-sale by maturity as of March 31, 2005 is shown below:

	Amortized cost	Fair value
Due in one year or less	$1,096,344	$1,082,638
Due in one year through five years	6,928,957	6,858,312
Due in more than 10 years	781,989	753,563

	$8,807,290	$8,694,513

The tax-exempt coupon rates for the investments held during the year ranged from 1.00% to 6.25%.
NOTE H — CASH EQUIVALENTS
Cash equivalents of $3,183,674 and $8,270,609 as of March 31, 2006 and 2005, respectively, include tax-exempt sweep accounts and money market accounts with interest rates ranging from 0.40% to 4.12% per annum.
On March 31, 2006 and 2005, the fund purchased $2,650,000 and $25,230,000 of corporate bonds and preferred stock to resell on April 1, 2006 and April 1, 2005, respectively. Interest is earned at a rate of .4% per annum.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE I — LINE OF CREDIT
For the year ended March 31, 2006 and 2005, the partnership has a line of credit with an agent bank in the aggregate amount of $40,000,000, of which $0 was outstanding as of March 31, 2006 and March 31, 2005. The line bears interest at the prime rate (7.75% and 5.75% at March 31, 2006 and 2005, respectively) plus .25%. Interest is payable monthly. For the year ended March 31, 2006 and 2005, $90,877 and $177,780 of interest was incurred or paid. Interest been recorded as a cost of acquiring investments in operating limited partnerships and is being amortized over the life of asset. The line is guaranteed by Boston Capital Holdings, L.P. and various affiliates and expired on March 26, 2006.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2006 and 2005
NOTE J — RECONCILIATION OF QUARTERLY FINANCIAL INFORMATION

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2006

Total revenue	$197,798	$184,360	$287,093	$189,291

Loss from operations	(270,740)	(292,334)	(156,976)	(266,491)

Equity in loss of investments in operating partnerships	(366,372)	(372,316)	(365,912)	(3,847,442)

Net loss	(637,112)	(664,650)	(522,888)	(4,113,933)

Net loss per unit of limited partnership interest	(0.05)	(0.06)	(0.04)	(0.35)

2005

Total revenue	$21,419	$50,554	$128,540	$162,339

Loss from operations	(248,568)	(131,895)	(198,056)	(379,472)

Equity in loss of investments in operating partnerships	—	—	—	(1,206,897)

Net loss	(248,568)	(131,895)	(198,056)	(1,586,369)

Net loss per unit of limited partnership interest	(0.06)	(0.02)	(0.02)	(0.15)

2004

Total revenue	$—	$—	$—	$3,814

Loss from operations	—	—	—	(22,501)

Equity in loss of investments in operating partnerships	—	—	—	—

Net loss	—	—	—	(22,501)

Net loss per unit of limited partnership interest	—	—	—	(0.07)

Boston Capital Tax Credit Fund V LP — Series 47
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed

CAROLLTON II	1,262,908	77,000	2,291,951	498,593	77,000	2,790,544	2,867,544	89,118	11/04	04/04	5-27.5
COLEMAN FOUNTAINHEAD	528,747	10,000	310,562	780,641	10,000	1,091,203	1,101,203	41,392	03/05	03/04	5-27.5
COUNTRY BROOK	7,284,390	952,379	7,128,652	1,649,124	916,996	8,777,776	9,694,772	242,742	07/05	06/04	5-27.5
CP CONTINENTAL	7,044,925	620,000	9,890,223	6,774	620,000	9,896,997	10,516,997	1,007,889	12/04	03/04	5-27.5
DAWN SPRING	607,100	250,000	2,133,550	0	250,000	2,133,550	2,383,550	4,978	10/05	05/05	5-27.5
HILLSBORO FOUNTAINHEAD	1,724,568	60,000	1,239,844	1,423,689	60,000	2,663,533	2,723,533	97,984	07/05	03/04	5-27.5
MARBLE FALLS	6,000,000	0	0	8,820,302	0	8,820,302	8,820,302	158,174	06/05	03/04	7-40
MARION	1,344,848	67,881	1,587,930	10,666	67,881	1,598,596	1,666,477	62,949	12/04	07/04	5-40
MASTERS APARTMENTS	8,000,000	467,086	0	11,936,453	469,361	11,936,453	12,405,814	76,465	10/05	06/04	7-40
MAYFAIR	9,500,000	1,330,032	0	14,186,479	1,330,032	14,186,479	15,516,511	155,068	07/05	03/04	7-40
McEVER VINEYARDS	13,351,578	1,864,444	15,251,440	(41,593)	1,964,444	15,209,847	17,174,291	615,342	11/03	12/04	5-27.5
PARK PLAZA	763,900	31,600	1,013,065	0	31,600	1,013,065	1,044,665	42,869	11/04	11/04	5-27.5
PARKLAND MANOR	2,694,028	180,000	1,428,560	3,788,231	180,000	5,216,791	5,396,791	120,038	05/05	07/04	5-27.5
PECAN ACRES	2,636,000	277,706	4,787,302	0	277,706	4,787,302	5,065,008	144,583	12/04	06/04	5-27.5
WELLINGTON	13,350,000	1,896,000	0	15,330,210	1,896,000	15,330,210	17,226,210	130,253	07/05	01/04	7-40

	76,092,992	8,084,128	47,063,079	58,389,569	8,151,020	105,452,648	113,603,668	2,989,844

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2005.
U/C-Property was under construction as of March 31, 2006
There were no carrying costs as of December 31, 2005. The column has been omitted for presentation purposes.

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 47
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period — 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	53,917,190
Improvements, etc	0
Other	0

		$53,917,190
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/05		$53,917,190
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	2,383,550
Improvements, etc	58,456,461
Other	0

		$60,840,011
Deductions during period:
Cost of real estate sold	$0
Other	(1,153,533)

		$(1,153,533)

Balance at close of period — 3/31/06		$113,603,668

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period — 4/1/04		$0
Current year expense	$740,478

Balance at close of period — 3/31/05		$740,478
Current year expense	$2,249,366

Balance at close of period — 3/31/06		$2,989,844

Boston Capital Tax Credit Fund IV LP — Series 48
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed

COLUSA AVE	2,003,320	133,857	1,425,873	1,143,541	126,503	2,569,414	2,695,917	109,225	05/05	07/04	5.27.5
CTP LP (CONTEMPO)	1,564,691	0	750,313	1,489,287	105,000	2,239,600	2,344,600	112,493	08/05	08/04	5.27.5
MASTERS APTS	8,000,000	467,086	0	11,936,453	469,361	11,936,453	12,405,814	76,465	10/05	06/04	7-40
MAYFAIR PARK	9,500,000	1,330,032	0	14,186,479	1,330,032	14,186,479	15,516,511	155,068	07/05	03/04	7-40
MCEVER VINYARDS	11,370,582	1,864,444	15,251,440	(41,593)	1,964,444	15,209,847	17,174,291	615,342	12/04	11/03	5.27.5
PDC SIXTY	1,361,849	100,000	2,528,242	515,778	100,000	3,044,020	3,144,020	120,710	03/05	04/04	5.27.5
STARLITE VILLAGE	1,246,613	200,000	0	2,866,442	200,000	2,866,442	3,066,442	46,663	06/05	11/04	5.27.5
UMATILLA LINKS ASSOC	2,011,625	140,874	2,179,908	50,096	140,874	2,230,004	2,370,878	89,418	11/04	06/04	5.27.5
WELLINGTON PARK	13,350,000	1,896,000	0	15,330,210	1,896,000	15,330,210	17,226,210	130,253	07/05	01/04	7-40
WYNDHAM EMPORIA PTRS	1,150,000	0	0	3,626,281	303,363	3,626,281	3,929,644	81,621	05/05	08/04	5.27.5

	51,558,680	6,132,293	22,135,776	51,102,974	6,635,577	73,238,750	79,874,327	1,537,258

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2005.
U/C-Property was under construction as of March 31, 2006
There were no carrying costs as of December 31, 2005. The column has been omitted for presentation purposes.

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 48
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period — 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	28,268,069
Improvements, etc	0
Other	0

		$28,268,069
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/05		$28,268,069
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	51,606,258
Other	0

		$51,606,258
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/06		$79,874,327

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period — 4/1/04		$0
Current year expense	$176,445

Balance at close of period — 3/31/05		$176,445
Current year expense	$1,360,813

Balance at close of period — 3/31/06		$1,537,258

Boston Capital Tax Credit Fund IV LP — Series 49
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed

BRISTOL APARTMENTS	12,625,000	1,842,588	19,759,757	0	1,842,588	19,759,757	21,602,345	88,884	11/05	05/04	5-27.5
COLUMBIA SR. @ BLACKSHEAR	0	0	0	0	337,557	0	337,557	0	U/C	12/04	5-27.5
GARDEN GRACE	3,072,000	125,000	2,972,000	0	125,000	2,972,000	3,097,000	0	U/C	10/05	N/A
KAUFMAN FOUNTAINHEAD	1,255,857	50,800	1,347,096	0	50,800	1,347,096	1,397,896	35,718	U/C	02/05	5-27.5
LINDA VILLA	1,219,700	210,000	2,640,391	0	210,000	2,640,391	2,850,391	12,738	10/05	05/05	5-27.5
LINDENS-BARTLESVILLE	1,081,549	0	0	0	0	0	0	0	U/C	05/05	N/A
LINDENS-SHAWNEE	1,198,250	0	0	0	0	0	0	0	02/06	12/04	N/A
MARBLE FALLS	6,000,000	0	8,820,302	0	0	8,820,302	8,820,302	158,174	06/05	03/04	7-40
MEADOW GLEN	1,286,904	64,765	1,627,749	0	64,765	1,627,749	1,692,514	49,521	07/05	10/05	5-40
NEW CHESTER TOWNHOUSES	0	0	0	0	0	0	0	0	U/C	03/06	N/A
PERRYTON FOUNTAINHEAD	1,316,835	24,100	1,726,417	0	24,100	1,726,417	1,750,517	37,534	U/C	02/05	5-27.5
POST OAKS	13,600,000	1,597,148	0	6,176,702	1,597,148	6,176,702	7,773,850	30,844	U/C	07/04	7-40
RENAISSANCE VILLAGE	332,908	207,500	780,689	0	207,500	780,689	988,189	1,754	U/C	05/05	5-27.5
RICHWOOD APARTMENTS	0	0	0	0	0	0	0	0	U/C	12/05	N/A
RIDGEVIEW MOUNT VERNON	4,400,404	800,000	5,551,405	0	800,000	5,551,405	6,351,405	109,810	08/05	01/05	5-27.5
ROSEHILL OF TOPEKA II	2,436,012	215,000	0	5,723,730	215,000	5,723,730	5,938,730	79,595	04/05	08/04	10-40

Boston Capital Tax Credit Fund IV LP — Series 49
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2006

				Cost
				Capitalized
				Subsequent to	Gross Amount at Which Carried
		Initial Cost to Company		Acquisition	at Close of Period						Life on Which
			Buildings and			Buildings and		Accumulated	Date of	Date	Depreciation
Description	Encumbrances	Land	Improvements	Improvements	Land	Improvements	Total	Depreciation	Construction	Acquired	is Computed

ROSEWOOD PLACE	6,777,741	1,050,000	2,895,685	0	1,050,000	2,895,685	3,945,685	0	U/C	02/05	10-40
RURAL HOUSING PARTNERS KEWAUNEE	1,282,640	31,226	2,356,135	0	31,226	2,356,135	2,387,361	142,683	10/05	07/05	5-27.5
RURAL HOUSING PARTNERS MAUSTON I & II	1,049,911	16,995	1,468,725	0	16,995	1,468,725	1,485,720	102,952	06/05	03/05	5-27.5
THE GARDENS OF ATHENS	2,267,363	45,000	3,542,567	0	45,000	3,542,567	3,587,567	0	12/05	01/05	10-40
UNION SQ HOUSING	993,128	35,000	1,786,074	0	35,000	1,786,074	1,821,074	15,233	09/05	02/05	5-40

	62,196,202	6,315,122	57,274,992	11,900,432	6,652,679	69,175,424	75,828,103	865,440

     Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2005.
     U/C-Property was under construction as of March 31, 2006
     There were no carrying costs as of December 31, 2005. The column has been omitted for presentation purposes.

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 49
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period — 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	1,812,148
Improvements, etc	0
Other	0

		$1,812,148
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/05		$1,812,148
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	61,777,966
Improvements, etc	12,237,989
Other	0

		$74,015,955
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period — 3/31/06		$75,828,103

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period — 4/1/04		$0
Current year expense	$0

Balance at close of period — 3/31/05		$0
Current year expense	$865,440

Balance at close of period — 3/31/06		$865,440