Form 10-K, Exhibit 13
period 2007-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2007-07-16
CIK 1267425

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT
BOSTON CAPITAL TAX CREDIT FUND V L.P. —
SERIES 47 THROUGH 49
MARCH 31, 2007 AND 2006

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
Boston Capital Tax Credit Fund V L.P.
     We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49 in total as of March 31, 2007 and 2006, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the total partnership for each of the three years in the period ended March 31, 2007, and for Boston Capital Tax Credit Fund V L.P. - Series 47 through 49 as of March 31, 2007 and 2006 and the related statements of operations, changes in partners’ capital (deficit) and cash flows for each of the three years in the period ended March 31, 2007 for Series 47, for the years ended March 31, 2007 and 2006 and for the period May 11, 2004 (date of inception) through March 31, 2005 for Series 48, and for the years ended March 31, 2007 and 2006 and for the period August 24, 2004 (date of inception) through March 31, 2005 for Series 49. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain operating limited partnerships which investments represent $0 and $8,840,840, of the total partnership assets as of March 31, 2007 and 2006, respectively, and $0, $(75,556) and $0, of total partnership income (loss) for the years ended March 31, 2007, 2006 and 2005, respectively; of the assets for Series 47 as of March 31, 2007 and 2006, $0 and $214,954, respectively, and of the income (loss) for Series 47 for the years ended March 31, 2007, 2006 and 2005, $0, $(34,998) and $0, respectively; of the assets for Series 48 as of March 31, 2007 and 2006, $0 and $0, respectively, and of the income (loss) for Series 48 for the years ended March 31, 2007, 2006 and for the period May 11, 2004 (date of inception) through March 31, 2005, $0, $0 and $0, respectively; of the assets for Series 49 as of March 31, 2007, 2006 and 2005, $0 and $8,625,886, respectively, and of the income (loss) for Series 49 for the years ended March 31, 2007, 2006 and for the period August 24, 2004 (date of inception) through March 31, 2005, $0, $(40,558) and $0, respectively. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to those operating limited partnerships, is based solely on the reports of the other auditors.
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
     In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. as of March 31, 2007 and 2006, and the results of its operations and its cash flows for the total partnership and for Series 47 for each of the three years ended March 31, 2007, for the years ended March 31, 2007 and 2006 and for the period May 11, 2004 (date of inception) through March 31, 2005 for Series 48, and for the years ended March 31, 2007 and 2006 and for the period August 24, 2004 (date of inception) through March 31, 2005 for Series 49 in conformity with accounting principles generally accepted in the United States of America.
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
/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.
Bethesda, Maryland
July 16, 2007

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
BALANCE SHEETS
March 31,

	Total
	2007	2006
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$76,670,118	$81,059,042

OTHER ASSETS
Cash and cash equivalents	1,336,613	5,943,410
Investments	6,765,196	13,188,000
Notes receivable	3,092,250	2,704,935
Deferred acquisition costs, net of accumulated amortization	8,996,600	9,176,728
Other assets	1,514,914	3,211,955

	$98,375,691	$115,284,070

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$89,307
Accounts payable — affiliates	682,342	77,424
Capital contributions payable	9,086,941	18,897,103

	9,770,126	19,063,834

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2007 and 2006 are issued and outstanding to the assignees	—	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2007 and 2006	88,718,571	96,375,672
General partner	(39,506)	(20,315)
Accumulated other comprehensive income (loss)	(73,500)	(135,121)

	88,605,565	96,220,236

	$98,375,691	$115,284,070

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
BALANCE SHEETS — CONTINUED
March 31,

	Series 47
	2007	2006
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$20,384,990	$22,577,872

OTHER ASSETS
Cash and cash equivalents	467,594	753,086
Investments	1,568,343	2,408,534
Notes receivable	824,301	1,245,069
Deferred acquisition costs, net of accumulated amortization	2,653,901	2,753,098
Other assets	93,988	10,040

	$25,993,117	$29,747,699

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$4,135
Accounts payable — affiliates	238,351	—
Capital contributions payable	2,346,672	3,731,835

	2,585,408	3,735,970

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2007 and 2006 are issued and outstanding to the assignees	—	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner 3,478,334 issued and outstanding at March 31, 2007 and 2006	23,441,966	26,050,212
General partner	(18,149)	(11,612)
Accumulated other comprehensive income (loss)	(16,108)	(26,871)

	23,407,709	26,011,729

	$25,993,117	$29,747,699

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
BALANCE SHEETS — CONTINUED
March 31,

	Series 48
	2007	2006
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$13,928,846	$15,603,290

OTHER ASSETS
Cash and cash equivalents	243,438	966,312
Investments	1,013,869	930,979
Notes receivable	799,602	799,602
Deferred acquisition costs, net of accumulated amortization	1,784,974	1,853,941
Other assets	93,988	1,677

	$17,864,717	$20,155,801

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable — affiliates	163,380	—
Capital contributions payable	1,843,186	2,338,756

	2,006,681	2,338,871

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2007 and 2006 are issued and outstanding to the assignees	—	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner 2,299,372 issued and outstanding at March 31, 2007 and 2006	15,879,583	17,835,057
General partner	(11,090)	(6,189)
Accumulated other comprehensive income (loss)	(10,457)	(11,938)

	15,858,036	17,816,930

	$17,864,717	$20,155,801

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
BALANCE SHEETS — CONTINUED
March 31,

	Series 49
	2007	2006
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$42,356,282	$42,877,880

OTHER ASSETS
Cash and cash equivalents	625,581	4,224,012
Investments	4,182,984	9,848,487
Notes receivable	1,468,347	660,264
Deferred acquisition costs, net of accumulated amortization	4,557,725	4,569,689
Other assets	1,326,938	3,200,238

	$54,517,857	$65,380,570

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$85,057
Accounts payable — affiliates	280,611	77,424
Capital contributions payable	4,897,083	12,826,512

	5,178,037	12,988,993

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2007 and 2006 are issued and outstanding to the assignees	—	—
Assignees
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2007 and 2006	49,397,022	52,490,403
General partner	(10,267)	(2,514)
Accumulated other comprehensive income (loss)	(46,935)	(96,312)

	49,339,820	52,391,577

	$54,517,857	$65,380,570

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF OPERATIONS

	Total
	Year ended	Year ended	Year ended
	March 31, 2007	March 31, 2006	March 31, 2005
Income
Interest income	$744,783	$858,542	$362,852
Other income	13,200	—	—

Total income	757,983	858,542	362,852

Share of losses from operating limited partnerships	(6,557,864)	(4,952,042)	(1,206,897)

Expenses
Professional fees	155,760	158,894	47,918
Partnership management fee	1,070,407	981,445	635,518
Amortization	364,508	350,773	69,806
Organization costs	—	—	289,293
General and administrative expenses	285,736	353,971	278,308

	1,876,411	1,845,083	1,320,843

NET LOSS	$(7,676,292)	$(5,938,583)	$(2,164,888)

Net loss allocated to general partner	$(19,191)	$(14,846)	$(5,413)

Net loss allocated to assignees	$(7,657,101)	$(5,923,737)	$(2,159,475)

Net loss per BAC	$(0.65)	$(0.50)	$(0.34)

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF OPERATIONS — CONTINUED

	Series 47
	Year ended	Year ended	Year ended
	March 31, 2007	March 31, 2006	March 31, 2005
Income
Interest income	$154,171	$160,573	$207,493
Other income	—	—	—

Total income	154,171	160,573	207,493

Share of losses from operating limited partnerships	(2,173,730)	(2,623,670)	(992,975)

Expenses
Professional fees	44,819	51,370	34,292
Partnership management fee	366,787	379,008	382,111
Amortization	110,084	108,243	51,236
Organization costs	—	—	99,946
General and administrative expenses	73,534	106,068	161,584

	595,224	644,689	729,169

NET LOSS	$(2,614,783)	$(3,107,786)	$(1,514,651)

Net loss allocated to general partner	$(6,537)	$(7,769)	$(3,787)

Net loss allocated to assignees	$(2,608,246)	$(3,100,017)	$(1,510,864)

Net loss per BAC	$(0.75)	$(0.89)	$(0.45)

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF OPERATIONS — CONTINUED

	Series 48
			May 11, 2004
			(date of inception)
	Year ended	Year ended	through March
	March 31, 2007	March 31, 2006	31, 2005
Income
Interest income	$59,314	$63,719	$92,821
Other income	—	—	—

Total income	59,314	63,719	92,821

Share of losses from operating limited partnerships	(1,641,623)	(1,646,509)	(213,922)

Expenses
Professional fees	34,405	27,320	9,671
Partnership management fee	225,880	230,913	189,107
Amortization	71,770	76,543	18,570
Organization costs	—	—	101,520
General and administrative expenses	46,011	49,114	68,651

	378,066	383,890	387,519

NET LOSS	$(1,960,375)	$(1,966,680)	$(508,620)

Net loss allocated to general partner	$(4,901)	$(4,917)	$(1,272)

Net loss allocated to assignees	$(1,955,474)	$(1,961,763)	$(507,348)

Net loss per BAC	$(0.85)	$(0.85)	$(0.31)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF OPERATIONS — CONTINUED

	Series 49
			For the period
			August 24, 2004
			(date of inception)
	Year ended	Year ended	through March
	March 31, 2007	March 31, 2006	31, 2005
Income
Interest income	$531,298	$634,250	$62,538
Other income	13,200	—	—

Total income	544,498	634,250	62,538

Share of losses from operating limited partnerships	(2,742,511)	(681,863)	—

Expenses
Professional fees	76,536	80,204	3,955
Partnership management fee	477,740	371,524	64,300
Amortization	182,654	165,987	—
Organization costs	—	—	87,827
General and administrative expenses	166,191	198,789	48,073

	903,121	816,504	204,155

NET LOSS	$(3,101,134)	$(864,117)	$(141,617)

Net loss allocated to general partner	$(7,753)	$(2,160)	$(354)

Net loss allocated to assignees	$(3,093,381)	$(861,957)	$(141,263)

Net loss per BAC	$(0.52)	$(0.14)	$(0.11)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2006 and 2005

			Accumulated
			other
		General	comprehensive	Comprehensive
Total	Assignees	partner	income	income (loss)	Total
Partners’ capital (deficit), March 31, 2004	$15,877,615	$(56)	$—		$15,877,559

Capital contributions	89,410,220	—	—		89,410,220

Sales and syndication costs	(10,711,849)	—	—		(10,711,849)

Comprehensive income (loss)
Net income (loss)	(2,159,475)	(5,413)	—	$(2,164,888)	(2,164,888)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(112,777)	(112,777)	(112,777)

Total comprehensive income (loss)				$(2,277,665)

Partners’ capital (deficit), March 31, 2005	92,416,511	(5,469)	(112,777)		92,298,265

Capital contributions	9,916,881	—	—		9,916,881

Selling commissions and registration costs refund, net	(33,983)	—	—		(33,983)

Comprehensive income (loss)
Net income (loss)	(5,923,737)	(14,846)	—	$(5,938,583)	(5,938,583)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(22,344)	(22,344)	(22,344)

Total comprehensive income (loss)				$(5,960,927)

Partners’ capital (deficit), March 31, 2006	96,375,672	(20,315)	(135,121)		96,220,236

Comprehensive income (loss)
Net income (loss)	(7,657,101)	(19,191)	—	$(7,676,292)	(7,676,292)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	61,621	61,621	61,621

Total comprehensive income (loss)				$(7,614,671)

Partners’ capital (deficit), March 31, 2007	$88,718,571	$(39,506)	$(73,500)		$88,605,565

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2006 and 2005

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 47	Assignees	partner	income	income (loss)	Total
Partners’ capital (deficit), March 31, 2004	$15,877,615	$(56)	$—		$15,877,559

Capital contributions	16,333,890	—	—		16,333,890

Sales and syndication costs	(2,025,173)	—	—		(2,025,173)

Comprehensive income (loss)
Net income (loss)	(1,510,864)	(3,787)	—	$(1,514,651)	(1,514,651)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(70,194)	(70,194)	(70,194)

Total comprehensive income (loss)				$(1,584,845)

Partners’ capital (deficit), March 31, 2005	28,675,468	(3,843)	(70,194)		28,601,431

Capital contributions	—	—	—		—

Selling commissions and registration costs refund, net	474,761	—	—		474,761

Comprehensive income (loss)
Net income (loss)	(3,100,017)	(7,769)	—	$(3,107,786)	(3,107,786)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	43,323	43,323	43,323

Total comprehensive income (loss)				$(3,064,463)

Partners’ capital (deficit), March 31, 2006	$26,050,212	$(11,612)	$(26,871)		$26,011,729

Comprehensive income (loss)
Net income (loss)	(2,608,246)	(6,537)	—	$(2,614,783)	(2,614,783)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	10,763	10,763	10,763

Total comprehensive income (loss)				$(2,604,020)

Partners’ capital (deficit), March 31, 2007	$23,411,966	$(18,149)	$(16,108)		$23,407,709

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2006 and 2005

			Accumulated other
		General	comprehensive	Comprehensive
Series 48	Assignees	partner	income	income (loss)	Total
Partners’ capital (deficit), March 31, 2004	$—	$—	$—		$—

Capital contributions	22,993,720	—	—		22,993,720

Sales and syndication costs	(3,024,250)	—	—		(3,024,250)

Comprehensive income (loss)
Net income (loss)	(507,348)	(1,272)	—	$(508,620)	(508,620)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(42,583)	(42,583)	(42,583)

Total comprehensive income (loss)				$(551,203)

Partners’ capital (deficit), March 31, 2005	19,462,122	(1,272)	(42,583)		19,418,267

Capital contributions	—	—	—		—

Selling commissions and registration costs refund, net	334,698	—	—		334,698

Comprehensive income (loss)
Net income (loss)	(1,961,763)	(4,917)	—	$(1,966,680)	(1,966,680)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	30,645	30,645	30,645

Total comprehensive income (loss)				$(1,936,035)

Partners’ capital (deficit), March 31, 2006	17,835,057	(6,189)	(11,938)		17,816,930

Comprehensive income (loss)
Net income (loss)	(1,955,474)	(4,901)	—	$(1,960,375)	(1,960,375)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	1,481	1,481	1,481

Total comprehensive income (loss)				$(1,958,894)

Partners’ capital (deficit), March 31, 2007	$15,879,583	$(11,090)	$(10,457)		$15,858,036

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) — CONTINUED
Year ended March 31, 2007, 2006 and for the period August 24, 2004
(date of inception) through March  31, 2005

			Accumulated
			other
		General	comprehensive	Comprehensive
Series 49	Assignees	partner	income	income (loss)	Total
Partners’ capital (deficit), March 31, 2004	$—	$—	$—		$—

Capital contributions	50,082,610	—	—		50,082,610

Sales and syndication costs	(5,662,426)	—	—		(5,662,426)

Comprehensive income (loss)
Net income (loss)	(141,263)	(354)	—	$(141,617)	(141,617)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	—	—	—

Total comprehensive income (loss)				$(141,617)

Partners’ capital (deficit), March 31, 2005	44,278,921	(354)	—		44,278,567

Capital contributions	9,916,881	—	—		9,916,881

Selling commissions and registration costs refund, net	(843,442)	—	—		(843,442)

Comprehensive income (loss)
Net income (loss)	(861,957)	(2,160)	—	$(864,117)	(864,117)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	(96,312)	(96,312)	(96,312)

Total comprehensive income (loss)				$(960,429)

Partners’ capital (deficit), March 31, 2006	$52,490,403	$(2,514)	$(96,312)		$52,391,577

Comprehensive income (loss)
Net income (loss)	(3,093,381)	(7,753)	—	$(3,101,134)	(3,101,134)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	49,377	49,377	49,377

Total comprehensive income (loss)				$(3,051,757)

Partners’ capital (deficit), March 31, 2007	$49,397,022	$(10,267)	$(46,935)		$49,339,820

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS

	Total
	Year ended	Year ended	Year ended
	March 31, 2007	March 31, 2006	March 31, 2005
Cash flows from operating activities
Net loss	$(7,676,292)	$(5,938,583)	$(2,164,888)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	6,557,864	4,952,042	1,206,897
Distributions received from operating limited partnerships	13,161	—	738
Amortization	364,508	350,773	69,806
Changes in assets and liabilities
Other assets	(858,892)	1,889,910	616,574
Accounts payable and accrued expenses	(88,464)	(679,939)	317,125
Accounts payable — affiliates	604,918	(337,086)	(278,032)

Net cash provided by (used in) operating activities	(1,083,197)	237,117	(231,780)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(8,917,965)	(29,690,059)	(32,888,700)
(Advances) to repayments from operating limited partnerships	(917,315)	(2,241,547)	130,668
Purchase of investments (net of proceeds from sales and maturities of investments)	6,484,425	(4,515,831)	(8,807,290)
Capitalized expenses paid	—	—	(194,815)
Acquisition costs paid for operating limited partnerships	(172,745)	(1,397,598)	(7,019,881)

Net cash provided by (used in) investing activities	(3,523,600)	(37,845,035)	(48,780,018)

Cash flows from financing activities
Capital contributions received	—	9,916,881	89,410,220
Sales and syndication costs paid	—	(33,983)	(10,711,849)
Proceeds from line of credit	—	1,776,019	10,621,679
Repayment of line of credit	—	(1,776,019)	(13,299,811)

Net cash provided by (used in) financing activities	—	9,882,898	76,020,239

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,606,797)	(27,725,020)	27,008,441

Cash and cash equivalents, beginning	5,943,410	33,668,430	6,659,989

Cash and cash equivalents, end	$1,336,613	$5,943,410	$33,668,430

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Total
	Year ended	Year ended	Year ended
	March 31, 2007	March 31, 2006	March 31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$2,312,706	$11,197,496	$63,415,322

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$3,085,933	$1,281,301	$545,525

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$118,970	$298,935	$—

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 47
	Year ended	Year ended	Year ended
	March 31, 2007	March 31, 2006	March 31, 2005
Cash flows from operating activities
Net loss	$(2,614,783)	$(3,107,786)	$(1,514,651)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	2,173,730	2,623,670	992,975
Distributions received from operating limited partnerships	738	—	738
Amortization	110,084	108,243	51,236
Changes in assets and liabilities
Other assets	(83,948)	708,173	5,000,226
Accounts payable and accrued expenses	(3,750)	(130,968)	(317,018)
Accounts payable — affiliates	238,351	(244,399)	(448,143)

Net cash provided by (used in) operating activities	(179,578)	(43,067)	3,765,363

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(1,370,863)	(4,040,379)	(14,160,426)
(Advances) to repayments from operating limited partnerships	420,768	(966,973)	1,597,261
Purchase of investments (net of proceeds from sales and maturities of investments)	850,954	3,424,739	(5,860,144)
Capitalized expenses paid	—	—	(109,581)
Acquisition costs paid for operating limited partnerships	(6,773)	(61,808)	(1,557,234)

Net cash provided by (used in) investing activities	(105,914)	(1,644,421)	(20,090,124)

Cash flows from financing activities
Capital contributions received	—	—	16,333,890
Sales and syndication costs paid	—	474,761	(2,025,173)
Proceeds from line of credit	—	—	7,265,139
Repayment of line of credit	—	—	(9,943,271)

Net cash provided by (used in) financing activities	—	474,761	11,630,585

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(285,492)	(1,212,727)	(4,694,176)

Cash and cash equivalents, beginning	753,086	1,965,813	6,659,989

Cash and cash equivalents, end	$467,594	$753,086	$1,965,813

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 47
	Year ended	Year ended	Year ended
	March 31, 2007	March 31, 2006	March 31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$28,096	$88,771	$19,148,979

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$—	$545,525

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$42,396	$290,858	$—

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 48
			For the period
			May 11, 2004
			(date of inception)
	Year ended	Year ended	through March
	March 31, 2007	March 31, 2006	31, 2005
Cash flows from operating activities
Net loss	$(1,960,375)	$(1,966,680)	$(508,620)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,641,623	1,646,509	213,922
Distributions received from operating limited partnerships	11,033	—	—
Amortization	71,770	76,543	18,570
Changes in assets and liabilities
Other assets	(92,311)	424	(2,101)
Accounts payable and accrued expenses	—	(77,690)	77,805
Accounts payable — affiliates	163,380	(121,984)	121,984

Net cash provided by (used in) operating activities	(164,880)	(442,878)	(78,440)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(475,247)	(3,939,314)	(10,168,890)
(Advances) to repayments from operating limited partnerships	—	(614,310)	(1,163,600)
Purchase of investments (net of proceeds from sales and maturities of investments)	(81,409)	2,004,229	(2,947,146)
Capitalized expenses paid	—	—	(37,771)
Acquisition costs paid for operating limited partnerships	(1,338)	64,491	(2,014,227)

Net cash provided by (used in) investing activities	(557,994)	(2,484,904)	(16,331,634)

Cash flows from financing activities
Capital contributions received	—	—	22,993,720
Sales and syndication costs paid	—	334,698	(3,024,250)
Proceeds from line of credit	—	—	699,448
Repayment of line of credit	—	—	(699,448)

Net cash provided by (used in) financing activities	—	334,698	19,969,470

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(722,874)	(2,593,084)	3,559,396

Cash and cash equivalents, beginning	966,312	3,559,396	—

Cash and cash equivalents, end	$243,438	$966,312	$3,559,396

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 48
			For the period
			May 11, 2004
			(date of inception)
	Year ended	Year ended	through March
	March 31, 2007	March 31, 2006	31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$16,718	$—	$17,391,528

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$978,308	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$37,041	$8,077	$—

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 49
			For the period
			August 24, 2004
			(date of
			inception)
	Year ended	Year ended	through March
	March 31, 2007	March 31, 2006	31, 2005
Cash flows from operating activities
Net loss	$(3,101,134)	$(864,117)	$(141,617)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	2,742,511	681,863	—
Distributions received from operating limited partnerships	1,390	—	—
Amortization	182,654	165,987	—
Changes in assets and liabilities
Other assets	(682,633)	1,181,313	(4,381,551)
Accounts payable and accrued expenses	(84,714)	(471,281)	556,338
Accounts payable — affiliates	203,187	29,297	48,127

Net cash provided by (used in) operating activities	(738,739)	723,062	(3,918,703)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(7,071,855)	(21,710,366)	(8,559,384)
(Advances) to repayments from operating limited partnerships	(1,338,083)	(660,264)	(302,993)
Purchase of investments (net of proceeds from sales and maturities of investments)	5,714,880	(9,944,799)	—
Capitalized expenses paid	—	—	(47,463)
Acquisition costs paid for operating limited partnerships	(164,634)	(1,400,281)	(3,448,420)

Net cash provided by (used in) investing activities	(2,859,692)	(33,715,710)	(12,358,260)

Cash flows from financing activities
Capital contributions received	—	9,916,881	50,082,610
Sales and syndication costs paid	—	(843,442)	(5,662,426)
Proceeds from line of credit	—	1,776,019	2,657,092
Repayment of line of credit	—	(1,776,019)	(2,657,092)

Net cash provided by (used in) financing activities	—	9,073,439	44,420,184

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,598,431)	(23,919,209)	28,143,221

Cash and cash equivalents, beginning	4,224,012	28,143,221	—

Cash and cash equivalents, end	$625,581	$4,224,012	$28,143,221

(continued)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
STATEMENTS OF CASH FLOWS — CONTINUED

	Series 49
			For the period
			August 24, 2004
			(date of
			inception)
	Year ended	Year ended	through March
	March 31, 2007	March 31, 2006	31, 2005
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$2,267,892	$11,108,725	$26,874,815

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$3,085,933	$302,993	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$39,533	$—	$—

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS
March 31, 2007 and 2006
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
The BAC’s issued and outstanding in each series at March 31, 2007 and 2006 are as follows:

	2007	2006
Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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
A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss. Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the fund and the estimated residual value of the investment. In addition, deferred acquisition costs related to each investment are evaluated for impairment when an impairment loss has reduced an investment balance to zero. No impairment loss has been recognized for years ended March 2007, 2006 and 2005.
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
During the years ended March 31, 2007 and 2006, the fund acquired interests in operating limited partnerships as follows:

	2007	2006
Series 47	—	—
Series 48	1	—
Series 49	3	13

	4	13

Deferred Acquisition Costs
Deferred acquisition costs are being amortized on the straight-line method over 27.5 years.
Accumulated amortization as of March 31, 2007 and 2006 are as follows:

	2007	2006
Series 47	$260,330	$154,360
Series 48	163,610	93,305
Series 49	336,522	159,924

	$760,462	$407,589

The amortization of deferred acquisition costs for eash of the ensuing 5 years through March 31, 2012 is estimated to be $352,873 per year.

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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
Accumulated amortization for capitalized expenses as of March 31, 2007 and 2006 are as follows:

	2007	2006
Series 47	$9,233	$5,119
Series 48	3,273	1,808
Series 49	12,119	6,063

	$24,625	$12,990

The amortization of captialized expense for eash of the ensuing 5 years through March 31, 2012 is estimated to be $11,635 per year.
Selling Commissions and Registration Costs
Selling commissions paid in connection with the public offering are charged against the assignees’ capital upon admission of investors as assignees. Registration costs associated with the public offering are charged against assignees’ capital as incurred.

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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
Net Loss per Beneficial Assignee Certificate
Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2007 and 2006 are as follows:

	2007	2006
Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	5,937,626

	11,777,706	11,715,332

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE B — RELATED PARTY TRANSACTIONS
During the years ended March 31, 2007, 2006, and 2005, the fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:
Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships, less the amount of certain partnership management and reporting fees paid or payable by the operating limited partnerships. The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level. The annual fund management fee charged to operations for the years ended for March 31, 2007, 2006, and 2005 are as follows:

	2007	2006	2005
Series 47	$366,787	$379,008	$382,111
Series 48	225,880	230,913	189,107
Series 49	477,740	371,524	64,300

	$1,070,407	$981,445	$635,518

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2007, 2006, and 2005 charged to each series’ operations are as follows:

	2007	2006	2005
Series 47	$24,182	$31,359	$31,106
Series 48	22,452	26,802	29,419
Series 49	27,606	35,008	36,644

	$74,240	$93,169	$97,169

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE B — RELATED PARTY TRANSACTIONS (Continued)
Boston Capital Services, Inc. received dealer-manager fees for the marketing advice and investment banking services performed at the time of the fund’s offering of BACs. The dealer-manager fees are included in partners’ capital as selling commissions and registration costs. During the years ended March 31, 2007, 2006, and 2005 dealer manager fees incurred to Boston Capital Services, Inc. are as follows:

	2007	2006	2005
Series 47	$—	$—	$286,163
Series 48	—	—	288,407
Series 49	—	138,469	711,433

	$—	$138,469	$1,286,003

The amounts presented for Dealer-Manager Fees, as retained by Boston Capital Securities, Inc, have been adjusted to reflect reimbursements made in March 2006 of certain offering expenses, including expenses associated with wholesaling services, by Boston Capital Holdings Limited Partnership to the applicable fund. These payments were voluntarily made by Boston Capital Holdings Limited Partnership following an inquiry by the NASD of Boston Capital Securities, Inc. This inquiry has been resolved. For the year ended March 31, 2006 the amounts reimbursed by Boston Capital Holdings Limited Partnership were $381,232 and $270,271, for Series 47 and Series 48, respectively.
A receivable from affiliates had been recorded as of March 31, 2005 in the amount of $773,039. This was a result of regulatory guidance concerning the treatment of certain offering costs that were paid by the Fund. This receivable was reimbursed by Boston Capital Holdings Limited Partnership as of March 31, 2006.
Other assets at March 31, 2007 and 2006 includes $531,000 of amounts due from affiliates for reimbursement of costs incurred for future series costs as the Investment General Partner has decided not to expand the fund.

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE B — RELATED PARTY TRANSACTIONS (Continued)
Boston Capital Holdings Limited Partnership is entitled to asset acquisition fees for selecting, evaluating, structuring, negotiating, and closing the fund’s acquisition of interests in the operating limited partnerships. During the years ended March 31, 2007, 2006, and 2005, acquisition fees incurred to Boston Capital Holdings Limited Partnership by series are as follows.

	2007	2006	2005
Series 47	$—	$—	$1,045,369
Series 48	—	—	1,471,598
Series 49	—	634,685	3,205,252

	$—	$634,685	$5,722,219

Accounts payable — affiliates at March 31, 2007, 2006, and 2005 represents acquisition fees, fund management fees, Operating Partnership loans and dealer-manager fees which are payable to Boston Capital Holdings Limited Partnership, Boston Capital Services, Inc., and Boston Capital Asset Management Limited Partnership.
During the years ended March 31, 2007, 2006 and 2005, the fund reimbursed affiliates of the general partner for amounts in connection with the offering of BACs. These reimbursements include, but are not limited to, postage, printing, travel and overhead allocations and are included in partners’ capital as selling commissions and registrations costs at March 31, 2007, 2006 and 2005. During the years ended March 31, 2007, 2006 and 2005, the selling commission and registration costs incurred to affiliates by series are as follows:

	2007	2006	2005
Series 47	$—	$—	$64,031
Series 48	—	—	69,484
Series 49	—	36,714	94,804

	$—	$36,714	$228,319

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS
At March 31, 2007 and 2006, the fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the fund has limited partnerships interests at March 31, 2007 and 2006 by series are as follows:

	2007	2006
Series 47	15	15
Series 48	11	10
Series 49	24	21

	50	46

Under the terms of the fund’s investment in each operating limited partnership, the fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2007 and 2006, contributions are payable to operating limited partnerships as follows:

	2007	2006
Series 47	$2,346,672	$3,731,835
Series 48	1,843,186	2,338,756
Series 49	4,897,083	12,826,512

	$9,086,941	$18,897,103

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The fund’s investments in operating limited partnerships at March 31, 2007 is summarized as follows:

	Total	Series 47	Series 48	Series 49
Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$89,100,980	$26,069,888	$17,403,479	$45,627,613

Acquisition costs of operating limited partnerships	299,840	106,953	38,454	154,433

Cumulative distributions from operating limited partnerships	(13,899)	(1,476)	(11,033)	(1,390)

Cumulative losses from operating limited partnerships	(12,716,803)	(5,790,385)	(3,502,054)	(3,424,374)

Investments in operating limited partnerships per balance sheets	76,670,118	20,384,990	13,928,846	42,356,282

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49
The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2007 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2006 (see note A).	(9,525,281)	(2,268,938)	(1,757,564)	(5,498,779)

The fund has recorded acquisition costs at March 31, 2007 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—	—	—

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	—	—	—	—

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	(139,828)	(102,839)	(36,989)	—

Impairment loss in investments in operating limited partnerships	—	—	—	—

Other	(211,349)	(22,116)	(27,261)	(161,972)

Equity per operating limited partnerships’ combined financial statements	$66,793,660	$17,991,097	$12,107,032	$36,695,531

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2006 are as follows:
COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$297,065,307	$101,090,640	$72,189,451	$123,785,216
Construction in progress	6,987,151	—	—	6,987,151
Land	23,427,710	8,214,687	6,709,244	8,503,779
Other assets	23,220,195	8,701,013	5,452,449	9,066,733

	$350,700,363	$118,006,340	$84,351,144	$148,342,879

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$202,578,783	$73,463,934	$51,821,843	$77,293,006
Accounts payable and accrued expenses	5,100,508	1,479,682	644,422	2,976,404
Other liabilities	52,478,491	16,887,672	12,787,326	22,803,493

	260,157,782	91,831,288	65,253,591	103,072,903

PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	66,793,660	17,991,097	12,107,032	36,695,531
Other partners	23,748,921	8,183,955	6,990,521	8,574,445

	90,542,581	26,175,052	19,097,553	45,269,976

	$350,700,363	$118,006,340	$84,351,144	$148,342,879

Boston Capital Tax Credit Fund V L.P. — Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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

Boston Capital Tax Credit Fund V L.P. — Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2006 in which Series 47 through Series 49 had an interest as of December 31, 2006 are as follows:
COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$26,681,925	$11,192,792	$7,301,346	$8,187,787
Interest and other	1,142,191	420,698	356,121	365,372

	27,824,116	11,613,490	7,657,467	8,553,159

Expenses
Interest	8,456,688	3,423,839	2,435,588	2,597,261
Depreciation and amortization	11,459,514	4,251,553	3,188,636	4,019,325
Taxes and insurance	4,630,653	1,790,339	1,201,824	1,638,490
Repairs and maintenance	3,324,263	1,444,252	895,416	984,595
Operating expenses	8,796,694	3,384,010	2,085,984	3,326,700
Other expenses	1,791,659	792,277	658,892	340,490

	38,459,471	15,086,270	10,466,340	12,906,861

NET LOSS	$(10,635,355)	$(3,472,780)	$(2,808,873)	$(4,353,702)

Net loss allocated to Boston Capital Tax Credit Fund V L.P.	$(6,557,864)	$(2,173,730)	$(1,641,623)	$(2,742,511)

Net loss allocated to other partners	$(4,077,491)	$(1,299,050)	$(1,167,250)	$(1,611,191)

Boston Capital Tax Credit Fund V L.P. — Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE C — INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)
The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2005 in which Series 47 through Series 49 had an interest as of December 31, 2005 are as follows:
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE D — OTHER ASSETS
At March 31, 2007 and 2006, other assets includes $957,205 and $2,555,933, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met. The cash advances at March 31, 2007 and 2006 by series are as follows:

	2007	2006
Series 47	$93,988	$—
Series 48	93,988	—
Series 49	769,229	2,555,933

	$957,205	$2,555,933

NOTE E — NOTES RECEIVABLE
Notes receivable at March 31, 2007 and 2006 consist of advance installments of $3,092,250 and $2,704,935, respectively, of capital contributions to operating limited partnerships. The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.75%. Prime was 8.25% and 7.75% as of March 31, 2007 and 2006, respectively. These notes are secured by future installments of capital contributions or paid upon demand. The carrying value of the notes receivable at March 31, 2007 and 2006 approximates fair value. The notes at March 31, 2007 and 2006 by series are as follows:

	2007	2006
Series 47	$824,301	$1,245,069
Series 48	799,602	799,602
Series 49	1,468,347	660,264

	$3,092,250	$2,704,935

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE F — RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN
For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2007 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(7,676,292)	$(2,614,783)	$(1,960,375)	$(3,101,134)

Accrued partnership management fee not deducted for income tax purposes	604,918	238,351	163,380	203,187

Other	(357,100)	(88,959)	(906,262)	638,121

Excess of tax depreciation over book depreciation on operating limited partnership assets	(2,296,174)	(1,042,879)	(643,131)	(610,164)

Impairment loss not recognized for tax purposes	—	—	—	—

Difference due to fiscal year for book purposes and calendar year for tax purposes	(916,740)	(576,955)	(318,626)	(21,159)

Income (loss) for tax return purposes, December 31, 2006	$(10,641,388)	$(4,085,225)	$(3,665,014)	$(2,891,149)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE F — RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)
For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2006 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(5,938,583)	$(3,107,786)	$(1,966,680)	$(864,117)

Accrued partnership management fee not deducted for income tax purposes	(290,224)	(244,399)	(121,984)	76,159

Other	712,634	417,922	510,983	(216,271)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,020,735)	(624,869)	(297,076)	(98,790.00)

Difference due to fiscal year for book purposes and calendar year for tax purposes	1,570,471	571,686	315,078	683,707

Income (loss) for tax return purposes, December 31, 2005	$(4,966,437)	$(2,987,446)	$(1,559,679)	$(419,312)

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE F — RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (continued)
The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2007 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships — tax return December 31, 2006	$74,096,736	$19,399,167	$12,561,209	$42,136,360

Operating limited partnerships acquired during the three month period ended March 31, 2007	—	—	—	—

Impairment loss in investment in operating limited partnerships	—	—	—	—

Other	2,573,382	985,823	1,367,637	219,922

Investments in operating limited partnerships — as reported	$76,670,118	$20,384,990	$13,928,846	$42,356,282

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

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE G — INVESTMENTS AVAILABLE-FOR-SALE
At March 31, 2007, the amortized cost and fair value of investments available-for-sale are as follows:

		Gross
	Amortized	unrealized	Fair
	cost	loss	value
Tax-exempt municipal bonds	$6,838,696	$(73,500)	$6,765,196

The amortized cost and fair value of investments available-for-sale by maturity as of March 31, 2007 is shown below:

	Amortized cost	Fair value
Due in one year or less	$4,143,900	$4,099,363
Due in one year through five years	1,628,370	1,610,869
Due in more than 5 years	1,066,426	1,054,964

	$6,838,696	$6,765,196

The tax-exempt coupon rates for the investments held during the year ranged from 2.95% to 5.47%.
Proceeds from sales and maturities of investments during the year ended March 31, 2007 were $3,769,040, resulting in a realized loss of $196,827, included in interest income.

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE G — INVESTMENTS AVAILABLE-FOR-SALE (continued)
At March 31, 2006, the amortized cost and fair value of investments available-for-sale are as follows:

		Gross
	Amortized	unrealized	Fair
	cost	loss	value
Tax-exempt municipal bonds	$13,323,121	$(135,121)	$13,188,000

The amortized cost and fair value of investments available-for-sale by maturity as of March 31, 2006 is shown below:

	Amortized cost	Fair value
Due in one year or less	$5,220,067	$5,167,126
Due in one year through five years	7,029,930	6,958,634
Due in more than 5 years	1,073,124	1,062,240

	$13,323,121	$13,188,000

The tax-exempt coupon rates for the investments held during the year ranged from 2.50% to 5.86%.
Proceeds from sales and maturities of investments during the year ended March 31, 2006 were $5,897,378, resulting in a realized loss of $223,290, included in interest income.
NOTE H — CASH EQUIVALENTS
Cash equivalents of $1,078,412 and $3,183,674 as of March 31, 2007 and 2006, respectively, include tax-exempt sweep accounts and money market accounts with interest rates ranging from 0.40% to 5.05% per annum.
On March 31, 2007 and 2006, the fund purchased $250,000 and $2,650,000 of corporate bonds and preferred stock to resell on April 2, 2007 and April 1, 2006, respectively. Interest is earned at a rate of 0.40% to 3.0% per annum.

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE I — LINE OF CREDIT
For the years ended March 31, 2006 and 2005, the partnership has a line of credit with an agent bank in the aggregate amount of $40,000,000, of which $0 was outstanding as of March 31, 2006 and March 31, 2005. The line bore interest at the prime rate (7.75% and 5.75% at March 31, 2006 and 2005, respectively) plus .25%. Interest was payable monthly. For the years ended March 31, 2006 and 2005, $90,877 and $177,780 of interest was paid. Interest was recorded as a cost of acquiring investments in operating limited partnerships and is being amortized over the life of asset. The line was guaranteed by Boston Capital Holdings, L.P. and various affiliates and expired on March 26, 2006.

Boston Capital Tax Credit Fund V L.P. —
Series 47 through 49
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2007 and 2006
NOTE J — RECONCILIATION OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
2007

Total revenue	$234,000	$191,273	$179,241	$153,469

Loss from operations	(221,020)	(256,869)	(265,684)	(374,855)

Equity in loss of investments in operating partnerships	(847,012)	(722,791)	(779,884)	(4,208,177)

Net loss	(1,068,032)	(979,660)	(1,045,568)	(4,583,032)

Net loss per unit of limited partnership interest	(0.09)	(0.08)	(0.09)	(0.39)

2006

Total revenue	$197,798	$184,360	$287,093	$189,291

Loss from operations	(270,740)	(292,334)	(156,976)	(266,491)

Equity in loss of investments in operating partnerships	(366,372)	(372,316)	(365,912)	(3,847,442)

Net loss	(637,112)	(664,650)	(522,888)	(4,113,933)

Net loss per unit of limited partnership interest	(0.05)	(0.06)	(0.04)	(0.35)

2005

Total revenue	$21,419	$50,554	$128,540	$162,339

Loss from operations	(248,568)	(131,895)	(198,056)	(379,472)

Equity in loss of investments in operating partnerships	—	—	—	(1,206,897)

Net loss	(248,568)	(131,895)	(198,056)	(1,586,369)

Net loss per unit of limited partnership interest	(0.06)	(0.02)	(0.02)	(0.15)

Boston Capital Tax Credit Fund V LP — Series 47
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2007

				Cost capitalized
				subsequent to	Gross amount at which carried
	Initial cost to company			acquisition	at close of period
											Life on which
			Buildings and			Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	Improvements	Total	depreciation	construction	acquired	computed

CAROLLTON II	1,252,499	77,000	2,291,951	576,678	77,000	2,868,629	2,945,629	160,781	11/04	04/04	5-27.5

COLEMAN FOUNTAINHEAD	518,443	10,000	310,562	786,627	10,000	1,097,189	1,107,189	78,907	03/05	03/04	5-27.5

COUNTRY BROOK	7,113,300	952,379	7,128,652	1,649,124	916,996	8,777,776	9,694,772	465,390	07/05	06/04	5-27.5

CP CONTINENTAL	7,517,921	620,000	9,890,223	89,390	620,000	9,979,613	10,599,613	1,485,254	12/04	03/04	5-27.5

DAWN SPRING	596,857	250,000	2,133,550	0	250,000	2,133,550	2,383,550	64,717	10/05	05/05	5-27.5

HILLSBORO FOUNTAINHEAD	1,705,422	60,000	1,239,844	1,423,689	60,000	2,663,533	2,723,533	191,704	07/05	03/04	5-27.5

MARBLE FALLS	6,000,000	0	0	8,820,302	0	8,820,302	8,820,302	474,524	06/05	03/04	7-40

MARION	1,339,798	67,881	1,587,930	15,381	67,881	1,603,311	1,671,192	117,692	12/04	07/04	5-40

MASTERS APARTMENTS	7,680,000	467,086	0	11,422,621	469,361	11,422,621	11,891,982	534,779	10/05	06/04	7-40

MAYFAIR	9,500,000	1,330,032	0	14,029,149	1,346,241	14,029,149	15,375,390	616,969	07/05	03/04	7-40

McEVER VINEYARDS	10,955,723	1,864,444	15,251,440	(41,593)	1,964,444	15,209,847	17,174,291	1,108,197	11/03	12/04	5-27.5

PARK PLAZA	761,207	31,600	1,013,065	0	31,600	1,013,065	1,044,665	76,084	11/04	11/04	5-27.5

PARKLAND MANOR	2,538,683	180,000	1,428,560	3,788,231	180,000	5,216,791	5,396,791	259,774	05/05	07/04	5-27.5

PECAN ACRES	2,634,081	277,706	4,787,302	0	277,706	4,787,302	5,065,008	289,166	12/04	06/04	5-27.5

WELLINGTON	13,350,000	1,896,000	0	18,147,987	1,943,458	18,147,987	20,091,445	756,087	07/05	01/04	7-40

	73,463,934	8,084,128	47,063,079	60,707,586	8,214,687	107,770,665	115,985,352	6,680,025
     Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2006.
     There were no carrying costs as of December 31, 2006. The column has been omitted for presentation purposes.

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 47
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	53,917,190
Improvements, etc	0
Other	0

		$53,917,190
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/05		$53,917,190
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	2,383,550
Improvements, etc	58,456,461
Other	0

		$60,840,011

Deductions during period:
Cost of real estate sold	$0
Other	(1,153,533)

		$(1,153,533)

Balance at close of period - 3/31/06		$113,603,668
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	2,381,684
Other	0

		$2,381,684

Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/07		$115,985,352

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 47 (continued)
Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/04		$0

Current year expense	$740,478

Balance at close of period - 3/31/05		$740,478

Current year expense	$2,249,366

Balance at close of period - 3/31/06		$2,989,844

Current year expense	$3,690,181

Balance at close of period - 3/31/07		$6,680,025

Boston Capital Tax Credit Fund IV LP — Series 48
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2007

				Cost capitalized
				subsequent to	Gross amount at which carried
	Initial cost to company			acquisition	at close of period
											Life on which
			Buildings and			Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	Improvements	Total	depreciation	construction	acquired	computed

COLUSA AVE	1,982,664	133,857	1,425,873	1,143,541	126,503	2,569,414	2,695,917	194,271	05/05	07/04	5.27.5

COLEMAN FOUNTAINHEAD	518,442	10,000	1,097,189	0	10,000	1,097,189	1,107,189	78,907	03/05	03/04	5-27.5

CTP LP (CONTEMPO)	1,556,620	0	750,313	1,489,287	105,000	2,239,600	2,344,600	213,618	08/05	08/04	5.27.5

MASTERS APTS	7,680,000	467,086	0	11,422,621	469,361	11,422,621	11,891,982	534,779	10/05	06/04	7-40

MAYFAIR PARK	9,500,000	1,330,032	0	14,029,149	1,346,241	14,029,149	15,375,390	616,969	07/05	03/04	7-40

MCEVER VINYARDS	11,326,305	1,864,444	15,251,440	(41,593)	1,964,444	15,209,847	17,174,291	1,108,197	12/04	11/03	5.27.5

PDC SIXTY	1,356,541	100,000	2,528,242	525,954	100,000	3,054,196	3,154,196	290,169	03/05	04/04	5.27.5

STARLITE VILLAGE	1,388,836	200,000	0	2,866,442	200,000	2,866,442	3,066,442	126,658	06/05	11/04	5.27.5

UMATILLA LINKS ASSOC	2,016,922	140,874	2,179,908	50,096	140,874	2,230,004	2,370,878	169,444	11/04	06/04	5.27.5

WELLINGTON PARK	13,350,000	1,896,000	0	18,147,987	1,943,458	18,147,987	20,091,445	756,087	07/05	01/04	7-40

WYNDHAM EMPORIA PTRS	1,145,513	0	0	3,626,281	303,363	3,626,281	3,929,644	214,180	05/05	08/04	5.27.5

	51,821,843	6,142,293	23,232,965	53,259,765	6,709,244	76,492,730	83,201,974	4,303,279
     Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2006.
     There were no carrying costs as of December 31, 2006. The column has been omitted for presentation purposes.

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 48
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	28,268,069
Improvements, etc	0
Other	0

		$28,268,069

Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/05		$28,268,069
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	51,606,258
Other	0

		$51,606,258

Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/06		$79,874,327
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	1,107,189
Improvements, etc	2,220,458
Other	0

		$3,327,647

Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/07		$83,201,974

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 48 (continued)

Balance at beginning of period - 4/1/04		$0

Current year expense	$176,445

Balance at close of period - 3/31/05		$176,445

Current year expense	$1,360,813

Balance at close of period - 3/31/06		$1,537,258

Current year expense	$2,766,021

Balance at close of period - 3/31/07		$4,303,279

Boston Capital Tax Credit Fund IV LP — Series 49
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2007

				Cost capitalized
				subsequent to	Gross amount at which carried
	Initial cost to company			acquisition	at close of period
											Life on which
			Buildings and			Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	Improvements	Total	depreciation	construction	acquired	computed

BRISTOL APARTMENTS	12,625,000	1,842,588	19,759,757	(182,906)	1,856,346	19,576,851	21,433,197	750,610	11/05	05/04	5-27.5

CAMERON FOUNTAINHEAD	1,804,911	65,200	2,785,152	0	65,200	2,785,152	2,850,352	89,858	07/06	02/05	5-27.5

COLUMBIA SR. @ BLACKSHEAR	46,515	0	0	0	337,557	0	337,557	0	U/C	12/05	5-27.5

COUNTRY BROOK	7,113,300	916,996	8,777,776	0	916,996	8,777,776	9,694,772	465,390	07/05	06/04	5-27.5

GARDEN GRACE	3,319,920	125,000	2,972,000	3,458,510	125,000	6,430,510	6,555,510	84,248	07/06	10/05	N/A

KAUFMAN FOUNTAINHEAD	1,700,449	50,800	1,347,096	1,752,744	50,800	3,099,840	3,150,640	87,539	12/06	02/05	5-27.5

LINDA VILLA	1,196,493	210,000	2,640,391	0	210,000	2,640,391	2,850,391	89,164	10/05	05/05	5-27.5

LINDENS-BARTLESVILLE	1,100,000	0	0	4,409,842	305,090	4,409,842	4,714,932	77,227	06/06	05/05	N/A

LINDENS-SHAWNEE	1,193,801	0	0	4,399,200	129,171	4,399,200	4,528,371	110,139	02/06	12/04	N/A

MARBLE FALLS	6,000,000	0	8,820,302	0	0	8,820,302	8,820,302	474,524	06/05	03/04	7-40

MAVERICK FOUNTAINHEAD	556,891	39,000	981,577	0	39,000	981,577	1,020,577	21,845	09/06	06/05	5-27.5

MEADOW GLEN	1,281,935	64,765	1,627,749	0	64,765	1,627,749	1,692,514	106,221	07/05	10/05	5-40

NEW CHESTER TOWNHOUSES	1,851,255	0	0	716,481	290,605	716,481	1,007,086	26,735	11/06	03/06	N/A

PERRYTON FOUNTAINHEAD	1,760,999	24,100	1,726,417	1,404,351	24,100	3,130,768	3,154,868	93,169	12/06	02/05	5-27.5

POST OAKS	13,600,000	1,597,148	0	18,843,070	1,608,928	18,843,070	20,451,998	765,226	05/06	07/04	7-40

RENAISSANCE VILLAGE	764,146	207,500	780,689	2,798,480	237,000	3,579,169	3,816,169	66,361	05/06	05/05	5-27.5

RICHWOOD APARTMENTS	1,358,083	0	0	2,097,035	50,000	2,097,035	2,147,035	44,197	08/06	12/05	N/A

RIDGEVIEW MOUNT VERNON	4,364,258	800,000	5,551,405	(11,517)	800,000	5,539,888	6,339,888	261,520	08/05	01/05	5-27.5

ROSEHILL OF TOPEKA II	2,412,376	215,000	0	5,723,730	215,000	5,723,730	5,938,730	238,784	04/05	08/04	10-40

Boston Capital Tax Credit Fund IV LP — Series 49
Schedule III — Real Estate and Accumulated Depreciation
March 31, 2007

				Cost capitalized
				subsequent to	Gross amount at which carried
	Initial cost to company			acquisition	at close of period
											Life on which
			Buildings and			Buildings and		Accumulated	Date of	Date	depreciation is
Description	Encumbrances	Land	improvements	Improvements	Land	Improvements	Total	depreciation	construction	acquired	computed

ROSEWOOD PLACE	8,838,130	1,050,000	2,895,685	13,328,263	1,050,000	16,223,948	17,273,948	180,377	07/06	02/05	10-40

RURAL HOUSING PARTNERS KEWAUNEE	1,275,800	31,226	2,356,135	0	31,226	2,356,135	2,387,361	334,213	10/05	07/05	5-27.5

RURAL HOUSING PARTNERS MAUSTON I & II	798,615	16,995	1,468,725	1,965	16,995	1,470,690	1,487,685	238,459	06/05	03/05	5-27.5

THE GARDENS OF ATHENS	1,342,776	45,000	3,542,567	0	45,000	3,542,567	3,587,567	102,907	12/05	01/05	10-40

UNION SQ HOUSING	987,353	35,000	1,786,074	0	35,000	1,786,074	1,821,074	64,816	09/05	02/05	5-40

	77,293,006	7,336,318	69,819,497	58,739,248	8,503,779	128,558,745	137,062,524	4,773,529
     Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2006.
     U/C-Property was under construction as of March 31, 2007
     There were no carrying costs as of December 31, 2006. The column has been omitted for presentation purposes.

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 49
Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/04		$0
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	1,812,148
Improvements, etc	0
Other	0

		$1,812,148
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/05		$1,812,148
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	61,777,966
Improvements, etc	12,237,989
Other	0

		$74,015,955
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/06		$75,828,103
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	13,565,701
Improvements, etc	47,668,720
Other	0

		$61,234,421
Deductions during period:
Cost of real estate sold	$0
Other	0

		$0

Balance at close of period - 3/31/07		$137,062,524

Notes to Schedule III
Boston Capital Tax Credit Fund IV LP — Series 49 (continued)

Balance at beginning of period - 4/1/04		$0

Current year expense	$0

Balance at close of period - 3/31/05		$0

Current year expense	$865,440

Balance at close of period - 3/31/06		$865,440

Current year expense	$3,908,089

Balance at close of period - 3/31/07		$4,773,529