Form 10-K, Exhibit 13
period 2008-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2008-07-14
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2008 AND 2007

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49 in total and for each series, as of March 31, 2008 and 2007, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2008. These financial statements are the responsibility of the partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series, as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Reznick Group, P.C.

Bethesda, Maryland

July 14, 2008

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2008	2007
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$69,252,590	$76,670,118

OTHER ASSETS
Cash and cash equivalents	2,254,324	1,336,613
Investments	1,527,282	6,765,196
Notes receivable	1,637,077	3,092,250
Deferred acquisition costs, net of accumulated amortization	8,641,438	8,996,600
Other assets	960,955	1,514,914

	$84,273,666	$98,375,691

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$2,811	$843
Accounts payable - affiliates	593,979	682,342
Capital contributions payable	3,079,402	9,086,941

	3,676,192	9,770,126

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2008 and 2007 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2008 and 2007	80,672,716	88,718,571
General partner	(59,671)	(39,506)
Accumulated other comprehensive income (loss)	(15,571)	(73,500)

	80,597,474	88,605,565

	$84,273,666	$98,375,691

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2008	2007
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$18,281,871	$20,384,990

OTHER ASSETS
Cash and cash equivalents	191,785	467,594
Investments	544,062	1,568,343
Notes receivable	155,857	824,301
Deferred acquisition costs, net of accumulated amortization	2,547,797	2,653,901
Other assets	43,989	93,988

	$21,765,361	$25,993,117

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$954	$385
Accounts payable - affiliates	276,707	238,351
Capital contributions payable	288,745	2,346,672

	566,406	2,585,408

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2008 and 2007 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner 3,478,334 issued and outstanding at March 31, 2008 and 2007	21,228,156	23,441,966
General partner	(23,697)	(18,149)
Accumulated other comprehensive income (loss)	(5,504)	(16,108)

	21,198,955	23,407,709

	$21,765,361	$25,993,117

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2008	2007
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$12,369,432	$13,928,846

OTHER ASSETS
Cash and cash equivalents	204,135	243,438
Investments	612,594	1,013,869
Notes receivable	155,857	799,602
Deferred acquisition costs, net of accumulated amortization	1,714,652	1,784,974
Other assets	43,989	93,988

	$15,100,659	$17,864,717

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$684	$115
Accounts payable - affiliates	301,760	163,380
Capital contributions payable	490,876	1,843,186

	793,320	2,006,681

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2008 and 2007 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner 2,299,372 issued and outstanding at March 31, 2008 and 2007	14,328,767	15,879,583
General partner	(14,977)	(11,090)
Accumulated other comprehensive income (loss)	(6,451)	(10,457)

	14,307,339	15,858,036

	$15,100,659	$17,864,717

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2008	2007
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$38,601,287	$42,356,282

OTHER ASSETS
Cash and cash equivalents	1,858,404	625,581
Investments	370,626	4,182,984
Notes receivable	1,325,363	1,468,347
Deferred acquisition costs, net of accumulated amortization	4,378,989	4,557,725
Other assets	872,977	1,326,938

	$47,407,646	$54,517,857

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$1,173	$343
Accounts payable - affiliates	15,512	280,611
Capital contributions payable	2,299,781	4,897,083

	2,316,466	5,178,037

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2008 and 2007 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2008 and 2007	45,115,793	49,397,022
General partner	(20,997)	(10,267)
Accumulated other comprehensive income (loss)	(3,616)	(46,935)

	45,091,180	49,339,820

	$47,407,646	$54,517,857

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

	Total
	Year ended March 31, 2008	Year ended March 31, 2007
Income
Interest income	$486,728	$744,783
Other income	9,036	13,200

Total income	495,764	757,983

Share of losses from operating limited partnerships	(6,277,335)	(6,557,864)

Expenses
Professional fees	145,800	155,760
Partnership management fee	981,860	1,070,407
Amortization	371,747	364,508
General and administrative expenses	170,466	285,736
Impairment loss	614,576	—

	2,284,449	1,876,411

NET LOSS	$(8,066,020)	$(7,676,292)

Net loss allocated to general partner	$(20,165)	$(19,191)

Net loss allocated to limited partner	$(8,045,855)	$(7,657,101)

Net loss per BAC	$(0.68)	$(0.65)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 47
	Year ended March 31, 2008	Year ended March 31, 2007
Income
Interest income	$171,142	$154,171
Other income	750	—

Total income	171,892	154,171

Share of losses from operating limited partnerships	(1,644,748)	(2,173,730)

Expenses
Professional fees	43,649	44,819
Partnership management fee	338,738	366,787
Amortization	110,218	110,084
General and administrative expenses	51,127	73,534
Impairment loss	202,770	—

	746,502	595,224

NET LOSS	$(2,219,358)	$(2,614,783)

Net loss allocated to general partner	$(5,548)	$(6,537)

Net loss allocated to limited partner	$(2,213,810)	$(2,608,246)

Net loss per BAC	$(0.64)	$(0.75)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 48
	Year ended March 31, 2008	Year ended March 31, 2007
Income
Interest income	$160,854	$59,314
Other income	—	—

Total income	160,854	59,314

Share of losses from operating limited partnerships	(1,336,247)	(1,641,623)

Expenses
Professional fees	36,345	34,405
Partnership management fee	206,055	225,880
Amortization	71,787	71,770
General and administrative expenses	40,584	46,011
Impairment loss	24,539	—

	379,310	378,066

NET LOSS	$(1,554,703)	$(1,960,375)

Net loss allocated to general partner	$(3,887)	$(4,901)

Net loss allocated to limited partner	$(1,550,816)	$(1,955,474)

Net loss per BAC	$(0.67)	$(0.85)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 49
	Year ended March 31, 2008	Year ended March 31, 2007
Income
Interest income	$154,732	$531,298
Other income	8,286	13,200

Total income	163,018	544,498

Share of losses from operating limited partnerships	(3,296,340)	(2,742,511)

Expenses
Professional fees	65,806	76,536
Partnership management fee	437,067	477,740
Amortization	189,742	182,654
General and administrative expenses	78,755	166,191
Impairment loss	387,267	—

	1,158,637	903,121

NET LOSS	$(4,291,959)	$(3,101,134)

Net loss allocated to general partner	$(10,730)	$(7,753)

Net loss allocated to limited partner	$(4,281,229)	$(3,093,381)

Net loss per BAC	$(0.71)	$(0.52)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 trhough Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Year ended March 31, 2008 and 2007

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Total	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2006	$96,375,672	$(20,315)	$(135,121)		$96,220,236

Comprehensive income (loss)
Net income (loss)	(7,657,101)	(19,191)	—	$(7,676,292)	(7,676,292)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	61,621	61,621	61,621

Total comprehensive income (loss)				$(7,614,671)

Partners’ capital (deficit), March 31, 2007	88,718,571	(39,506)	(73,500)		88,605,565

Comprehensive income (loss)
Net income (loss)	(8,045,855)	(20,165)	—	$(8,066,020)	(8,066,020)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	57,929	57,929	57,929

Total comprehensive income (loss)				$(8,008,091)

Partners’ capital (deficit), March 31, 2008	$80,672,716	$(59,671)	$(15,571)		$80,597,474

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 trhough Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2008 and 2007

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 47	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2006	$26,050,212	$(11,612)	$(26,871)		$26,011,729

Comprehensive income (loss)
Net income (loss)	(2,608,246)	(6,537)	—	$(2,614,783)	(2,614,783)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	10,763	10,763	10,763

Total comprehensive income (loss)				$(2,604,020)

Partners’ capital (deficit), March 31, 2007	$23,441,966	$(18,149)	$(16,108)		$23,407,709

Comprehensive income (loss)
Net income (loss)	(2,213,810)	(5,548)	—	$(2,219,358)	(2,219,358)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	10,604	10,604	10,604

Total comprehensive income (loss)				$(2,208,754)

Partners’ capital (deficit), March 31, 2008	$21,228,156	$(23,697)	$(5,504)		$21,198,955

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 trhough Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2008 and 2007

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 48	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2006	$17,835,057	$(6,189)	$(11,938)		$17,816,930

Comprehensive income (loss)
Net income (loss)	(1,955,474)	(4,901)	—	$(1,960,375)	(1,960,375)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	1,481	1,481	1,481

Total comprehensive income (loss)				$(1,958,894)

Partners’ capital (deficit), March 31, 2007	15,879,583	(11,090)	(10,457)		15,858,036

Comprehensive income (loss)
Net income (loss)	(1,550,816)	(3,887)	—	$(1,554,703)	(1,554,703)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	4,006	4,006	4,006

Total comprehensive income (loss)				$(1,550,697)

Partners’ capital (deficit), March 31, 2008	$14,328,767	$(14,977)	$(6,451)		$14,307,339

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 trhough Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2008 and 2007

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 49	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2006	$52,490,403	$(2,514)	$(96,312)		$52,391,577

Comprehensive income (loss)
Net income (loss)	(3,093,381)	(7,753)	—	$(3,101,134)	(3,101,134)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	49,377	49,377	49,377

Total comprehensive income (loss)				$(3,051,757)

Partners’ capital (deficit), March 31, 2007	$49,397,022	$(10,267)	$(46,935)		$49,339,820

Comprehensive income (loss)
Net income (loss)	(4,281,229)	(10,730)	—	$(4,291,959)	(4,291,959)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	43,319	43,319	43,319

Total comprehensive income (loss)				$(4,248,640)

Partners’ capital (deficit), March 31, 2008	$45,115,793	$(20,997)	$(3,616)		$45,091,180

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

	Total
	Year ended March 31, 2008	Year ended March 31, 2007
Cash flows from operating activities
Net loss	$(8,066,020)	$(7,676,292)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	6,277,335	6,557,864
Impairment loss	614,576	—
Distributions received from operating limited partnerships	45,214	13,161
Amortization	371,747	364,508
Changes in assets and liabilities
Other assets	369,731	(858,892)
Accounts payable and accrued expenses	1,968	(88,464)
Accounts payable - affiliates	(88,363)	604,918

Net cash provided by (used in) operating activities	(473,812)	(1,083,197)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(3,149,897)	(8,917,965)
(Advances) to repayments from operating limited partnerships	(754,423)	(917,315)
Purchase of investments (net of proceeds from sales and maturities of investments)	5,295,843	6,484,425
Acquisition costs paid for operating limited partnerships	—	(172,745)

Net cash provided by (used in) investing activities	1,391,523	(3,523,600)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	917,711	(4,606,797)

Cash and cash equivalents, beginning	1,336,613	5,943,410

Cash and cash equivalents, end	$2,254,324	$1,336,613

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Total
	Year ended March 31, 2008	Year ended March 31, 2007
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$324,962	$2,312,706

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$2,397,572	$3,085,933

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$3,748	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$785,032	$118,970

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 47
	Year ended March 31, 2008	Year ended March 31, 2007
Cash flows from operating activities
Net loss	$(2,219,358)	$(2,614,783)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,644,748	2,173,730
Impairment loss	202,770	—
Distributions received from operating limited partnerships	1,955	738
Amortization	110,218	110,084
Changes in assets and liabilities
Other assets	(43,989)	(83,948)
Accounts payable and accrued expenses	569	(3,750)
Accounts payable - affiliates	38,356	238,351

Net cash provided by (used in) operating activities	(264,731)	(179,578)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(914,805)	(1,370,863)
(Advances) to repayments from operating limited partnerships	(131,158)	420,768
Purchase of investments (net of proceeds from sales and maturities of investments)	1,034,885	850,954
Acquisition costs paid for operating limited partnerships	—	(6,773)

Net cash provided by (used in) investing activities	(11,078)	(105,914)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(275,809)	(285,492)

Cash and cash equivalents, beginning	467,594	753,086

Cash and cash equivalents, end	$191,785	$467,594

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 47
	Year ended March 31, 2008	Year ended March 31, 2007
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$28,096

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$893,590	$—

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$249,532	$42,396

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 48
	Year ended March 31, 2008	Year ended March 31, 2007
Cash flows from operating activities
Net loss	$(1,554,703)	$(1,960,375)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,336,247	1,641,623
Impairment loss	24,539	—
Distributions received from operating limited partnerships	13,526	11,033
Amortization	71,787	71,770
Changes in assets and liabilities
Other assets	(43,989)	(92,311)
Accounts payable and accrued expenses	569	—
Accounts payable - affiliates	138,380	163,380

Net cash provided by (used in) operating activities	(13,644)	(164,880)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(275,083)	(475,247)
(Advances) to repayments from operating limited partnerships	(155,857)	—
Purchase of investments (net of proceeds from sales and maturities of investments)	405,281	(81,409)
Acquisition costs paid for operating limited partnerships	—	(1,338)

Net cash provided by (used in) investing activities	(25,659)	(557,994)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(39,303)	(722,874)

Cash and cash equivalents, beginning	243,438	966,312

Cash and cash equivalents, end	$204,135	$243,438

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 48
	Year ended March 31, 2008	Year ended March 31, 2007
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$16,718

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$893,590	$—

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$183,637	$37,041

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 49
	Year ended March 31, 2008	Year ended March 31, 2007
Cash flows from operating activities
Net loss	$(4,291,959)	$(3,101,134)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	3,296,340	2,742,511
Impairment loss	387,267	—
Distributions received from operating limited partnerships	29,733	1,390
Amortization	189,742	182,654
Changes in assets and liabilities
Other assets	457,709	(682,633)
Accounts payable and accrued expenses	830	(84,714)
Accounts payable - affiliates	(265,099)	203,187

Net cash provided by (used in) operating activities	(195,437)	(738,739)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(1,960,009)	(7,071,855)
(Advances) to repayments from operating limited partnerships	(467,408)	(1,338,083)
Purchase of investments (net of proceeds from sales and maturities of investments)	3,855,677	5,714,880
Acquisition costs paid for operating limited partnerships	—	(164,634)

Net cash provided by (used in) investing activities	1,428,260	(2,859,692)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,232,823	(3,598,431)

Cash and cash equivalents, beginning	625,581	4,224,012

Cash and cash equivalents, end	$1,858,404	$625,581

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 49
	Year ended March 31, 2008	Year ended March 31, 2007
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$324,962	$2,267,892

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$610,392	$3,085,933

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$3,748	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$351,863	$39,533

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2008 and 2007

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

The BAC’s issued and outstanding in each series at March 31, 2008 and 2007 are as follows:

	2008	2007

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the fund and the estimated residual value of the investment.  In addition, deferred acquisition costs related to each investment are evaluated for impairment when an impairment loss has reduced an investment balance to zero. An impairment loss has been recognized for the year ended March 31, 2008, of $614,576.

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

During the years ended March 31, 2008 and 2007, the fund acquired interests in operating limited partnerships as follows:

	2008	2007

Series 47	—	—
Series 48	—	1
Series 49	—	3

	—	4

Deferred Acquisition Costs

Deferred acquisition costs are being amortized on the straight-line method over 27.5 years.

Accumulated amortization as of March 31, 2008 and 2007 are as follows:

	2008	2007

Series 47	$366,434	$260,330
Series 48	233,932	163,610
Series 49	515,258	336,522

	$1,115,624	$760,462

The amortization of deferred acquisition costs for each of the ensuing 5 years through March 31, 2013 is estimated to be $355,162 per year.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capitalized Expenses

Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships.  Such costs are being amortized on the straight-line method over 27.5 years.

Accumulated amortization for capitalized expenses as of March 31, 2008 and 2007 are as follows:

	2008	2007

Series 47	$13,347	$9,233
Series 48	4,738	3,273
Series 49	23,125	12,119

	$41,210	$24,625

The amortization of capitalization expense for each of the ensuing 5 years through March 31, 2013 is estimated to be $11,685 per year.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners and assignees individually.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year.  The weighted average number of units in Series 47, 48 and 49 at March 31, 2008 and 2007 are as follows:

	2008	2007

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2008 and 2007, the fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships.  The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level.  The annual fund management fee charged to operations for the years ended for March 31, 2008 and 2007  are as follows:

	2008	2007

Series 47	$388,356	$388,351
Series 48	238,380	238,380
Series 49	510,666	499,821

	$1,137,402	$1,126,552

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the operating partnerships, less the amount of various asset management and reporting fees paid by the operating limited partnerships.  The reporting fees paid by the operating limited partnerships for the years ended March 31, 2008 and 2007 are as follows:

	2008	2007

Series 47	$49,618	$21,564
Series 48	32,325	12,500
Series 49	73,599	22,081

	$155,542	$56,145

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE B - RELATED PARTY TRANSACTIONS (Continued)

The fund management fees paid by the operating limited partnerships for the year ended March 31, 2008 and 2007 are as follows:

	2008	2007

Series 47	$350,000	$150,000
Series 48	100,000	75,000
Series 49	775,765	296,634

	$1,225,765	$521,634

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2008 and 2007, charged to each series’ operations are as follows:

	2008	2007

Series 47	$26,123	$24,182
Series 48	23,958	22,452
Series 49	30,214	27,606

	$80,295	$74,240

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2008 and 2007, the fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes.  The number of operating limited partnerships in which the fund has limited partnership interests at March 31, 2008 and 2007 by series are as follows:

	2008	2007

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the fund’s investment in each operating limited partnership, the fund is required to make capital contributions to the operating limited partnerships.  These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations.  At March 31, 2008 and 2007, contributions are payable to operating limited partnerships as follows:

	2008	2007

Series 47	$288,745	$2,346,672
Series 48	490,876	1,843,186
Series 49	2,299,781	4,897,083

	$3,079,402	$9,086,941

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2008 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,620,577	$25,816,242	$17,218,377	$45,585,958

Acquisition costs of operating limited partnerships	299,840	106,953	38,454	154,433

Cumulative distributions from operating limited partnerships	(59,113)	(3,431)	(24,559)	(31,123)

Cumulative impairment loss in investments in operating limited partnerships	(614,576)	(202,770)	(24,539)	(387,267)

Cumulative losses from operating limited partnerships	(18,994,138)	(7,435,123)	(4,838,301)	(6,720,714)

Investments in operating limited partnerships per balance sheets	69,252,590	18,281,871	12,369,432	38,601,287

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2008 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2007 (see note A).	(3,501,704)	(244,757)	(530,609)	(2,726,338)

The fund has recorded acquisition costs at March 31, 2008 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—	—	—

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	—	—	—	—

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	28,030	—		28,030

Cumulative impairment loss in investments in operating limited partnerships	614,576	202,770	24,539	387,267

Other	(286,813)	(121,675)	(37,575)	(127,563)

Equity per operating limited partnerships’ combined financial statements	$66,106,679	$18,118,209	$11,825,787	$36,162,683

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2007 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$89,100,980	$26,069,888	$17,403,479	$45,627,613

Acquisition costs of operating limited partnerships	299,840	106,953	38,454	154,433

Cumulative distributions from operating limited partnerships	(13,899)	(1,476)	(11,033)	(1,390)

Cumulative impairment loss in investments in operating limited partnerships	—	—	—	—

Cumulative losses from operating limited partnerships	(12,716,803)	(5,790,375)	(3,502,054)	(3,424,374)

Investments in operating limited partnerships per balance sheets	76,670,118	20,384,990	13,928,846	42,356,282

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2007 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2006 (see note A).	(9,525,281)	(2,268,938)	(1,757,564)	(5,498,779)

The fund has recorded acquisition costs at March 31, 2007 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—	—	—

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	—	—	—	—

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	—	—	—	—

Cumulative impairment loss in investments in operating limited partnerships	—	—	—	—

Other	(351,177)	(124,955)	(64,250)	(161,972)

Equity per operating limited partnerships’ combined financial statements	$66,793,660	$17,991,097	$12,107,032	$36,695,531

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2007 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$296,634,742	$97,445,843	$69,507,142	$129,681,757
Construction in progress	—	—	—	—
Land	23,428,779	8,214,687	6,709,244	8,504,848
Other assets	22,834,957	8,893,528	5,525,490	8,415,939

	$342,898,478	$114,554,058	$81,741,876	$146,602,544

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$202,229,043	$72,803,554	$51,319,810	$78,105,679
Accounts payable and accrued expenses	3,369,951	1,115,738	424,943	1,829,270
Other liabilities	45,986,093	14,005,685	10,926,173	21,054,235

	251,585,087	87,924,977	62,670,926	100,989,184
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	66,106,679	18,118,209	11,825,787	36,162,683
Other partners	25,206,712	8,510,872	7,245,163	9,450,677

	91,313,391	26,629,081	19,070,950	45,613,360

	$342,898,478	$114,554,058	$81,741,876	$146,602,544

Boston Capital Tax Credit Fund V L.P.

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008, 2007 and 2006

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2007 in which Series 47 through Series 49 had an interest as of December 31, 2007 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$29,901,870	$11,608,668	$7,630,511	$10,662,691
Interest and other	1,620,344	387,035	339,505	893,804

	31,522,214	11,995,703	7,970,016	11,556,495
Expenses
Interest	8,747,482	3,254,726	2,310,239	3,182,517
Depreciation and amortization	11,547,198	3,849,381	2,871,884	4,825,933
Taxes and insurance	3,983,001	1,555,619	919,715	1,507,667
Repairs and maintenance	3,231,700	1,256,587	727,266	1,247,847
Operating expenses	10,316,040	3,651,435	2,452,437	4,212,168
Other expenses	2,463,568	994,500	871,371	597,697

	40,288,989	14,562,248	10,152,912	15,573,829

NET LOSS	$(8,766,775)	$(2,566,545)	$(2,182,896)	$(4,017,334)

Net loss allocated to Boston Capital Tax Credit Fund V L.P.	$(6,277,335)	$(1,644,748)	$(1,336,247)	$(3,296,340)

Net loss allocated to other partners	$(2,489,440)	$(921,797)	$(846,649)	$(720,994)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE D - OTHER ASSETS

At March 31, 2008 and 2007, other assets includes $769,229 and $957,205, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met.  The cash advances at March 31, 2008 and 2007 by series are as follows:

	2008	2007

Series 47	$—	$93,988
Series 48	—	93,988
Series 49	769,229	769,229

	$769,229	$957,205

NOTE E - NOTES RECEIVABLE

Notes receivable at March 31, 2008 and 2007 consist of advance installments of $1,637,077 and $3,092,250, respectively, of capital contributions to operating limited partnerships.  The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.%.  Prime was 5.25% and 8.25% as of March 31, 2008 and 2007, respectively.  These notes are secured by future installments of capital contributions or paid upon demand.  The carrying value of the notes receivable at March 31, 2008 and 2007 approximates fair value.  The notes at March 31, 2008 and 2007 by series are as follows:

	2008	2007

Series 47	$155,857	$824,301
Series 48	155,857	799,602
Series 49	1,325,363	1,468,347

	$1,637,077	$3,092,250

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2008 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(8,066,020)	$(2,219,358)	$(1,554,703)	$(4,291,959)

Accrued partnership management fee not deducted (deducted) for income tax purposes	(88,363)	38,356	138,380	(265,099)

Other	110,548	(200,276)	(48,542)	359,366

Excess of tax depreciation over book depreciation on operating limited partnership assets	(2,055,342)	(881,983)	(564,451)	(608,908)

Impairment loss not recognized for tax purposes	614,576	202,770	24,539	387,267

Difference due to fiscal year for book purposes and calendar year for tax purposes	(154,258)	(22,538)	(59,400)	(72,320)

Income (loss) for tax return purposes, December 31, 2007	$(9,638,859)	$(3,083,029)	$(2,064,177)	$(4,491,653)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2007 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(7,676,292)	$(2,614,783)	$(1,960,375)	$(3,101,134)

Accrued partnership management fee not deducted (deducted) for income tax purposes	604,918	238,351	163,380	203,187

Other	(357,100)	(88,959)	(906,262)	638,121

Excess of tax depreciation over book depreciation on operating limited partnership assets	(2,296,174)	(1,042,879)	(643,131)	(610,164)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(916,740)	(576,955)	(318,626)	(21,159)

Income (loss) for tax return purposes, December 31, 2006	$(10,641,388)	$(4,085,225)	$(3,665,014)	$(2,891,149)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2008 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2007	$64,991,519	$16,141,976	$10,405,209	$38,444,334

Impairment loss in investment in operating limited partnerships	(614,576)	(202,770)	(24,539)	(387,267)

Other	4,875,647	2,342,665	1,988,762	544,220

Investments in operating limited partnerships - as reported	$69,252,590	$18,281,871	$12,369,432	$38,601,287

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2007 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2006	$74,096,736	$19,399,167	$12,561,209	$42,136,360

Impairment loss in investment in operating limited partnerships	—	—	—	—

Other	2,573,382	985,823	1,367,637	219,922

Investments in operating limited partnerships - as reported	$76,670,118	$20,384,990	$13,928,846	$42,356,282

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE G - INVESTMENTS AVAILABLE-FOR-SALE

At March 31, 2008, the amortized cost and fair value of investments available-for-sale are as follows:

	Amortized cost	Gross unrealized loss	Fair value
Tax-exempt municipal bonds	$1,542,853	$(15,571)	$1,527,282

The amortized cost and fair value of investments available-for-sale by maturity as of March 31, 2008 is shown below:

	Amortized cost	Fair value
Due in one year or less	$1,097,954	$1,086,873
Due in one year through five years	—	—
Due in more than 5 years	444,899	440,409
	$1,542,853	$1,527,282

The tax-exempt coupon rates for the investments held during the year ranged from 3.48% to 5.45%.

Proceeds from sales and maturities of investments during the year ended March 31, 2008 were $3,850,042, resulting in a realized loss of $135,848, included in interest income.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE G - INVESTMENTS AVAILABLE-FOR-SALE (continued)

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

Proceeds from sales and maturities of investments during the year ended March 31, 2007 were $3,769,040, resulting in a realized loss of $196,827, included in interest income

NOTE H - CASH EQUIVALENTS

Cash equivalents of $2,252,160 and $1,078,412 as of March 31, 2008 and 2007, respectively, include tax-exempt sweep accounts and money market accounts with interest rates ranging from 2.31% to 5.47% per annum.

On March 31, 2007, the fund purchased $250,000 of corporate bonds and preferred stock to resell on April 2, 2007.  Interest is earned at a rate of 0.40% per annum.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2008 and 2007

NOTE I - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) or the Securities Investor Protection Corporation (SIPC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC or SIPC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2008.