Form 10-K, Exhibit 13
period 2009-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2009-07-07
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2009 AND 2008

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49 in total and for each series, as of March 31, 2009 and 2008, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2009. These financial statements are the responsibility of the partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series, as of March 31, 2009 and 2008, and the results of its operations and its cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Reznick Group, P.C.

Bethesda, Maryland

June 30, 2009

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS

March 31,

	Total
	2009	2008
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$60,197,064	$69,252,590

OTHER ASSETS
Cash and cash equivalents	3,042,878	2,254,324
Investments	—	1,527,282
Notes receivable	1,694,976	1,637,077
Deferred acquisition costs, net of accumulated amortization	8,286,275	8,641,438
Other assets	918,456	960,955

	$74,139,649	$84,273,666

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$2,811
Accounts payable - affiliates	1,081,813	593,979
Capital contributions payable	3,065,745	3,079,402

	4,148,401	3,676,192

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2009 and 2008 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2009 and 2008	70,077,473	80,672,716
General partner	(86,225)	(59,671)
Accumulated other comprehensive income (loss)	—	(15,571)

	69,991,248	80,597,474

	$74,139,649	$84,273,666

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2009	2008
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$15,657,200	$18,281,871

OTHER ASSETS
Cash and cash equivalents	490,890	191,785
Investments	—	544,062
Notes receivable	155,857	155,857
Deferred acquisition costs, net of accumulated amortization	2,441,693	2,547,797
Other assets	43,989	43,989

	$18,789,629	$21,765,361

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$954
Accounts payable - affiliates	440,057	276,707
Capital contributions payable	288,745	288,745

	729,187	566,406

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2009 and 2008 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2009 and 2008	18,091,999	21,228,156
General partner	(31,557)	(23,697)
Accumulated other comprehensive income (loss)	—	(5,504)

	18,060,442	21,198,955

	$18,789,629	$21,765,361

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2009	2008
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$11,155,007	$12,369,432

OTHER ASSETS
Cash and cash equivalents	638,739	204,135
Investments	—	612,594
Notes receivable	155,857	155,857
Deferred acquisition costs, net of accumulated amortization	1,644,331	1,714,652
Other assets	43,989	43,989

	$13,637,923	$15,100,659

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$684
Accounts payable - affiliates	365,140	301,760
Capital contributions payable	490,876	490,876

	856,131	793,320

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2009 and 2008 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2009 and 2008	12,800,599	14,328,767
General partner	(18,807)	(14,977)
Accumulated other comprehensive income (loss)	—	(6,451)

	12,781,792	14,307,339

	$13,637,923	$15,100,659

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2009	2008
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$33,384,857	$38,601,287

OTHER ASSETS
Cash and cash equivalents	1,913,249	1,858,404
Investments	—	370,626
Notes receivable	1,383,262	1,325,363
Deferred acquisition costs, net of accumulated amortization	4,200,251	4,378,989
Other assets	830,478	872,977

	$41,712,097	$47,407,646

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$1,173
Accounts payable - affiliates	276,616	15,512
Capital contributions payable	2,286,124	2,299,781

	2,563,083	2,316,466

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2009 and 2008 are issued and outstanding to the assignees	—	—
Limited partner
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2009 and 2008	39,184,875	45,115,793
General partner	(35,861)	(20,997)
Accumulated other comprehensive income (loss)	—	(3,616)

	39,149,014	45,091,180

	$41,712,097	$47,407,646

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS

	Total
	Year ended March 31, 2009	Year ended March 31, 2008
Income
Interest income	$81,636	$486,728
Other income	20,143	9,036

Total income	101,779	495,764

Share of losses from operating limited partnerships	(4,544,350)	(6,277,335)

Expenses
Professional fees	153,566	145,800
Partnership management fee	1,057,294	981,860
Amortization	366,799	371,747
General and administrative expenses	123,404	170,466
Impairment loss	4,478,163	614,576

	6,179,226	2,284,449

NET LOSS	$(10,621,797)	$(8,066,020)

Net loss allocated to general partner	$(26,554)	$(20,165)

Net loss allocated to limited partner	$(10,595,243)	$(8,045,855)

Net loss per BAC	$(0.90)	$(0.68)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 47
	Year ended March 31, 2009	Year ended March 31, 2008
Income
Interest income	$17,321	$171,142
Other income	4,843	750

Total income	22,164	171,892

Share of losses from operating limited partnerships	(1,255,083)	(1,644,748)

Expenses
Professional fees	35,736	43,649
Partnership management fee	359,584	338,738
Amortization	110,218	110,218
General and administrative expenses	40,370	51,127
Impairment loss	1,365,190	202,770

	1,911,098	746,502

NET LOSS	$(3,144,017)	$(2,219,358)

Net loss allocated to general partner	$(7,860)	$(5,548)

Net loss allocated to limited partner	$(3,136,157)	$(2,213,810)

Net loss per BAC	$(0.90)	$(0.64)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 48
	Year ended March 31, 2009	Year ended March 31, 2008
Income
Interest income	$21,458	$160,854
Other income	4,650	—

Total income	26,108	160,854

Share of losses from operating limited partnerships	(1,003,707)	(1,336,247)

Expenses
Professional fees	32,551	36,345
Partnership management fee	216,535	206,055
Amortization	71,787	71,787
General and administrative expenses	35,637	40,584
Impairment loss	197,889	24,539

	554,399	379,310

NET LOSS	$(1,531,998)	$(1,554,703)

Net loss allocated to general partner	$(3,830)	$(3,887)

Net loss allocated to limited partner	$(1,528,168)	$(1,550,816)

Net loss per BAC	$(0.66)	$(0.67)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 49
	Year ended March 31, 2009	Year ended March 31, 2008
Income
Interest income	$42,857	$154,732
Other income	10,650	8,286

Total income	53,507	163,018

Share of losses from operating limited partnerships	(2,285,560)	(3,296,340)

Expenses
Professional fees	85,279	65,806
Partnership management fee	481,175	437,067
Amortization	184,794	189,742
General and administrative expenses	47,397	78,755
Impairment loss	2,915,084	387,267

	3,713,729	1,158,637

NET LOSS	$(5,945,782)	$(4,291,959)

Net loss allocated to general partner	$(14,864)	$(10,730)

Net loss allocated to limited partner	$(5,930,918)	$(4,281,229)

Net loss per BAC	$(0.99)	$(0.71)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2009 and 2008

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Total	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2007	$88,718,571	$(39,506)	$(73,500)		$88,605,565

Comprehensive income (loss)
Net income (loss)	(8,045,855)	(20,165)	—	$(8,066,020)	(8,066,020)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	57,929	57,929	57,929

Total comprehensive income (loss)				$(8,008,091)

Partners’ capital (deficit), March 31, 2008	80,672,716	(59,671)	(15,571)		80,597,474

Comprehensive income (loss)
Net income (loss)	(10,595,243)	(26,554)	—	$(10,621,797)	(10,621,797)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	15,571	15,571	15,571

Total comprehensive income (loss)				$(10,606,226)

Partners’ capital (deficit), March 31, 2009	$70,077,473	$(86,225)	$—		$69,991,248

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2009 and 2008

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 47	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2007	$23,441,966	$(18,149)	$(16,108)		$23,407,709

Comprehensive income (loss)
Net income (loss)	(2,213,810)	(5,548)	—	$(2,219,358)	(2,219,358)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	10,604	10,604	10,604

Total comprehensive income (loss)				$(2,208,754)

Partners’ capital (deficit), March 31, 2008	$21,228,156	$(23,697)	$(5,504)		$21,198,955

Comprehensive income (loss)
Net income (loss)	(3,136,157)	(7,860)	—	$(3,144,017)	(3,144,017)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	5,504	5,504	5,504

Total comprehensive income (loss)				$(3,138,513)

Partners’ capital (deficit), March 31, 2009	$18,091,999	$(31,557)	$—		$18,060,442

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2009 and 2008

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 48	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2007	$15,879,583	$(11,090)	$(10,457)		$15,858,036

Comprehensive income (loss)
Net income (loss)	(1,550,816)	(3,887)	—	$(1,554,703)	(1,554,703)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	4,006	4,006	4,006

Total comprehensive income (loss)				$(1,550,697)

Partners’ capital (deficit), March 31, 2008	14,328,767	(14,977)	(6,451)		14,307,339

Comprehensive income (loss)
Net income (loss)	(1,528,168)	(3,830)	—	$(1,531,998)	(1,531,998)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	6,451	6,451	6,451

Total comprehensive income (loss)				$(1,525,547)

Partners’ capital (deficit), March 31, 2009	$12,800,599	$(18,807)	$—		$12,781,792

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2009 and 2008

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 49	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2007	$49,397,022	$(10,267)	$(46,935)		$49,339,820

Comprehensive income (loss)
Net income (loss)	(4,281,229)	(10,730)	—	$(4,291,959)	(4,291,959)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	43,319	43,319	43,319

Total comprehensive income (loss)				$(4,248,640)

Partners’ capital (deficit), March 31, 2008	$45,115,793	$(20,997)	$(3,616)		$45,091,180

Comprehensive income (loss)
Net income (loss)	(5,930,918)	(14,864)	—	$(5,945,782)	(5,945,782)
Other comprehensive income (loss)
Unrealized gain (loss) on securities available-for-sale	—	—	3,616	3,616	3,616

Total comprehensive income (loss)				$(5,942,166)

Partners’ capital (deficit), March 31, 2009	$39,184,875	$(35,861)	$—		$39,149,014

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS

	Total
	Year ended March 31, 2009	Year ended March 31, 2008
Cash flows from operating activities
Net loss	$(10,621,797)	$(8,066,020)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	4,544,350	6,277,335
Impairment loss	4,478,163	614,576
Distributions received from operating limited partnerships	27,530	45,214
Amortization	366,799	371,747
Changes in assets and liabilities
Other assets	—	369,731
Accounts payable and accrued expenses	(1,968)	1,968
Accounts payable - affiliates	487,834	(88,363)

Net cash provided by (used in) operating activities	(719,089)	(473,812)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(19,810)	(3,149,897)
(Advances) to repayments from operating limited partnerships	(15,400)	(754,423)
Net (purchases of investments) proceeds from sales and maturities of investments	1,542,853	5,295,843

Net cash provided by (used in) investing activities	1,507,643	1,391,523

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	788,554	917,711

Cash and cash equivalents, beginning	2,254,324	1,336,613

Cash and cash equivalents, end	$3,042,878	$2,254,324

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Total
	Year ended March 31, 2009	Year ended March 31, 2008
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$6,153	$324,962

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$2,397,572

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$3,748

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$—	$785,032

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 47
	Year ended March 31, 2009	Year ended March 31, 2008
Cash flows from operating activities
Net loss	$(3,144,017)	$(2,219,358)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,255,083	1,644,748
Impairment loss	1,365,190	202,770
Distributions received from operating limited partnerships	284	1,955
Amortization	110,218	110,218
Changes in assets and liabilities
Other assets	—	(43,989)
Accounts payable and accrued expenses	(569)	569
Accounts payable - affiliates	163,350	38,356

Net cash provided by (used in) operating activities	(250,461)	(264,731)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	—	(914,805)
(Advances) to repayments from operating limited partnerships	—	(131,158)
Net (purchases of investments) proceeds from sales and maturities of investments	549,566	1,034,885

Net cash provided by (used in) investing activities	549,566	(11,078)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	299,105	(275,809)

Cash and cash equivalents, beginning	191,785	467,594

Cash and cash equivalents, end	$490,890	$191,785

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 47
	Year ended March 31, 2009	Year ended March 31, 2008
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$—

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$893,590

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$—	$249,532

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 48
	Year ended March 31, 2009	Year ended March 31, 2008
Cash flows from operating activities
Net loss	$(1,531,998)	$(1,554,703)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,003,707	1,336,247
Impairment loss	197,889	24,539
Distributions received from operating limited partnerships	11,363	13,526
Amortization	71,787	71,787
Changes in assets and liabilities
Other assets	—	(43,989)
Accounts payable and accrued expenses	(569)	569
Accounts payable - affiliates	63,380	138,380

Net cash provided by (used in) operating activities	(184,441)	(13,644)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	—	(275,083)
(Advances) to repayments from operating limited partnerships	—	(155,857)
Net (purchases of investments) proceeds from sales and maturities of investments	619,045	405,281

Net cash provided by (used in) investing activities	619,045	(25,659)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	434,604	(39,303)

Cash and cash equivalents, beginning	204,135	243,438

Cash and cash equivalents, end	$638,739	$204,135

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 48
	Year ended March 31, 2009	Year ended March 31, 2008
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$—

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$893,590

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$—

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$—	$183,637

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 49
	Year ended March 31, 2009	Year ended March 31, 2008
Cash flows from operating activities
Net loss	$(5,945,782)	$(4,291,959)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	2,285,560	3,296,340
Impairment loss	2,915,084	387,267
Distributions received from operating limited partnerships	15,883	29,733
Amortization	184,794	189,742
Changes in assets and liabilities
Other assets	—	457,709
Accounts payable and accrued expenses	(830)	830
Accounts payable - affiliates	261,104	(265,099)

Net cash provided by (used in) operating activities	(284,187)	(195,437)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(19,810)	(1,960,009)
(Advances) to repayments from operating limited partnerships	(15,400)	(467,408)
Net (purchases of investments) proceeds from sales and maturities of investments	374,242	3,855,677

Net cash provided by (used in) investing activities	339,032	1,428,260

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	54,845	1,232,823

Cash and cash equivalents, beginning	1,858,404	625,581

Cash and cash equivalents, end	$1,913,249	$1,858,404

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 49
	Year ended March 31, 2009	Year ended March 31, 2008
Supplemental schedule of noncash investing and financing activities:

The partnership has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$6,153	$324,962

The partnership applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$610,392

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$3,748

The partnership has decreased its investments in operating limited partnerships and decreased its capital contribution obligation in operating limited partnerships for low-income tax credits not generated.	$—	$351,863

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2009 and 2008

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

The BAC’s issued and outstanding in each series at March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

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

A loss in value of an investment in an operating limited partnership other than a temporary decline is recorded as an impairment loss.  Impairment is measured by comparing the investment carrying amount to the sum of the total amount of the remaining tax credits allocated to the fund and the estimated residual value of the investment.  The partnership also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2009 and March 31, 2008, of $4,478,163 and $614,576, respectively.

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

March 31, 2009 and 2008

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Deferred acquisition costs are being amortized on the straight-line method over 27.5 years.

Accumulated amortization as of March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	$472,538	$366,434
Series 48	304,253	233,932
Series 49	693,996	515,258

	$1,470,787	$1,115,624

The amortization of deferred acquisition costs for each of the ensuing 5 years through March 31, 2014 is estimated to be $355,163 per year.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capitalized Expenses

Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships.  Such costs are being amortized on the straight-line method over 27.5 years.

Accumulated amortization for capitalized expenses as of March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	$17,461	$13,347
Series 48	6,204	4,738
Series 49	29,181	23,125

	$52,846	$41,210

The amortization of capitalization expense for each of the ensuing 5 years through March 31, 2014 is estimated to be $11,636 per year.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners and assignees individually.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2006, the Financial Accounting Standards Board (‘FASB”) issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (FIN 48), an interpretation of FASB Statement No. 109. FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained upon examination by the applicable tax authority, based on the technical merits of the tax position, and then recognizing the tax benefit that is more-likely-than-not to be realized. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current reporting period. As required, the Fund adopted FIN 48 effective April 1, 2007 and concluded that the effect is not material to its financial statements. Accordingly, no cumulative effect adjustment related to the adoption of FIN 48 was recorded.

Cash and Cash Equivalents

Cash equivalents include tax-exempt sweep accounts and money market accounts having original maturities at date of acquisition of three months or less.  The carrying value approximates fair value because of the short maturity of these instruments.

Fiscal Year

For financial reporting purposes, the fund uses a March 31 year-end, whereas for income tax reporting purposes, the fund uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year.  The weighted average number of units in Series 47, 48 and 49 at March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, “Fair Value Measurements” (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing the asset or liability. SFAS No. 157 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. The partnership adopted the provisions of SFAS No. 157 for financial assets and liabilities that are remeasured at least annually effective April 1, 2008; the adoption does not have a material impact on the partnership’s financial position, results of operations, or cash flows. In accordance with FASB Staff Position (FSP) SFAS No. 157-2, “Effective Date of FASB Statement No. 157,” the partnership is required to adopt the provisions of SFAS No. 157 for certain nonfinancial assets and nonfinancial liabilities effective April 1, 2009 and does not expect the adoption to have a material impact on its financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115.” SFAS No. 159 permits the choice of measuring financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. On April 1, 2008, the partnership adopted SFAS No. 159 and elected not to apply the provisions of SFAS No. 159 to its eligible financial assets and financial liabilities on the date of adoption. Accordingly, the initial application of SFAS No. 159 had no effect on the partnership.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2009 and 2008, the fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships.  The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level.  The annual fund management fee charged to operations for the years ended for March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	$388,350	$388,356
Series 48	238,380	238,380
Series 49	511,104	510,666

	$1,137,834	$1,137,402

The fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the operating partnerships, less the amount of various asset management and reporting fees paid by the operating limited partnerships to the fund.  The reporting fees paid by the operating limited partnerships for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	$28,766	$49,618
Series 48	21,845	32,325
Series 49	29,929	73,599

	$80,540	$155,542

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE B - RELATED PARTY TRANSACTIONS (Continued)

The fund management fees paid by the fund for the years ended March 31, 2009 and 2008 are as follows:

	2009	2008

Series 47	$225,000	$350,000
Series 48	175,000	100,000
Series 49	250,000	775,765

	$650,000	$1,225,765

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2009 and 2008, charged to each series’ operations are as follows:

	2009	2008

Series 47	$23,884	$26,123
Series 48	21,816	23,958
Series 49	28,313	30,214

	$74,013	$80,295

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2009 and 2008, the fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes.  The number of operating limited partnerships in which the fund has limited partnership interests at March 31, 2009 and 2008 by series are as follows:

	2009	2008

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the fund’s investment in each operating limited partnership, the fund is required to make capital contributions to the operating limited partnerships.  These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations.  At March 31, 2009 and 2008, contributions are payable to operating limited partnerships as follows:

	2009	2008

Series 47	$288,745	$288,745
Series 48	490,876	490,876
Series 49	2,286,124	2,299,781

	$3,065,745	$3,079,402

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2009 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,615,094	$25,812,128	$17,216,911	$45,586,055

Acquisition costs of operating limited partnerships	299,840	106,953	38,454	154,433

Cumulative distributions from operating limited partnerships	(86,643)	(3,715)	(35,922)	(47,006)

Cumulative impairment loss in investments in operating limited partnerships	(5,092,739)	(1,567,960)	(222,428)	(3,302,351)

Cumulative losses from operating limited partnerships	(23,538,488)	(8,690,206)	(5,842,008)	(9,006,274)

Investments in operating limited partnerships per balance sheets	60,197,064	15,657,200	11,155,007	33,384,857

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2009 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2008 (see note A).	(3,131,879)	(244,757)	(448,154)	(2,438,968)

The fund has recorded acquisition costs at March 31, 2009 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—	—	—

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	—	—	—	—

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	28,030	—	—	28,030

Cumulative impairment loss in investments in operating limited partnerships	5,092,739	1,567,960	222,428	3,302,351

Other	(293,306)	(117,567)	(42,165)	(133,574)

Equity per operating limited partnerships’ combined financial statements	$61,892,648	$16,862,836	$10,887,116	$34,142,696

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

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

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2008 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2007 (see note A).	(3,501,704)	(244,757)	(530,609)	(2,726,338)

The fund has recorded acquisition costs at March 31, 2008 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—	—	—

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	—	—	—	—

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	28,030	—	—	28,030

Cumulative impairment loss in investments in operating limited partnerships	614,576	202,770	24,539	387,267

Other	(286,813)	(121,675)	(37,575)	(127,563)

Equity per operating limited partnerships’ combined financial statements	$66,106,679	$18,118,209	$11,825,787	$36,162,683

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2008 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$285,560,770	$93,823,385	$66,825,681	$124,911,704
Construction in progress	—	—	—	—
Land	23,806,754	8,214,687	6,709,244	8,882,823
Other assets	23,167,582	8,892,453	5,377,833	8,897,296

	$332,535,106	$110,930,525	$78,912,758	$142,691,823

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$200,551,056	$71,872,586	$50,778,451	$77,900,019
Accounts payable and accrued expenses	3,448,748	1,146,005	442,803	1,859,940
Other liabilities	43,735,517	13,124,697	10,193,925	20,416,895

	247,735,321	86,143,288	61,415,179	100,176,854
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	61,892,648	16,862,836	10,887,116	34,142,696
Other partners	22,907,137	7,924,401	6,610,463	8,372,273

	84,799,785	24,787,237	17,497,579	42,514,969

	$332,535,106	$110,930,525	$78,912,758	$142,691,823

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

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

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2008 in which Series 47 through Series 49 had an interest as of December 31, 2008 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$30,682,630	$11,522,041	$7,633,494	$11,527,095
Interest and other	1,410,630	535,526	284,450	590,654

	32,093,260	12,057,567	7,917,944	12,117,749
Expenses
Interest	7,273,639	2,676,090	1,807,943	2,789,606
Depreciation and amortization	11,602,548	3,797,682	2,815,044	4,989,822
Taxes and insurance	3,773,921	1,508,948	885,477	1,379,496
Repairs and maintenance	3,758,530	1,509,892	900,847	1,347,791
Operating expenses	10,626,287	3,870,798	2,521,400	4,234,089
Other expenses	1,508,659	535,711	531,782	441,166

	38,543,584	13,899,121	9,462,493	15,181,970

NET LOSS	$(6,450,324)	$(1,841,554)	$(1,544,549)	$(3,064,221)

Net loss allocated to Boston Capital Tax Credit Fund V L.P.	$(4,544,350)	$(1,255,083)	$(1,003,707)	$(2,285,560)

Net loss allocated to other partners	$(1,905,974)	$(586,471)	$(540,842)	$(778,661)

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

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

Boston Capital Tax Credit Fund V L.P.

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2009 and 2008

NOTE D - OTHER ASSETS

At March 31, 2009 and 2008, other assets includes $726,730 and $769,229, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met.  The cash advances at March 31, 2009 and 2008 by series are as follows:

	2009	2008

Series 47	$—	$—
Series 48	—	—
Series 49	726,730	769,229

	$726,730	$769,229

NOTE E - NOTES RECEIVABLE

Notes receivable at March 31, 2009 and 2008 consist of advance installments of $1,694,976 and $1,637,077, respectively, of capital contributions to operating limited partnerships.  The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.00%.  Prime was 3.25% and 5.25% as of March 31, 2009 and 2008, respectively.  These notes are secured by future installments of capital contributions or paid upon demand.  The carrying value of the notes receivable at March 31, 2009 and 2008 approximates fair value.  The notes at March 31, 2009 and 2008 by series are as follows:

	2009	2008

Series 47	$155,857	$155,857
Series 48	155,857	155,857
Series 49	1,383,262	1,325,363

	$1,694,976	$1,637,077

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2009 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(10,621,797)	$(3,144,017)	$(1,531,998)	$(5,945,782)

Accrued partnership management fee not deducted for income tax purposes	487,834	163,350	63,380	261,104

Other	662,663	1,111,279	411,386	(860,002)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,738,103)	(556,782)	(273,484)	(907,837)

Impairment loss not recognized for tax purposes	4,478,163	1,365,190	197,889	2,915,084

Difference due to fiscal year for book purposes and calendar year for tax purposes	(174,941)	(41,718)	(4,852)	(128,371)

Income (loss) for tax return purposes, December 31, 2008	$(6,906,181)	$(1,102,698)	$(1,137,679)	$(4,665,804)

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

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2009 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2008	$59,446,273	$15,436,251	$9,528,373	$34,481,649

Impairment loss in investment in operating limited partnerships	(5,092,739)	(1,567,960)	(222,428)	(3,302,351)

Other	5,843,530	1,788,909	1,849,062	2,205,559

Investments in operating limited partnerships - as reported	$60,197,064	$15,657,200	$11,155,007	$33,384,857

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

NOTE G - INVESTMENTS AVAILABLE-FOR-SALE

Proceeds from sales and maturities of investments during the year ended March 31, 2009 were $1,516,500, resulting in a realized loss of $93,316, included in interest income.

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

The tax-exempt coupon rates for the investments held during the year ranged from 3.48% to 5.47%.

Proceeds from sales and maturities of investments during the year ended March 31, 2008 were $3,850,042, resulting in a realized loss of $135,848, included in interest income.

NOTE H - CASH EQUIVALENTS

Cash equivalents of $3,041,733 and $2,252,160 as of March 31, 2009 and 2008, respectively, include tax-exempt sweep accounts and money market accounts with interest rates ranging from 2.31% to 5.47% per annum.

NOTE I - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance

Corporation (FDIC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2009.

NOTE J - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Fund is subject to the disclosure provisions of FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” (FAS 107), which requires disclosure of the fair value of the Fund’s financial instruments.  As of March 31, 2009, the Fund’s financial instruments relate to other assets, notes receivable, and accounts payable - affiliates.  Management has not disclosed the fair value of the financial instruments because determination of such fair value is deemed to be impractical.  The other assets, notes receivable, and accounts payable - affiliates are due from or owed to affiliates of the Fund.  The unique nature of these financial instruments makes determination of any fair value impractical. See notes B, D, and E for disclosure of the carrying amount and terms of these financial instruments.