Form 10-K, Exhibit 13
period 2010-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2010-06-29
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2010 AND 2009

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. — Series 47 through Series 49, in total and for each series, as of March 31, 2010 and 2009, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2010.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. — Series 47 through Series 49, in total and for each series as of March 31, 2010 and 2009, and the results of its operations and its cash flows for the total partnership and for each series for each of the years in the two-year period ended March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.

Bethesda, Maryland
June 29, 2010

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2010	2009

ASSETS
INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$53,401,222	$60,197,064

OTHER ASSETS
Cash and cash equivalents	2,660,085	3,042,878
Notes receivable	1,311,741	1,694,976
Deferred acquisition costs, net of accumulated amortization	6,912,432	8,286,275
Other assets	929,338	918,456

	$65,214,818	$74,139,649

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	1,644,641	1,081,813
Capital contributions payable	2,542,553	3,065,745

	4,188,037	4,148,401

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2010 and 2009 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2010 and 2009	61,135,418	70,077,473
General partner	(108,637)	(86,225)
Accumulated other comprehensive income (loss)	—	—

	61,026,781	69,991,248

	$65,214,818	$74,139,649

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2010	2009
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$13,451,384	$15,657,200

OTHER ASSETS
Cash and cash equivalents	434,561	490,890
Notes receivable	155,857	155,857
Deferred acquisition costs, net of accumulated amortization	2,335,589	2,441,693
Other assets	43,989	43,989

	$16,421,380	$18,789,629

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	778,401	440,057
Capital contributions payable	291,632	288,745

	1,070,418	729,187

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2010 and 2009 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2010 and 2009	15,389,293	18,091,999
General partner	(38,331)	(31,557)
Accumulated other comprehensive income (loss)	—	—

	15,350,962	18,060,442

	$16,421,380	$18,789,629

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2010	2009
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$10,098,426	$11,155,007

OTHER ASSETS
Cash and cash equivalents	610,427	638,739
Notes receivable	155,857	155,857
Deferred acquisition costs, net of accumulated amortization	1,574,009	1,644,331
Other assets	43,989	43,989

	$12,482,708	$13,637,923

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	578,520	365,140
Capital contributions payable	493,763	490,876

	1,072,398	856,131

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2010 and 2009 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2010 and 2009	11,432,546	12,800,599
General partner	(22,236)	(18,807)
Accumulated other comprehensive income (loss)	—	—

	11,410,310	12,781,792

	$12,482,708	$13,637,923

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2010	2009
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$29,851,412	$33,384,857

OTHER ASSETS
Cash and cash equivalents	1,615,097	1,913,249
Notes receivable	1,000,027	1,383,262
Deferred acquisition costs, net of accumulated amortization	3,002,834	4,200,251
Other assets	841,360	830,478

	$36,310,730	$41,712,097

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	287,720	276,616
Capital contributions payable	1,757,158	2,286,124

	2,045,221	2,563,083

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2010 and 2009 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2010 and 2009	34,313,579	39,184,875
General partner	(48,070)	(35,861)
Accumulated other comprehensive income (loss)	—	—

	34,265,509	39,149,014

	$36,310,730	$41,712,097

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2010 and 2009

	Total
	2010	2009
Income
Interest income	$64,328	$81,636
Other income	—	20,143

Total income	64,328	101,779

Share of losses from operating limited partnerships	(3,388,231)	(4,544,350)

Expenses and loss
Professional fees	105,533	153,566
Partnership management fee	1,020,560	1,057,294
Amortization	366,799	366,799
General and administrative expenses	93,101	123,404
Impairment loss	4,054,571	4,478,163

	5,640,564	6,179,226

NET LOSS	$(8,964,467)	$(10,621,797)

Net loss allocated to general partner	$(22,412)	$(26,554)

Net loss allocated to limited partner	$(8,942,055)	$(10,595,243)

Net loss per BAC	$(0.76)	$(0.90)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 47
	2010	2009
Income
Interest income	$1,620	$17,321
Other income	—	4,843

Total income	1,620	22,164

Share of losses from operating limited partnerships	(1,107,625)	(1,255,083)

Expenses and loss
Professional fees	31,322	35,736
Partnership management fee	348,587	359,584
Amortization	110,218	110,218
General and administrative expenses	29,552	40,370
Impairment loss	1,083,796	1,365,190

	1,603,475	1,911,098

NET LOSS	$(2,709,480)	$(3,144,017)

Net loss allocated to general partner	$(6,774)	$(7,860)

Net loss allocated to limited partner	$(2,702,706)	$(3,136,157)

Net loss per BAC	$(0.78)	$(0.90)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 48
	2010	2009
Income
Interest income	$2,246	$21,458
Other income	—	4,650

Total income	2,246	26,108

Share of losses from operating limited partnerships	(836,542)	(1,003,707)

Expenses and loss
Professional fees	27,908	32,551
Partnership management fee	213,047	216,535
Amortization	71,787	71,787
General and administrative expenses	24,801	35,637
Impairment loss	199,643	197,889

	537,186	554,399

NET LOSS	$(1,371,482)	$(1,531,998)

Net loss allocated to general partner	$(3,429)	$(3,830)

Net loss allocated to limited partner	$(1,368,053)	$(1,528,168)

Net loss per BAC	$(0.59)	$(0.66)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 49
	2010	2009
Income
Interest income	$60,462	$42,857
Other income	—	10,650

Total income	60,462	53,507

Share of losses from operating limited partnerships	(1,444,064)	(2,285,560)

Expenses and loss
Professional fees	46,303	85,279
Partnership management fee	458,926	481,175
Amortization	184,794	184,794
General and administrative expenses	38,748	47,397
Impairment loss	2,771,132	2,915,084

	3,499,903	3,713,729

NET LOSS	$(4,883,505)	$(5,945,782)

Net loss allocated to general partner	$(12,209)	$(14,864)

Net loss allocated to limited partner	$(4,871,296)	$(5,930,918)

Net loss per BAC	$(0.81)	$(0.99)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2010 and 2009

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Total	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2008	$80,672,716	$(59,671)	$(15,571)		$80,597,474

Comprehensive income (loss)
Net loss	(10,595,243)	(26,554)	—	$(10,621,797)	(10,621,797)
Other comprehensive income (loss)
Unrealized gain on securities available-for-sale	—	—	15,571	15,571	15,571

Total comprehensive loss				$(10,606,226)

Partners’ capital (deficit), March 31, 2009	$70,077,473	$(86,225)	$—		$69,991,248

Comprehensive income (loss)
Net loss	(8,942,055)	(22,412)	—	$(8,964,467)	(8,964,467)

Total comprehensive loss				$(8,964,467)

Partners’ capital (deficit), March 31, 2010	$61,135,418	$(108,637)	$—		$61,026,781

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2010 and 2009

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 47	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2008	$21,228,156	$(23,697)	$(5,504)		$21,198,955

Comprehensive income (loss)
Net loss	(3,136,157)	(7,860)	—	$(3,144,017)	(3,144,017)
Other comprehensive income (loss)
Unrealized gain on securities available-for-sale	—	—	5,504	5,504	5,504

Total comprehensive loss				$(3,138,513)

Partners’ capital (deficit), March 31, 2009	$18,091,999	$(31,557)	$—		$18,060,442

Comprehensive income (loss)
Net loss	(2,702,706)	(6,774)	—	$(2,709,480)	(2,709,480)

Total comprehensive loss				$(2,709,480)

Partners’ capital (deficit), March 31, 2010	$15,389,293	$(38,331)	$—		$15,350,962

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2006 and 2005

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 48	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2008	$14,328,767	$(14,977)	$(6,451)		$14,307,339

Comprehensive income (loss)
Net loss	(1,528,168)	(3,830)	—	$(1,531,998)	(1,531,998)
Other comprehensive income (loss)
Unrealized gain on securities available-for-sale	—	—	6,451	6,451	6,451

Total comprehensive loss				$(1,525,547)

Partners’ capital (deficit), March 31, 2009	$12,800,599	$(18,807)	$—		$12,781,792

Comprehensive income (loss)
Net loss	(1,368,053)	(3,429)	—	$(1,371,482)	(1,371,482)

Total comprehensive loss				$(1,371,482)

Partners’ capital (deficit), March 31, 2010	$11,432,546	$(22,236)	$—		$11,410,310

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2010 and 2009

			Accumulated
			other
	Limited	General	comprehensive	Comprehensive
Series 49	partner	partner	income	income (loss)	Total

Partners’ capital (deficit), March 31, 2008	$45,115,793	$(20,997)	$(3,616)		$45,091,180

Comprehensive income (loss)
Net loss	(5,930,918)	(14,864)	—	$(5,945,782)	(5,945,782)
Other comprehensive income (loss)
Unrealized gain on securities available-for-sale	—	—	3,616	3,616	3,616

Total comprehensive loss				$(5,942,166)

Partners’ capital (deficit), March 31, 2009	$39,184,875	$(35,861)	$—		$39,149,014

Comprehensive income (loss)
Net loss	(4,871,296)	(12,209)	—	$(4,883,505)	(4,883,505)

Total comprehensive loss				$(4,883,505)

Partners’ capital (deficit), March 31, 2010	$34,313,579	$(48,070)	$—		$34,265,509

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2010 and 2009

	Total
	2010	2009
Cash flows from operating activities
Net loss	$(8,964,467)	$(10,621,797)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	3,388,231	4,544,350
Impairment loss	4,054,571	4,478,163
Distributions received from operating limited partnerships	54,337	27,530
Amortization	366,799	366,799
Changes in assets and liabilities
Accounts payable and accrued expenses	—	(1,968)
Accounts payable - affiliates	562,828	487,834

Net cash provided by (used in) operating activities	(537,701)	(719,089)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(26,272)	(19,810)
(Advances) to repayments from operating limited partnerships	(124,416)	(15,400)
Return of capital contributions	305,596	—
Net (purchases of investments) proceeds from sales and maturities of investments	—	1,542,853

Net cash provided by (used in) investing activities	154,908	1,507,643

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(382,793)	788,554

Cash and cash equivalents, beginning	3,042,878	2,254,324

Cash and cash equivalents, end	$2,660,085	$3,042,878

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Total
	2010	2009
Supplemental schedule of noncash investing and financing activities:

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$6,153

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$499,258	$—

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$2,489	$—

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$5,774	$—

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$3,436	$—

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 47
	2010	2009
Cash flows from operating activities
Net loss	$(2,709,480)	$(3,144,017)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,107,625	1,255,083
Impairment loss	1,083,796	1,365,190
Distributions received from operating limited partnerships	13,168	284
Amortization	110,218	110,218
Changes in assets and liabilities
Accounts payable and accrued expenses	—	(569)
Accounts payable - affiliates	338,344	163,350

Net cash provided by (used in) operating activities	(56,329)	(250,461)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	—	—
(Advances) to repayments from operating limited partnerships	—	—
Return of capital contributions	—	—
Net (purchases of investments) proceeds from sales and maturities of investments	—	549,566

Net cash provided by (used in) investing activities	—	549,566

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(56,329)	299,105

Cash and cash equivalents, beginning	490,890	191,785

Cash and cash equivalents, end	$434,561	$490,890

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 47
	2010	2009
Supplemental schedule of noncash investing and financing activities:

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$—

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$—

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$—

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$2,887	$—

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$—	$—

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 48
	2010	2009
Cash flows from operating activities
Net loss	$(1,371,482)	$(1,531,998)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	836,542	1,003,707
Impairment loss	199,643	197,889
Distributions received from operating limited partnerships	21,818	11,363
Amortization	71,787	71,787
Changes in assets and liabilities
Accounts payable and accrued expenses	—	(569)
Accounts payable - affiliates	213,380	63,380

Net cash provided by (used in) operating activities	(28,312)	(184,441)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	—	—
(Advances) to repayments from operating limited partnerships	—	—
Return of capital contributions	—	—
Net (purchases of investments) proceeds from sales and maturities of investments	—	619,045

Net cash provided by (used in) investing activities	—	619,045

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(28,312)	434,604

Cash and cash equivalents, beginning	638,739	204,135

Cash and cash equivalents, end	$610,427	$638,739

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 48
	2010	2009
Supplemental schedule of noncash investing and financing activities:

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$—

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$—	$—

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$—	$—

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$2,887	$—

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$—	$—

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 49
	2010	2009
Cash flows from operating activities
Net loss	$(4,883,505)	$(5,945,782)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of loss from operating limited partnerships	1,444,064	2,285,560
Impairment loss	2,771,132	2,915,084
Distributions received from operating limited partnerships	19,351	15,883
Amortization	184,794	184,794
Changes in assets and liabilities
Accounts payable and accrued expenses	—	(830)
Accounts payable - affiliates	11,104	261,104

Net cash provided by (used in) operating activities	(453,060)	(284,187)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(26,272)	(19,810)
(Advances) to repayments from operating limited partnerships	(124,416)	(15,400)
Return of capital contributions	305,596	—
Net (purchases of investments) proceeds from sales and maturities of investments	—	374,242

Net cash provided by (used in) investing activities	154,908	339,032

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(298,152)	54,845

Cash and cash equivalents, beginning	1,913,249	1,858,404

Cash and cash equivalents, end	$1,615,097	$1,913,249

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2010 and 2009

	Series 49
	2010	2009
Supplemental schedule of noncash investing and financing activities:

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation to operating limited partnerships for capital contributions due to operating limited partnerships.	$—	$6,153

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$499,258	$—

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$2,489	$—

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$—	$—

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$3,436	$—

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2010 and 2009

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

The BAC’s issued and outstanding in each series at March 31, 2010 and 2009 are as follows:

	2010	2009

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

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

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the future net undiscounted cash flows expected to be generated by the operating limited partnerships including the low-income housing tax credits and the residual value upon sale or disposition of the equity interest in the operating limited partnerships. If the investment is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the investment exceeds the fair value of such investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships.  Impairment losses have been recognized for the years ended March 31, 2010 and March 31, 2009, of $4,054,571 and $4,478,163, respectively.

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

In accordance with the accounting guidance for the consolidation of variable interest entities, the Fund determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it absorbs the majority of the entity’s expected losses, the majority of the expected returns, or both. Based on this guidance, the operating limited partnerships in which the Fund invests meet the definition of a VIE.  However, management does not consolidate the Fund’s interests in these VIEs under this guidance, as it is not considered to be the primary beneficiary.  The Fund currently records the amount of its investment in these operating limited partnerships as an asset on its balance sheets, recognizes its share of the operating limited partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Fund’s balance in investment in operating limited partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss.  The Fund’s exposure to loss on these operarting limited partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the operating general partners and their guarantee against credit recapture.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years.  As of March 31, 2010, an impairment loss of $1,018,679 was recorded and the life of the remaining acquisition costs as reassessed and determined to be 7 years for Series 49.

Accumulated amortization as of March 31, 2010 and 2009 is as follows:

	2010	2009

Series 47	$578,642	$472,538
Series 48	374,575	304,253
Series 49	872,734	693,996

	$1,825,951	$1,470,787

The amortization of deferred acquisition costs for each of the ensuing 5 years through March 31, 2015 is estimated to be $605,403 per year.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capitalized Expenses

Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships.  Such costs are being amortized on the straight-line method over 27.5 years.  As of March 31, 2010, an impairment loss of $131,314 was recorded to bring the capitalized expense to zero for Series 49.

Accumulated amortization for capitalized expenses as of March 31, 2010 and 2009 are as follows:

	2010	2009

Series 47	$21,575	$17,461
Series 48	7,669	6,204
Series 49	—	29,181

	$29,244	$52,846

The amortization of capitalization expense for each of the ensuing 5 years through March 31, 2015 is estimated to be $5,579 per year.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure.

Cash and Cash Equivalents

Cash equivalents include money market accounts having original maturities at date of acquisition of three months or less.  The carrying value approximates fair value because of the short maturity of these instruments.

Fiscal Year

For financial reporting purposes, the Fund uses a March 31 year-end, whereas for income tax reporting purposes, the Fund uses a calendar year.  The operating limited partnerships use a calendar year for both financial and income tax reporting.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year.  The weighted average number of units in Series 47, 48 and 49 at March 31, 2010 and 2009 are as follows:

	2010	2009

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Investments

Investments available-for-sale were carried at fair value.  Unrealized gains or losses were reported as other comprehensive income (loss).  Realized gains or losses, determined on the basis of the costs of specific securities sold, were included in earnings.

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

March 31, 2010 and 2009

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (FASB) issued guidance regarding subsequent events, which was subsequently updated in February 2010. This guidance established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance was effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009, and was therefore adopted by the Fund for the quarter ended June 30, 2009. The adoption did not have a significant impact on the subsequent events that the Fund reports, either through recognition or disclosure, in the financial statements. In February 2010, the FASB amended its guidance on subsequent events to remove the requirement to disclose the date, through which an entity has evaluated subsequent events, alleviating conflicts with current SEC guidance. This amendment was effective immediately and therefore the Fund did not include the disclosure in this Form 10-K.

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amended guidance modifies the consolidation model to one based on control and economics, and replaces the current quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment is effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 is not expected to have a material effect on the Partnership’s financial statements.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

Recent Accounting Pronouncements - continued

In June 2009, the FASB issued the Accounting Standards Codification (Codification). Effective July 1, 2009, the Codification is the single source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP). The Codification is intended to reorganize, rather than change, existing GAAP. Accordingly, all references to currently existing GAAP have been removed and have been replaced with plain English explanations of the Partnership’s accounting policies. The adoption of the Codification did not have a material impact on the Partnership’s financial position or results of operations.

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2010 and 2009, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships.  The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level.  The annual fund management fee charged to operations for the years ended for March 31, 2010 and 2009  are as follows:

	2010	2009

Series 47	$388,344	$388,350
Series 48	238,380	238,380
Series 49	511,104	511,104

	$1,137,828	$1,137,834

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE B - RELATED PARTY TRANSACTIONS - continued

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the operating limited partnerships, less the amount of various asset management and reporting fees paid by the operating limited partnerships to the Fund.  The reporting fees paid by the operating limited partnerships for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009

Series 47	$39,757	$28,766
Series 48	25,333	21,845
Series 49	52,178	29,929

	$117,268	$80,540

The fund management fees paid by the Fund for the years ended March 31, 2010 and 2009 are as follows:

	2010	2009

Series 47	$50,000	$225,000
Series 48	25,000	175,000
Series 49	500,000	250,000

	$575,000	$650,000

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE B - RELATED PARTY TRANSACTIONS - continued

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2010 and 2009, charged to each series’ operations are as follows:

	2010	2009

Series 47	$21,171	$23,884
Series 48	19,119	21,816
Series 49	24,933	28,313

	$65,223	$74,013

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2010 and 2009, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes.  The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2010 and 2009 by series are as follows:

	2010	2009

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships.  These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations.  At March 31, 2010 and 2009, contributions are payable to operating limited partnerships as follows:

	2010	2009

Series 47	$291,632	$288,745
Series 48	493,763	490,876
Series 49	1,757,158	2,286,124

	$2,542,553	$3,065,745

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2010 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,343,145	$25,827,355	$17,224,193	$45,291,597

Acquisition costs of operating limited partnerships	123,093	90,499	32,594	—

Cumulative distributions from operating limited partnerships	(140,980)	(16,883)	(57,740)	(66,357)

Cumulative impairment loss in investments in operating limited partnerships	(7,997,317)	(2,651,756)	(422,071)	(4,923,490)

Cumulative losses from operating limited partnerships	(26,926,719)	(9,797,831)	(6,678,550)	(10,450,338)

Investments in operating limited partnerships per balance sheets	53,401,222	13,451,384	10,098,426	29,851,412

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2010 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2009 (see note A).	(2,604,123)	(244,757)	(448,154)	(1,911,212)

The fund has recorded acquisition costs at March 31, 2010 which have not been recorded in the net assets of the operating limited partnerships (see note A).	—	—	—	—

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(521,871)	—	—	(521,871)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	327,852	(2,887)	(2,887)	333,626

Cumulative impairment loss in investments in operating limited partnerships	7,997,317	2,651,756	422,071	4,923,490

Other	(121,037)	(101,598)	(39,296)	19,857

Equity per operating limited partnerships’ combined financial statements	$58,479,360	$15,753,898	$10,030,160	$32,695,302

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

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

March 31, 2010 and 2009

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

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2009 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$274,309,614	$90,244,755	$64,146,689	$119,918,170
Land	24,181,754	8,589,687	6,709,244	8,882,823
Other assets	23,393,209	8,555,729	5,317,012	9,520,468

	$321,884,577	$107,390,171	$76,172,945	$138,321,461

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$198,185,445	$70,668,544	$50,239,418	$77,277,483
Accounts payable and accrued expenses	3,721,814	1,344,565	562,434	1,814,815
Other liabilities	39,622,960	12,128,831	9,166,411	18,327,718

	241,530,219	84,141,940	59,968,263	97,420,016
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	58,479,360	15,753,898	10,030,160	32,695,302
Other partners	21,874,998	7,494,333	6,174,522	8,206,143

	80,354,358	23,248,231	16,204,682	40,901,445

	$321,884,577	$107,390,171	$76,172,945	$138,321,461

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

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

March 31, 2010 and 2009

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2009 in which Series 47 through Series 49 had an interest as of December 31, 2009 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$30,839,075	$11,469,338	$7,610,933	$11,758,804
Interest and other	1,085,715	403,662	249,091	432,962

	31,924,790	11,873,000	7,860,024	12,191,766
Expenses
Interest	5,200,352	1,913,108	1,178,293	2,108,951
Depreciation and amortization	11,569,877	3,787,381	2,839,994	4,942,502
Taxes and insurance	4,105,097	1,595,608	934,581	1,574,908
Repairs and maintenance	3,856,984	1,550,231	906,136	1,400,617
Operating expenses	11,102,041	3,995,554	2,666,876	4,439,611
Other expenses	1,777,677	568,202	565,521	643,954

	37,612,028	13,410,084	9,091,401	15,110,543

NET LOSS	$(5,687,238)	$(1,537,084)	$(1,231,377)	$(2,918,777)

Net loss allocated to Boston Capital Tax Credit Fund V L.P. *	$(3,910,102)	$(1,107,625)	$(836,542)	$(1,965,935)

Net loss allocated to other partners	$(1,777,136)	$(429,459)	$(394,835)	$(952,842)

* Amount includes $521,871 for Series 49 of loss not recognized under the equity method of accounting as described in note A.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE D - OTHER ASSETS

At March 31, 2010 and 2009, other assets includes $735,123 and $726,730, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met.  The cash advances at March 31, 2010 and 2009 by series are as follows:

	2010	2009

Series 47	$—	$—
Series 48	—	—
Series 49	735,123	726,730

	$735,123	$726,730

NOTE E - NOTES RECEIVABLE

Notes receivable at March 31, 2010 and 2009 consist of advance installments of $1,311,741 and $1,694,976, respectively, of capital contributions to operating limited partnerships.  The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.00%.  Prime was 3.25% as of March 31, 2010 and 2009.  These notes are secured by future installments of capital contributions or paid upon demand.  The notes at March 31, 2010 and 2009 by series are as follows:

	2010	2009

Series 47	$155,857	$155,857
Series 48	155,857	155,857
Series 49	1,000,027	1,383,262

	$1,311,741	$1,694,976

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2010 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(8,964,467)	$(2,709,480)	$(1,371,482)	$(4,883,505)

Accrued partnership management fee not deducted for income tax purposes	562,828	338,344	213,380	11,104

Other	200,075	121,730	315,771	(237,426)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,271,940)	(481,206)	(206,993)	(583,741)

Impairment loss not recognized for tax purposes	4,054,571	1,083,796	199,643	2,771,132

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(521,871)	—	—	(521,871)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(230,620)	(71,960)	(67,327)	(91,333)

Income (loss) for tax return purposes, December 31, 2009	$(6,171,424)	$(1,718,776)	$(917,008)	$(3,535,640)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2009 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(10,621,797)	$(3,144,017)	$(1,531,998)	$(5,945,782)

Accrued partnership management fee not deducted (deducted) for income tax purposes	487,834	163,350	63,380	261,104

Other	662,663	1,111,279	411,386	(860,002)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,738,103)	(556,782)	(273,484)	(907,837)

Impairment loss not recognized for tax purposes	4,478,163	1,365,190	197,889	2,915,084

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	—	—	—	—

Difference due to fiscal year for book purposes and calendar year for tax purposes	(174,941)	(41,718)	(4,852)	(128,371)

Income (loss) for tax return purposes, December 31, 2008	$(6,906,181)	$(1,102,698)	$(1,137,679)	$(4,665,804)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2010 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2009	$54,105,654	$13,966,736	$8,775,655	$31,363,263

Impairment loss in investment in operating limited partnerships	(7,997,317)	(2,651,756)	(422,071)	(4,923,490)

Add back operating limited partnership losses not recognized for financial reporting purposes under the equity method	(521,871)	—	—	(521,871)

Other	7,814,756	2,136,404	1,744,842	3,933,510

Investments in operating limited partnerships - as reported	$53,401,222	$13,451,384	$10,098,426	$29,851,412

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2009 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2008	$59,446,273	$15,436,251	$9,528,373	$34,481,649

Impairment loss in investment in operating limited partnerships	(5,092,739)	(1,567,960)	(222,428)	(3,302,351)

Add back operating limited partnership losses not recognized for financial reporting purposes under the equity method	—	—	—	—

Other	5,843,530	1,788,909	1,849,062	2,205,559

Investments in operating limited partnerships - as reported	$60,197,064	$15,657,200	$11,155,007	$33,384,857

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2010 and 2009

NOTE G - INVESTMENTS AVAILABLE-FOR-SALE

Proceeds from sales and maturities of investments during the year ended March 31, 2009 were $1,516,500, resulting in a realized loss of $93,316, included in interest income.

The tax-exempt coupon rates for the investments held during the year ranged from 3.48% to 5.45%.

NOTE H - CASH EQUIVALENTS

Cash equivalents of $2,655,804 and $3,041,733 as of March 31, 2010 and 2009, respectively, include money market accounts with interest rates ranging from 0.00% to 0.84% per annum.

NOTE I - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2010.

NOTE J - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Fund’s financial instruments relate to other assets, notes receivable, and accounts payable - affiliates.  Management has not disclosed the fair value of these financial instruments because determination of such fair value is deemed to be impractical.  The other assets, notes receivable, and accounts payable - affiliates are due from or owed to affiliates of the Fund.  The unique nature of these financial instruments makes determination of any fair value impractical. See notes B, D, and E for disclosure of the carrying amount and terms of these financial instruments.