Form 10-K, Exhibit 13
period 2011-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2011-06-29
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -
SERIES 47 THROUGH 49

MARCH 31, 2011 AND 2010

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series, as of March 31, 2011 and 2010, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2011.  These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series as of March 31, 2011 and 2010, and the results of its operations and its cash flows for the total partnership and for each series for each of the years in the two-year period ended March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/Reznick Group, P.C.
REZNICK GROUP, P.C.

Bethesda, Maryland
June 29, 2011

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

BALANCE SHEETS
March 31,

	Total
	2011	2010
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$45,194,905	$53,401,222

OTHER ASSETS
Cash and cash equivalents	2,236,091	2,660,085
Notes receivable	429,038	1,311,741
Deferred acquisition costs, net of accumulated amortization	4,617,692	6,912,432
Other assets	112,483	929,338

	$52,590,209	$65,214,818

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	2,582,469	1,644,641
Capital contributions payable	511,813	2,542,553

	3,095,125	4,188,037

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2011 and 2010 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2011 and 2010	49,632,550	61,135,418
General partner	(137,466)	(108,637)

	49,495,084	61,026,781

	$52,590,209	$65,214,818

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

BALANCE SHEETS - CONTINUED
March 31,

	Series 47
	2011	2010
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$10,949,197	$13,451,384

OTHER ASSETS
Cash and cash equivalents	397,096	434,561
Notes receivable	-	155,857
Deferred acquisition costs, net of accumulated amortization	2,001,933	2,335,589
Other assets	-	43,989

	$13,348,226	$16,421,380

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	1,166,745	778,401
Capital contributions payable	91,654	291,632

	1,258,784	1,070,418

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2011 and 2010 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2011 and 2010	12,135,927	15,389,293
General partner	(46,485)	(38,331)

	12,089,442	15,350,962

	$13,348,226	$16,421,380

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

BALANCE SHEETS - CONTINUED
March 31,

	Series 48
	2011	2010
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$8,346,895	$10,098,426

OTHER ASSETS
Cash and cash equivalents	435,509	610,427
Notes receivable	168,628	155,857
Deferred acquisition costs, net of accumulated amortization	833,720	1,574,009
Other assets	-	43,989

	$9,784,752	$12,482,708

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	816,900	578,520
Capital contributions payable	178,629	493,763

	995,644	1,072,398

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2011 and 2010 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2011 and 2010	8,817,897	11,432,546
General partner	(28,789)	(22,236)

	8,789,108	11,410,310

	$9,784,752	$12,482,708

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

BALANCE SHEETS - CONTINUED
March 31,

	Series 49
	2011	2010
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$25,898,813	$29,851,412

OTHER ASSETS
Cash and cash equivalents	1,403,486	1,615,097
Notes receivable	260,410	1,000,027
Deferred acquisition costs, net of accumulated amortization	1,782,039	3,002,834
Other assets	112,483	841,360

	$29,457,231	$36,310,730

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	598,824	287,720
Capital contributions payable	241,530	1,757,158

	840,697	2,045,221

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2011 and 2010 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2011 and 2010	28,678,726	34,313,579
General partner	(62,192)	(48,070)

	28,616,534	34,265,509

	$29,457,231	$36,310,730

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2011 and 2010

	Total
	2011	2010
Income
Interest income	$54,209	$64,328

Total income	54,209	64,328

Share of losses from operating limited partnerships	(3,152,301)	(3,388,231)

Expenses and loss
Professional fees	115,145	105,533
Partnership management fee	1,021,891	1,020,560
Amortization	993,070	366,799
General and administrative expenses	88,883	93,101
Impairment loss	6,214,616	4,054,571

	8,433,605	5,640,564

NET LOSS	$(11,531,697)	$(8,964,467)

Net loss allocated to general partner	$(28,829)	$(22,412)

Net loss allocated to limited partner	$(11,502,868)	$(8,942,055)

Net loss per BAC	$(0.98)	$(0.76)

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 47
	2011	2010
Income
Interest income	$5,950	$1,620

Total income	5,950	1,620

Share of losses from operating limited partnerships	(916,045)	(1,107,625)

Expenses and loss
Professional fees	33,403	31,322
Partnership management fee	367,987	348,587
Amortization	337,770	110,218
General and administrative expenses	28,446	29,552
Impairment loss	1,583,819	1,083,796

	2,351,425	1,603,475

NET LOSS	$(3,261,520)	$(2,709,480)

Net loss allocated to general partner	$(8,154)	$(6,774)

Net loss allocated to limited partner	$(3,253,366)	$(2,702,706)

Net loss per BAC	$(0.94)	$(0.78)

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 48
	2011	2010
Income
Interest income	$7,490	$2,246

Total income	7,490	2,246

Share of losses from operating limited partnerships	(911,098)	(836,542)

Expenses and loss
Professional fees	27,542	27,908
Partnership management fee	208,840	213,047
Amortization	226,325	71,787
General and administrative expenses	24,016	24,801
Impairment loss	1,230,871	199,643

	1,717,594	537,186

NET LOSS	$(2,621,202)	$(1,371,482)

Net loss allocated to general partner	$(6,553)	$(3,429)

Net loss allocated to limited partner	$(2,614,649)	$(1,368,053)

Net loss per BAC	$(1.14)	$(0.59)

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 49
	2011	2010
Income
Interest income	$40,769	$60,462

Total income	40,769	60,462

Share of losses from operating limited partnerships	(1,325,158)	(1,444,064)

Expenses and loss
Professional fees	54,200	46,303
Partnership management fee	445,064	458,926
Amortization	428,975	184,794
General and administrative expenses	36,421	38,748
Impairment loss	3,399,926	2,771,132

	4,364,586	3,499,903

NET LOSS	$(5,648,975)	$(4,883,505)

Net loss allocated to general partner	$(14,122)	$(12,209)

Net loss allocated to limited partner	$(5,634,853)	$(4,871,296)

Net loss per BAC	$(0.94)	$(0.81)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2011 and 2010

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2009	$70,077,473	$(86,225)	$69,991,248

Net loss	(8,942,055)	(22,412)	(8,964,467)

Partners’ capital (deficit), March 31, 2010	$61,135,418	$(108,637)	$61,026,781

Net loss	(11,502,868)	(28,829)	(11,531,697)

Partners’ capital (deficit), March 31, 2011	$49,632,550	$(137,466)	$49,495,084

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2011 and 2010

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2009	$18,091,999	$(31,557)	$18,060,442

Net loss	(2,702,706)	(6,774)	(2,709,480)

Partners’ capital (deficit), March 31, 2010	$15,389,293	$(38,331)	$15,350,962

Net loss	(3,253,366)	(8,154)	(3,261,520)

Partners’ capital (deficit), March 31, 2011	$12,135,927	$(46,485)	$12,089,442

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2006 and 2005

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2009	$12,800,599	$(18,807)	$12,781,792

Net loss	(1,368,053)	(3,429)	(1,371,482)

Partners’ capital (deficit), March 31, 2010	$11,432,546	$(22,236)	$11,410,310

Net loss	(2,614,649)	(6,553)	(2,621,202)

Partners’ capital (deficit), March 31, 2011	$8,817,897	$(28,789)	$8,789,108

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2011 and 2010

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2009	$39,184,875	$(35,861)	$39,149,014

Net loss	(4,871,296)	(12,209)	(4,883,505)

Partners’ capital (deficit), March 31, 2010	$34,313,579	$(48,070)	$34,265,509

Net loss	(5,634,853)	(14,122)	(5,648,975)

Partners’ capital (deficit), March 31, 2011	$28,678,726	$(62,192)	$28,616,534

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2011 and 2010

	Total
	2011	2010
Cash flows from operating activities
Net loss	$(11,531,697)	$(8,964,467)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	3,152,301	3,388,231
Impairment loss	6,214,616	4,054,571
Distributions received from operating limited partnerships	30,600	54,337
Amortization	993,070	366,799
Changes in assets and liabilities
Other assets	(6,245)	-
Accounts payable - affiliates	937,828	562,828

Net cash used in operating activities	(209,527)	(537,701)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(59,339)	(26,272)
(Advances) to repayments from operating limited partnerships	(155,128)	(124,416)
Return of capital contributions	-	305,596

Net cash provided by (used in) investing activities	(214,467)	154,908

NET DECREASE IN CASH AND CASH EQUIVALENTS	(423,994)	(382,793)

Cash and cash equivalents, beginning	2,660,085	3,042,878

Cash and cash equivalents, end	$2,236,091	$2,660,085

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Total
	2011	2010
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$1,860,931	$499,258

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$-	$2,489

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$4,686	$5,774

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$115,156	$3,436

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 47
	2011	2010
Cash flows from operating activities
Net loss	$(3,261,520)	$(2,709,480)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	916,045	1,107,625
Impairment loss	1,583,819	1,083,796
Distributions received from operating limited partnerships	552	13,168
Amortization	337,770	110,218
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	388,344	338,344

Net cash used in operating activities	(34,990)	(56,329)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(2,475)	-
(Advances) to repayments from operating limited partnerships	-	-
Return of capital contributions	-	-

Net cash provided by (used in) investing activities	(2,475)	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(37,465)	(56,329)

Cash and cash equivalents, beginning	434,561	490,890

Cash and cash equivalents, end	$397,096	$434,561

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 47
	2011	2010
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$199,846	$-

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$-	$-

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$2,343	$2,887

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$-	$-

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 48
	2011	2010
Cash flows from operating activities
Net loss	$(2,621,202)	$(1,371,482)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	911,098	836,542
Impairment loss	1,230,871	199,643
Distributions received from operating limited partnerships	10,713	21,818
Amortization	226,325	71,787
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	238,380	213,380

Net cash used in operating activities	(3,815)	(28,312)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(2,475)	-
(Advances) to repayments from operating limited partnerships	(168,628)	-
Return of capital contributions	-	-

Net cash provided by (used in) investing activities	(171,103)	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(174,918)	(28,312)

Cash and cash equivalents, beginning	610,427	638,739

Cash and cash equivalents, end	$435,509	$610,427

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 48
	2011	2010
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$199,846	$-

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$-	$-

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$2,343	$2,887

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$115,156	$-

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 49
	2011	2010
Cash flows from operating activities
Net loss	$(5,648,975)	$(4,883,505)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	1,325,158	1,444,064
Impairment loss	3,399,926	2,771,132
Distributions received from operating limited partnerships	19,335	19,351
Amortization	428,975	184,794
Changes in assets and liabilities
Other assets	(6,245)	-
Accounts payable - affiliates	311,104	11,104

Net cash used in operating activities	(170,722)	(453,060)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(54,389)	(26,272)
(Advances) to repayments from operating limited partnerships	13,500	(124,416)
Return of capital contributions	-	305,596

Net cash provided by (used in) investing activities	(40,889)	154,908

NET DECREASE IN CASH AND CASH EQUIVALENTS	(211,611)	(298,152)

Cash and cash equivalents, beginning	1,615,097	1,913,249

Cash and cash equivalents, end	$1,403,486	$1,615,097

(continued)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2011 and 2010

	Series 49
	2011	2010
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$1,461,239	$499,258

The fund has decreased its investments in operating limited partnerships and recorded a receivable for tax credits not generated by the operating limited partnerships.	$-	$2,489

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$-	$-

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$-	$3,436

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2011 and 2010

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

A Registration Statement on Form S-11 and the related prospectus, (the "Prospectus") were filed with the Securities and Exchange Commission and became effective January 2, 2004 in connection with a public offering ("Offering") in one or more series of a minimum of 250,000 BACs and a maximum of 7,000,000 BACs at $10 per BAC.  On August 10, 2004 an amendment to Form S-11, which registered an additional 8,500,000 BACs for sale to the public in one or more series became effective.  As of December 31, 2005, subscriptions had been received and accepted by the Fund for 11,777,706 BAC's representing capital contributions of $117,777,060.

The BAC’s issued and outstanding in each series at March 31, 2011 and 2010 are as follows:

	2011	2010

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

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

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the future net undiscounted cash flows expected to be generated by the operating limited partnerships including the low-income housing tax credits and the residual value upon sale or disposition of the equity interest in the operating limited partnerships. If the investment is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the investment exceeds the fair value of such investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships.  Impairment losses have been recognized for the years ended March 31, 2011 and March 31, 2010, of $6,214,616 and $4,054,571, respectively.

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

March 31, 2011 and 2010

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

In accordance with the accounting guidance for the consolidation of variable interest entities, the Fund determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party is required to consolidate the VIE.

The Fund determines whether an entity is a VIE and whether it is the primary beneficiary at the date of initial involvement with the entity. The Fund reassesses whether it is the primary beneficiary of a VIE on an ongoing basis based on changes in facts and circumstances. In determining whether it is the primary beneficiary, the partnership considers the purpose and activities of the VIE, including the variability and related risks the VIE incurs and transfers to other entities and their related parties. These factors are considered in determining whether the Fund has the power to direct activities of the VIE that most significantly impact the VIE’s economic performance and whether the Fund also has the obligation to absorb losses of or receive benefits from the VIE that could be potentially significant to the VIE. If the Fund determines that it is the primary beneficiary of the VIE, the VIE is consolidated within the partnership’s financial statements.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Based on this guidance, the operating limited partnerships in which the Fund invests meet the definition of a VIE. However, management does not consolidate the Fund’s interests in these VIEs under this guidance, as it is not considered to be the primary beneficiary. The Fund currently records the amount of its investment in these operating limited partnerships as an asset on its balance sheets, recognizes its share of the operating limited partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Fund’s balance in investment in operating limited partnerships, advances to operating limited partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Fund’s exposure to loss on these operating limited partnerships is mitigated by the condition and financial performance of the underlying properties as well as the strength of the operating general partners and their guarantee against credit recapture.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years.  As of March 31, 2011, an impairment loss of $515,429 and $791,820 for Series 48 and Series 49, respectively, was recorded.  As of March 31, 2010, an impairment loss of $1,018,679 was recorded for Series 49.  As of March 31, 2011, the lives of the remaining acquisition costs were reassessed and determined to be 6 years for all Series.

Accumulated amortization as of March 31, 2011 and 2010 is as follows:

	2011	2010

Series 47	$912,298	$578,642
Series 48	599,435	374,575
Series 49	1,301,709	872,734

	$2,813,442	$1,825,951

The amortization of deferred acquisition costs for each of the ensuing 5 years through March 31, 2016 is estimated to be $769,615 per year.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capitalized Expenses

Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships.  Such costs are being amortized on the straight-line method over 27.5 years.  As of March 31, 2011, an impairment loss of $86,385 and $31,129 for Series 47 and Series 48, respectively, was recorded to bring the capitalized expense to zero for Series 47 and Series 48.  As of March 31, 2010, an impairment loss of $131,314 was recorded to bring the capitalized expense to zero for Series 49.

Accumulated amortization for capitalized expenses as of March 31, 2011 and 2010 are as follows:

	2011	2010

Series 47	$25,689	$21,575
Series 48	9,134	7,669
Series 49	-	-

	$34,823	$29,244

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

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

March 31, 2011 and 2010

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year.  The weighted average number of units in Series 47, 48 and 49 at March 31, 2011 and 2010 are as follows:

	2011	2010

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

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

March 31, 2011 and 2010

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

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amended guidance modifies the consolidation model to one based on control and economics, and replaces the current quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment is effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Fund’s financial statements.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

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

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2011 and 2010, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

Boston Capital Asset Management Limited Partnership is entitled to an annual fund management fee based on .5% of the aggregate cost of all apartment complexes acquired by the operating limited partnerships.  The aggregate cost is comprised of the capital contributions made by each series to the operating limited partnerships and 99% of the permanent financing at the operating limited partnership level.  The annual fund management fee charged to operations for the years ended for March 31, 2011 and 2010  are as follows:

	2011	2010

Series 47	$388,344	$388,344
Series 48	238,380	238,380
Series 49	511,104	511,104

	$1,137,828	$1,137,828

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the operating limited partnerships, less the amount of various asset management and reporting fees paid by the operating limited partnerships to the Fund.  The reporting fees paid by the operating limited partnerships for the years ended March 31, 2011 and 2010 are as follows:

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE B - RELATED PARTY TRANSACTIONS - continued

	2011	2010

Series 47	$20,357	$39,757
Series 48	29,540	25,333
Series 49	66,040	52,178

	$115,937	$117,268

The fund management fees paid by the Fund for the years ended March 31, 2011 and 2010 are as follows:

	2011	2010

Series 47	$-	$50,000
Series 48	-	25,000
Series 49	200,000	500,000

	$200,000	$575,000

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2011 and 2010, charged to each series’ operations are as follows:

	2011	2010

Series 47	$23,030	$21,171
Series 48	20,510	19,119
Series 49	27,117	24,933

	$70,657	$65,223

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2011 and 2010, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes.  The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2011 and 2010 by series are as follows:

	2011	2010

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships.  These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations.  At March 31, 2011 and 2010, contributions are payable to operating limited partnerships as follows:

	2011	2010

Series 47	$91,654	$291,632
Series 48	178,629	493,763
Series 49	241,530	1,757,158

	$511,813	$2,542,553

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2011 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,232,675	$25,829,698	$17,111,380	$45,291,597

Acquisition costs of operating limited partnerships	-	-	-	-

Cumulative distributions from operating limited partnerships	(171,580)	(17,435)	(68,453)	(85,692)

Cumulative impairment loss in investments in operating limited partnerships	(12,787,170)	(4,149,190)	(1,106,384)	(7,531,596)

Cumulative losses from operating limited partnerships	(30,079,020)	(10,713,876)	(7,589,648)	(11,775,496)

Investments in operating limited partnerships per balance sheets	45,194,905	10,949,197	8,346,895	25,898,813

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2011 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2010 (see note A).	(665,864)	(91,653)	(178,628)	(395,583)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(7,921,693)	(249,351)	(51,330)	(7,621,012)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	12,787,170	4,149,190	1,106,384	7,531,596

Other	5,633	(5,657)	2,441	8,849

Equity per operating limited partnerships’ combined financial statements	$49,733,777	$14,751,726	$9,225,762	$25,756,289

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2011 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,343,145	$25,827,355	$17,224,193	$45,291,597

Acquisition costs of operating limited partnerships	123,093	90,499	32,594	-

Cumulative distributions from operating limited partnerships	(140,980)	(16,883)	(57,740)	(66,357)

Cumulative impairment loss in investments in operating limited partnerships	(7,997,317)	(2,651,756)	(422,071)	(4,923,490)

Cumulative losses from operating limited partnerships	(26,926,719)	(9,797,831)	(6,678,550)	(10,450,338)

Investments in operating limited partnerships per balance sheets	53,401,222	13,451,384	10,098,426	29,851,412

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2010 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2009 (see note A).	(2,604,123)	(244,757)	(448,154)	(1,911,212)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(521,871)	-	-	(521,871)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	327,852	(2,887)	(2,887)	333,626

Cumulative impairment loss in investments in operating limited partnerships	7,997,317	2,651,756	422,071	4,923,490

Other	(121,037)	(101,598)	(39,296)	19,857

Equity per operating limited partnerships’ combined financial statements	$58,479,360	$15,753,898	$10,030,160	$32,695,302

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2010 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$257,744,656	$87,045,310	$61,870,702	$108,828,644
Land	22,576,589	8,589,687	6,709,244	7,277,658
Other assets	22,531,584	8,162,397	5,221,399	9,147,788

	$302,852,829	$103,797,394	$73,801,345	$125,254,090

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$195,399,491	$69,493,831	$49,679,903	$76,225,757
Accounts payable and accrued expenses	3,645,373	1,367,804	629,998	1,647,571
Other liabilities	35,692,514	11,106,248	8,498,605	16,087,661

	234,737,378	81,967,883	58,808,506	93,960,989
PARTNERS’ CAPITAL
Boston Capital Tax Credit
Fund V L.P.	49,733,777	14,751,726	9,225,762	25,756,289
Other partners	18,381,674	7,077,785	5,767,077	5,536,812

	68,115,451	21,829,511	14,992,839	31,293,101

	$302,852,829	$103,797,394	$73,801,345	$125,254,090

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

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

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2010 in which Series 47 through Series 49 had an interest as of December 31, 2010 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$31,519,954	$11,630,669	$7,728,078	$12,161,207
Interest and other	1,221,648	399,684	292,826	529,138

	32,741,602	12,030,353	8,020,904	12,690,345
Expenses
Interest	5,009,397	1,808,847	1,111,209	2,089,341
Depreciation and amortization	11,078,105	3,736,907	2,749,409	4,591,789
Taxes and insurance	3,987,855	1,597,929	984,859	1,405,067
Repairs and maintenance	4,734,858	1,873,745	1,342,662	1,518,451
Operating expenses	11,686,940	4,237,317	2,841,165	4,608,458
Impairment	6,728,437	-	-	6,728,437
Other expenses	2,596,626	527,862	504,775	1,563,989

	45,822,218	13,782,607	9,534,079	22,505,532

NET LOSS	$(13,080,616)	$(1,752,254)	$(1,513,175)	$(9,815,187)

Net loss allocated to Boston Capital Tax Credit Fund V L.P. *	$(10,552,123)	$(1,165,396)	$(962,428)	$(8,424,299)

Net loss allocated to other partners	$(2,528,493)	$(586,858)	$(550,747)	$(1,390,888)

* Amount includes $249,351, $51,330 and $7,099,141 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2009 in which Series 47 through Series 49 had an interest as of December 31, 2009 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$30,839,075	$11,469,338	$7,610,933	$11,758,804
Interest and other	1,085,715	403,662	249,091	432,962

	31,924,790	11,873,000	7,860,024	12,191,766
Expenses
Interest	5,200,352	1,913,108	1,178,293	2,108,951
Depreciation and amortization	11,569,877	3,787,381	2,839,994	4,942,502
Taxes and insurance	4,105,097	1,595,608	934,581	1,574,908
Repairs and maintenance	3,856,984	1,550,231	906,136	1,400,617
Operating expenses	11,102,041	3,995,554	2,666,876	4,439,611
Impairment	-	-	-	-
Other expenses	1,777,677	568,202	565,521	643,954

	37,612,028	13,410,084	9,091,401	15,110,543

NET LOSS	$(5,687,238)	$(1,537,084)	$(1,231,377)	$(2,918,777)

Net loss allocated to Boston Capital Tax Credit Fund V L.P.	$(3,910,102)	$(1,107,625)	$(836,542)	$(1,965,935)

Net loss allocated to other partners	$(1,777,136)	$(429,459)	$(394,835)	$(952,842)

* Amount includes $521,871 for Series 49 of loss not recognized under the equity method of accounting as described in note A.

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE D - OTHER ASSETS

At March 31, 2011 and 2010, other assets includes $- and $735,123, respectively, of cash advanced to operating limited partnerships, which is to be applied to capital contributions payable when certain criteria have been met.  The cash advances at March 31, 2011 and 2010 by series are as follows:

	2011	2010

Series 47	$-	$-
Series 48	-	-
Series 49	-	735,123

	$-	$735,123

NOTE E - NOTES RECEIVABLE

Notes receivable at March 31, 2011 and 2010 consist of advance installments of $429,038 and $1,311,741 , respectively, of capital contributions to operating limited partnerships.  The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.00%.  Prime was 3.25% as of March 31, 2011 and 2010.  These notes are secured by future installments of capital contributions or paid upon demand.  The notes at March 31, 2011 and 2010 by series are as follows:

	2011	2010

Series 47	$-	$155,857
Series 48	168,628	155,857
Series 49	260,410	1,000,027

	$429,038	$1,311,741

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2011 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(11,531,697)	$(3,261,520)	$(2,621,202)	$(5,648,975)

Accrued partnership management fee not deducted for income tax purposes	937,828	388,344	238,380	311,104

Other	169,557	38,923	37,771	92,863

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,996,364)	(980,178)	(485,547)	(530,639)

Impairment loss not recognized for tax purposes	6,214,616	1,583,819	1,230,871	3,399,926

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(7,399,822)	(249,351)	(51,330)	(7,099,141)

Operating limited partnership impairment loss not recognized for tax purposes	6,728,437	-	-	6,728,437

Difference due to fiscal year for book purposes and calendar year for tax purposes	655,144	245,385	149,852	259,907

Income (loss) for tax return purposes, December 31, 2010	$(6,222,301)	$(2,234,578)	$(1,501,205)	$(2,486,518)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2010 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(8,964,467)	$(2,709,480)	$(1,371,482)	$(4,883,505)

Accrued partnership management fee not deducted (deducted) for income tax purposes	562,828	338,344	213,380	11,104

Other	200,075	121,730	315,771	(237,426)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,271,940)	(481,206)	(206,993)	(583,741)

Impairment loss not recognized for tax purposes	4,054,571	1,083,796	199,643	2,771,132

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(521,871)	-	-	(521,871)

Operating limited partnership impairment loss not recognized for tax purposes	-	-	-	-

Difference due to fiscal year for book purposes and calendar year for tax purposes	(230,620)	(71,960)	(67,327)	(91,333)

Income (loss) for tax return purposes, December 31, 2009	$(6,171,424)	$(1,718,776)	$(917,008)	$(3,535,640)

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2011 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2010	$48,380,727	$11,845,643	$7,348,812	$29,186,272

Impairment loss in investment in operating limited partnerships	(12,787,170)	(4,149,190)	(1,106,384)	(7,531,596)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(7,921,693)	(249,351)	(51,330)	(7,621,012)

Operating limited partnership impairment loss not recognized for tax purposes	6,728,437	-	-	6,728,437

Other	10,794,604	3,502,095	2,155,797	5,136,712

Investments in operating limited partnerships - as reported	$45,194,905	$10,949,197	$8,346,895	$25,898,813

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE F - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2010 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2009	$54,105,654	$13,966,736	$8,775,655	$31,363,263

Impairment loss in investment in operating limited partnerships	(7,997,317)	(2,651,756)	(422,071)	(4,923,490)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(521,871)	-	-	(521,871)

Operating limited partnership impairment loss not recognized for tax purposes	-	-	-	-

Other	7,814,756	2,136,404	1,744,842	3,933,510

Investments in operating limited partnerships - as reported	$53,401,222	$13,451,384	$10,098,426	$29,851,412

Boston Capital Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2011 and 2010

NOTE G- CASH EQUIVALENTS

Cash equivalents of $2,235,801 and $2,655,804 as of March 31, 2011 and 2010, respectively, include money market accounts with interest rates ranging from 0.15% to 0.80% per annum.

NOTE H - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions.  The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution.  At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance.  Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2011.

NOTE I - FAIR VALUE OF FINANCIAL INSTRUMENTS

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