Form 10-K, Exhibit 13
period 2012-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2012-06-29
CIK 1267425

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2012 AND 2011

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series, as of March 31, 2012 and 2011, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the total partnership and for each of the series for each of the years in the two-year period ended March 31, 2012. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

(continued)

F-3

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series as of March 31, 2012 and 2011, and the results of its operations and its cash flows for the total partnership and for each series for each of the years in the two-year period ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

REZNICK GROUP, P.C.

Bethesda, Maryland

June 29, 2012

(continued)

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2012	2011
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$36,431,445	$45,194,905

OTHER ASSETS
Cash and cash equivalents	2,051,958	2,236,091
Notes receivable	230,663	429,038
Deferred acquisition costs, net of accumulated amortization	3,694,361	4,617,692
Other assets	103,748	112,483

	$42,512,175	$52,590,209

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	3,470,297	2,582,469
Capital contributions payable	332,419	511,813

	3,803,559	3,095,125

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2012 and 2011 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2012 and 2011	38,873,048	49,632,550
General partner	(164,432)	(137,466)

	38,708,616	49,495,084

	$42,512,175	$52,590,209

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2012	2011
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$8,629,599	$10,949,197

OTHER ASSETS
Cash and cash equivalents	366,067	397,096
Notes receivable	-	-
Deferred acquisition costs, net of accumulated amortization	1,668,277	2,001,933
Other assets	-	-

	$10,663,943	$13,348,226

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	1,530,089	1,166,745
Capital contributions payable	91,654	91,654

	1,622,128	1,258,784

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2012 and 2011 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2012 and 2011	9,095,919	12,135,927
General partner	(54,104)	(46,485)

	9,041,815	12,089,442

	$10,663,943	$13,348,226

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2012	2011
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$6,625,699	$8,346,895

OTHER ASSETS
Cash and cash equivalents	348,763	435,509
Notes receivable	-	168,628
Deferred acquisition costs, net of accumulated amortization	694,768	833,720
Other assets	-	-

	$7,669,230	$9,784,752

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	980,280	816,900
Capital contributions payable	10,001	178,629

	990,396	995,644

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2012 and 2011 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2012 and 2011	6,712,899	8,817,897
General partner	(34,065)	(28,789)

	6,678,834	8,789,108

	$7,669,230	$9,784,752

(continued)

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2012	2011
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$21,176,147	$25,898,813

OTHER ASSETS
Cash and cash equivalents	1,337,128	1,403,486
Notes receivable	230,663	260,410
Deferred acquisition costs, net of accumulated amortization	1,331,316	1,782,039
Other assets	103,748	112,483

	$24,179,002	$29,457,231

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	959,928	598,824
Capital contributions payable	230,764	241,530

	1,191,035	840,697

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 12,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2012 and 2011 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2012 and 2011	23,064,230	28,678,726
General partner	(76,263)	(62,192)

	22,987,967	28,616,534

	$24,179,002	$29,457,231

See notes to financial statements

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2012 and 2011

	Total
	2012	2011
Income
Interest income	$14,656	$54,209
Other income	5,525	-

Total income	20,181	54,209

Share of losses from operating limited partnerships	(1,846,049)	(3,152,301)

Expenses and loss
Professional fees	99,186	115,145
Partnership management fee	1,009,786	1,021,891
Amortization	769,616	993,070
General and administrative expenses	82,290	88,883
Impairment loss	6,999,722	6,214,616

	8,960,600	8,433,605

NET LOSS	$(10,786,468)	$(11,531,697)

Net loss allocated to general partner	$(26,966)	$(28,829)

Net loss allocated to limited partner	$(10,759,502)	$(11,502,868)

Net loss per BAC	$(0.91)	$(0.98)

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 47
	2012	2011
Income
Interest income	$2,248	$5,950
Other income	-	-

Total income	2,248	5,950

Share of losses from operating limited partnerships	(350,362)	(916,045)

Expenses and loss
Professional fees	30,920	33,403
Partnership management fee	358,409	367,987
Amortization	333,656	337,770
General and administrative expenses	26,132	28,446
Impairment loss	1,950,396	1,583,819

	2,699,513	2,351,425

NET LOSS	$(3,047,627)	$(3,261,520)

Net loss allocated to general partner	$(7,619)	$(8,154)

Net loss allocated to limited partner	$(3,040,008)	$(3,253,366)

Net loss per BAC	$(0.87)	$(0.94)

(continued)

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 48
	2012	2011
Income
Interest income	$2,299	$7,490
Other income	-	-

Total income	2,299	7,490

Share of losses from operating limited partnerships	(242,780)	(911,098)

Expenses and loss
Professional fees	26,824	27,542
Partnership management fee	219,915	208,840
Amortization	138,952	226,325
General and administrative expenses	22,896	24,016
Impairment loss	1,461,206	1,230,871

	1,869,793	1,717,594

NET LOSS	$(2,110,274)	$(2,621,202)

Net loss allocated to general partner	$(5,276)	$(6,553)

Net loss allocated to limited partner	$(2,104,998)	$(2,614,649)

Net loss per BAC	$(0.92)	$(1.14)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 49
	2012	2011
Income
Interest income	$10,109	$40,769
Other income	5,525	-

Total income	15,634	40,769

Share of losses from operating limited partnerships	(1,252,907)	(1,325,158)

Expenses and loss
Professional fees	41,442	54,200
Partnership management fee	431,462	445,064
Amortization	297,008	428,975
General and administrative expenses	33,262	36,421
Impairment loss	3,588,120	3,399,926

	4,391,294	4,364,586

NET LOSS	$(5,628,567)	$(5,648,975)

Net loss allocated to general partner	$(14,071)	$(14,122)

Net loss allocated to limited partner	$(5,614,496)	$(5,634,853)

Net loss per BAC	$(0.94)	$(0.94)

See notes to financial statements

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2012 and 2011

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2010	$61,135,418	$(108,637)	$61,026,781

Net loss	(11,502,868)	(28,829)	(11,531,697)

Partners’ capital (deficit), March 31, 2011	$49,632,550	$(137,466)	$49,495,084

Net loss	(10,759,502)	(26,966)	(10,786,468)

Partners’ capital (deficit), March 31, 2012	$38,873,048	$(164,432)	$38,708,616

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2012 and 2011

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2010	$15,389,293	$(38,331)	$15,350,962

Net loss	(3,253,366)	(8,154)	(3,261,520)

Partners’ capital (deficit), March 31, 2011	$12,135,927	$(46,485)	$12,089,442

Net loss	(3,040,008)	(7,619)	(3,047,627)

Partners’ capital (deficit), March 31, 2012	$9,095,919	$(54,104)	$9,041,815

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2012 and 2011

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2010	$11,432,546	$(22,236)	$11,410,310

Net loss	(2,614,649)	(6,553)	(2,621,202)

Partners’ capital (deficit), March 31, 2011	$8,817,897	$(28,789)	$8,789,108

Net loss	(2,104,998)	(5,276)	(2,110,274)

Partners’ capital (deficit), March 31, 2012	$6,712,899	$(34,065)	$6,678,834

(continued)

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2012 and 2011

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2010	$34,313,579	$(48,070)	$34,265,509

Net loss	(5,634,853)	(14,122)	(5,648,975)

Partners’ capital (deficit), March 31, 2011	$28,678,726	$(62,192)	$28,616,534

Net loss	(5,614,496)	(14,071)	(5,628,567)

Partners’ capital (deficit), March 31, 2012	$23,064,230	$(76,263)	$22,987,967

See notes to financial statements

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2012 and 2011

	Total
	2012	2011
Cash flows from operating activities
Net loss	$(10,786,468)	$(11,531,697)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	1,846,049	3,152,301
Impairment loss	6,999,722	6,214,616
Distributions received from operating limited partnerships	71,404	30,600
Amortization	769,616	993,070
Changes in assets and liabilities
Other assets	8,735	(6,245)
Accounts payable - affiliates	887,828	937,828

Net cash used in operating activities	(203,114)	(209,527)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(10,766)	(59,339)
(Advances) to repayments from operating limited partnerships	29,747	(155,128)

Net cash provided by (used in) investing activities	18,981	(214,467)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(184,133)	(423,994)

Cash and cash equivalents, beginning	2,236,091	2,660,085

Cash and cash equivalents, end	$2,051,958	$2,236,091

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Total
	2012	2011
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$168,628	$1,860,931

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$-	$4,686

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$-	$115,156

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 47
	2012	2011
Cash flows from operating activities
Net loss	$(3,047,627)	$(3,261,520)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	350,362	916,045
Impairment loss	1,950,396	1,583,819
Distributions received from operating limited partnerships	18,840	552
Amortization	333,656	337,770
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	363,344	388,344

Net cash used in operating activities	(31,029)	(34,990)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	(2,475)
(Advances) to repayments from operating limited partnerships	-	-

Net cash provided by (used in) investing activities	-	(2,475)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(31,029)	(37,465)

Cash and cash equivalents, beginning	397,096	434,561

Cash and cash equivalents, end	$366,067	$397,096

(continued)

F-19

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 47
	2012	2011
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$-	$199,846

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$-	$2,343

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$-	$-

(continued)

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 48
	2012	2011
Cash flows from operating activities
Net loss	$(2,110,274)	$(2,621,202)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	242,780	911,098
Impairment loss	1,461,206	1,230,871
Distributions received from operating limited partnerships	17,210	10,713
Amortization	138,952	226,325
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	163,380	238,380

Net cash used in operating activities	(86,746)	(3,815)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	(2,475)
(Advances) to repayments from operating limited partnerships	-	(168,628)

Net cash provided by (used in) investing activities	-	(171,103)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(86,746)	(174,918)

Cash and cash equivalents, beginning	435,509	610,427

Cash and cash equivalents, end	$348,763	$435,509

(continued)

F-21

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 48
	2012	2011
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$168,628	$199,846

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$-	$2,343

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$-	$115,156

(continued)

F-22

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 49
	2012	2011
Cash flows from operating activities
Net loss	$(5,628,567)	$(5,648,975)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	1,252,907	1,325,158
Impairment loss	3,588,120	3,399,926
Distributions received from operating limited partnerships	35,354	19,335
Amortization	297,008	428,975
Changes in assets and liabilities
Other assets	8,735	(6,245)
Accounts payable - affiliates	361,104	311,104

Net cash used in operating activities	(85,339)	(170,722)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(10,766)	(54,389)
(Advances) to repayments from operating limited partnerships	29,747	13,500

Net cash provided by (used in) investing activities	18,981	(40,889)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(66,358)	(211,611)

Cash and cash equivalents, beginning	1,403,486	1,615,097

Cash and cash equivalents, end	$1,337,128	$1,403,486

(continued)

F-23

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2012 and 2011

	Series 49
	2012	2011
Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$-	$1,461,239

The fund has increased its investments in operating limited partnerships and increased its capital contribution obligation in operating limited partnerships for low-income tax credits generated.	$-	$-

The fund has decreased its investments in operating limited partnerships and decreased its capital contribution obligation to operating limited partnerships for low-income tax credits not generated.	$-	$-

See notes to financial statements

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2012 and 2011

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

The BAC’s issued and outstanding in each series at March 31, 2012 and 2011 are as follows:

	2012	2011

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

F-25

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the future net undiscounted cash flows expected to be generated by the operating limited partnerships including the low-income housing tax credits and the residual value upon sale or disposition of the equity interest in the operating limited partnerships. If the investment is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the investment exceeds the fair value of such investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2012 and March 31, 2011, of $6,999,722 and $6,214,616, respectively.

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

F-26

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years. As of March 31, 2012, an impairment loss of $153,715 for Series 49 was recorded. As of March 31, 2011, an impairment loss of $515,429 and $791,820 for Series 48 and Series 49, respectively, was recorded. As of March 31, 2012, the lives of the remaining acquisition costs were reassessed and determined to be 5 years for all Series.

Accumulated amortization as of March 31, 2012 and 2011 is as follows:

	2012	2011

Series 47	$1,245,954	$912,298
Series 48	738,387	599,435
Series 49	1,598,717	1,301,709

	$3,583,058	$2,813,442

The amortization of deferred acquisition costs for each of the ensuing 5 years through March 31, 2017 is estimated to be $738,872 per year.

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capitalized Expenses

Costs incurred in connection with borrowing funds to make capital contributions to operating limited partnerships and certain other costs are capitalized and included in investments in operating limited partnerships. Such costs are being amortized on the straight-line method over 27.5 years. As of March 31, 2011, an impairment loss of $86,385 and $31,129 for Series 47 and Series 48, respectively, was recorded to bring the capitalized expense to zero for Series 47 and Series 48

Accumulated amortization for capitalized expenses as of March 31, 2012 and 2011 are as follows:

	2012	2011

Series 47	$-	$25,689
Series 48	-	9,134
Series 49	-	-

	$-	$34,823

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2012 and 2011 are as follows:

	2012	2011

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

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

F-32

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the the Financial Accounting Standards Board (FASB) issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amended guidance modifies the consolidation model to one based on control and economics, and replaces the current quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment is effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Fund’s financial statements.

F-33

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2012 and 2011, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2012 and 2011, are as follows:

	2012
	Gross Fund Management Fee	Asset Management & Reporting Fee	Fund Management Fee net of Asset Management & Reporting Fee

Series 47	$388,344	$29,935	$358,409
Series 48	238,380	18,465	219,915
Series 49	511,104	79,642	431,462

	$1,137,828	$128,042	$1,009,786

	2011
	Gross Fund Management Fee	Asset Management & Reporting Fee	Fund Management Fee net of Asset Management & Reporting Fee

Series 47	$388,344	$20,357	$367,987
Series 48	238,380	29,540	208,840
Series 49	511,104	66,040	445,064

	$1,137,828	$115,937	$1,021,891

F-34

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE B - RELATED PARTY TRANSACTIONS - continued

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2012 and 2011, total fund management fees accrued were $3,470,297 and $2,582,469, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2012 and 2011 are as follows:

	2012	2011

Series 47	$25,000	$-
Series 48	75,000	-
Series 49	150,000	200,000

	$250,000	$200,000

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2012 and 2011, charged to each series’ operations are as follows:

	2012	2011

Series 47	$20,239	$23,030
Series 48	18,601	20,510
Series 49	23,457	27,117

	$62,297	$70,657

F-35

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2012 and 2011, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2012 and 2011 by series are as follows:

	2012	2011

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2012 and 2011, contributions are payable to operating limited partnerships as follows:

	2012	2011

Series 47	$91,654	$91,654
Series 48	10,001	178,629
Series 49	230,764	241,530

	$332,419	$511,813

F-36

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2012 is summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,232,675	$25,829,698	$17,111,380	$45,291,597

Cumulative distributions from operating limited partnerships	(242,984)	(36,275)	(85,663)	(121,046)

Cumulative impairment loss in investments in operating limited partnerships	(19,633,177)	(6,099,586)	(2,567,590)	(10,966,001)

Cumulative losses from operating limited partnerships	(31,925,069)	(11,064,238)	(7,832,428)	(13,028,403)

Investments in operating limited partnerships per balance sheets	36,431,445	8,629,599	6,625,699	21,176,147

F-37

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2012 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2011 (see note A).	(655,098)	(91,653)	(178,628)	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(8,746,941)	(800,432)	(263,057)	(7,683,452)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	19,633,177	6,099,586	2,567,590	10,966,001

Other	4,754	(5,759)	2,420	8,093

Equity per operating limited partnerships’ combined financial statements	$47,000,963	$13,831,341	$8,754,024	$24,415,598

F-38

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-39

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-40

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2011 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$246,480,158	$83,289,382	$59,063,634	$104,127,142
Land	22,528,233	8,589,687	6,709,244	7,229,302
Other assets	23,053,924	8,239,979	5,448,962	9,364,983

	$292,062,315	$100,119,048	$71,221,840	$120,721,427

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$192,130,464	$68,373,641	$49,008,261	$74,748,562
Accounts payable and accrued expenses	2,940,104	1,231,546	712,925	995,633
Other liabilities	32,205,394	9,838,390	7,215,583	15,151,421

	227,275,962	79,443,577	56,936,769	90,895,616
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	47,000,963	13,831,341	8,754,024	24,415,598
Other partners	17,785,390	6,844,130	5,531,047	5,410,213

	64,786,353	20,675,471	14,285,071	29,825,811

	$292,062,315	$100,119,048	$71,221,840	$120,721,427

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-42

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2011 in which Series 47 through Series 49 had an interest as of December 31, 2011 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$33,221,675	$12,022,011	$8,049,555	$13,150,109
Interest and other	1,235,811	483,125	330,945	421,741

	34,457,486	12,505,136	8,380,500	13,571,850
Expenses
Interest	5,521,080	1,736,678	1,077,921	2,706,481
Depreciation and amortization	11,204,983	3,731,135	2,706,700	4,767,148
Taxes and insurance	3,954,517	1,592,297	966,551	1,395,669
Repairs and maintenance	4,258,853	1,657,626	1,034,278	1,566,949
Operating expenses	12,052,181	4,422,472	2,768,580	4,861,129
Impairment	-	-	-	-
Other expenses	1,115,805	491,399	478,737	145,669

	38,107,419	13,631,607	9,032,767	15,443,045

NET LOSS	$(3,649,933)	$(1,126,471)	$(652,267)	$(1,871,195)

Net loss allocated to Boston Capital Tax Credit Fund V L.P. *	$(2,712,711)	$(901,443)	$(454,507)	$(1,356,761)

Net loss allocated to other partners	$(937,222)	$(225,028)	$(197,760)	$(514,434)

* Amount includes $551,081, $211,727 and $103,854 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-43

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

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

F-44

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2012 and 2011

NOTE D - NOTES RECEIVABLE

Notes receivable at March 31, 2012 and 2011 consist of advance installments of $230,663 and $429,038 , respectively, of capital contributions to operating limited partnerships. The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.00%. Prime was 3.25% as of March 31, 2012 and 2011. These notes are secured by future installments of capital contributions or paid upon demand. The notes at March 31, 2012 and 2011 by series are as follows:

	2012	2011

Series 47	$-	$-
Series 48	-	168,628
Series 49	230,663	260,410

	$230,663	$429,038

F-45

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2012 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(10,786,468)	$(3,047,627)	$(2,110,274)	$(5,628,567)

Accrued partnership management fee not deducted for income tax purposes	887,828	363,344	163,380	361,104

Other	688,432	34,553	27,003	626,876

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,182,633)	(295,101)	(395,534)	(491,998)

Impairment loss not recognized for tax purposes	6,999,722	1,950,396	1,461,206	3,588,120

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(866,662)	(551,081)	(211,727)	(103,854)

Operating limited partnership impairment loss not recognized for tax purposes	-	-	-	-

Difference due to fiscal year for book purposes and calendar year for tax purposes	406,270	216,810	85,322	104,138

Income (loss) for tax return purposes, December 31, 2011	$(3,853,511)	$(1,328,706)	$(980,624)	$(1,544,181)

F-46

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2011 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(11,531,697)	$(3,261,520)	$(2,621,202)	$(5,648,975)

Accrued partnership management fee not deducted (deducted) for income tax purposes	937,828	388,344	238,380	311,104

Other	169,557	38,923	37,771	92,863

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,996,364)	(980,178)	(485,547)	(530,639)

Impairment loss not recognized for tax purposes	6,214,616	1,583,819	1,230,871	3,399,926

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(7,399,822)	(249,351)	(51,330)	(7,099,141)

Operating limited partnership impairment loss not recognized for tax purposes	6,728,437	-	-	6,728,437

Difference due to fiscal year for book purposes and calendar year for tax purposes	655,144	245,385	149,852	259,907

Income (loss) for tax return purposes, December 31, 2010	$(6,222,301)	$(2,234,578)	$(1,501,205)	$(2,486,518)

F-47

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2012 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2011	$44,981,252	$10,663,501	$6,391,941	$27,925,810

Impairment loss in investment in operating limited partnerships	(19,633,177)	(6,099,586)	(2,567,590)	(10,966,001)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(8,746,941)	(800,432)	(263,057)	(7,683,452)

Operating limited partnership impairment loss not recognized for tax purposes	-	-	-	-

Other	19,830,311	4,866,116	3,064,405	11,899,790

Investments in operating limited partnerships - as reported	$36,431,445	$8,629,599	$6,625,699	$21,176,147

F-48

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

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

F-49

NOTE F- CASH EQUIVALENTS

Cash equivalents of $2,050,590 and $2,235,801 as of March 31, 2012 and 2011, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE G - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2012.

NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Fund’s financial instruments relate to other assets, notes receivable, and accounts payable - affiliates. Management has not disclosed the fair value of these financial instruments because determination of such fair value is deemed to be impractical. The other assets, notes receivable, and accounts payable - affiliates are due from or owed to affiliates of the Fund. The unique nature of these financial instruments makes determination of any fair value impractical. See notes B and D for disclosure of the carrying amount and terms of these financial instruments.

F-50