Form 10-K, Exhibit 13
period 2013-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2013-06-27
CIK 1267425

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2013 AND 2012

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners
Boston Capital Tax Credit Fund V Limited Partnership

We have audited the accompanying balance sheet of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49 (the Partnership), in total and for each series, as of March 31, 2013, and the related statements of operations, partners’ capital (deficit) and cash flow for the total Partnership and for each series for the year ended March 31, 2013. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L. P. - Series 47 through Series 49, in total and for each series, as of March 31, 2013, and the results of its operations and cash flows for the total Partnership and for each series for the year ended March 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland
June 27, 2013

(continued)

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series, as of March 31, 2012, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the total partnership and for each of the series for the year ended March 31, 2012. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series as of March 31, 2012, and the results of its operations and its cash flows for the total partnership and for each series for year ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.
REZNICK GROUP, P.C.

Bethesda, Maryland

June 29, 2012

F-3

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2013	2012
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$27,607,726	$36,431,445

OTHER ASSETS
Cash and cash equivalents	1,060,658	2,051,958
Notes receivable	-	230,663
Deferred acquisition costs, net of accumulated amortization	2,746,392	3,694,361
Other assets	106,411	103,748

	$31,521,187	$42,512,175

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	3,833,125	3,470,297
Capital contributions payable	101	332,419

	3,834,069	3,803,559

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2013 and 2012 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2013 and 2012	27,879,103	38,873,048
General partner	(191,985)	(164,432)

	27,687,118	38,708,616

	$31,521,187	$42,512,175

(continued)

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2013	2012
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$6,296,006	$8,629,599

OTHER ASSETS
Cash and cash equivalents	116,970	366,067
Notes receivable	-	-
Deferred acquisition costs, net of accumulated amortization	1,334,621	1,668,277
Other assets	-	-

	$7,747,597	$10,663,943

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	1,843,433	1,530,089
Capital contributions payable	-	91,654

	1,843,818	1,622,128

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2013 and 2012 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2013 and 2012	5,965,728	9,095,919
General partner	(61,949)	(54,104)

	5,903,779	9,041,815

	$7,747,597	$10,663,943

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2013	2012
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$4,833,619	$6,625,699

OTHER ASSETS
Cash and cash equivalents	194,790	348,763
Notes receivable	-	-
Deferred acquisition costs, net of accumulated amortization	555,816	694,768
Other assets	-	-

	$5,584,225	$7,669,230

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	1,068,660	980,280
Capital contributions payable	-	10,001

	1,068,775	990,396

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2013 and 2012 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2013 and 2012	4,554,923	6,712,899
General partner	(39,473)	(34,065)

	4,515,450	6,678,834

	$5,584,225	$7,669,230

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2013	2012
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$16,478,101	$21,176,147

OTHER ASSETS
Cash and cash equivalents	748,898	1,337,128
Notes receivable	-	230,663
Deferred acquisition costs, net of accumulated amortization	855,955	1,331,316
Other assets	106,411	103,748

	$18,189,365	$24,179,002

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	921,032	959,928
Capital contributions payable	101	230,764

	921,476	1,191,035

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2013 and 2012 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2013 and 2012	17,358,452	23,064,230
General partner	(90,563)	(76,263)

	17,267,889	22,987,967

	$18,189,365	$24,179,002

See notes to financial statements

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2013 and 2012

	Total
	2013	2012
Income
Interest income	$3,754	$14,656
Other income	-	5,525

Total income	3,754	20,181

Share of losses from operating limited partnerships	(1,860,831)	(1,846,049)

Expenses and loss
Professional fees	182,921	99,186
Partnership management fee	1,034,407	1,009,786
Amortization	738,872	769,616
General and administrative expenses	76,318	82,290
Impairment loss	7,131,903	6,999,722

	9,164,421	8,960,600

NET LOSS	$(11,021,498)	$(10,786,468)

Net loss allocated to general partner	$(27,553)	$(26,966)

Net loss allocated to limited partner	$(10,993,945)	$(10,759,502)

Net loss per BAC	$(0.93)	$(0.91)

(continued)

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2013 and 2012

	Series 47
	2013	2012
Income
Interest income	$414	$2,248
Other income	-	-

Total income	414	2,248

Share of losses from operating limited partnerships	(204,867)	(350,362)

Expenses and loss
Professional fees	113,846	30,920
Partnership management fee	362,252	358,409
Amortization	333,656	333,656
General and administrative expenses	23,923	26,132
Impairment loss	2,099,906	1,950,396

	2,933,583	2,699,513

NET LOSS	$(3,138,036)	$(3,047,627)

Net loss allocated to general partner	$(7,845)	$(7,619)

Net loss allocated to limited partner	$(3,130,191)	$(3,040,008)

Net loss per BAC	$(0.90)	$(0.87)

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2013 and 2012

	Series 48
	2013	2012
Income
Interest income	$490	$2,299
Other income	-	-

Total income	490	2,299

Share of losses from operating limited partnerships	(315,041)	(242,780)

Expenses and loss
Professional fees	28,059	26,824
Partnership management fee	211,432	219,915
Amortization	138,952	138,952
General and administrative expenses	20,182	22,896
Impairment loss	1,450,208	1,461,206

	1,848,833	1,869,793

NET LOSS	$(2,163,384)	$(2,110,274)

Net loss allocated to general partner	$(5,408)	$(5,276)

Net loss allocated to limited partner	$(2,157,976)	$(2,104,998)

Net loss per BAC	$(0.94)	$(0.92)

See notes to financial statements

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2013 and 2012

	Series 49
	2013	2012
Income
Interest income	$2,850	$10,109
Other income	-	5,525

Total income	2,850	15,634

Share of losses from operating limited partnerships	(1,340,923)	(1,252,907)

Expenses and loss
Professional fees	41,016	41,442
Partnership management fee	460,723	431,462
Amortization	266,264	297,008
General and administrative expenses	32,213	33,262
Impairment loss	3,581,789	3,588,120

	4,382,005	4,391,294

NET LOSS	$(5,720,078)	$(5,628,567)

Net loss allocated to general partner	$(14,300)	$(14,071)

Net loss allocated to limited partner	$(5,705,778)	$(5,614,496)

Net loss per BAC	$(0.95)	$(0.94)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2013 and 2012

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2011	$49,632,550	$(137,466)	$49,495,084

Net loss	(10,759,502)	(26,966)	(10,786,468)

Partners’ capital (deficit), March 31, 2012	38,873,048	(164,432)	38,708,616

Net loss	(10,993,945)	(27,553)	(11,021,498)

Partners’ capital (deficit), March 31, 2013	$27,879,103	$(191,985)	$27,687,118

(continued)

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2013 and 2012

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2011	$12,135,927	$(46,485)	$12,089,442

Net loss	(3,040,008)	(7,619)	(3,047,627)

Partners’ capital (deficit), March 31, 2012	9,095,919	(54,104)	9,041,815

Net loss	(3,130,191)	(7,845)	(3,138,036)

Partners’ capital (deficit), March 31, 2013	$5,965,728	$(61,949)	$5,903,779

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2006 and 2005

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2011	$8,817,897	$(28,789)	$8,789,108

Net loss	(2,104,998)	(5,276)	(2,110,274)

Partners’ capital (deficit), March 31, 2012	6,712,899	(34,065)	6,678,834

Net loss	(2,157,976)	(5,408)	(2,163,384)

Partners’ capital (deficit), March 31, 2013	$4,554,923	$(39,473)	$4,515,450

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2013 and 2012

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2011	$28,678,726	$(62,192)	$28,616,534

Net loss	(5,614,496)	(14,071)	(5,628,567)

Partners’ capital (deficit), March 31, 2012	23,064,230	(76,263)	22,987,967

Net loss	(5,705,778)	(14,300)	(5,720,078)

Partners’ capital (deficit), March 31, 2013	$17,358,452	$(90,563)	$17,267,889

See notes to financial statements

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2013 and 2012

	Total
	2013	2012
Cash flows from operating activities
Net loss	$(11,021,498)	$(10,786,468)
Adjustments to reconcile net loss to net cash used in operating activities
Share of loss from operating limited partnerships	1,860,831	1,846,049
Impairment loss	7,131,903	6,999,722
Distributions received from operating limited partnerships	100,082	71,404
Amortization	738,872	769,616
Changes in assets and liabilities
Other assets	(62,663)	8,735
Accounts payable - affiliates	362,828	887,828

Net cash used in operating activities	(889,645)	(203,114)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	(101,655)	(10,766)
Repayments from operating limited partnerships	-	29,747

Net cash provided by (used in) investing activities	(101,655)	18,981

NET DECREASE IN CASH AND CASH EQUIVALENTS	(991,300)	(184,133)

Cash and cash equivalents, beginning	2,051,958	2,236,091

Cash and cash equivalents, end	$1,060,658	$2,051,958

Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$230,663	$168,628

(continued)

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2013 and 2012

	Series 47
	2013	2012
Cash flows from operating activities
Net loss	$(3,138,036)	$(3,047,627)
Adjustments to reconcile net loss to net cash
used in operating activities
Share of loss from operating limited partnerships	204,867	350,362
Impairment loss	2,099,906	1,950,396
Distributions received from operating limited partnerships	28,820	18,840
Amortization	333,656	333,656
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	313,344	363,344

Net cash used in operating activities	(157,443)	(31,029)

Cash flows from investing activities
Capital contributions paid to operating limited
partnerships	(91,654)	-
Repayments from operating limited
partnerships	-	-

Net cash provided by (used in) investing activities	(91,654)	-

NET DECREASE IN CASH AND
CASH EQUIVALENTS	(249,097)	(31,029)

Cash and cash equivalents, beginning	366,067	397,096

Cash and cash equivalents, end	$116,970	$366,067

Supplemental schedule of noncash investing and
financing activities:

The fund applied notes receivable and advances
to its capital contribution obligation to operating limted
partnerships.	$-	$-

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2013 and 2012

	Series 48
	2013	2012
Cash flows from operating activities
Net loss	$(2,163,384)	$(2,110,274)
Adjustments to reconcile net loss to net cash
used in operating activities
Share of loss from operating limited partnerships	315,041	242,780
Impairment loss	1,450,208	1,461,206
Distributions received from operating limited partnerships	26,831	17,210
Amortization	138,952	138,952
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	88,380	163,380

Net cash used in operating activities	(143,972)	(86,746)

Cash flows from investing activities
Capital contributions paid to operating limited
partnerships	(10,001)	-
Repayments from operating limited
partnerships	-	-

Net cash provided by (used in) investing activities	(10,001)	-

NET DECREASE IN CASH AND
CASH EQUIVALENTS	(153,973)	(86,746)

Cash and cash equivalents, beginning	348,763	435,509

Cash and cash equivalents, end	$194,790	$348,763

Supplemental schedule of noncash investing and
financing activities:

The fund applied notes receivable and advances
to its capital contribution obligation to operating limted
partnerships.	$-	$168,628

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2013 and 2012

	Series 49
	2013	2012
Cash flows from operating activities
Net loss	$(5,720,078)	$(5,628,567)
Adjustments to reconcile net loss to net cash
used in operating activities
Share of loss from operating limited partnerships	1,340,923	1,252,907
Impairment loss	3,581,789	3,588,120
Distributions received from operating limited partnerships	44,431	35,354
Amortization	266,264	297,008
Changes in assets and liabilities
Other assets	(62,663)	8,735
Accounts payable - affiliates	(38,896)	361,104

Net cash used in operating activities	(588,230)	(85,339)

Cash flows from investing activities
Capital contributions paid to operating limited
partnerships	-	(10,766)
Repayments from operating limited
partnerships	-	29,747

Net cash provided by (used in) investing activities	-	18,981

NET DECREASE IN CASH AND
CASH EQUIVALENTS	(588,230)	(66,358)

Cash and cash equivalents, beginning	1,337,128	1,403,486

Cash and cash equivalents, end	$748,898	$1,337,128

Supplemental schedule of noncash investing and
financing activities:

The fund applied notes receivable and advances
to its capital contribution obligation to operating limted
partnerships.	$230,663	$-

(continued)

F-19

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2013 and 2012

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

A Registration Statement on Form S-11 and the related prospectus, (the "Prospectus") were filed with the Securities and Exchange Commission and became effective January 2, 2004 in connection with a public offering ("Offering") in one or more series of a minimum of 250,000 BACs and a maximum of 7,000,000 BACs at $10 per BAC. On August 10, 2004, an amendment to Form S-11, which registered an additional 8,500,000 BACs for sale to the public in one or more series became effective. As of December 31, 2005, subscriptions had been received and accepted by the Fund for 11,777,706 BAC's representing capital contributions of $117,777,060.

The BAC’s issued and outstanding in each series at March 31, 2013 and 2012 are as follows:

	2013	2012

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $60,000 and $0 as of March 31, 2013 and 2012, respectively.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2013 and March 31, 2012, of $7,131,903 and $6,999,722, respectively.

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

March 31, 2013 and 2012

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

March 31, 2013 and 2012

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

March 31, 2013 and 2012

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years. An impairment loss has been recognized for the years ended March 31, 2013 and 2012 of $209,097 and $153,715, respectively, for Series 49. As of March 31, 2013, the lives of the remaining acquisition costs were reassessed and determined to be 4 years for all Series.

Accumulated amortization as of March 31, 2013 and 2012 is as follows:

	2013	2012

Series 47	$1,579,610	$1,245,954
Series 48	277,904	138,952
Series 49	-	-

	$1,857,514	$1,384,906

The amortization of deferred acquisition costs for each of the ensuing 4 years through March 31, 2017 are estimated to be $686,597, $686,597, $686,597 and $686,601 per year, for 2014, 2015, 2016 and 2017, respectively.

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

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

March 31, 2013 and 2012

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2013 and 2012 are as follows:

	2013	2012

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

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

March 31, 2013 and 2012

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board ("FASB") issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Fund's condensed financial statements.

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2013 and 2012, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2013 and 2012, are as follows:

	2013
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$26,092	$362,252
Series 48	238,380	26,948	211,432
Series 49	511,104	50,381	460,723

	$1,137,828	$103,421	$1,034,407

	2012
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$29,935	$358,409
Series 48	238,380	18,465	219,915
Series 49	511,104	79,642	431,462

	$1,137,828	$128,042	$1,009,786

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE B - RELATED PARTY TRANSACTIONS - continued

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2013 and 2012, total fund management fees accrued were $3,833,125 and $3,470,297, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2013 and 2012 are as follows:

	2013	2012

Series 47	$75,000	$25,000
Series 48	150,000	75,000
Series 49	550,000	150,000

	$775,000	$250,000

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2013 and 2012, charged to each series’ operations are as follows:

	2013	2012

Series 47	$19,387	$20,239
Series 48	17,041	18,601
Series 49	24,484	23,457

	$60,912	$62,297

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2013 and 2012, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2013 and 2012 by series are as follows:

	2013	2012

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2013 and 2012, contributions are payable to operating limited partnerships as follows:

	2013	2012

Series 47	$-	$91,654
Series 48	-	10,001
Series 49	101	230,764

	$101	$332,419

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2013 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,232,675	$25,829,698	$17,111,380	$45,291,597

Cumulative distributions from operating limited partnerships	(343,066)	(65,095)	(112,494)	(165,477)

Cumulative impairment loss in investments in operating limited partnerships	(26,555,983)	(8,199,492)	(4,017,798)	(14,338,693)

Cumulative losses from operating limited partnerships	(33,725,900)	(11,269,105)	(8,147,469)	(14,309,326)

Investments in operating limited partnerships per balance sheets	27,607,726	6,296,006	4,833,619	16,478,101

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2013 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2012 (see note A).	(476,470)	(91,653)	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(9,827,745)	(1,386,345)	(411,422)	(8,029,978)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	26,555,983	8,199,492	4,017,798	14,338,693

Other	35,351	8,353	10,976	16,022

Equity per operating limited partnerships’ combined financial statements	$44,228,471	$13,025,853	$8,450,971	$22,751,647

F-32

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2012 are summarized as follows:

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

March 31, 2013 and 2012

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

March 31, 2013 and 2012

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2012 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$236,359,506	$80,008,907	$56,666,067	$99,684,532
Land	22,528,233	8,589,687	6,709,244	7,229,302
Other assets	22,177,729	7,920,941	5,168,569	9,088,219

	$281,065,468	$96,519,535	$68,543,880	$116,002,053

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$189,227,285	$67,133,028	$48,419,561	$73,674,696
Accounts payable and accrued expenses	2,802,350	1,216,111	494,647	1,091,592
Other liabilities	27,613,778	8,372,414	5,844,975	13,396,389

	219,643,413	76,721,553	54,759,183	88,162,677
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	44,228,471	13,025,853	8,450,971	22,751,647
Other partners	17,193,584	6,772,129	5,333,726	5,087,729

	61,422,055	19,797,982	13,784,697	27,839,376

	$281,065,468	$96,519,535	$68,543,880	$116,002,053

F-35

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

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

March 31, 2013 and 2012

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2012 in which Series 47 through Series 49 had an interest as of December 31, 2012 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$33,600,232	$12,363,094	$8,227,767	$13,009,371
Interest and other	1,138,753	444,225	310,398	384,130

	34,738,985	12,807,319	8,538,165	13,393,501
Expenses
Interest	5,372,996	1,718,764	1,060,749	2,593,483
Depreciation and amortization	10,837,045	3,556,422	2,577,491	4,703,132
Taxes and insurance	4,149,177	1,729,980	1,019,605	1,399,592
Repairs and maintenance	4,442,027	1,665,789	1,203,468	1,572,770
Operating expenses	12,601,121	4,569,552	2,870,912	5,160,657
Other expenses	1,120,153	555,342	464,776	100,035

	38,522,519	13,795,849	9,197,001	15,529,669

NET LOSS	$(3,783,534)	$(988,530)	$(658,836)	$(2,136,168)

Net loss allocated to Boston Capital Tax Credit Fund V L.P. *	$(2,881,635)	$(790,780)	$(463,406)	$(1,627,449)

Net loss allocated to other partners	$(901,899)	$(197,750)	$(195,430)	$(508,719)

* Amount includes $585,913, $148,365 and $346,526 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-37

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

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

F-38

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2013 and 2012

NOTE D - NOTES RECEIVABLE

Notes receivable at March 31, 2013 and 2012 consist of advance installments of $0 and $230,663 , respectively, of capital contributions to operating limited partnerships. The notes are comprised of noninterest bearing and interest bearing notes with rates ranging from prime to prime + 1.00%. Prime was 3.25% as of March 31, 2013 and 2012. These notes are secured by future installments of capital contributions or paid upon demand. The notes at March 31, 2013 and 2012 by series are as follows:

	2013	2012

Series 47	$-	$-
Series 48	-	-
Series 49	-	230,663

	$-	$230,663

F-39

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2013 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(11,021,498)	$(3,138,036)	$(2,163,384)	$(5,720,078)

Accrued partnership management fee not deducted for income tax purposes	362,828	313,344	88,380	(38,896)

Other	111,635	123,304	31,173	(42,842)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(871,671)	(121,801)	1,924	(751,794)

Impairment loss not recognized for tax purposes	7,131,903	2,099,906	1,450,208	3,581,789

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,080,804)	(585,913)	(148,365)	(346,526)

Difference due to fiscal year for book purposes and calendar year for tax purposes	485,317	247,161	67,629	170,527

Loss for tax return purposes, December 31, 2012	$(4,882,290)	$(1,062,035)	$(672,435)	$(3,147,820)

F-40

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2012 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(10,786,468)	$(3,047,627)	$(2,110,274)	$(5,628,567)

Accrued partnership management fee not deducted (deducted) for income tax purposes	887,828	363,344	163,380	361,104

Other	688,432	34,553	27,003	626,876

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,182,633)	(295,101)	(395,534)	(491,998)

Impairment loss not recognized for tax purposes	6,999,722	1,950,396	1,461,206	3,588,120

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(866,662)	(551,081)	(211,727)	(103,854)

Difference due to fiscal year for book purposes and calendar year for tax purposes	406,270	216,810	85,322	104,138

Loss for tax return purposes, December 31, 2011	$(3,853,511)	$(1,328,706)	$(980,624)	$(1,544,181)

F-41

NOTE E - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2013 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2012	$41,256,913	$9,852,737	$5,941,619	$25,462,557

Impairment loss in investment in operating limited partnerships	(26,555,983)	(8,199,492)	(4,017,798)	(14,338,693)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(9,827,745)	(1,386,345)	(411,422)	(8,029,978)

Other	22,734,541	6,029,106	3,321,220	13,384,215

Investments in operating limited partnerships - as reported	$27,607,726	$6,296,006	$4,833,619	$16,478,101

F-42

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

F-43

NOTE F- CASH EQUIVALENTS

Cash equivalents of $1,054,790 and $2,050,590 as of March 31, 2013 and 2012, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE G - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2013.

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

F-44