Form 10-K, Exhibit 13
period 2014-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2014-06-20
CIK 1267425

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2014 AND 2013

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners
Boston Capital Tax Credit Fund V Limited Partnership

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49 (the "Partnership"), in total and for each series, as of March 31, 2014 and 2013, and the related statements of operations, partners' capital (deficit) and cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2014. The Partnership's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49, in total and for each series, as of March 31, 2014 and 2013, and the results of its operations and its cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland

June 20, 2014

F-3

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2014	2013
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$18,402,830	$27,607,726

OTHER ASSETS
Cash and cash equivalents	863,291	1,060,658
Deferred acquisition costs, net of accumulated amortization	1,740,938	2,746,392
Other assets	106,411	106,411

	$21,113,470	$31,521,187

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	4,770,953	3,833,125
Capital contributions payable	101	101

	4,771,897	3,834,069

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2014 and 2013 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2014 and 2013	16,561,921	27,879,103
General partner	(220,348)	(191,985)

	16,341,573	27,687,118

	$21,113,470	$31,521,187

(continued)

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2014	2013
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$3,725,496	$6,296,006

OTHER ASSETS
Cash and cash equivalents	98,908	116,970
Deferred acquisition costs, net of accumulated amortization	771,054	1,334,621
Other assets	-	-

	$4,595,458	$7,747,597

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	2,231,777	1,843,433
Capital contributions payable	-	-

	2,232,162	1,843,818

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2014 and 2013 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2014 and 2013	2,434,096	5,965,728
General partner	(70,800)	(61,949)

	2,363,296	5,903,779

	$4,595,458	$7,747,597

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2014	2013
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$3,069,704	$4,833,619

OTHER ASSETS
Cash and cash equivalents	189,928	194,790
Deferred acquisition costs, net of accumulated amortization	416,864	555,816
Other assets	-	-

	$3,676,496	$5,584,225

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	1,307,040	1,068,660
Capital contributions payable	-	-

	1,307,155	1,068,775

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2014 and 2013 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2014 and 2013	2,414,179	4,554,923
General partner	(44,838)	(39,473)

	2,369,341	4,515,450

	$3,676,496	$5,584,225

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2014	2013
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$11,607,630	$16,478,101

OTHER ASSETS
Cash and cash equivalents	574,455	748,898
Deferred acquisition costs, net of accumulated amortization	553,020	855,955
Other assets	106,411	106,411

	$12,841,516	$18,189,365

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	1,232,136	921,032
Capital contributions payable	101	101

	1,232,580	921,476

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2014 and 2013 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2014 and 2013	11,713,646	17,358,452
General partner	(104,710)	(90,563)

	11,608,936	17,267,889

	$12,841,516	$18,189,365

See notes to financial statements

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2014 and 2013

	Total
	2014	2013
Income
Interest income	$2,084	$3,754

Total income	2,084	3,754

Share of gain (loss) from operating limited partnerships	(1,116,740)	(1,860,831)

Expenses and loss
Professional fees	127,690	182,921
Partnership management fee	994,406	1,034,407
Amortization	686,596	738,872
General and administrative expenses	65,659	76,318
Impairment loss	8,356,538	7,131,903

	10,230,889	9,164,421

NET LOSS	$(11,345,545)	$(11,021,498)

Net loss allocated to general partner	$(28,363)	$(27,553)

Net loss allocated to limited partner	$(11,317,182)	$(10,993,945)

Net loss per BAC	$(0.96)	$(0.93)

(continued)

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2014 and 2013

	Series 47
	2014	2013
Income
Interest income	$84	$414

Total income	84	414

Share of gain (loss) from operating limited partnerships	14,378	(204,867)

Expenses and loss
Professional fees	66,376	113,846
Partnership management fee	337,768	362,252
Amortization	333,656	333,656
General and administrative expenses	20,136	23,923
Impairment loss	2,797,009	2,099,906

	3,554,945	2,933,583

NET LOSS	$(3,540,483)	$(3,138,036)

Net loss allocated to general partner	$(8,851)	$(7,845)

Net loss allocated to limited partner	$(3,531,632)	$(3,130,191)

Net loss per BAC	$(1.02)	$(0.90)

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2014 and 2013

	Series 48
	2014	2013
Income
Interest income	$180	$490

Total income	180	490

Share of gain (loss) from operating limited partnerships	(136,000)	(315,041)

Expenses and loss
Professional fees	24,413	28,059
Partnership management fee	209,564	211,432
Amortization	138,952	138,952
General and administrative expenses	16,262	20,182
Impairment loss	1,621,098	1,450,208

	2,010,289	1,848,833

NET LOSS	$(2,146,109)	$(2,163,384)

Net loss allocated to general partner	$(5,365)	$(5,408)

Net loss allocated to limited partner	$(2,140,744)	$(2,157,976)

Net loss per BAC	$(0.93)	$(0.94)

(continued)

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2014 and 2013

	Series 49
	2014	2013
Income
Interest income	$1,820	$2,850

Total income	1,820	2,850

Share of gain (loss) from operating limited partnerships	(995,118)	(1,340,923)

Expenses and loss
Professional fees	36,901	41,016
Partnership management fee	447,074	460,723
Amortization	213,988	266,264
General and administrative expenses	29,261	32,213
Impairment loss	3,938,431	3,581,789

	4,665,655	4,382,005

NET LOSS	$(5,658,953)	$(5,720,078)

Net loss allocated to general partner	$(14,147)	$(14,300)

Net loss allocated to limited partner	$(5,644,806)	$(5,705,778)

Net loss per BAC	$(0.94)	$(0.95)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2014 and 2013

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2012	$38,873,048	$(164,432)	$38,708,616

Net loss	(10,993,945)	(27,553)	(11,021,498)

Partners’ capital (deficit), March 31, 2013	27,879,103	(191,985)	27,687,118

Net loss	(11,317,182)	(28,363)	(11,345,545)

Partners’ capital (deficit), March 31, 2014	$16,561,921	$(220,348)	$16,341,573

(continued)

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2014 and 2013

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2012	$9,095,919	$(54,104)	$9,041,815

Net loss	(3,130,191)	(7,845)	(3,138,036)

Partners’ capital (deficit), March 31, 2013	5,965,728	(61,949)	5,903,779

Net loss	(3,531,632)	(8,851)	(3,540,483)

Partners’ capital (deficit), March 31, 2014	$2,434,096	$(70,800)	$2,363,296

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2014 and 2013

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2012	$6,712,899	$(34,065)	$6,678,834

Net loss	(2,157,976)	(5,408)	(2,163,384)

Partners’ capital (deficit), March 31, 2013	4,554,923	(39,473)	4,515,450

Net loss	(2,140,744)	(5,365)	(2,146,109)

Partners’ capital (deficit), March 31, 2014	$2,414,179	$(44,838)	$2,369,341

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2014 and 2013

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2012	$23,064,230	$(76,263)	$22,987,967

Net loss	(5,705,778)	(14,300)	(5,720,078)

Partners’ capital (deficit), March 31, 2013	17,358,452	(90,563)	17,267,889

Net loss	(5,644,806)	(14,147)	(5,658,953)

Partners’ capital (deficit), March 31, 2014	$11,713,646	$(104,710)	$11,608,936

See notes to financial statements

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2014 and 2013

	Total
	2014	2013
Cash flows from operating activities
Net loss	$(11,345,545)	$(11,021,498)
Adjustments to reconcile net loss to net cash used in operating activities
Share of (gain) loss from operating limited partnerships	1,116,740	1,860,831
Impairment loss	8,356,538	7,131,903
Distributions received from operating limited partnerships	50,476	100,082
Amortization	686,596	738,872
Changes in assets and liabilities
Other assets	-	(62,663)
Accounts payable - affiliates	937,828	362,828

Net cash used in operating activities	(197,367)	(889,645)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	(101,655)

Net cash used in investing activities	-	(101,655)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(197,367)	(991,300)

Cash and cash equivalents, beginning	1,060,658	2,051,958

Cash and cash equivalents, end	$863,291	$1,060,658

Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$-	$230,663

(continued)

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2014 and 2013

	Series 47
	2014	2013
Cash flows from operating activities
Net loss	$(3,540,483)	$(3,138,036)
Adjustments to reconcile net loss to net cash used in operating activities
Share of (gain) loss from operating limited partnerships	(14,378)	204,867
Impairment loss	2,797,009	2,099,906
Distributions received from operating limited partnerships	17,790	28,820
Amortization	333,656	333,656
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	388,344	313,344

Net cash used in operating activities	(18,062)	(157,443)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	(91,654)

Net cash used in investing activities	-	(91,654)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(18,062)	(249,097)

Cash and cash equivalents, beginning	116,970	366,067

Cash and cash equivalents, end	$98,908	$116,970

Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$-	$-

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2014 and 2013

	Series 48
	2014	2013
Cash flows from operating activities
Net loss	$(2,146,109)	$(2,163,384)
Adjustments to reconcile net loss to net cash used in operating activities
Share of (gain) loss from operating limited partnerships	136,000	315,041
Impairment loss	1,621,098	1,450,208
Distributions received from operating limited partnerships	6,817	26,831
Amortization	138,952	138,952
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	238,380	88,380

Net cash used in operating activities	(4,862)	(143,972)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	(10,001)

Net cash used in investing activities	-	(10,001)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,862)	(153,973)

Cash and cash equivalents, beginning	194,790	348,763

Cash and cash equivalents, end	$189,928	$194,790

Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$-	$-

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2014 and 2013

	Series 49
	2014	2013
Cash flows from operating activities
Net loss	$(5,658,953)	$(5,720,078)
Adjustments to reconcile net loss to net cash used in operating activities
Share of (gain) loss from operating limited partnerships	995,118	1,340,923
Impairment loss	3,938,431	3,581,789
Distributions received from operating limited partnerships	25,869	44,431
Amortization	213,988	266,264
Changes in assets and liabilities
Other assets	-	(62,663)
Accounts payable - affiliates	311,104	(38,896)

Net cash used in operating activities	(174,443)	(588,230)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	-

Net cash used in investing activities	-	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(174,443)	(588,230)

Cash and cash equivalents, beginning	748,898	1,337,128

Cash and cash equivalents, end	$574,455	$748,898

Supplemental schedule of noncash investing and financing activities:

The fund applied notes receivable and advances to its capital contribution obligation to operating limted partnerships.	$-	$230,663

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

The BAC’s issued and outstanding in each series at March 31, 2014 and 2013 are as follows:

	2014	2013

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

See notes to financial statements

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $60,000 as of March 31, 2014 and 2013.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2014 and March 31, 2013, of $8,356,538 and $7,131,903, respectively.

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

March 31, 2014 and 2013

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

March 31, 2014 and 2013

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

March 31, 2014 and 2013

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years. Impairment losses has been recognized for the year ended March 31, 2014 of $229,911 for Series 47 and $88,947 for Series 49. An impairment loss has been recognized for the year ended March 31, 2013 of $209,097 for Series 49. As of March 31, 2014, the lives of the remaining acquisition costs were reassessed and determined to be 3 years for all Series.

Accumulated amortization as of March 31, 2014 and 2013 is as follows:

	2014	2013

Series 47	$-	$1,579,610
Series 48	416,856	277,904
Series 49	-	-

	$416,856	$1,857,514

The amortization of deferred acquisition costs for each of the ensuing 3 years through March 31, 2017 are estimated to be $580,313, $580,313 and $580,312 per year, for 2015, 2016 and 2017, respectively.

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2010 remain open.

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

March 31, 2014 and 2013

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2014 and 2013 are as follows:

	2014	2013

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

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

F-26

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2014 and 2013, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2014 and 2013, are as follows:

	2014
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$50,576	$337,768
Series 48	238,380	28,816	209,564
Series 49	511,104	64,030	447,074

	$1,137,828	$143,422	$994,406

	2013
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$26,092	$362,252
Series 48	238,380	26,948	211,432
Series 49	511,104	50,381	460,723

	$1,137,828	$103,421	$1,034,407

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE B - RELATED PARTY TRANSACTIONS - continued

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2014 and 2013, total fund management fees accrued were $4,770,953 and $3,833,125, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2014 and 2013 are as follows:

	2014	2013

Series 47	$-	$75,000
Series 48	-	150,000
Series 49	200,000	550,000

	$200,000	$775,000

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2014 and 2013, charged to each series’ operations are as follows:

	2014	2013

Series 47	$13,978	$19,387
Series 48	11,520	17,041
Series 49	18,040	24,484

	$43,538	$60,912

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2014 and 2013, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2014 and 2013 by series are as follows:

	2014	2013

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2014 and 2013, contributions are payable to operating limited partnerships as follows:

	2014	2013

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2014 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,232,675	$25,829,698	$17,111,380	$45,291,597

Cumulative distributions from operating limited partnerships	(393,542)	(82,885)	(119,311)	(191,346)

Cumulative impairment loss in investments in operating limited partnerships	(34,593,663)	(10,766,590)	(5,638,896)	(18,188,177)

Cumulative losses from operating limited partnerships	(34,842,640)	(11,254,727)	(8,283,469)	(15,304,444)

Investments in operating limited partnerships per balance sheets	18,402,830	3,725,496	3,069,704	11,607,630

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2014 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2013 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(9,969,454)	(1,839,476)	(629,332)	(7,500,646)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	34,593,663	10,766,590	5,638,896	18,188,177

Other	29,264	9,633	5,038	14,593

Equity per operating limited partnerships’ combined financial statements	$43,005,112	$12,662,243	$8,084,306	$22,258,563

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

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

March 31, 2014 and 2013

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

March 31, 2014 and 2013

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2013 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$229,554,175	$77,219,525	$54,774,362	$97,560,288
Land	22,528,233	8,589,687	6,709,244	7,229,302
Other assets	23,173,298	8,600,720	5,467,104	9,105,474

	$275,255,706	$94,409,932	$66,950,710	$113,895,064

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$187,840,479	$66,652,213	$47,942,380	$73,245,886
Accounts payable and accrued expenses	2,858,028	1,129,287	524,936	1,203,805
Other liabilities	24,102,224	7,175,704	5,091,919	11,834,601

	214,800,731	74,957,204	53,559,235	86,284,292
PARTNERS’ CAPITAL
Boston Capital Tax Credit
Fund V L.P.	43,005,112	12,662,243	8,084,306	22,258,563
Other partners	17,449,863	6,790,485	5,307,169	5,352,209

	60,454,975	19,452,728	13,391,475	27,610,772

	$275,255,706	$94,409,932	$66,950,710	$113,895,064

F-34

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

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

March 31, 2014 and 2013

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2013 in which Series 47 through Series 49 had an interest as of December 31, 2013 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$33,900,863	$12,507,781	$8,331,295	$13,061,787
Interest and other	1,086,331	392,469	195,871	497,991

	34,987,194	12,900,250	8,527,166	13,559,778
Expenses
Interest	5,226,635	1,651,204	1,046,860	2,528,571
Depreciation and amortization	9,084,301	3,091,482	2,133,886	3,858,933
Taxes and insurance	4,484,986	1,872,788	1,080,847	1,531,351
Repairs and maintenance	4,687,746	1,735,770	1,183,084	1,768,892
Operating expenses	12,563,058	4,488,770	2,895,478	5,178,810
Other expenses	1,108,783	472,282	533,562	102,939

	37,155,509	13,312,296	8,873,717	14,969,496

NET LOSS	$(2,168,315)	$(412,046)	$(346,551)	$(1,409,718)

Net loss allocated to Boston Capital Tax Credit Fund V L.P. *	$(1,969,814)	$(438,753)	$(353,910)	$(1,177,151)

Net loss allocated to other partners	$(198,501)	$26,707	$7,359	$(232,567)

* Amount includes $453,131, $217,910 and $182,033 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-36

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

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

F-37

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2014 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(11,345,545)	$(3,540,483)	$(2,146,109)	$(5,658,953)

Accrued partnership management fee not deducted for income tax purposes	937,828	388,344	238,380	311,104

Other	388,676	153,206	164,526	70,944

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,900,179)	(612,182)	(426,223)	(861,774)

Impairment loss not recognized for tax purposes	8,356,538	2,797,009	1,621,098	3,938,431

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(853,074)	(453,131)	(217,910)	(182,033)

Difference due to fiscal year for book purposes and calendar year for tax purposes	223,561	180,844	45,998	(3,281)

Loss for tax return purposes, December 31, 2013	$(4,192,195)	$(1,086,393)	$(720,240)	$(2,385,562)

F-38

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2013 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(11,021,498)	$(3,138,036)	$(2,163,384)	$(5,720,078)

Accrued partnership management fee not deducted (deducted) for income tax purposes	362,828	313,344	88,380	(38,896)

Other	111,635	123,304	31,173	(42,842)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(871,671)	(121,801)	1,924	(751,794)

Impairment loss not recognized for tax purposes	7,131,903	2,099,906	1,450,208	3,581,789

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,080,804)	(585,913)	(148,365)	(346,526)

Difference due to fiscal year for book purposes and calendar year for tax purposes	485,317	247,161	67,629	170,527

Loss for tax return purposes, December 31, 2012	$(4,882,290)	$(1,062,035)	$(672,435)	$(3,147,820)

F-39

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2014 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2013	$37,713,579	$8,934,295	$5,316,265	$23,463,019

Impairment loss in investment in operating limited partnerships	(34,593,663)	(10,766,590)	(5,638,896)	(18,188,177)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(9,969,454)	(1,839,476)	(629,332)	(7,500,646)

Other	25,252,368	7,397,267	4,021,667	13,833,434

Investments in operating limited partnerships - as reported	$18,402,830	$3,725,496	$3,069,704	$11,607,630

F-40

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

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

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2014 and 2013

NOTE E- CASH EQUIVALENTS

Cash equivalents of $860,389 and $1,054,790 as of March 31, 2014 and 2013, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2014.

NOTE G - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Fund’s financial instruments relate to other assets and accounts payable - affiliates. Management has not disclosed the fair value of these financial instruments because determination of such fair value is deemed to be impractical. The other assets and accounts payable - affiliates are due from or owed to affiliates of the Fund. The unique nature of these financial instruments makes determination of any fair value impractical. See note B for disclosure of the carrying amount and terms of these financial instruments.

F-42