Form 10-K, Exhibit 13
period 2015-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2015-06-25
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2015 AND 2014

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners
Boston Capital Tax Credit Fund V Limited Partnership

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49 (the "Partnership"), in total and for each series, as of March 31, 2015 and 2014, and the related statements of operations, partners' capital (deficit) and cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2015. The Partnership's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board ("United States"). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49, in total and for each series, as of March 31, 2015 and 2014, and the results of its operations and its cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland
June 25, 2015

F-3

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2015	2014
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$9,150,371	$18,402,830

OTHER ASSETS
Cash and cash equivalents	854,750	863,291
Deferred acquisition costs, net of accumulated amortization	540,313	1,740,938
Other assets	106,411	106,411

	$10,651,845	$21,113,470

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	5,783,781	4,770,953
Capital contributions payable	101	101

	5,784,725	4,771,897

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2015 and 2014 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and outstanding at March 31, 2015 and 2014	5,116,155	16,561,921
General partner	(249,035)	(220,348)

	4,867,120	16,341,573

	$10,651,845	$21,113,470

(continued)

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2015	2014
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$1,225,363	$3,725,496

OTHER ASSETS
Cash and cash equivalents	218,870	98,908
Deferred acquisition costs, net of accumulated amortization	95,682	771,054
Other assets	-	-

	$1,539,915	$4,595,458

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	2,620,121	2,231,777
Capital contributions payable	-	-

	2,620,506	2,232,162

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2015 and 2014 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2015 and 2014	(1,001,181)	2,434,096
General partner	(79,410)	(70,800)

	(1,080,591)	2,363,296

	$1,539,915	$4,595,458

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2015	2014
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$1,272,550	$3,069,704

OTHER ASSETS
Cash and cash equivalents	222,229	189,928
Deferred acquisition costs, net of accumulated amortization	109,847	416,864
Other assets	-	-

	$1,604,626	$3,676,496

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	1,545,420	1,307,040
Capital contributions payable	-	-

	1,545,535	1,307,155

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2015 and 2014 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2015 and 2014	109,705	2,414,179
General partner	(50,614)	(44,838)

	59,091	2,369,341

	$1,604,626	$3,676,496

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2015	2014
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$6,652,458	$11,607,630

OTHER ASSETS
Cash and cash equivalents	413,651	574,455
Deferred acquisition costs, net of accumulated amortization	334,784	553,020
Other assets	106,411	106,411

	$7,507,304	$12,841,516

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	1,618,240	1,232,136
Capital contributions payable	101	101

	1,618,684	1,232,580

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2015 and 2014 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and outstanding at March 31, 2015 and 2014	6,007,631	11,713,646
General partner	(119,011)	(104,710)

	5,888,620	11,608,936

	$7,507,304	$12,841,516

See notes to financial statements

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2015 and 2014

	Total
	2015	2014
Income
Interest income	$2,048	$2,084
Other income	3,444	-

Total income	5,492	2,084

Share of gain (loss) from operating limited partnerships	(1,559,433)	(1,116,740)

Expenses and loss
Professional fees	103,505	127,690
Partnership management fee	991,908	994,406
Amortization	580,311	686,596
General and administrative expenses	54,277	65,659
Impairment loss	8,190,511	8,356,538

	9,920,512	10,230,889

NET LOSS	$(11,474,453)	$(11,345,545)

Net loss allocated to general partner	$(28,687)	$(28,363)

Net loss allocated to limited partner	$(11,445,766)	$(11,317,182)

Net loss per BAC	$(0.97)	$(0.96)

(continued)

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2015 and 2014

	Series 47
	2015	2014
Income
Interest income	$208	$84
Other income	-	-

Total income	208	84

Share of gain (loss) from operating limited partnerships	(284,760)	14,378

Expenses and loss
Professional fees	37,536	66,376
Partnership management fee	322,394	337,768
Amortization	257,019	333,656
General and administrative expenses	16,866	20,136
Impairment loss	2,525,520	2,797,009

	3,159,335	3,554,945

NET LOSS	$(3,443,887)	$(3,540,483)

Net loss allocated to general partner	$(8,610)	$(8,851)

Net loss allocated to limited partner	$(3,435,277)	$(3,531,632)

Net loss per BAC	$(0.99)	$(1.02)

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2015 and 2014

	Series 48
	2015	2014
Income
Interest income	$312	$180
Other income	657	-

Total income	969	180

Share of gain (loss) from operating limited partnerships	(93,105)	(136,000)

Expenses and loss
Professional fees	25,904	24,413
Partnership management fee	217,273	209,564
Amortization	138,952	138,952
General and administrative expenses	13,460	16,262
Impairment loss	1,822,525	1,621,098

	2,218,114	2,010,289

NET LOSS	$(2,310,250)	$(2,146,109)

Net loss allocated to general partner	$(5,776)	$(5,365)

Net loss allocated to limited partner	$(2,304,474)	$(2,140,744)

Net loss per BAC	$(1.00)	$(0.93)

See notes to financial statements

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2015 and 2014

	Series 49
	2015	2014
Income
Interest income	$1,528	$1,820
Other income	2,787	-

Total income	4,315	1,820

Share of gain (loss) from operating limited partnerships	(1,181,568)	(995,118)

Expenses and loss
Professional fees	40,065	36,901
Partnership management fee	452,241	447,074
Amortization	184,340	213,988
General and administrative expenses	23,951	29,261
Impairment loss	3,842,466	3,938,431

	4,543,063	4,665,655

NET LOSS	$(5,720,316)	$(5,658,953)

Net loss allocated to general partner	$(14,301)	$(14,147)

Net loss allocated to limited partner	$(5,706,015)	$(5,644,806)

Net loss per BAC	$(0.95)	$(0.94)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2015 and 2014

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2013	$27,879,103	$(191,985)	$27,687,118

Net loss	(11,317,182)	(28,363)	(11,345,545)

Partners’ capital (deficit), March 31, 2014	16,561,921	(220,348)	16,341,573

Net loss	(11,445,766)	(28,687)	(11,474,453)

Partners’ capital (deficit), March 31, 2015	$5,116,155	$(249,035)	$4,867,120

(continued)

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2015 and 2014

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2013	$5,965,728	$(61,949)	$5,903,779

Net loss	(3,531,632)	(8,851)	(3,540,483)

Partners’ capital (deficit), March 31, 2014	2,434,096	(70,800)	2,363,296

Net loss	(3,435,277)	(8,610)	(3,443,887)

Partners’ capital (deficit), March 31, 2015	$(1,001,181)	$(79,410)	$(1,080,591)

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2015 and 2014

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2013	$4,554,923	$(39,473)	$4,515,450

Net loss	(2,140,744)	(5,365)	(2,146,109)

Partners’ capital (deficit), March 31, 2014	2,414,179	(44,838)	2,369,341

Net loss	(2,304,474)	(5,776)	(2,310,250)

Partners’ capital (deficit), March 31, 2015	$109,705	$(50,614)	$59,091

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2015 and 2014

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2013	$17,358,452	$(90,563)	$17,267,889

Net loss	(5,644,806)	(14,147)	(5,658,953)

Partners’ capital (deficit), March 31, 2014	11,713,646	(104,710)	11,608,936

Net loss	(5,706,015)	(14,301)	(5,720,316)

Partners’ capital (deficit), March 31, 2015	$6,007,631	$(119,011)	$5,888,620

See notes to financial statements

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2015 and 2014

	Total
	2015	2014
Cash flows from operating activities
Net loss	$(11,474,453)	$(11,345,545)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	1,559,433	1,116,740
Impairment loss	8,190,511	8,356,538
Distributions received from operating limited partnerships	182,829	50,476
Amortization	580,311	686,596
Changes in assets and liabilities
Other assets	(60,000)	-
Accounts payable - affiliates	1,012,828	937,828

Net cash provided by (used in) operating activities	(8,541)	(197,367)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	-

Net cash used in investing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,541)	(197,367)

Cash and cash equivalents, beginning	863,291	1,060,658

Cash and cash equivalents, end	$854,750	$863,291

(continued)

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2015 and 2014

	Series 47
	2015	2014
Cash flows from operating activities
Net loss	$(3,443,887)	$(3,540,483)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	284,760	(14,378)
Impairment loss	2,525,520	2,797,009
Distributions received from operating limited partnerships	108,206	17,790
Amortization	257,019	333,656
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	388,344	388,344

Net cash provided by (used in) operating activities	119,962	(18,062)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	-

Net cash used in investing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	119,962	(18,062)

Cash and cash equivalents, beginning	98,908	116,970

Cash and cash equivalents, end	$218,870	$98,908

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2015 and 2014

	Series 48
	2015	2014
Cash flows from operating activities
Net loss	$(2,310,250)	$(2,146,109)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	93,105	136,000
Impairment loss	1,822,525	1,621,098
Distributions received from operating limited partnerships	49,589	6,817
Amortization	138,952	138,952
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	238,380	238,380

Net cash provided by (used in) operating activities	32,301	(4,862)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	-

Net cash used in investing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,301	(4,862)

Cash and cash equivalents, beginning	189,928	194,790

Cash and cash equivalents, end	$222,229	$189,928

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2015 and 2014

	Series 49
	2015	2014
Cash flows from operating activities
Net loss	$(5,720,316)	$(5,658,953)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	1,181,568	995,118
Impairment loss	3,842,466	3,938,431
Distributions received from operating limited partnerships	25,034	25,869
Amortization	184,340	213,988
Changes in assets and liabilities
Other assets	(60,000)	-
Accounts payable - affiliates	386,104	311,104

Net cash provided by (used in) operating activities	(160,804)	(174,443)

Cash flows from investing activities
Capital contributions paid to operating limited partnerships	-	-

Net cash used in investing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(160,804)	(174,443)

Cash and cash equivalents, beginning	574,455	748,898

Cash and cash equivalents, end	$413,651	$574,455

(continued)

F-19

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2015 and 2014

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

The BAC’s issued and outstanding in each series at March 31, 2015 and 2014 are as follows:

	2015	2014

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000
	11,777,706	11,777,706

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 and $60,000, respectively, as of March 31, 2015 and 2014.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2015 and March 31, 2014, of $8,190,511 and $8,356,538, respectively.

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

March 31, 2015 and 2014

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

March 31, 2015 and 2014

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

Recent Accounting Pronouncement

In February, 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures. ASU 2015-02 simplified and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model), and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Fund is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

F-23

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years. Impairment losses have been recognized for the year ended March 31, 2015 of $418,353 for Series 47, $168,065 for Series 48 and $33,896 for Series 49. Impairment losses have been recognized for the year ended March 31, 2014 of $229,911 for Series 47 and $88,947 for Series 49. As of March 31, 2015, the lives of the remaining acquisition costs were reassessed and determined to be 2 years for all Series.

Accumulated amortization as of March 31, 2015 and 2014 is as follows:

	2015	2014

Series 47	$-	$-
Series 48	-	416,856
Series 49	-	-

	$-	$416,856

The amortization of deferred acquisition costs for each of the ensuing 2 years through March 31, 2017 are estimated to be $270,157 and $270,156 per year, for 2016 and 2017, respectively.

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2011 remain open.

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

March 31, 2015 and 2014

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2015 and 2014 are as follows:

	2015	2014

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	6,000,000	6,000,000

	11,777,706	11,777,706

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

F-26

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2015 and 2014, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2015 and 2014, are as follows:

	2015
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$65,950	$322,394
Series 48	238,380	21,107	217,273
Series 49	511,104	58,863	452,241

	$1,137,828	$145,920	$991,908

	2014
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$50,576	$337,768
Series 48	238,380	28,816	209,564
Series 49	511,104	64,030	447,074

	$1,137,828	$143,422	$994,406

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE B - RELATED PARTY TRANSACTIONS - continued

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2015 and 2014, total fund management fees accrued were $5,783,781 and $4,770,953, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2015 and 2014 are as follows:

	2015	2014

Series 47	$-	$-
Series 48	-	-
Series 49	125,000	200,000

	$125,000	$200,000

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2015 and 2014, charged to each series’ operations are as follows:

	2015	2014

Series 47	$11,693	$13,978
Series 48	10,038	11,520
Series 49	15,539	18,040

	$37,270	$43,538

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2015 and 2014, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2015 and 2014 by series are as follows:

	2015	2014

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2015 and 2014, contributions are payable to operating limited partnerships as follows:

	2015	2014

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2015 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,232,675	$25,829,698	$17,111,380	$45,291,597

Cumulative distributions from operating limited partnerships	(576,371)	(191,091)	(168,900)	(216,380)

Cumulative impairment loss in investments in operating limited partnerships	(42,163,860)	(12,873,757)	(7,293,356)	(21,996,747)

Cumulative losses from operating limited partnerships	(36,342,073)	(11,539,487)	(8,376,574)	(16,426,012)

Investments in operating limited partnerships per balance sheets	9,150,371	1,225,363	1,272,550	6,652,458

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2015 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2014 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(11,034,070)	(2,517,045)	(900,720)	(7,616,305)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	42,163,860	12,873,757	7,293,356	21,996,747

Other	76,918	57,028	11,548	8,342

Equity per operating limited partnerships’ combined financial statements	$40,305,888	$11,639,103	$7,676,734	$20,990,051

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

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

March 31, 2015 and 2014

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

March 31, 2015 and 2014

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2014 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$221,109,640	$74,345,658	$52,823,045	$93,940,937
Construction in progress	-	-	-	-
Land	22,528,233	8,589,687	6,709,244	7,229,302
Other assets	23,045,019	8,240,533	5,261,101	9,543,385

	$266,682,892	$91,175,878	$64,793,390	$110,713,624

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$184,519,223	$65,418,898	$47,143,108	$71,957,217
Accounts payable and accrued expenses	2,902,923	1,143,510	589,050	1,170,363
Other liabilities	23,444,741	6,941,807	4,865,338	11,637,596

	210,866,887	73,504,215	52,597,496	84,765,176
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	40,305,888	11,639,103	7,676,734	20,990,051
Other partners	15,510,117	6,032,560	4,519,160	4,958,397

	55,816,005	17,671,663	12,195,894	25,948,448

	$266,682,892	$91,175,878	$64,793,390	$110,713,624

F-34

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2013 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$229,554,175	$77,219,525	$54,774,362	$97,560,288
Construction in progress	-	-	-	-
Land	22,528,233	8,589,687	6,709,244	7,229,302
Other assets	23,173,298	8,600,720	5,467,104	9,105,474

	$275,255,706	$94,409,932	$66,950,710	$113,895,064

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$187,840,479	$66,652,213	$47,942,380	$73,245,886
Accounts payable and accrued expenses	2,858,028	1,129,287	524,936	1,203,805
Other liabilities	24,102,224	7,175,704	5,091,919	11,834,601

	214,800,731	74,957,204	53,559,235	86,284,292
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	43,005,112	12,662,243	8,084,306	22,258,563
Other partners	17,449,863	6,790,485	5,307,169	5,352,209

	60,454,975	19,452,728	13,391,475	27,610,772

	$275,255,706	$94,409,932	$66,950,710	$113,895,064

F-35

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2014 in which Series 47 through Series 49 had an interest as of December 31, 2014 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$34,439,851	$12,684,471	$8,438,011	$13,317,369
Interest and other	1,247,472	423,274	322,095	502,103

	35,687,323	13,107,745	8,760,106	13,819,472
Expenses
Interest	5,154,976	1,686,332	1,011,019	2,457,625
Depreciation and amortization	9,101,932	3,084,376	2,125,134	3,892,422
Taxes and insurance	4,378,282	1,867,176	1,013,370	1,497,736
Repairs and maintenance	5,312,979	2,040,772	1,373,149	1,899,058
Operating expenses	13,525,605	4,899,085	3,228,587	5,397,933
Other expenses	1,161,635	534,569	475,767	151,299

	38,635,409	14,112,310	9,227,026	15,296,073

NET LOSS	$(2,948,086)	$(1,004,565)	$(466,920)	$(1,476,601)

Net loss allocated to Boston Capital Tax Credit Fund V L.P. *	$(2,564,049)	$(962,329)	$(364,493)	$(1,237,227)

Net loss allocated to other partners	$(384,037)	$(42,236)	$(102,427)	$(239,374)

* Amount includes $677,569, $271,388 and $115,659 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-36

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

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

March 31, 2015 and 2014

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2015 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(11,474,453)	$(3,443,887)	$(2,310,250)	$(5,720,316)

Accrued partnership management fee not deducted for income tax purposes	1,012,828	388,344	238,380	386,104

Other	978,945	730,420	29,844	218,681

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,755,416)	(613,892)	(418,965)	(722,559)

Impairment loss not recognized for tax purposes	8,190,511	2,525,520	1,822,525	3,842,466

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,064,616)	(677,569)	(271,388)	(115,659)

Difference due to fiscal year for book purposes and calendar year for tax purposes	304,745	145,300	75,166	84,279

Loss for tax return purposes, December 31, 2014	$(3,807,456)	$(945,764)	$(834,688)	$(2,027,004)

F-38

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

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

March 31, 2015 and 2014

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2015 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2014	$34,260,789	$8,023,221	$4,519,512	$21,718,056

Impairment loss in investment in operating limited partnerships	(42,163,860)	(12,873,757)	(7,293,356)	(21,996,747)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(11,034,070)	(2,517,045)	(900,720)	(7,616,305)

Other	28,087,512	8,592,944	4,947,114	14,547,454

Investments in operating limited partnerships - as reported	$9,150,371	$1,225,363	$1,272,550	$6,652,458

F-40

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

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

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2015 and 2014

NOTE E- CASH EQUIVALENTS

Cash equivalents of $849,509 and $860,389 as of March 31, 2015 and 2014, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2015.

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