Form 10-K, Exhibit 13
period 2016-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2016-06-23
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2016 AND 2015

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners
Boston Capital Tax Credit Fund V Limited Partnership

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49 (the "Partnership"), in total and for each series, as of March 31, 2016 and 2015, and the related statements of operations, partners' capital (deficit) and cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2016. The Partnership's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V Limited Partnership - Series 47 through Series 49, in total and for each series, as of March 31, 2016 and 2015, and the results of its operations and its cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland

June 23, 2016

F-3

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2016	2015
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$2,460,506	$9,150,371

OTHER ASSETS
Cash and cash equivalents	969,029	854,750
Deferred acquisition costs, net of accumulated amortization	120,582	540,313
Other assets	106,411	106,411

	$3,656,528	$10,651,845

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$843	$843
Accounts payable - affiliates	6,921,609	5,783,781
Capital contributions payable	101	101

	6,922,553	5,784,725

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2016 and 2015 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and 11,776,706 and 11,777,706 outstanding at March 31, 2016 and 2015, respectively	(2,996,658)	5,116,155
General partner	(269,367)	(249,035)

	(3,266,025)	4,867,120

	$3,656,528	$10,651,845

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2016	2015
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$1,225,363

OTHER ASSETS
Cash and cash equivalents	251,317	218,870
Deferred acquisition costs, net of accumulated amortization	-	95,682
Other assets	-	-

	$251,317	$1,539,915

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$385	$385
Accounts payable - affiliates	3,008,465	2,620,121
Capital contributions payable	-	-

	3,008,850	2,620,506

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2016 and 2015 are issued and outstanding to the assignees	-	-
Limited partners	(2,673,931)	(1,001,181)
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and outstanding at March 31, 2016 and 2015
General partner	(83,602)	(79,410)

	(2,757,533)	(1,080,591)

	$251,317	$1,539,915

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2016	2015
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$1,272,550

OTHER ASSETS
Cash and cash equivalents	244,197	222,229
Deferred acquisition costs, net of accumulated amortization	-	109,847
Other assets	-	-

	$244,197	$1,604,626

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$115	$115
Accounts payable - affiliates	1,783,800	1,545,420
Capital contributions payable	-	-

	1,783,915	1,545,535

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2016 and 2015 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and outstanding at March 31, 2016 and 2015	(1,485,107)	109,705
General partner	(54,611)	(50,614)

	(1,539,718)	59,091

	$244,197	$1,604,626

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2016	2015
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$2,460,506	$6,652,458

OTHER ASSETS
Cash and cash equivalents	473,515	413,651
Deferred acquisition costs, net of accumulated amortization	120,582	334,784
Other assets	106,411	106,411

	$3,161,014	$7,507,304

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	2,129,344	1,618,240
Capital contributions payable	101	101

	2,129,788	1,618,684

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2016 and 2015 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,999,000 and 6,000,000 outstanding at March 31, 2016 and 2015, respectively	1,162,380	6,007,631
General partner	(131,154)	(119,011)

	1,031,226	5,888,620

	$3,161,014	$7,507,304

See notes to financial statements

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2016 and 2015

	Total
	2016	2015
Income
Interest income	$28,409	$2,048
Other income	16,925	3,444

Total income	45,334	5,492

Share of gain (loss) from operating limited partnerships	(348,157)	(1,559,433)

Expenses and loss
Professional fees	123,287	103,505
Partnership management fee	1,027,906	991,908
Amortization	270,156	580,311
General and administrative expenses	60,393	54,277
Impairment loss	6,348,580	8,190,511

	7,830,322	9,920,512

NET LOSS	$(8,133,145)	$(11,474,453)

Net loss allocated to general partner	$(20,332)	$(28,687)

Net loss allocated to limited partner	$(8,112,813)	$(11,445,766)

Net loss per BAC	$(0.69)	$(0.97)

(continued)

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2016 and 2015

	Series 47
	2016	2015
Income
Interest income	$350	$208
Other income	7,875	-

Total income	8,225	208

Share of gain (loss) from operating limited partnerships	240,558	(284,760)

Expenses and loss
Professional fees	41,172	37,536
Partnership management fee	362,931	322,394
Amortization	47,840	257,019
General and administrative expenses	18,938	16,866
Impairment loss	1,454,844	2,525,520

	1,925,725	3,159,335

NET LOSS	$(1,676,942)	$(3,443,887)

Net loss allocated to general partner	$(4,192)	$(8,610)

Net loss allocated to limited partner	$(1,672,750)	$(3,435,277)

Net loss per BAC	$(0.48)	$(0.99)

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2016 and 2015

	Series 48
	2016	2015
Income
Interest income	$420	$312
Other income	657	657

Total income	1,077	969

Share of gain (loss) from operating limited partnerships	113,977	(93,105)

Expenses and loss
Professional fees	36,010	25,904
Partnership management fee	222,873	217,273
Amortization	54,924	138,952
General and administrative expenses	15,516	13,460
Impairment loss	1,384,540	1,822,525

	1,713,863	2,218,114

NET LOSS	$(1,598,809)	$(2,310,250)

Net loss allocated to general partner	$(3,997)	$(5,776)

Net loss allocated to limited partner	$(1,594,812)	$(2,304,474)

Net loss per BAC	$(0.69)	$(1.00)

(continued)

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2016 and 2015

	Series 49
	2016	2015
Income
Interest income	$27,639	$1,528
Other income	8,393	2,787

Total income	36,032	4,315

Share of gain (loss) from operating limited partnerships	(702,692)	(1,181,568)

Expenses and loss
Professional fees	46,105	40,065
Partnership management fee	442,102	452,241
Amortization	167,392	184,340
General and administrative expenses	25,939	23,951
Impairment loss	3,509,196	3,842,466

	4,190,734	4,543,063

NET LOSS	$(4,857,394)	$(5,720,316)

Net loss allocated to general partner	$(12,143)	$(14,301)

Net loss allocated to limited partner	$(4,845,251)	$(5,706,015)

Net loss per BAC	$(0.81)	$(0.95)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2016 and 2015

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2014	$16,561,921	$(220,348)	$16,341,573

Net loss	(11,445,766)	(28,687)	(11,474,453)

Partners’ capital (deficit), March 31, 2015	5,116,155	(249,035)	4,867,120

Net loss	(8,112,813)	(20,332)	(8,133,145)

Partners’ capital (deficit), March 31, 2016	$(2,996,658)	$(269,367)	$(3,266,025)

(continued)

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2016 and 2015

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2014	$2,434,096	$(70,800)	$2,363,296

Net loss	(3,435,277)	(8,610)	(3,443,887)

Partners’ capital (deficit), March 31, 2015	(1,001,181)	(79,410)	(1,080,591)

Net loss	(1,672,750)	(4,192)	(1,676,942)

Partners’ capital (deficit), March 31, 2016	$(2,673,931)	$(83,602)	$(2,757,533)

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2006 and 2005

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2014	$2,414,179	$(44,838)	$2,369,341

Net loss	(2,304,474)	(5,776)	(2,310,250)

Partners’ capital (deficit), March 31, 2015	109,705	(50,614)	59,091

Net loss	(1,594,812)	(3,997)	(1,598,809)

Partners’ capital (deficit), March 31, 2016	$(1,485,107)	$(54,611)	$(1,539,718)

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2016 and 2015

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2014	$11,713,646	$(104,710)	$11,608,936

Net loss	(5,706,015)	(14,301)	(5,720,316)

Partners’ capital (deficit), March 31, 2015	6,007,631	(119,011)	5,888,620

Net loss	(4,845,251)	(12,143)	(4,857,394)

Partners’ capital (deficit), March 31, 2016	$1,162,380	$(131,154)	$1,031,226

See notes to financial statements

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2016 and 2015

	Total
	2016	2015
Cash flows from operating activities
Net loss	$(8,133,145)	$(11,474,453)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	348,157	1,559,433
Impairment loss	6,348,580	8,190,511
Distributions received from operating limited partnerships	142,703	182,829
Amortization	270,156	580,311
Changes in assets and liabilities
Other assets	-	(60,000)
Accounts payable - affiliates	1,137,828	1,012,828

Net cash provided by (used in) operating activities	114,279	(8,541)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	114,279	(8,541)

Cash and cash equivalents, beginning	854,750	863,291

Cash and cash equivalents, end	$969,029	$854,750

(continued)

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2016 and 2015

	Series 47
	2016	2015
Cash flows from operating activities
Net loss	$(1,676,942)	$(3,443,887)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(240,558)	284,760
Impairment loss	1,454,844	2,525,520
Distributions received from operating limited partnerships	58,919	108,206
Amortization	47,840	257,019
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	388,344	388,344

Net cash provided by (used in) operating activities	32,447	119,962

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,447	119,962

Cash and cash equivalents, beginning	218,870	98,908

Cash and cash equivalents, end	$251,317	$218,870

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2016 and 2015

	Series 48
	2016	2015
Cash flows from operating activities
Net loss	$(1,598,809)	$(2,310,250)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(113,977)	93,105
Impairment loss	1,384,540	1,822,525
Distributions received from operating limited partnerships	56,910	49,589
Amortization	54,924	138,952
Changes in assets and liabilities
Other assets	-	-
Accounts payable - affiliates	238,380	238,380

Net cash provided by (used in) operating activities	21,968	32,301

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,968	32,301

Cash and cash equivalents, beginning	222,229	189,928

Cash and cash equivalents, end	$244,197	$222,229

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2016 and 2015

	Series 49
	2016	2015
Cash flows from operating activities
Net loss	$(4,857,394)	$(5,720,316)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	702,692	1,181,568
Impairment loss	3,509,196	3,842,466
Distributions received from operating limited partnerships	26,874	25,034
Amortization	167,392	184,340
Changes in assets and liabilities
Other assets	-	(60,000)
Accounts payable - affiliates	511,104	386,104

Net cash provided by (used in) operating activities	59,864	(160,804)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	59,864	(160,804)

Cash and cash equivalents, beginning	413,651	574,455

Cash and cash equivalents, end	$473,515	$413,651

See notes to financial statements

F-19

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2016 and 2015

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

The BAC’s issued and outstanding in each series at March 31, 2016 and 2015 are as follows:

	2016	2015

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	5,999,000	6,000,000

	11,776,706	11,777,706

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 as of March 31, 2016 and 2015.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2016 and March 31, 2015, of $6,348,580 and $8,190,511, respectively.

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

March 31, 2016 and 2015

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

March 31, 2016 and 2015

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

Recent Accounting Pronouncement

In February, 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”. This will improve certain areas of consolidation guidance for reporting organizations that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures. ASU 2015-02 simplified and improves GAAP by: eliminating the presumption that a general partner should consolidate a limited partnership, eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model), and clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. ASU 2015-02 will be effective for periods beginning after December 15, 2015. The Fund has determined that there is no material impact to its financial statements as a result of this guidance.

F-23

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years. Impairment losses have been recognized for the year ended March 31, 2016 of $47,842 for Series 47, $54,923 for Series 48 and $46,810 for Series 49. Impairment losses have been recognized for the year ended March 31, 2015 of $418,353 for Series 47, $168,065 for Series 48 and $33,896 for Series 49. As of March 31, 2016, the lives of the remaining acquisition costs were reassessed and determined to be 1 year for Series 49. The amortization of deferred acquisition for the year ended March 31, 2017 is estimated to be $120,582 for Series 49.

Accumulated amortization as of March 31, 2016 and 2015 is as follows:

	2016	2015

Series 47	$-	$-
Series 48	-	-
Series 49	-	-

	$-	$-

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2012 remain open.

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

March 31, 2016 and 2015

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2016 and 2015 are as follows:

	2016	2015

Series 47	3,478,334	3,478,334
Series 48	2,299,372	2,299,372
Series 49	5,999,750	6,000,000

	11,777,456	11,777,706

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

F-26

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2016 and 2015, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2016 and 2015, are as follows:

	2016
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$25,413	$362,931
Series 48	238,380	15,507	222,873
Series 49	511,104	69,002	442,102

	$1,137,828	$109,922	$1,027,906

	2015
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$65,950	$322,394
Series 48	238,380	21,107	217,273
Series 49	511,104	58,863	452,241

	$1,137,828	$145,920	$991,908

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE B - RELATED PARTY TRANSACTIONS (Continued)

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2016 and 2015, total fund management fees accrued were $6,921,609 and $5,783,781, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2016 and 2015 are as follows:

	2016	2015

Series 47	$-	$-
Series 48	-	-
Series 49	-	125,000

	$-	$125,000

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2016 and 2015, charged to each series’ operations are as follows:

	2016	2015

Series 47	$13,606	$11,693
Series 48	11,827	10,038
Series 49	17,308	15,539

	$42,741	$37,270

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2016 and 2015, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2016 and 2015 by series are as follows:

	2016	2015

Series 47	15	15
Series 48	11	11
Series 49	24	24

	50	50

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2016 and 2015, contributions are payable to operating limited partnerships as follows:

	2016	2015

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2016 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$88,232,675	$25,829,698	$17,111,380	$45,291,597

Cumulative distributions from operating limited partnerships	(719,074)	(250,010)	(225,810)	(243,254)

Cumulative impairment loss in investments in operating limited partnerships	(48,362,865)	(14,280,759)	(8,622,973)	(25,459,133)

Cumulative losses from operating limited partnerships	(36,690,230)	(11,298,929)	(8,262,597)	(17,128,704)

Investments in operating limited partnerships per balance sheets	2,460,506	-	-	2,460,506

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2016 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2015 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(12,018,345)	(3,023,517)	(1,133,931)	(7,860,897)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	48,362,865	14,280,759	8,622,973	25,459,133

Other	786,272	(4,180)	4,097	786,355

Equity per operating limited partnerships’ combined financial statements	$39,540,107	$11,253,062	$7,493,139	$20,793,906

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

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

March 31, 2016 and 2015

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

March 31, 2016 and 2015

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2015 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$213,273,984	$71,764,322	$51,104,087	$90,405,575
Land	22,528,233	8,589,687	6,709,244	7,229,302
Other assets	23,657,648	8,428,129	5,630,976	9,598,543

	$259,459,865	$88,782,138	$63,444,307	$107,233,420

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$181,729,095	$64,414,239	$46,634,276	$70,680,580
Accounts payable and accrued expenses	2,799,503	1,052,189	595,133	1,152,181
Other liabilities	19,523,176	5,246,347	3,462,124	10,814,705

	204,051,774	70,712,775	50,691,533	82,647,466
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	39,540,107	11,253,062	7,493,139	20,793,906
Other partners	15,867,984	6,816,301	5,259,635	3,792,048

	55,408,091	18,069,363	12,752,774	24,585,954

	$259,459,865	$88,782,138	$63,444,307	$107,233,420

F-34

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

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

March 31, 2016 and 2015

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2015 in which Series 47 through Series 49 had an interest as of December 31, 2015 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$35,019,463	$12,936,708	$8,629,304	$13,453,451
Interest and other	944,205	357,483	219,816	366,906

	35,963,668	13,294,191	8,849,120	13,820,357
Expenses
Interest	5,084,931	1,696,490	995,534	2,392,907
Depreciation and amortization	9,108,132	3,067,244	2,132,788	3,908,100
Taxes and insurance	4,468,214	1,899,032	1,020,807	1,548,375
Repairs and maintenance	4,593,064	1,770,488	1,092,987	1,729,589
Operating expenses	12,771,054	4,448,372	3,124,793	5,197,889
Other expenses	1,193,064	511,533	470,279	211,252

	37,218,459	13,393,159	8,837,188	14,988,112

NET INCOME (LOSS)	$(1,254,791)	$(98,968)	$11,932	$(1,167,755)

Net income (loss) allocated to Boston Capital Tax Credit Fund V L.P. *	$(1,332,432)	$(265,914)	$(119,234)	$(947,284)

Net income (loss) allocated to other partners	$77,641	$166,946	$131,166	$(220,471)

* Amount includes $506,472, $233,211 and $244,592 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-36

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2014 in which Series 47 through Series 49 had an interest as of December 31, 2014 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$34,439,851	$12,684,471	$8,438,011	$13,317,369
Interest and other	1,247,472	423,274	322,095	502,103

	35,687,323	13,107,745	8,760,106	13,819,472
Expenses
Interest	5,154,976	1,686,332	1,011,019	2,457,625
Depreciation and amortization	9,101,932	3,084,376	2,125,134	3,892,422
Taxes and insurance	4,378,282	1,867,176	1,013,370	1,497,736
Repairs and maintenance	5,312,979	2,040,772	1,373,149	1,899,058
Operating expenses	13,525,605	4,899,085	3,228,587	5,397,933
Other expenses	1,161,635	534,569	475,767	151,299

	38,635,409	14,112,310	9,227,026	15,296,073

NET INCOME (LOSS)	$(2,948,086)	$(1,004,565)	$(466,920)	$(1,476,601)

Net income (loss) allocated to Boston Capital Tax Credit Fund V L.P. *	$(2,564,049)	$(962,329)	$(364,493)	$(1,237,227)

Net income (loss) allocated to other partners	$(384,037)	$(42,236)	$(102,427)	$(239,374)

* Amount includes $677,569, $271,388 and $115,659 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-37

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2016 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(8,133,145)	$(1,676,942)	$(1,598,809)	$(4,857,394)

Accrued partnership management fee not deducted for income tax purposes	1,137,828	388,344	238,380	511,104

Other	643,561	98,021	702,591	(157,051)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(2,291,667)	(878,883)	(693,319)	(719,465)

Impairment loss not recognized for tax purposes	6,348,580	1,454,844	1,384,540	3,509,196

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(984,275)	(506,472)	(233,211)	(244,592)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(33,076)	(36,182)	(2,189)	5,295

Loss for tax return purposes, December 31, 2015	$(3,312,194)	$(1,157,270)	$(202,017)	$(1,952,907)

F-38

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

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

March 31, 2016 and 2015

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2016 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2015	$31,092,536	$6,870,471	$4,354,128	$19,867,937

Impairment loss in investment in operating limited partnerships	(48,362,865)	(14,280,759)	(8,622,973)	(25,459,133)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(12,018,345)	(3,023,517)	(1,133,931)	(7,860,897)

Other	31,749,180	10,433,805	5,402,776	15,912,599

Investments in operating limited partnerships - as reported	$2,460,506	$-	$-	$2,460,506

F-40

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

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

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2016 and 2015

NOTE E- CASH EQUIVALENTS

Cash equivalents of $961,467 and $849,509 as of March 31, 2016 and 2015, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2016.

NOTE G - SUBSEQUENT EVENTS

Subsequent to March 31, 2016, the Fund has entered into agreements to either sell or transfer its interests in two operating limited partnerships, all of which closed by June 2016. The sales price and other terms for the disposition of the operating limited partnerships has been determined, and no proceeds were received for the operating limited partnerships. The dispositions of these operating limited partnerships were recognized in the first quarter of the fiscal year ended 2017.

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