Form 10-K, Exhibit 13
period 2017-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2017-06-23
CIK 1267425

Exhibit 13

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BOSTON CAPITAL TAX CREDIT FUND V L.P. -

SERIES 47 THROUGH 49

MARCH 31, 2017 AND 2016

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners

Boston Capital Tax Credit Fund V L.P.

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49 (the "Partnership"), in total and for each series, as of March 31, 2017 and 2016, and the related statements of operations, partners' capital (deficit) and cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2017. The Partnership's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Capital Tax Credit Fund V L.P. - Series 47 through Series 49, in total and for each series, as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the total Partnership and for each series for each of the years in the two-year period ended March 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland

June 23, 2017

F-3

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2017	2016
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$517,469	$2,460,506

OTHER ASSETS
Cash and cash equivalents	1,241,219	969,029
Deferred acquisition costs, net of accumulated amortization	-	120,582
Other assets	106,411	106,411

	$1,865,099	$3,656,528

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$843
Accounts payable - affiliates	7,990,511	6,921,609
Capital contributions payable	101	101

	7,990,955	6,922,553

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2017 and 2016 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and 11,768,206 and 11,776,706 outstanding at March 31, 2017 and 2016, respectively	(5,849,339)	(2,996,658)
General partner	(276,517)	(269,367)

	(6,125,856)	(3,266,025)

	$1,865,099	$3,656,528

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2017	2016
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	373,138	251,317
Deferred acquisition costs, net of accumulated amortization	-	-
Other assets	-	-

	$373,138	$251,317

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$385
Accounts payable - affiliates	3,362,346	3,008,465
Capital contributions payable	-	-

	3,362,346	3,008,850

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2017 and 2016 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and 3,478,334 outstanding at March 31, 2017 and 2016	(2,905,027)	(2,673,931)
General partner	(84,181)	(83,602)

	(2,989,208)	(2,757,533)

	$373,138	$251,317

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2017	2016
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	347,379	244,197
Deferred acquisition costs, net of accumulated amortization	-	-
Other assets	-	-

	$347,379	$244,197

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$115
Accounts payable - affiliates	1,987,717	1,783,800
Capital contributions payable	-	-

	1,987,717	1,783,915

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2017 and 2016 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and 2,294,872 and 2,299,372 outstanding at March 31, 2017 and 2016, respectively	(1,585,475)	(1,485,107)
General partner	(54,863)	(54,611)

	(1,640,338)	(1,539,718)

	$347,379	$244,197

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2017	2016
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$517,469	$2,460,506

OTHER ASSETS
Cash and cash equivalents	520,702	473,515
Deferred acquisition costs, net of accumulated amortization	-	120,582
Other assets	106,411	106,411

	$1,144,582	$3,161,014

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	2,640,448	2,129,344
Capital contributions payable	101	101

	2,640,892	2,129,788

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2017 and 2016 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,995,000 and 5,999,000 outstanding at March 31, 2017 and 2016, respectively	(1,358,837)	1,162,380
General partner	(137,473)	(131,154)

	(1,496,310)	1,031,226

	$1,144,582	$3,161,014

See notes to financial statements

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2017 and 2016

	Total
	2017	2016
Income
Interest income	$2,200	$28,409
Other income	216,288	16,925

Total income	218,488	45,334

Share of gain (loss) from operating limited partnerships	(934,010)	(348,157)

Expenses and loss
Professional fees	95,497	123,287
Partnership management fee	897,079	1,027,906
Amortization	120,582	270,156
General and administrative expenses	71,834	60,393
Impairment loss	959,317	6,348,580

	2,144,309	7,830,322

NET LOSS	$(2,859,831)	$(8,133,145)

Net loss allocated to general partner	$(7,150)	$(20,332)

Net loss allocated to limited partner	$(2,852,681)	$(8,112,813)

Net loss per BAC	$(0.24)	$(0.69)

(continued)

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2017 and 2016

	Series 47
	2017	2016
Income
Interest income	$366	$350
Other income	100,661	7,875

Total income	101,027	8,225

Share of gain (loss) from operating limited partnerships	-	240,558

Expenses and loss
Professional fees	29,736	41,172
Partnership management fee	280,413	362,931
Amortization	-	47,840
General and administrative expenses	22,553	18,938
Impairment loss	-	1,454,844

	332,702	1,925,725

NET LOSS	$(231,675)	$(1,676,942)

Net loss allocated to general partner	$(579)	$(4,192)

Net loss allocated to limited partner	$(231,096)	$(1,672,750)

Net loss per BAC	$(0.07)	$(0.48)

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2017 and 2016

	Series 48
	2017	2016
Income
Interest income	$420	$420
Other income	79,418	657

Total income	79,838	1,077

Share of gain (loss) from operating limited partnerships	-	113,977

Expenses and loss
Professional fees	25,959	36,010
Partnership management fee	135,960	222,873
Amortization	-	54,924
General and administrative expenses	18,539	15,516
Impairment loss	-	1,384,540

	180,458	1,713,863

NET LOSS	$(100,620)	$(1,598,809)

Net loss allocated to general partner	$(252)	$(3,997)

Net loss allocated to limited partner	$(100,368)	$(1,594,812)

Net loss per BAC	$(0.04)	$(0.69)

(continued)

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2017 and 2016

	Series 49
	2017	2016
Income
Interest income	$1,414	$27,639
Other income	36,209	8,393

Total income	37,623	36,032

Share of gain (loss) from operating limited partnerships	(934,010)	(702,692)

Expenses and loss
Professional fees	39,802	46,105
Partnership management fee	480,706	442,102
Amortization	120,582	167,392
General and administrative expenses	30,742	25,939
Impairment loss	959,317	3,509,196

	1,631,149	4,190,734

NET LOSS	$(2,527,536)	$(4,857,394)

Net loss allocated to general partner	$(6,319)	$(12,143)

Net loss allocated to limited partner	$(2,521,217)	$(4,845,251)

Net loss per BAC	$(0.42)	$(0.81)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2017 and 2016

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit), March 31, 2015	$5,116,155	$(249,035)	$4,867,120

Net loss	(8,112,813)	(20,332)	(8,133,145)

Partners’ capital (deficit), March 31, 2016	(2,996,658)	(269,367)	(3,266,025)

Net loss	(2,852,681)	(7,150)	(2,859,831)

Partners’ capital (deficit), March 31, 2017	$(5,849,339)	$(276,517)	$(6,125,856)

(continued)

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2017 and 2016

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit), March 31, 2015	$(1,001,181)	$(79,410)	$(1,080,591)

Net loss	(1,672,750)	(4,192)	(1,676,942)

Partners’ capital (deficit), March 31, 2016	(2,673,931)	(83,602)	(2,757,533)

Net loss	(231,096)	(579)	(231,675)

Partners’ capital (deficit), March 31, 2017	$(2,905,027)	$(84,181)	$(2,989,208)

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2017 and 2016

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit), March 31, 2015	$109,705	$(50,614)	$59,091

Net loss	(1,594,812)	(3,997)	(1,598,809)

Partners’ capital (deficit), March 31, 2016	(1,485,107)	(54,611)	(1,539,718)

Net loss	(100,368)	(252)	(100,620)

Partners’ capital (deficit), March 31, 2017	$(1,585,475)	$(54,863)	$(1,640,338)

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2017 and 2016

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit), March 31, 2015	$6,007,631	$(119,011)	$5,888,620

Net loss	(4,845,251)	(12,143)	(4,857,394)

Partners’ capital (deficit), March 31, 2016	1,162,380	(131,154)	1,031,226

Net loss	(2,521,217)	(6,319)	(2,527,536)

Partners’ capital (deficit), March 31, 2017	$(1,358,837)	$(137,473)	$(1,496,310)

See notes to financial statements

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2017 and 2016

	Total
	2017	2016
Cash flows from operating activities
Net loss	$(2,859,831)	$(8,133,145)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	934,010	348,157
Impairment loss	959,317	6,348,580
Distributions received from operating limited partnerships	49,710	142,703
Amortization	120,582	270,156
Changes in assets and liabilities
Accounts payable and accrued expenses	(500)	-
Accounts payable - affiliates	1,068,902	1,137,828

Net cash provided by (used in) operating activities	272,190	114,279

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	272,190	114,279

Cash and cash equivalents, beginning	969,029	854,750

Cash and cash equivalents, end	$1,241,219	$969,029

(continued)

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2017 and 2016

	Series 47
	2017	2016
Cash flows from operating activities
Net loss	$(231,675)	$(1,676,942)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	-	(240,558)
Impairment loss	-	1,454,844
Distributions received from operating limited partnerships	-	58,919
Amortization	-	47,840
Changes in assets and liabilities
Accounts payable and accrued expenses	(385)	-
Accounts payable - affiliates	353,881	388,344

Net cash provided by (used in) operating activities	121,821	32,447

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	121,821	32,447

Cash and cash equivalents, beginning	251,317	218,870

Cash and cash equivalents, end	$373,138	$251,317

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2017 and 2016

	Series 48
	2017	2016
Cash flows from operating activities
Net loss	$(100,620)	$(1,598,809)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	-	(113,977)
Impairment loss	-	1,384,540
Distributions received from operating limited partnerships	-	56,910
Amortization	-	54,924
Changes in assets and liabilities
Accounts payable and accrued expenses	(115)	-
Accounts payable - affiliates	203,917	238,380

Net cash provided by (used in) operating activities	103,182	21,968

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	103,182	21,968

Cash and cash equivalents, beginning	244,197	222,229

Cash and cash equivalents, end	$347,379	$244,197

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2017 and 2016

	Series 49
	2017	2016
Cash flows from operating activities
Net loss	$(2,527,536)	$(4,857,394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	934,010	702,692
Impairment loss	959,317	3,509,196
Distributions received from operating limited partnerships	49,710	26,874
Amortization	120,582	167,392
Changes in assets and liabilities
Accounts payable and accrued expenses	-	-
Accounts payable - affiliates	511,104	511,104

Net cash provided by (used in) operating activities	47,187	59,864

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	47,187	59,864

Cash and cash equivalents, beginning	473,515	413,651

Cash and cash equivalents, end	$520,702	$473,515

See notes to financial statements

F-19

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2017 and 2016

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

The BAC’s issued and outstanding in each series at March 31, 2017 and 2016 are as follows:

	Issued		Outstanding
	2017	2016	2017	2016

Series 47	3,478,334	3,478,334	3,478,334	3,478,334
Series 48	2,299,372	2,299,372	2,294,872	2,299,372
Series 49	6,000,000	6,000,000	5,995,000	5,999,000

	11,777,706	11,777,706	11,768,206	11,776,706

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 as of March 31, 2017 and 2016.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2017 and March 31, 2016, of $959,317 and $6,348,580, respectively.

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

March 31, 2017 and 2016

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

March 31, 2017 and 2016

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

March 31, 2017 and 2016

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

Accumulated amortization as of March 31, 2017 and 2016 is as follows:

	2017	2016

Series 47	$-	$-
Series 48	-	-
Series 49	120,582	-

	$120,582	$-

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2013 remain open.

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

March 31, 2017 and 2016

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2017 and 2016 are as follows:

	2017	2016

Series 47	3,478,334	3,478,334
Series 48	2,298,247	2,299,372
Series 49	5,998,000	5,999,750

	11,774,581	11,777,456

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

F-26

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2017 and 2016, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2017 and 2016, are as follows:

	2017
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$353,881	$73,468	$280,413
Series 48	203,917	67,957	135,960
Series 49	511,104	30,398	480,706

	$1,068,902	$171,823	$897,079

	2016
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$388,344	$25,413	$362,931
Series 48	238,380	15,507	222,873
Series 49	511,104	69,002	442,102

	$1,137,828	$109,922	$1,027,906

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE B - RELATED PARTY TRANSACTIONS - (continued)

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2017 and 2016, total fund management fees accrued were $7,990,511 and $6,921,609, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2017 and 2016 are as follows:

	2017	2016

Series 47	$-	$-
Series 48	-	-
Series 49	-	-

	$-	$-

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2017 and 2016, charged to each series’ operations are as follows:

	2017	2016

Series 47	$17,485	$13,606
Series 48	15,159	11,827
Series 49	22,332	17,308

	$54,976	$42,741

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2017 and 2016, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2017 and 2016 by series are as follows:

	2017	2015

Series 47	14	15
Series 48	10	11
Series 49	24	24

	48	50

During the year ended March 31, 2017 and 2016, the Fund disposed of two and zero Operating Partnerships, respectively. A summary of the dispositions by Series for March 31, 2017 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	-	1	$-	$-
Series 48	-	1	-	-
Series 49	-	-	-	-

	-	2	$-	$-

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS - (continued)

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2017 and 2016, contributions are payable to operating limited partnerships as follows:

	2017	2016

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2017 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$84,142,212	$23,784,467	$15,066,148	$45,291,597

Cumulative distributions from operating limited partnerships	(768,784)	(250,010)	(225,810)	(292,964)

Cumulative impairment loss in investments in operating limited partnerships	(49,980,719)	(14,606,765)	(8,894,814)	(26,479,140)

Cumulative losses from operating limited partnerships	(32,875,240)	(8,927,692)	(5,945,524)	(18,002,024)

Investments in operating limited partnerships per balance sheets	517,469	-	-	517,469

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2017 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2016 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(12,018,259)	(2,898,636)	(841,002)	(8,278,621)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	49,980,719	14,606,765	8,894,814	26,479,140

Other	619,368	(86,527)	(66,472)	772,367

Equity per operating limited partnerships’ combined financial statements	$39,048,106	$11,621,602	$7,987,340	$19,439,164

F-32

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

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

March 31, 2017 and 2016

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

March 31, 2017 and 2016

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2016 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$186,283,548	$59,585,266	$39,693,966	$87,004,316
Land	18,599,345	6,625,243	4,744,800	7,229,302
Other assets	17,655,542	5,864,937	3,410,869	8,379,736

	$222,538,435	$72,075,446	$47,849,635	$102,613,354

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$154,116,087	$51,300,449	$34,627,115	$68,188,523
Accounts payable and accrued expenses	2,937,869	1,007,647	667,519	1,262,703
Other liabilities	16,470,525	3,773,605	2,351,962	10,344,958

	173,524,481	56,081,701	37,646,596	79,796,184
PARTNERS’ CAPITAL
Boston Capital Tax Credit Fund V L.P.	39,048,106	11,621,602	7,987,340	19,439,164
Other partners	9,965,848	4,372,143	2,215,699	3,378,006

	49,013,954	15,993,745	10,203,039	22,817,170

	$222,538,435	$72,075,446	$47,849,635	$102,613,354

F-35

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

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

March 31, 2017 and 2016

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2016 in which Series 47 through Series 49 had an interest as of December 31, 2016 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$31,951,862	$11,369,161	$6,769,915	$13,812,786
Interest and other	1,918,922	263,681	1,314,502	340,739

	33,870,784	11,632,842	8,084,417	14,153,525
Expenses
Interest	4,766,338	1,476,017	715,567	2,574,754
Depreciation and amortization	7,802,472	2,474,120	1,597,640	3,730,712
Taxes and insurance	4,007,496	1,635,088	794,840	1,577,568
Repairs and maintenance	5,797,945	1,636,286	2,180,074	1,981,585
Operating expenses	12,267,164	4,278,826	2,651,767	5,336,571
Other expenses	1,280,559	512,060	453,401	315,098

	35,921,974	12,012,397	8,393,289	15,516,288

NET INCOME (LOSS)	$(2,051,190)	$(379,555)	$(308,872)	$(1,362,763)

Net income (loss) allocated to Boston Capital Tax Credit Fund V L.P. *	$(2,903,946)	$(833,245)	$(665,198)	$(1,405,503)

Net income (loss) allocated to other partners	$852,756	$453,690	$356,326	$42,740

* Amount includes $833,245, $665,198 and $471,493 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-37

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

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

March 31, 2017 and 2016

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2017 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(2,859,831)	$(231,675)	$(100,620)	$(2,527,536)

Accrued partnership management fee not deducted for income tax purposes	1,068,902	353,881	203,917	511,104

Other	2,684,275	1,618,931	823,362	241,982

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,449,768)	(496,570)	(263,973)	(689,225)

Impairment loss not recognized for tax purposes	959,317	-	-	959,317

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,969,936)	(833,245)	(665,198)	(471,493)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(332,222)	(142,829)	(99,169)	(90,224)

Income (loss) for tax return purposes, December 31, 2016	$(1,899,263)	$268,493	$(101,681)	$(2,066,075)

F-39

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2016 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(8,133,145)	$(1,676,942)	$(1,598,809)	$(4,857,394)

Accrued partnership management fee not deducted for income tax purposes	1,137,828	388,344	238,380	511,104

Other	643,561	98,021	702,591	(157,051)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(2,291,667)	(878,883)	(693,319)	(719,465)

Impairment loss not recognized for tax purposes	6,348,580	1,454,844	1,384,540	3,509,196

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(984,275)	(506,472)	(233,211)	(244,592)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(33,076)	(36,182)	(2,189)	5,295

Income (loss) for tax return purposes, December 31, 2015	$(3,312,194)	$(1,157,270)	$(202,017)	$(1,952,907)

F-40

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2017 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2016	$29,314,455	$7,135,780	$4,229,169	$17,949,506

Impairment loss in investment in operating limited partnerships	(49,980,719)	(14,606,765)	(8,894,814)	(26,479,140)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(12,018,259)	(2,898,636)	(841,002)	(8,278,621)

Other	33,201,992	10,369,621	5,506,647	17,325,724

Investments in operating limited partnerships - as reported	$517,469	$-	$-	$517,469

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

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

F-42

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2017 and 2016

NOTE E- CASH EQUIVALENTS

Cash equivalents of $1,228,957 and $961,467 as of March 31, 2017 and 2016, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2017.

NOTE G - SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure.  The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events, which provide evidence about conditions that existed after the balance sheet date, require disclosure in the accompanying notes.  Management evaluated the activity of the Fund through the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

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

F-43