Form 10-K, Exhibit 13
period 2018-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2018-06-22
CIK 1267425

Exhibit 13

BOSTON CAPITAL TAX CREDIT FUND V L.P.

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2018 AND 2017

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners
Boston Capital Tax Credit Fund V L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. (the “Partnership”), as of March 31, 2018 and 2017, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for each of the years in the two-year period ended March 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnership in accordance with the U.S. federal security laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

/s/CohnReznick LLP
COHNREZNICK LLP

We have served as the Partnership’s auditor since 2004.
Bethesda, Maryland

June 22, 2018

F-3

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2018	2017
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$517,469

OTHER ASSETS
Cash and cash equivalents	1,914,566	1,241,219
Other assets	106,411	106,411

	$2,020,977	$1,865,099

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	8,649,793	7,990,511
Capital contributions payable	101	101

	8,650,237	7,990,955

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2018 and 2017 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and 11,763,506 and 11,768,206 outstanding at March 31, 2018 and 2017, respectively	(6,351,484)	(5,849,339)
General partner	(277,776)	(276,517)

	(6,629,260)	(6,125,856)

	$2,020,977	$1,865,099

F-4

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2018	2017
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	776,230	373,138
Other assets	-	-

	$776,230	$373,138

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$-
Accounts payable - affiliates	3,459,744	3,362,346
Capital contributions payable	-	-

	3,459,744	3,362,346

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2018 and 2017 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and 3,476,634 and 3,478,334 outstanding at March 31, 2018 and 2017, respectively	(2,600,097)	(2,905,027)
General partner	(83,417)	(84,181)

	(2,683,514)	(2,989,208)

	$776,230	$373,138

(continued)

F-5

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2018	2017
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	666,873	347,379
Other assets	-	-

	$666,873	$347,379

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$-
Accounts payable - affiliates	2,138,501	1,987,717
Capital contributions payable	-	-

	2,138,501	1,987,717

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2018 and 2017 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and 2,293,872 and 2,294,872 outstanding at March 31, 2018 and 2017, respectively	(1,417,187)	(1,585,475)
General partner	(54,441)	(54,863)

	(1,471,628)	(1,640,338)

	$666,873	$347,379

(continued)

F-6

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2018	2017
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$517,469

OTHER ASSETS
Cash and cash equivalents	471,463	520,702
Other assets	106,411	106,411

	$577,874	$1,144,582

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	3,051,548	2,640,448
Capital contributions payable	101	101

	3,051,992	2,640,892

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2018 and 2017 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,993,000 and 5,995,000 outstanding at March 31, 2018 and 2017, respectively	(2,334,200)	(1,358,837)
General partner	(139,918)	(137,473)

	(2,474,118)	(1,496,310)

	$577,874	$1,144,582

See notes to financial statements

F-7

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2018 and 2017

	Total
	2018	2017
Income
Interest income	$3,262	$2,200
Other income	209,432	216,288

Total income	212,694	218,488

Share of gain (loss) from operating limited partnerships *	649,375	(934,010)

Expenses and loss
Professional fees	92,512	95,497
Partnership management fee	964,098	897,079
Amortization	-	120,582
General and administrative expenses	70,206	71,834
Impairment loss	238,657	959,317

	1,365,473	2,144,309

NET INCOME (LOSS)	$(503,404)	$(2,859,831)

Net income (loss) allocated to general partner	$(1,259)	$(7,150)

Net income (loss) allocated to limited partner	$(502,145)	$(2,852,681)

Net income (loss) per BAC	$(0.04)	$(0.24)

* Includes $928,187 and $-, respectively, in 2018 and 2017 from gain on disposal of operating limited partnership.

(continued)

F-8

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2018 and 2017

	Series 47
	2018	2017
Income
Interest income	$1,133	$366
Other income	66,192	100,661

Total income	67,325	101,027

Share of gain (loss) from operating limited partnerships *	584,687	-

Expenses and loss
Professional fees	27,882	29,736
Partnership management fee	296,786	280,413
Amortization	-	-
General and administrative expenses	21,650	22,553
Impairment loss	-	-

	346,318	332,702

NET INCOME (LOSS)	$305,694	$(231,675)

Net income (loss) allocated to general partner	$764	$(579)

Net income (loss) allocated to limited partner	$304,930	$(231,096)

Net income (loss) per BAC	$0.09	$(0.07)

* Includes $584,687 and $-, respectively, in 2018 and 2017 from gain on disposal of operating limited partnership.

(continued)

F-9

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2018 and 2017

	Series 48
	2018	2017
Income
Interest income	$913	$420
Other income	51,414	79,418

Total income	52,327	79,838

Share of gain (loss) from operating limited partnerships *	343,500	-

Expenses and loss
Professional fees	25,168	25,959
Partnership management fee	183,660	135,960
Amortization	-	-
General and administrative expenses	18,289	18,539
Impairment loss	-	-

	227,117	180,458

NET INCOME (LOSS)	$168,710	$(100,620)

Net income (loss) allocated to general partner	$422	$(252)

Net income (loss) allocated to limited partner	$168,288	$(100,368)

Net income (loss) per BAC	$0.07	$(0.04)

* Includes $343,500 and $-, respectively, in 2018 and 2017 from gain on disposal of operating limited partnership.

(continued)

F-10

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2018 and 2017

	Series 49
	2018	2017
Income
Interest income	$1,216	$1,414
Other income	91,826	36,209

Total income	93,042	37,623

Share of gain (loss) from operating limited partnerships	(278,812)	(934,010)

Expenses and loss
Professional fees	39,462	39,802
Partnership management fee	483,652	480,706
Amortization	-	120,582
General and administrative expenses	30,267	30,742
Impairment loss	238,657	959,317

	792,038	1,631,149

NET INCOME (LOSS)	$(977,808)	$(2,527,536)

Net income (loss) allocated to general partner	$(2,445)	$(6,319)

Net income (loss) allocated to limited partner	$(975,363)	$(2,521,217)

Net income (loss) per BAC	$(0.16)	$(0.42)

See notes to financial statements

F-11

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2018 and 2017

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit),
March 31, 2016	$(2,996,658)	$(269,367)	$(3,266,025)

Net loss	(2,852,681)	(7,150)	(2,859,831)

Partners’ capital (deficit),
March 31, 2017	(5,849,339)	(276,517)	(6,125,856)

Net income (loss)	(502,145)	(1,259)	(503,404)

Partners’ capital (deficit), March 31, 2018	$(6,351,484)	$(277,776)	$(6,629,260)

(continued)

F-12

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2018 and 2017

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit),
March 31, 2016	$(2,673,931)	$(83,602)	$(2,757,533)

Net loss	(231,096)	(579)	(231,675)

Partners’ capital (deficit),
March 31, 2017	(2,905,027)	(84,181)	(2,989,208)

Net income (loss)	304,930	764	305,694

Partners’ capital (deficit), March 31, 2018	$(2,600,097)	$(83,417)	$(2,683,514)

(continued)

F-13

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2018 and 2017

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit),
March 31, 2016	$(1,485,107)	$(54,611)	$(1,539,718)

Net loss	(100,368)	(252)	(100,620)

Partners’ capital (deficit),
March 31, 2017	(1,585,475)	(54,863)	(1,640,338)

Net income (loss)	168,288	422	168,710

Partners’ capital (deficit), March 31, 2018	$(1,417,187)	$(54,441)	$(1,471,628)

(continued)

F-14

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2018 and 2017

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit),
March 31, 2016	$1,162,380	$(131,154)	$1,031,226

Net loss	(2,521,217)	(6,319)	(2,527,536)

Partners’ capital (deficit),
March 31, 2017	(1,358,837)	(137,473)	(1,496,310)

Net income (loss)	(975,363)	(2,445)	(977,808)

Partners’ capital (deficit), March 31, 2018	$(2,334,200)	$(139,918)	$(2,474,118)

See notes to financial statements

F-15

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2018 and 2017

	Total
	2018	2017
Cash flows from operating activities
Net income (loss)	$(503,404)	$(2,859,831)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(649,375)	934,010
Impairment loss	238,657	959,317
Distributions received from operating limited partnerships	-	49,710
Amortization	-	120,582
Changes in assets and liabilities
Accounts payable and accrued expenses	-	(500)
Accounts payable - affiliates	659,282	1,068,902

Net cash provided by (used in) operating activities	(254,840)	272,190

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	928,187	-

Net cash provided by investing activities	928,187	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	673,347	272,190

Cash and cash equivalents, beginning	1,241,219	969,029

Cash and cash equivalents, end	$1,914,566	$1,241,219

(continued)

F-16

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2018 and 2017

	Series 47
	2018	2017
Cash flows from operating activities
Net income (loss)	$305,694	$(231,675)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(584,687)	-
Impairment loss	-	-
Distributions received from operating limited partnerships	-	-
Amortization	-	-
Changes in assets and liabilities
Accounts payable and accrued expenses	-	(385)
Accounts payable - affiliates	97,398	353,881

Net cash provided by (used in) operating activities	(181,595)	121,821

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	584,687	-

Net cash provided by investing activities	584,687	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	403,092	121,821

Cash and cash equivalents, beginning	373,138	251,317

Cash and cash equivalents, end	$776,230	$373,138

(continued)

F-17

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2018 and 2017

	Series 48
	2018	2017
Cash flows from operating activities
Net income (loss)	$168,710	$(100,620)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(343,500)	-
Impairment loss	-	-
Distributions received from operating limited partnerships	-	-
Amortization	-	-
Changes in assets and liabilities
Accounts payable and accrued expenses	-	(115)
Accounts payable - affiliates	150,784	203,917

Net cash provided by (used in) operating activities	(24,006)	103,182

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	343,500	-

Net cash provided by investing activities	343,500	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	319,494	103,182

Cash and cash equivalents, beginning	347,379	244,197

Cash and cash equivalents, end	$666,873	$347,379

(continued)

F-18

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2018 and 2017

	Series 49
	2018	2017
Cash flows from operating activities
Net income (loss)	$(977,808)	$(2,527,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	278,812	934,010
Impairment loss	238,657	959,317
Distributions received from operating limited partnerships	-	49,710
Amortization	-	120,582
Changes in assets and liabilities
Accounts payable and accrued expenses	-	-
Accounts payable - affiliates	411,100	511,104

Net cash provided by (used in) operating activities	(49,239)	47,187

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	-	-

Net cash provided by investing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(49,239)	47,187

Cash and cash equivalents, beginning	520,702	473,515

Cash and cash equivalents, end	$471,463	$520,702

See notes to financial statements

F-19

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2018 and 2017

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

The BAC’s issued and outstanding in each series at March 31, 2018 and 2017 are as follows:

	Issued		Outstanding
	2018	2017	2018	2017

Series 47	3,478,334	3,478,334	3,476,634	3,478,334
Series 48	2,299,372	2,299,372	2,293,872	2,294,872
Series 49	6,000,000	6,000,000	5,993,000	5,995,000

	11,777,706	11,777,706	11,763,506	11,768,206

F-20

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 as of March 31, 2018 and 2017.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2018 and March 31, 2017, of $238,657 and $959,317, respectively.

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

March 31, 2018 and 2017

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

March 31, 2018 and 2017

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

March 31, 2018 and 2017

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Acquisition costs were amortized on the straight-line method over 27.5 years. As of March 31, 2016, the lives of the remaining acquisition costs were reassessed and determined to be 1 year for Series 49. As of March 31, 2017, acquisition costs were fully amortized or impaired for Series 49.

Accumulated amortization as of March 31, 2018 and 2017 is as follows:

	2018	2017

Series 47	$-	$-
Series 48	-	-
Series 49	-	120,582

	$-	$120,582

F-24

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2014 remain open.

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

March 31, 2018 and 2017

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2018 and 2017 are as follows:

	2018	2017

Series 47	3,477,909	3,478,334
Series 48	2,294,622	2,298,247
Series 49	5,994,500	5,998,000

	11,767,031	11,774,581

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

F-26

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2018 and 2017, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2018 and 2017, are as follows:

	2018
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$337,070	$40,284	$296,786
Series 48	200,784	17,124	183,660
Series 49	511,100	27,448	483,652

	$1,048,954	$84,856	$964,098

	2017
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$353,881	$73,468	$280,413
Series 48	203,917	67,957	135,960
Series 49	511,104	30,398	480,706

	$1,068,902	$171,823	$897,079

F-27

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE B - RELATED PARTY TRANSACTIONS - (continued)

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2018 and 2017, total fund management fees accrued were $8,649,793 and $7,990,511, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2018 and 2017 are as follows:

	2018	2017

Series 47	$239,672	$-
Series 48	50,000	-
Series 49	100,000	-

	$389,672	$-

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2018 and 2017, charged to each series’ operations are as follows:

	2018	2017

Series 47	$16,833	$17,485
Series 48	15,071	15,159
Series 49	20,255	22,332

	$52,159	$54,976

F-28

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2018 and 2017, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2018 and 2017 by series are as follows:

	2018	2017

Series 47	12	14
Series 48	9	10
Series 49	24	24

	45	48

During the year ended March 31, 2018 the Fund disposed of three Operating Partnerships. A summary of the dispositions by Series for March 31, 2018 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	1	1	$584,687	$584,687
Series 48	1	-	343,500	$343,500
Series 49	-	-	-	-

	2	1	$928,187	$928,187

F-29

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS - (continued)

During the year ended March 31, 2017, the Fund disposed of two Operating Partnerships. A summary of the dispositions by Series for March 31, 2017 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	-	1	$-	$-
Series 48	-	1	-	-
Series 49	-	-	-	-

	-	2	$-	$-

The gain (loss) described above is for financial statement purposes only. There are significant differences between the equity method of accounting and the tax reporting of income and losses from Operating Partnership investments. The largest difference is the ability, for tax purposes, to deduct losses in excess of the Partnership’s investment in the Operating Partnership. As a result, the amount of gain recognized for tax purposes may be significantly higher than the gain recorded in the financial statements.

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2018 and 2017, contributions are payable to operating limited partnerships as follows:

	2018	2017

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

F-30

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2018 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$76,215,127	$18,281,713	$12,641,817	$45,291,597

Cumulative distributions from operating limited partnerships	(631,103)	(181,171)	(156,968)	(292,964)

Cumulative impairment loss in investments in operating limited partnerships	(45,076,559)	(11,934,196)	(6,177,246)	(26,965,117)

Cumulative losses from operating limited partnerships	(30,507,465)	(6,166,346)	(6,307,603)	(18,033,516)

Investments in operating limited partnerships per balance sheets	-	-	-	-

F-31

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2018 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2017 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(11,608,176)	(1,350,984)	(1,188,616)	(9,068,576)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	45,076,559	11,934,196	6,177,246	26,965,117

Other	504,541	(97,005)	(67,774)	669,320

Equity per operating limited partnerships’ combined financial statements	$33,921,733	$10,486,207	$4,920,856	$18,514,670

F-32

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

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

March 31, 2018 and 2017

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

March 31, 2018 and 2017

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2017 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$151,521,641	$41,201,660	$26,563,277	$83,756,704
Land	14,092,429	4,061,785	2,801,342	7,229,302
Other assets	15,339,655	4,258,239	2,641,843	8,439,573

	$180,953,725	$49,521,684	$32,006,462	$99,425,579

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$124,582,023	$34,176,149	$23,389,735	$67,016,139
Accounts payable and accrued expenses	2,939,277	922,544	767,182	1,249,551
Other liabilities	13,830,978	1,748,764	2,147,713	9,934,501

	141,352,278	36,847,457	26,304,630	78,200,191
PARTNERS’ CAPITAL
Boston Capital Tax Credit
Fund V L.P.	33,921,733	10,486,207	4,920,856	18,514,670
Other partners	5,679,714	2,188,020	780,976	2,710,718

	39,601,447	12,674,227	5,701,832	21,225,388

	$180,953,725	$49,521,684	$32,006,462	$99,425,579

F-35

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

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

March 31, 2018 and 2017

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2017 in which Series 47 through Series 49 had an interest as of December 31, 2017 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$26,165,746	$7,462,574	$4,555,665	$14,147,507
Interest and other	679,673	162,294	96,314	421,065

	26,845,419	7,624,868	4,651,979	14,568,572
Expenses
Interest	3,837,515	910,864	464,186	2,462,465
Depreciation and amortization	6,544,906	1,682,462	1,147,891	3,714,553
Taxes and insurance	3,180,705	984,122	540,275	1,656,308
Repairs and maintenance	3,630,230	1,080,753	642,573	1,906,904
Operating expenses	10,203,611	2,984,871	1,884,180	5,334,560
Other expenses	840,014	287,129	285,206	267,679

	28,236,981	7,930,201	4,964,311	15,342,469

NET INCOME (LOSS)	$(1,391,562)	$(305,333)	$(312,332)	$(773,897)

Net income (loss) allocated to Boston Capital Tax Credit Fund V L.P. *	$(1,806,959)	$(390,578)	$(347,614)	$(1,068,767)

Net income (loss) allocated to other partners	$415,397	$85,245	$35,282	$294,870

* Amount includes $390,578, $347,614 and $789,955 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

F-37

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

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

March 31, 2018 and 2017

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2018 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net loss for financial reporting purposes	$(503,404)	$305,694	$168,710	$(977,808)

Accrued partnership management fee not deducted for income tax purposes	659,282	97,398	150,784	411,100

Other	947,068	431,883	246,324	268,861

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,630,867)	(516,698)	(280,736)	(833,433)

Impairment loss not recognized for tax purposes	238,657	-	-	238,657

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,528,147)	(390,578)	(347,614)	(789,955)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(908,686)	(449,512)	(366,747)	(92,427)

Income (loss) for tax return purposes, December 31, 2017	$(2,726,097)	$(521,813)	$(429,279)	$(1,775,005)

F-39

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

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

March 31, 2018 and 2017

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2018 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2017	$26,611,014	$6,466,601	$3,845,678	$16,298,735

Impairment loss in investment in operating limited partnerships	(45,076,559)	(11,934,196)	(6,177,246)	(26,965,117)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(11,608,176)	(1,350,984)	(1,188,616)	(9,068,576)

Other	30,073,721	6,818,579	3,520,184	19,734,958

Investments in operating limited partnerships - as reported	$-	$-	$-	$-

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

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

F-42

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2018 and 2017

NOTE E - CASH EQUIVALENTS

Cash equivalents of $1,903,865 and $1,228,957 as of March 31, 2018 and 2017, respectively, include money market accounts with interest rates ranging from 0.10% to 0.35% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2018.

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