Form 10-K, Exhibit 13
period 2019-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2019-06-20
CIK 1267425

Exhibit 13

BOSTON CAPITAL TAX CREDIT FUND V L.P.

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2019 AND 2018

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the Partners
Boston Capital Tax Credit Fund V L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. (the “Partnership”), as of March 31, 2019 and 2018, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for each of the years in the two-year period ended March 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

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

Bethesda, Maryland

June 20, 2019

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2019	2018
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	707,501	1,914,566
Other assets	106,411	106,411

	$813,912	$2,020,977

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	8,362,077	8,649,793
Capital contributions payable	101	101

	8,362,521	8,650,237

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2019 and 2018 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and 11,754,506 and 11,763,506 outstanding at March 31, 2019 and 2018, respectively	(7,268,534)	(6,351,484)
General partner	(280,075)	(277,776)

	(7,548,609)	(6,629,260)

	$813,912	$2,020,977

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2019	2018
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	243,174	776,230
Other assets	-	-

	$243,174	$776,230

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$-
Accounts payable - affiliates	3,190,337	3,459,744
Capital contributions payable	-	-

	3,190,337	3,459,744

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2019 and 2018 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and 3,473,634 and 3,476,634 outstanding at March 31, 2019 and 2018, respectively	(2,863,087)	(2,600,097)
General partner	(84,076)	(83,417)

	(2,947,163)	(2,683,514)

	$243,174	$776,230

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2019	2018
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	209,712	666,873
Other assets	-	-

	$209,712	$666,873

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$-
Accounts payable - affiliates	1,850,341	2,138,501
Capital contributions payable	-	-

	1,850,341	2,138,501

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2019 and 2018 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and 2,291,372 and 2,293,872 outstanding at March 31, 2019 and 2018, respectively	(1,585,765)	(1,417,187)
General partner	(54,864)	(54,441)

	(1,640,629)	(1,471,628)

	$209,712	$666,873

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2019	2018
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	254,615	471,463
Other assets	106,411	106,411

	$361,026	$577,874

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$343	$343
Accounts payable - affiliates	3,321,399	3,051,548
Capital contributions payable	101	101

	3,321,843	3,051,992

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2019 and 2018 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,989,500 and 5,993,000 outstanding at March 31, 2019 and 2018, respectively	(2,819,682)	(2,334,200)
General partner	(141,135)	(139,918)

	(2,960,817)	(2,474,118)

	$361,026	$577,874

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2019 and 2018

	Total
	2019	2018
Income
Interest income	$7,723	$3,262
Other income	117,546	209,432

Total income	125,269	212,694

Share of gain (loss) from operating limited partnerships *	8,261	649,375

Expenses and loss
Professional fees	120,926	92,512
Partnership management fee	830,032	964,098
General and administrative expenses	101,921	70,206
Impairment loss	-	238,657

	1,052,879	1,365,473

NET INCOME (LOSS)	$(919,349)	$(503,404)

Net income (loss) allocated to general partner	$(2,299)	$(1,259)

Net income (loss) allocated to limited partner	$(917,050)	$(502,145)

Net income (loss) per BAC	$(0.08)	$(0.04)

* Includes $8,261 and $928,187, respectively, in 2019 and 2018 from gain on disposal of operating limited partnership.

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2019 and 2018

	Series 47
	2019	2018
Income
Interest income	$2,468	$1,133
Other income	30,323	66,192

Total income	32,791	67,325

Share of gain (loss) from operating limited partnerships *	8,261	584,687

Expenses and loss
Professional fees	39,635	27,882
Partnership management fee	233,594	296,786
General and administrative expenses	31,472	21,650
Impairment loss	-	-

	304,701	346,318

NET INCOME (LOSS)	$(263,649)	$305,694

Net income (loss) allocated to general partner	$(659)	$764

Net income (loss) allocated to limited partner	$(262,990)	$304,930

Net income (loss) per BAC	$(0.08)	$0.09

* Includes $8,261 and $584,687, respectively, in 2019 and 2018 from gain on disposal of operating limited partnership.

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2019 and 2018

	Series 48
	2019	2018
Income
Interest income	$2,573	$913
Other income	28,331	51,414

Total income	30,904	52,327

Share of gain (loss) from operating limited partnerships *	-	343,500

Expenses and loss
Professional fees	35,438	25,168
Partnership management fee	139,405	183,660
General and administrative expenses	25,062	18,289
Impairment loss	-	-

	199,905	227,117

NET INCOME (LOSS)	$(169,001)	$168,710

Net income (loss) allocated to general partner	$(423)	$422

Net income (loss) allocated to limited partner	$(168,578)	$168,288

Net income (loss) per BAC	$(0.07)	$0.07

* Includes $- and $343,500, respectively, in 2019 and 2018 from gain on disposal of operating limited partnership.

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2019 and 2018

	Series 49
	2019	2018
Income
Interest income	$2,682	$1,216
Other income	58,892	91,826

Total income	61,574	93,042

Share of gain (loss) from operating limited partnerships	-	(278,812)

Expenses and loss
Professional fees	45,853	39,462
Partnership management fee	457,033	483,652
General and administrative expenses	45,387	30,267
Impairment loss	-	238,657

	548,273	792,038

NET INCOME (LOSS)	$(486,699)	$(977,808)

Net income (loss) allocated to general partner	$(1,217)	$(2,445)

Net income (loss) allocated to limited partner	$(485,482)	$(975,363)

Net income (loss) per BAC	$(0.08)	$(0.16)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Years ended March 31, 2019 and 2018

	Limited	General
Total	partner	partner	Total

Partners’ capital (deficit),
March 31, 2017	$(5,849,339)	$(276,517)	$(6,125,856)

Net income (loss)	(502,145)	(1,259)	(503,404)

Partners’ capital (deficit),
March 31, 2018	(6,351,484)	(277,776)	(6,629,260)

Net income (loss)	(917,050)	(2,299)	(919,349)

Partners’ capital (deficit),
March 31, 2019	$(7,268,534)	$(280,075)	$(7,548,609)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2019 and 2018

	Limited	General
Series 47	partner	partner	Total

Partners’ capital (deficit),
March 31, 2017	$(2,905,027)	$(84,181)	$(2,989,208)

Net income (loss)	304,930	764	305,694

Partners’ capital (deficit),
March 31, 2018	(2,600,097)	(83,417)	(2,683,514)

Net income (loss)	(262,990)	(659)	(263,649)

Partners’ capital (deficit),
March 31, 2019	$(2,863,087)	$(84,076)	$(2,947,163)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2019 and 2018

	Limited	General
Series 48	partner	partner	Total

Partners’ capital (deficit),
March 31, 2017	$(1,585,475)	$(54,863)	$(1,640,338)

Net income (loss)	168,288	422	168,710

Partners’ capital (deficit),
March 31, 2018	(1,417,187)	(54,441)	(1,471,628)

Net income (loss)	(168,578)	(423)	(169,001)

Partners’ capital (deficit),
March 31, 2019	$(1,585,765)	$(54,864)	$(1,640,629)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Years ended March 31, 2019 and 2018

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit),
March 31, 2017	$(1,358,837)	$(137,473)	$(1,496,310)

Net income (loss)	(975,363)	(2,445)	(977,808)

Partners’ capital (deficit),
March 31, 2018	(2,334,200)	(139,918)	(2,474,118)

Net income (loss)	(485,482)	(1,217)	(486,699)

Partners’ capital (deficit),
March 31, 2019	$(2,819,682)	$(141,135)	$(2,960,817)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS

Years ended March 31, 2019 and 2018

	Total
	2019	2018
Cash flows from operating activities
Net income (loss)	$(919,349)	$(503,404)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(8,261)	(649,375)
Impairment loss	-	238,657
Changes in assets and liabilities
Accounts payable - affiliates	(287,716)	659,282

Net cash used in operating activities	(1,215,326)	(254,840)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	8,261	928,187

Net cash provided by investing activities	8,261	928,187

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,207,065)	673,347

Cash and cash equivalents, beginning	1,914,566	1,241,219

Cash and cash equivalents, end	$707,501	$1,914,566

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2019 and 2018

	Series 47
	2019	2018
Cash flows from operating activities
Net income (loss)	$(263,649)	$305,694
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	(8,261)	(584,687)
Impairment loss	-	-
Changes in assets and liabilities
Accounts payable - affiliates	(269,407)	97,398

Net cash used in operating activities	(541,317)	(181,595)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	8,261	584,687

Net cash provided by investing activities	8,261	584,687

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(533,056)	403,092

Cash and cash equivalents, beginning	776,230	373,138

Cash and cash equivalents, end	$243,174	$776,230

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2019 and 2018

	Series 48
	2019	2018
Cash flows from operating activities
Net income (loss)	$(169,001)	$168,710
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	-	(343,500)
Impairment loss	-	-
Changes in assets and liabilities
Accounts payable - affiliates	(288,160)	150,784

Net cash used in operating activities	(457,161)	(24,006)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	-	343,500

Net cash provided by investing activities	-	343,500

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(457,161)	319,494

Cash and cash equivalents, beginning	666,873	347,379

Cash and cash equivalents, end	$209,712	$666,873

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

STATEMENTS OF CASH FLOWS - CONTINUED

Years ended March 31, 2019 and 2018

	Series 49
	2019	2018
Cash flows from operating activities
Net income (loss)	$(486,699)	$(977,808)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Share of (gain) loss from operating limited partnerships	-	278,812
Impairment loss	-	238,657
Changes in assets and liabilities
Accounts payable - affiliates	269,851	411,100

Net cash used in operating activities	(216,848)	(49,239)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	-	-

Net cash provided by investing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(216,848)	(49,239)

Cash and cash equivalents, beginning	471,463	520,702

Cash and cash equivalents, end	$254,615	$471,463

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2019 and 2018

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

The BAC’s issued and outstanding in each series at March 31, 2019 and 2018 are as follows:

	Issued		Outstanding
	2019	2018	2019	2018

Series 47	3,478,334	3,478,334	3,473,634	3,476,634
Series 48	2,299,372	2,299,372	2,291,372	2,293,872
Series 49	6,000,000	6,000,000	5,989,500	5,993,000

	11,777,706	11,777,706	11,754,506	11,763,506

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 as of March 31, 2019 and 2018.

The Fund reviews its investment in operating limited partnerships for impairment whenever events or changes in circumstances indicate that the carrying amount of such investments may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the investment to the sum of the total amount of the remaining tax credits and the estimated residual value of the investment. The Fund also evaluates its intangibles for impairment in connection with its investments in operating limited partnerships. Impairment losses have been recognized for the years ended March 31, 2019 and March 31, 2018, of $- and $238,657, respectively.

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

March 31, 2019 and 2018

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

March 31, 2019 and 2018

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

March 31, 2019 and 2018

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2015 remain open.

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

March 31, 2019 and 2018

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2019 and 2018 are as follows:

	2019	2018

Series 47	3,475,884	3,477,909
Series 48	2,293,247	2,294,622
Series 49	5,992,125	5,994,500

	11,761,256	11,767,031

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2019 and 2018, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2019 and 2018, are as follows:

	2019
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$250,608	$17,014	$233,594
Series 48	155,340	15,935	139,405
Series 49	511,104	54,071	457,033

	$917,052	$87,020	$830,032

	2018
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$337,070	$40,284	$296,786
Series 48	200,784	17,124	183,660
Series 49	511,100	27,448	483,652

	$1,048,954	$84,856	$964,098

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE B - RELATED PARTY TRANSACTIONS - (continued)

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2019 and 2018, total fund management fees accrued were $8,362,077 and $8,649,793, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2019 and 2018 are as follows:

	2019	2018

Series 47	$520,015	$239,672
Series 48	443,500	50,000
Series 49	241,253	100,000

	$1,204,768	$389,672

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2019 and 2018, charged to each series’ operations are as follows:

	2019	2018

Series 47	$17,835	$16,833
Series 48	15,902	15,071
Series 49	22,844	20,255

	$56,581	$52,159

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2019 and 2018, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2019 and 2018 by series are as follows:

	2019	2018

Series 47	12	12
Series 48	9	9
Series 49	24	24

	45	45

During the year ended March 31, 2019 the Fund did not dispose of any Operating Partnerships. A summary of the dispositions by Series for March 31, 2019 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	-	-	$8,261	$8,261
Series 48	-	-	-	$-
Series 49	-	-	-	-

	-	-	$8,261	$8,261

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS - (continued)

During the year ended March 31, 2018, the Fund disposed of three Operating Partnerships. A summary of the dispositions by Series for March 31, 2018 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	1	1	$584,687	$584,687
Series 48	1	-	343,500	343,500
Series 49	-	-	-	-

	2	1	$928,187	$928,187

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

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2019 and 2018, contributions are payable to operating limited partnerships as follows:

	2019	2018

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2019 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$76,215,127	$18,281,713	$12,641,817	$45,291,597

Cumulative distributions from operating limited partnerships	(631,103)	(181,171)	(156,968)	(292,964)

Cumulative impairment loss in investments in operating limited partnerships	(45,260,615)	(12,005,556)	(6,247,466)	(27,007,593)

Cumulative losses from operating limited partnerships	(30,323,409)	(6,094,986)	(6,237,383)	(17,991,040)

Investments in operating limited partnerships per balance sheets	-	-	-	-

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2019 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2018 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(13,981,780)	(1,968,815)	(1,622,844)	(10,390,121)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	45,260,615	12,005,556	6,247,466	27,007,593

Other	365,857	(128,706)	(97,191)	591,754

Equity per operating limited partnerships’ combined financial statements	$31,593,501	$9,908,035	$4,527,431	$17,158,035

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

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

March 31, 2019 and 2018

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

March 31, 2019 and 2018

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2018 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$145,585,266	$39,816,213	$25,478,305	$80,290,748
Land	14,092,429	4,061,785	2,801,342	7,229,302
Other assets	16,733,513	4,454,343	2,716,753	9,562,417

	$176,411,208	$48,332,341	$30,996,400	$97,082,467

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$123,597,649	$34,114,981	$23,143,314	$66,339,354
Accounts payable and accrued expenses	2,555,897	677,203	800,962	1,077,732
Other liabilities	13,928,705	1,793,741	2,088,920	10,046,044

	140,082,251	36,585,925	26,033,196	77,463,130
PARTNERS’ CAPITAL
Boston Capital Tax Credit
Fund V L.P.	31,593,501	9,908,035	4,527,431	17,158,035
Other partners	4,735,456	1,838,381	435,773	2,461,302

	36,328,957	11,746,416	4,963,204	19,619,337

	$176,411,208	$48,332,341	$30,996,400	$97,082,467

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

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

March 31, 2019 and 2018

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2018 in which Series 47 through Series 49 had an interest as of December 31, 2018 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$27,111,119	$7,823,098	$4,800,175	$14,487,846
Interest and other	563,068	144,494	89,010	329,564

	27,674,187	7,967,592	4,889,185	14,817,410
Expenses
Interest	4,004,668	983,283	546,515	2,474,870
Depreciation and amortization	6,602,675	1,719,420	1,159,457	3,723,798
Taxes and insurance	3,345,353	1,075,906	558,066	1,711,381
Repairs and maintenance	4,141,219	1,255,838	816,163	2,069,218
Operating expenses	10,931,036	3,274,491	1,955,362	5,701,183
Other expenses	813,654	267,413	281,343	264,898

	29,838,605	8,576,351	5,316,906	15,945,348

NET INCOME (LOSS)	$(2,164,418)	$(608,759)	$(427,721)	$(1,127,938)

Net income (loss) allocated to Boston Capital Tax Credit Fund V L.P. *	$(2,515,087)	$(617,831)	$(436,928)	$(1,460,328)

Net income (loss) allocated to other partners	$350,669	$9,072	$9,207	$332,390

* Amount includes $617,831 $436,928 and $1,460,328 for Series 47, Series 48 and Series 49, respectively, of loss not recognized under the equity method of accounting as described in note A.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

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

March 31, 2019 and 2018

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2019 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(919,349)	$(263,649)	$(169,001)	$(486,699)

Accrued partnership management fee not deducted for income tax purposes	(287,716)	(269,407)	(288,160)	269,851

Other	(2,647,128)	(777,309)	(2,005,696)	135,877

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,476,485)	(451,984)	(246,460)	(778,041)

Impairment loss not recognized for tax purposes	-	-	-	-

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(2,515,087)	(617,831)	(436,928)	(1,460,328)

Difference due to fiscal year for book purposes and calendar year for tax purposes	1,262,944	247,378	113,483	902,083

Income (loss) for tax return purposes, December 31, 2018	$(6,582,821)	$(2,132,802)	$(3,032,762)	$(1,417,257)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

For income tax purposes, the fund reports using a December 31 year-end. The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2018 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(503,404)	$305,694	$168,710	$(977,808)

Accrued partnership management fee not deducted for income tax purposes	659,282	97,398	150,784	411,100

Other	947,068	431,883	246,324	268,861

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,630,867)	(516,698)	(280,736)	(833,433)

Impairment loss not recognized for tax purposes	238,657	-	-	238,657

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,528,147)	(390,578)	(347,614)	(789,955)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(908,686)	(449,512)	(366,747)	(92,427)

Income (loss) for tax return purposes, December 31, 2017	$(2,726,097)	$(521,813)	$(429,279)	$(1,775,005)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2019 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2018	$19,222,164	$4,220,349	$811,629	$14,190,186

Impairment loss in investment in operating limited partnerships	(45,260,615)	(12,005,556)	(6,247,466)	(27,007,593)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(13,981,780)	(1,968,815)	(1,622,844)	(10,390,121)

Other	40,020,231	9,754,022	7,058,681	23,207,528

Investments in operating limited partnerships - as reported	$-	$-	$-	$-

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2019 and 2018

NOTE E- CASH EQUIVALENTS

Cash equivalents of $702,647 and $1,903,865 as of March 31, 2019 and 2018, respectively, include money market accounts with interest rates ranging from 0.35% to 0.75% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2019.

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