Form 10-K, Exhibit 13
period 2020-03-31
BOSTON CAPITAL TAX CREDIT FUND V LP
filed 2020-06-19
CIK 1267425

Exhibit 13

BOSTON CAPITAL TAX CREDIT FUND V L.P.

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2020 AND 2019

Boston Capital Tax Credit Fund V L.P.

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the General Partner
Boston Capital Tax Credit Fund V L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Boston Capital Tax Credit Fund V L.P. - Series 47 through 49 (collectively, the "Partnership"), in total and for each series, as of March 31, 2020 and 2019, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership, in total and for each series, as of March 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the Partnership's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Partnership in accordance with the U.S. federal security laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion.

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

Bethesda, Maryland

June 19, 2020

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

BALANCE SHEETS

March 31,

	Total
	2020	2019
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	1,220,750	707,501
Other assets	106,411	106,411

	$1,327,161	$813,912

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$9,343	$343
Accounts payable - affiliates	9,053,594	8,362,077
Capital contributions payable	101	101

	9,063,038	8,362,521

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2020 and 2019 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and 11,736,806 and 11,754,506 outstanding at March 31, 2020 and 2019, respectively	(7,455,334)	(7,268,534)
General partner	(280,543)	(280,075)

	(7,735,877)	(7,548,609)

	$1,327,161	$813,912

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 47
	2020	2019
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	496,126	243,174
Other assets	-	-

	$496,126	$243,174

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$6,179	$-
Accounts payable - affiliates	3,386,708	3,190,337
Capital contributions payable	-	-

	3,392,887	3,190,337

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2020 and 2019 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and 3,467,934 and 3,473,634 outstanding at March 31, 2020 and 2019, respectively	(2,812,811)	(2,863,087)
General partner	(83,950)	(84,076)

	(2,896,761)	(2,947,163)

	$496,126	$243,174

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 48
	2020	2019
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	398,271	209,712
Other assets	-	-

	$398,271	$209,712

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$2,500	$-
Accounts payable - affiliates	1,834,383	1,850,341
Capital contributions payable	-	-

	1,836,883	1,850,341

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2020 and 2019 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and 2,284,372 and 2,291,372 outstanding at March 31, 2020 and 2019, respectively	(1,384,253)	(1,585,765)
General partner	(54,359)	(54,864)

	(1,438,612)	(1,640,629)

	$398,271	$209,712

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31,

	Series 49
	2020	2019
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	326,353	254,615
Other assets	106,411	106,411

	$432,764	$361,026

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$664	$343
Accounts payable - affiliates	3,832,503	3,321,399
Capital contributions payable	101	101

	3,833,268	3,321,843

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2020 and 2019 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,984,500 and 5,989,500 outstanding at March 31, 2020 and 2019, respectively	(3,258,270)	(2,819,682)
General partner	(142,234)	(141,135)

	(3,400,504)	(2,960,817)

	$432,764	$361,026

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS

Years ended March 31, 2020 and 2019

	Total
	2020	2019
Income
Interest income	$8,383	$7,723
Other income	128,040	117,546

Total income	136,423	125,269

Gain on sale of operating limited partnerships	650,339	8,261

Expenses and loss
Professional fees	102,604	120,926
Partnership management fee	783,807	830,032
General and administrative expenses	87,619	101,921

	974,030	1,052,879

NET INCOME (LOSS)	$(187,268)	$(919,349)

Net income (loss) allocated to general partner	$(468)	$(2,299)

Net income (loss) allocated to limited partner	$(186,800)	$(917,050)

Net income (loss) per BAC	$(0.02)	$(0.08)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2020 and 2019

	Series 47
	2020	2019
Income
Interest income	$2,731	$2,468
Other income	32,413	30,323

Total income	35,144	32,791

Gain on sale of operating limited partnerships	296,116	8,261

Expenses and loss
Professional fees	28,515	39,635
Partnership management fee	225,105	233,594
General and administrative expenses	27,238	31,472

	280,858	304,701

NET INCOME (LOSS)	$50,402	$(263,649)

Net income (loss) allocated to general partner	$126	$(659)

Net income (loss) allocated to limited partner	$50,276	$(262,990)

Net income (loss) per BAC	$0.01	$(0.08)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2020 and 2019

	Series 48
	2020	2019
Income
Interest income	$2,724	$2,573
Other income	27,774	28,331

Total income	30,498	30,904

Gain on sale of operating limited partnerships	327,454	-

Expenses and loss
Professional fees	27,252	35,438
Partnership management fee	106,169	139,405
General and administrative expenses	22,514	25,062

	155,935	199,905

NET INCOME (LOSS)	$202,017	$(169,001)

Net income (loss) allocated to general partner	$505	$(423)

Net income (loss) allocated to limited partner	$201,512	$(168,578)

Net income (loss) per BAC	$0.09	$(0.07)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

Years ended March 31, 2020 and 2019

	Series 49
	2020	2019
Income
Interest income	$2,928	$2,682
Other income	67,853	58,892

Total income	70,781	61,574

Gain on sale of operating limited partnerships	26,769	-

Expenses and loss
Professional fees	46,837	45,853
Partnership management fee	452,533	457,033
General and administrative expenses	37,867	45,387

	537,237	548,273

NET INCOME (LOSS)	$(439,687)	$(486,699)

Net income (loss) allocated to general partner	$(1,099)	$(1,217)

Net income (loss) allocated to limited partner	$(438,588)	$(485,482)

Net income (loss) per BAC	$(0.07)	$(0.08)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Year ended March 31, 2019 and 2018

	Limited	General
Total	partner	partner	Total
Partners’ capital (deficit),
March 31, 2018	$(6,351,484)	$(277,776)	$(6,629,260)

Net income (loss)	(917,050)	(2,299)	(919,349)

Partners’ capital (deficit),
March 31, 2019	(7,268,534)	(280,075)	(7,548,609)

Net income (loss)	(186,800)	(468)	(187,268)

Partners’ capital (deficit),
March 31, 2020	$(7,455,334)	$(280,543)	$(7,735,877)

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2020 and 2019

	Limited	General
Series 47	partner	partner	Total
Partners’ capital (deficit),
March 31, 2018	$(2,600,097)	$(83,417)	$(2,683,514)

Net income (loss)	(262,990)	(659)	(263,649)

Partners’ capital (deficit),
March 31, 2019	(2,863,087)	(84,076)	(2,947,163)

Net income (loss)	50,276	126	50,402

Partners’ capital (deficit),
March 31, 2020	$(2,812,811)	$(83,950)	$(2,896,761)

 (continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2019 and 2018

	Limited	General
Series 48	partner	partner	Total
Partners’ capital (deficit),
March 31, 2018	$(1,417,187)	$(54,441)	$(1,471,628)

Net income (loss)	(168,578)	(423)	(169,001)

Partners’ capital (deficit),
March 31, 2019	(1,585,765)	(54,864)	(1,640,629)

Net income (loss)	201,512	505	202,017

Partners’ capital (deficit),
March 31, 2020	$(1,384,253)	$(54,359)	$(1,438,612)

 (continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2020 and 2019

	Limited	General
Series 49	partner	partner	Total

Partners’ capital (deficit),
March 31, 2018	$(2,334,200)	$(139,918)	$(2,474,118)

Net income (loss)	(485,482)	(1,217)	(486,699)

Partners’ capital (deficit),
March 31, 2019	(2,819,682)	(141,135)	(2,960,817)

Net income (loss)	(438,588)	(1,099)	(439,687)

Partners’ capital (deficit),
March 31, 2020	$(3,258,270)	$(142,234)	$(3,400,504)

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS

Year ended March 31, 2020 and 2019

	Total
	2020	2019
Cash flows from operating activities
Net income (loss)	$(187,268)	$(919,349)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(650,339)	(8,261)
Changes in assets and liabilities
Accounts payable and accrued expenses	9,000	-
Accounts payable - affiliates	691,517	(287,716)

Net cash provided by (used in) operating activities	(137,090)	(1,215,326)

Cash flows from investing activities Proceeds from disposition of operating limited partnerships	650,339	8,261

Net cash provided by investing activities	650,339	8,261

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	513,249	(1,207,065)

Cash and cash equivalents, beginning	707,501	1,914,566

Cash and cash equivalents, end	$1,220,750	$707,501

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

Year ended March 31, 2020 and 2019

	Series 47
	2020	2019
Cash flows from operating activities
Net income (loss)	$50,402	$(263,649)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(296,116)	(8,261)
Changes in assets and liabilities
Accounts payable and accrued expenses	6,179	-
Accounts payable - affiliates	196,371	(269,407)

Net cash provided by (used in) operating activities	(43,164)	(541,317)

Cash flows from investing activities Proceeds from disposition of operating limited partnerships	296,116	8,261

Net cash provided by investing activities	296,116	8,261

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	252,952	(533,056)

Cash and cash equivalents, beginning	243,174	776,230

Cash and cash equivalents, end	$496,126	$243,174

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

Year ended March 31, 2020 and 2019

	Series 48
	2020	2019
Cash flows from operating activities
Net income (loss)	$202,017	$(169,001)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(327,454)	-
Changes in assets and liabilities
Accounts payable and accrued expenses	2,500	-
Accounts payable - affiliates	(15,958)	(288,160)

Net cash provided by (used in) operating activities	(138,895)	(457,161)

Cash flows from investing activities Proceeds from disposition of operating limited partnerships	327,454	-

Net cash provided by investing activities	327,454	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	188,559	(457,161)

Cash and cash equivalents, beginning	209,712	666,873

Cash and cash equivalents, end	$398,271	$209,712

(continued)

Boston Capital Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

Year ended March 31, 2020 and 2019

	Series 49
	2020	2019
Cash flows from operating activities
Net income (loss)	$(439,687)	$(486,699)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(26,769)	-
Changes in assets and liabilities
Accounts payable and accrued expenses	321	-
Accounts payable - affiliates	511,104	269,851

Net cash provided by (used in) operating activities	44,969	(216,848)

Cash flows from investing activities Proceeds from disposition of operating limited partnerships	26,769	-

Net cash provided by investing activities	26,769	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	71,738	(216,848)

Cash and cash equivalents, beginning	254,615	471,463

Cash and cash equivalents, end	$326,353	$254,615

See notes to financial statements

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2020 and 2019

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

The BAC’s issued and outstanding in each series at March 31, 2020 and 2019 are as follows:

	Issued		Outstanding
	2020	2019	2020	2019
Series 47	3,478,334	3,478,334	3,467,934	3,473,634
Series 48	2,299,372	2,299,372	2,284,372	2,291,372
Series 49	6,000,000	6,000,000	5,984,500	5,989,500

	11,777,706	11,777,706	11,736,806	11,754,506

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 as of March 31, 2020 and 2019.

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

March 31, 2020 and 2019

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

March 31, 2020 and 2019

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

Change in Accounting Principle

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), as amended by subsequent Accounting Standard Updates (collectively, “ASC 606”).  The Partnership adopted ASC 606 during 2019 and applied the guidance on a retrospective basis. There was no impact as a result of the adoption of ASC 606 to recognize revenue on the financial statements of the Partnership as of and for the period ended March 31, 2020.

In August 2016, the FASB issued Accounting Standards Update 2016-15 Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments.  The Partnership adopted the update on a retrospective basis.  The effect of the adoption was the application of an accounting policy election to classify distributions received from investees using the nature of the distribution approach.  The Partnership classifies distributions from tax credit investments as returns on investment because the design of the project entity is to generate tax credits and losses rather than income from operations.  Application of the accounting policy election had no impact on the presentation in the statement of cash flows in the current or prior reporting periods.

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2016 remain open.

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

March 31, 2020 and 2019

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss per Beneficial Assignee Certificate

Net loss per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2020 and 2019 are as follows:

	2020	2019

Series 47	3,472,209	3,475,884
Series 48	2,289,622	2,293,247
Series 49	5,988,250	5,992,125

	11,750,081	11,761,256

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

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2020 and 2019, the Fund entered into several transactions with various affiliates of the general partner, including Boston Capital Partners, Inc. (BCP), Boston Capital Services, Inc. (BCS), Boston Capital Holdings Limited Partnership (BCHLP) and Boston Capital Asset Management Limited Partnership (BCAM), as follows:

The Fund incurred a fund management fee to Boston Capital Asset Management Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of various asset management and reporting fees paid by the Operating Partnerships. The fund management fees net of reporting fees incurred and the reporting fees paid by the Operating Partnerships for the years ended March 31, 2020 and 2019, are as follows:

	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$243,117	$18,012	$225,105
Series 48	141,388	35,219	106,169
Series 49	511,104	58,571	452,533

	$895,609	$111,802	$783,807

	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee

Series 47	$250,608	$17,014	$233,594
Series 48	155,340	15,935	139,405
Series 49	511,104	54,071	457,033

	$917,052	$87,020	$830,032

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE B - RELATED PARTY TRANSACTIONS - (continued)

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2020 and 2019, total fund management fees accrued were $9,053,594 and $8,362,077, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2020 and 2019 are as follows:

	2020	2019

Series 47	$46,746	$520,015
Series 48	157,346	443,500
Series 49	-	241,253

	$204,092	$1,204,768

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2020 and 2019, charged to each series’ operations are as follows:

	2020	2019

Series 47	$18,937	$17,835
Series 48	16,815	15,902
Series 49	24,103	22,844

	$59,855	$56,581

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2020 and 2019, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2020 and 2019 by series are as follows:

	2020	2019

Series 47	7	12
Series 48	4	9
Series 49	22	24

	33	45

During the year ended March 31, 2020 the Fund disposed of twelve Operating Partnerships. A summary of the dispositions by Series for March 31, 2020 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	3	2	$296,116	$296,116
Series 48	4	1	327,454	327,454
Series 49	1	1	26,769	26,769

	8	4	$650,339	$650,339

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS - (continued)

During the year ended March 31, 2019 the Fund did not dispose of any Operating Partnerships. A summary of the dispositions by Series for March 31, 2019 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain/(Loss) on Disposition

Series 47	-	-	$8,261	$8,261
Series 48	-	-	-	-
Series 49	-	-	-	-

	-	-	$8,261	$8,261

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

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2020 and 2019, contributions are payable to operating limited partnerships as follows:

	2020	2019

Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

Boston Capital Tax Credit Fund V L.P.

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The fund’s investments in operating limited partnerships at March 31, 2020 are summarized as follows:

	Total	Series 47	Series 48	Series 49

Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$62,665,698	$12,363,803	$5,528,822	$44,773,073

Cumulative distributions from operating limited partnerships	(516,294)	(166,080)	(61,020)	(289,194)

Cumulative impairment loss in investments in operating limited partnerships	(38,300,568)	(8,724,000)	(2,854,185)	(26,722,383)

Cumulative losses from operating limited partnerships	(23,848,836)	(3,473,723)	(2,613,617)	(17,761,496)

Investments in operating limited partnerships per balance sheets	-	-	-	-

Boston Capital Tax Credit Fund V L.P.

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49

The fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2020 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2019 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(12,838,449)	(750,844)	(1,002,710)	(11,084,895)

The fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	333,626	-	-	333,626

Cumulative impairment loss in investments in operating limited partnerships	38,300,568	8,724,000	2,854,185	26,722,383

Other	384,697	(126,004)	(50,367)	561,068

Equity per operating limited partnerships’ combined financial statements	$25,795,625	$7,847,152	$1,801,108	$16,147,365

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

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

March 31, 2020 and 2019

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

March 31, 2020 and 2019

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2019 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$106,780,964	$23,720,384	$12,446,561	$70,614,019
Land	10,513,484	2,573,828	1,692,115	6,247,541
Other assets	12,676,256	2,719,876	1,358,136	8,598,244

	$129,970,704	$29,014,088	$15,496,812	$85,459,804

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$90,024,070	$19,044,751	$12,742,531	$58,236,788
Accounts payable and accrued expenses	1,716,220	416,564	229,469	1,070,187
Other liabilities	10,100,095	384,136	479,938	9,236,021

	101,840,385	19,845,451	13,451,938	68,542,996
PARTNERS’ CAPITAL
Boston Capital Tax Credit
Fund V L.P.	25,795,625	7,847,152	1,801,108	16,147,365
Other partners	2,334,694	1,321,485	243,766	769,443

	28,130,319	9,168,637	2,044,874	16,916,808

	$129,970,704	$29,014,088	$15,496,812	$85,459,804

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

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

March 31, 2020 and 2019

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2019 in which Series 47 through Series 49 had an interest as of December 31, 2019 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$20,724,191	$4,803,398	$2,684,429	$13,236,364
Interest and other	714,011	233,431	48,105	432,475

	21,438,202	5,036,829	2,732,534	13,668,839
Expenses
Interest	2,828,885	532,319	289,473	2,007,093
Depreciation and amortization	5,031,104	1,064,608	596,152	3,370,344
Taxes and insurance	2,163,136	441,119	299,370	1,422,647
Repairs and maintenance	3,105,072	703,650	455,617	1,945,805
Operating expenses	8,048,398	1,978,776	1,036,195	5,033,427
Other expenses	643,043	172,730	141,557	328,756

	21,819,638	4,893,202	2,818,364	14,108,072

NET INCOME (LOSS)	$(381,436)	$143,627	$(85,830)	$(439,233)

Net income (loss) allocated to Boston Capital Tax Credit Fund V L.P.	$(1,333,132)	$(78,717)	$(205,540)	$(1,048,875)

Net income (loss) allocated to other partners	$951,696	$222,344	$119,710	$609,642

F-36

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

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

March 31, 2020 and 2019

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the fund reports using a December 31 year-end.  The fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2020 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$(187,268)	$50,402	$202,017	$(439,687)

Accrued partnership management fee not deducted for income tax purposes	691,517	196,371	(15,958)	511,104

Other	(631,586)	(279,008)	(1,130,895)	778,317

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,263,571)	(305,820)	(144,088)	(813,663)

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(1,333,132)	(78,717)	(205,540)	(1,048,875)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(1,005,078)	(401,181)	(289,742)	(314,155)

Income (loss) for tax return purposes, December 31, 2019	$(3,729,118)	$(817,953)	$(1,584,206)	$(1,326,959)

F-38

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

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

March 31, 2020 and 2019

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2020 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2019	$14,940,197	$3,276,811	$(834,409)	$12,497,795

Impairment loss in investment in operating limited partnerships	(38,300,568)	(8,724,000)	(2,854,185)	(26,722,383)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(12,838,449)	(750,844)	(1,002,710)	(11,084,895)

Other	36,198,820	6,198,033	4,691,304	25,309,483

Investments in operating limited partnerships - as reported	$-	$-	$-	$-

F-40

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

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

F-41

Boston Capital Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2020 and 2019

NOTE E- CASH EQUIVALENTS

Cash equivalents of $1,213,799 and $702,647 as of March 31, 2020 and 2019, respectively, include money market accounts with interest rates ranging from 0.35% to 1.20% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2020.

NOTE G - CONTINGENCY

The spread of a novel strain of coronavirus (COVID-19) has caused significant business disruptions in the United States beginning February 2020. The economic impact of the business disruptions caused by COVID-19 is uncertain. The extent of any effects these disruptions may have on the operations and financial performance of the Partnership will depend on future developments, including possible impacts on the operations of the underlying real estate of its investments, which cannot be determined.

NOTE H - SUBSEQUENT EVENTS

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

F-42