Form 10-K, Exhibit 13
period 2021-03-31
BF Garden Tax Credit Fund V L.P.
filed 2021-06-28
CIK 1267425

Exhibit 13

BF GARDEN TAX CREDIT FUND V L.P.

SERIES 47 THROUGH 49

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2021 AND 2020

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the General Partner

BF Garden Tax Credit Fund V L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BF Garden Tax Credit Fund V L.P. - Series 47 through 49 (collectively, the "Partnership"), in total and for each series, as of March 31, 2021 and 2020, and the related statements of operations, changes in partners' capital (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership, in total and for each series, as of March 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

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

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Partnership's auditor since 2004.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland

June 28, 2021

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

BALANCE SHEETS

March 31, 2021 and 2020

	Total
	2021	2020
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	1,940,668	1,220,750
Other assets	4,493	106,411

	$1,945,161	$1,327,161

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$40	$9,343
Accounts payable - affiliates	8,875,807	9,053,594
Capital contributions payable	101	101

	8,875,948	9,063,038

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2021 and 2020 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner,11,777,706 issued and 11,725,306 and 11,736,806 outstanding at March 31, 2021 and 2020, respectively	(6,652,256)	(7,455,334)
General partner	(278,531)	(280,543)

	(6,930,787)	(7,735,877)

	$1,945,161	$1,327,161

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31, 2021 and 2020

	Series 47
	2021	2020
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	1,054,904	496,126
Other assets	285	-

	$1,055,189	$496,126

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$38	$6,179
Accounts payable - affiliates	2,982,346	3,386,708
Capital contributions payable	-	-

	2,982,384	3,392,887

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2021 and 2020 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and 3,459,434 and 3,467,934 outstanding at March 31, 2021 and 2020, respectively	(1,845,669)	(2,812,811)
General partner	(81,526)	(83,950)

	(1,927,195)	(2,896,761)

	$1,055,189	$496,126

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

BALANCE SHEET - CONTINUED

March 31, 2021 and 2020

	Series 48
	2021	2020
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	235,196	398,271
Other assets	111	-

	$235,307	$398,271

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$-	$2,500
Accounts payable - affiliates	1,689,776	1,834,383
Capital contributions payable	-	-

	1,689,776	1,836,883

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2021 and 2020 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and 2,283,872 and 2,284,372 outstanding at March 31, 2021 and 2020, respectively	(1,400,070)	(1,384,253)
General partner	(54,399)	(54,359)

	(1,454,469)	(1,438,612)

	$235,307	$398,271

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

BALANCE SHEET - CONTINUED

March 31, 2021 and 2020

	Series 49
	2021	2020
ASSETS

INVESTMENTS IN OPERATING LIMITED
PARTNERSHIPS	$-	$-

OTHER ASSETS
Cash and cash equivalents	650,568	326,353
Other assets	4,097	106,411

	$654,665	$432,764

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$2	$664
Accounts payable - affiliates	4,203,685	3,832,503
Capital contributions payable	101	101

	4,203,788	3,833,268

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2021 and 2020 are issued and outstanding to the assignees	-	-
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,982,000 and 5,984,500 outstanding at March 31, 2021 and 2020, respectively	(3,406,517)	(3,258,270)
General partner	(142,606)	(142,234)

	(3,549,123)	(3,400,504)

	$654,665	$432,764

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF OPERATIONS

	Total
	2021	2020
Income
Interest income	$3,035	$8,383
Other income	124,533	128,040

Total income	127,568	136,423

Gain on sale of operating limited partnerships	1,497,946	650,339

Expenses and loss
Professional fees	129,691	102,604
Partnership management fee	619,730	783,807
General and administrative expenses	71,003	87,619

	820,424	974,030

NET INCOME (LOSS)	$805,090	$(187,268)

Net income (loss) allocated to general partner	$2,012	$(468)

Net income (loss) allocated to limited partner	$803,078	$(186,800)

Net income (loss) per BAC	$0.07	$(0.02)

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 47
	2021	2020
Income
Interest income	$1,034	$2,731
Other income	39,098	32,413

Total income	40,132	35,144

Gain on sale of operating limited partnerships	1,098,271	296,116

Expenses and loss
Professional fees	35,157	28,515
Partnership management fee	111,686	225,105
General and administrative expenses	21,994	27,238

	168,837	280,858

NET INCOME (LOSS)	$969,566	$50,402

Net income (loss) allocated to general partner	$2,424	$126

Net income (loss) allocated to limited partner	$967,142	$50,276

Net income (loss) per BAC	$0.28	$0.01

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 48
	2021	2020
Income
Interest income	$1,070	$2,724
Other income	25,694	27,774

Total income	26,764	30,498

Gain on sale of operating limited partnerships	61,500	327,454

Expenses and loss
Professional fees	32,571	27,252
Partnership management fee	52,830	106,169
General and administrative expenses	18,720	22,514

	104,121	155,935

NET INCOME (LOSS)	$(15,857)	$202,017

Net income (loss) allocated to general partner	$(40)	$505

Net income (loss) allocated to limited partner	$(15,817)	$201,512

Net income (loss) per BAC	$(0.01)	$0.09

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 49
	2021	2020
Income
Interest income	$931	$2,928
Other income	59,741	67,853

Total income	60,672	70,781

Gain on sale of operating limited partnerships	338,175	26,769

Expenses and loss
Professional fees	61,963	46,837
Partnership management fee	455,214	452,533
General and administrative expenses	30,289	37,867

	547,466	537,237

NET INCOME (LOSS)	$(148,619)	$(439,687)

Net income (loss) allocated to general partner	$(372)	$(1,099)

Net income (loss) allocated to limited partner	$(148,247)	$(438,588)

Net income (loss) per BAC	$(0.02)	$(0.07)

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Year ended March 31, 2021 and 2020

	Limited	General
Total	partner	partner	Total
Partners’ capital (deficit), March 31, 2019	$(7,268,534)	$(280,075)	$(7,548,609)

Net income (loss)	(186,800)	(468)	(187,268)

Partners’ capital (deficit), March 31, 2020	(7,455,334)	(280,543)	(7,735,877)

Net income (loss)	803,078	2,012	805,090

Partners’ capital (deficit), March 31, 2021	$(6,652,256)	$(278,531)	$(6,930,787)

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2021 and 2020

	Limited	General
Series 47	partner	partner	Total
Partners’ capital (deficit), March 31, 2019	$(2,863,087)	$(84,076)	$(2,947,163)

Net income (loss)	50,276	126	50,402

Partners’ capital (deficit), March 31, 2020	(2,812,811)	(83,950)	(2,896,761)

Net income (loss)	967,142	2,424	969,566

Partners’ capital (deficit), March 31, 2021	$(1,845,669)	$(81,526)	$(1,927,195)

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2021 and 2020

	Limited	General
Series 48	partner	partner	Total
Partners’ capital (deficit), March 31, 2019	$(1,585,765)	$(54,864)	$(1,640,629)

Net income (loss)	201,512	505	202,017

Partners’ capital (deficit), March 31, 2020	(1,384,253)	(54,359)	(1,438,612)

Net income (loss)	(15,817)	(40)	(15,857)

Partners’ capital (deficit), March 31, 2021	$(1,400,070)	$(54,399)	$(1,454,469)

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT) - CONTINUED

Year ended March 31, 2021 and 2020

	Limited	General
Series 49	partner	partner	Total
Partners’ capital (deficit), March 31, 2019	$(2,819,682)	$(141,135)	$(2,960,817)

Net income (loss)	(438,588)	(1,099)	(439,687)

Partners’ capital (deficit), March 31, 2020	(3,258,270)	(142,234)	(3,400,504)

Net income (loss)	(148,247)	(372)	(148,619)

Partners’ capital (deficit), March 31, 2021	$(3,406,517)	$(142,606)	$(3,549,123)

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CASH FLOWS

	Total
	2021	2020
Cash flows from operating activities
Net income (loss)	$805,090	$(187,268)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(1,497,946)	(650,339)
Changes in assets and liabilities
Other assets	101,918	-
Accounts payable and accrued expenses	(9,303)	9,000
Accounts payable - affiliates	(177,787)	691,517

Net cash provided by (used in) operating activities	(778,028)	(137,090)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	1,497,946	650,339

Net cash provided by investing activities	1,497,946	650,339

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	719,918	513,249

Cash and cash equivalents, beginning	1,220,750	707,501

Cash and cash equivalents, end	$1,940,668	$1,220,750

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 47
	2021	2020
Cash flows from operating activities
Net income (loss)	$969,566	$50,402
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(1,098,271)	(296,116)
Changes in assets and liabilities
Other assets	(285)	-
Accounts payable and accrued expenses	(6,141)	6,179
Accounts payable - affiliates	(404,362)	196,371

Net cash provided by (used in) operating activities	(539,493)	(43,164)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	1,098,271	296,116

Net cash provided by investing activities	1,098,271	296,116

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	558,778	252,952

Cash and cash equivalents, beginning	496,126	243,174

Cash and cash equivalents, end	$1,054,904	$496,126

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 48
	2021	2020
Cash flows from operating activities
Net income (loss)	$(15,857)	$202,017
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(61,500)	(327,454)
Changes in assets and liabilities
Other assets	(111)	-
Accounts payable and accrued expenses	(2,500)	2,500
Accounts payable - affiliates	(144,607)	(15,958)

Net cash provided by (used in) operating activities	(224,575)	(138,895)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	61,500	327,454

Net cash provided by investing activities	61,500	327,454

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(163,075)	188,559

Cash and cash equivalents, beginning	398,271	209,712

Cash and cash equivalents, end	$235,196	$398,271

(continued)

BF Garden Tax Credit Fund V L.P. -
Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 49
	2021	2020
Cash flows from operating activities
Net income (loss)	$(148,619)	$(439,687)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Gain on sale of operating limited partnerships	(338,175)	(26,769)
Changes in assets and liabilities
Other assets	102,314	-
Accounts payable and accrued expenses	(662)	321
Accounts payable - affiliates	371,182	511,104

Net cash provided by (used in) operating activities	(13,960)	44,969

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	338,175	26,769

Net cash provided by investing activities	338,175	26,769

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	324,215	71,738

Cash and cash equivalents, beginning	326,353	254,615

Cash and cash equivalents, end	$650,568	$326,353

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2021 and 2020

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BF Garden Tax Credit Fund V L.P. (formerly known as Boston Capital Tax Credit Fund V L.P.) (the "Fund") was organized under the laws of the State of Delaware as of October 15, 2003, for the purpose of acquiring, holding, and disposing of limited partnership interests in operating partnerships which acquire, develop, rehabilitate, operate and own newly constructed, existing or rehabilitated low-income apartment complexes ("Operating Partnerships"). Effective as of December 15, 2020, Corporate Investment Holdings, Inc., a Massachusetts corporation owned by BF Garden Companion Limited Partnership, a Massachusetts limited partnership formerly known as Boston Capital Companion Limited Partnership (“Companion”), replaced John P. Manning as the sole manager of the Fund’s general partner, BF Garden Associates V L.L.C., a Delaware limited liability company formerly known as Boston Capital Associates V L.L.C., and became the sole member of the Fund’s general partner. Also effective as of December 15, 2020, BFBC Holdings GP, LLC, a Delaware limited liability company and an affiliate of Boston Financial Investment Management, LP, a Delaware limited partnership (“BFIM”), replaced Boston Capital Partners II Corporation as the general partner of Companion; and BFIM replaced Boston Capital Companion Holdings Limited Partnership as the sole limited partner of Companion. The assignor limited partner of the Fund continues to be BCTC V Assignor Corp., a Delaware corporation which is now wholly owned by Companion.

The assignor limited partner was formed for the purpose of serving in that capacity for the Fund and does not engage in any other business. Units of beneficial interest in the limited partnership interest of the assignor limited partner have been assigned by the assignor limited partner by means of beneficial assignee certificates ("BACs") to investors and investors are entitled to all the rights and economic benefits of a limited partner of the Fund, including rights to a percentage of the income, gains, losses, deductions, credits and distributions of the Fund.

A Registration Statement on Form S-11 and the related prospectus were filed with the Securities and Exchange Commission and became effective January 2, 2004 in connection with a public offering in one or more series of a minimum of 250,000 BACs and a maximum of 7,000,000 BACs at $10 per BAC. On August 10, 2004, an amendment to Form S-11, which registered an additional 8,500,000 BACs for sale to the public in one or more series became effective. As of December 31, 2005, subscriptions had been received and accepted by the Fund for 11,777,706 BAC's representing capital contributions of $117,777,060.

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2021 and 2020

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The BAC’s issued and outstanding in each series at March 31, 2021 and 2020 are as follows:

	Issued		Outstanding
	2021	2020	2021	2020
Series 47	3,478,334	3,478,334	3,459,434	3,467,934
Series 48	2,299,372	2,299,372	2,283,872	2,284,372
Series 49	6,000,000	6,000,000	5,982,000	5,984,500
	11,777,706	11,777,706	11,725,306	11,736,806

F-21

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

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

After the investment account is reduced to zero, receivables due from the operating limited partnerships are decreased by the partnership’s share of losses and, accordingly, a valuation allowance is recorded against the receivables. Accordingly, the Fund recorded a valuation allowance of $120,000 as of March 31, 2021 and 2020.

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2017 remain open.

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income (Loss) per Beneficial Assignee Certificate

Net income (loss) per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2021 and 2020 are as follows:

	2021	2020
Series 47	3,465,809	3,472,209
Series 48	2,284,247	2,289,622
Series 49	5,983,875	5,988,250

	11,733,931	11,750,081

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2021 and March 31, 2020, the Fund entered into several transactions with various former and current affiliates of the general partner, including Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership, Boston Capital Asset Management Limited Partnership, and BF Garden Companion Limited Partnership (formerly known as Boston Capital Companion Limited Partnership) as follows:

The Fund originally incurred an annual fund management fee to Boston Capital Asset Management Limited Partnership, a former affiliate of the general partner. As part of the sale disclosed in Note A, the fund management fee is now payable to BF Garden Companion Limited Partnership (formerly known as Boston Capital Companion Limited Partnership), an affiliate of the general partner as of December 15, 2020, in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the operating limited partnerships, less the amount of certain asset management and reporting fees paid by the operating limited partnerships. The fund management fees earned and the reporting fees paid by the operating limited partners for the years ended March 2021 and 2020 are as follows:

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE B - RELATED PARTY TRANSACTIONS - (continued)

	2021
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee
Series 47	$122,624	$10,938	$111,686
Series 48	60,393	7,563	52,830
Series 49	493,632	38,418	455,214

	$676,649	$56,919	$619,730

	2020
	Gross Fund Management Fee	Asset Management and Reporting Fee	Fund Management Fee net of Asset Management and Reporting Fee
Series 47	$243,117	$18,012	$225,105
Series 48	141,388	35,219	106,169
Series 49	511,104	58,571	452,533

	$895,609	$111,802	$783,807

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE B - RELATED PARTY TRANSACTIONS - (continued)

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership's interests in operating limited partnerships. As of March 31, 2021 and 2020, total fund management fees accrued were $8,875,807 and $9,053,594, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2021 and 2020 are as follows:

	2021	2020
Series 47	$526,986	$46,746
Series 48	205,000	157,346
Series 49	122,450	-

	$854,436	$204,092

General and administrative expenses and professional fees incurred by Boston Capital Partners, Inc., Boston Capital Holdings Limited Partnership and Boston Capital Asset Management Limited Partnership for each series for the years ended March 31, 2021 and 2020, charged to each series’ operations are as follows:

	2021	2020
Series 47	$14,103	$18,937
Series 48	13,357	16,815
Series 49	15,265	24,103

	$42,725	$59,855

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2021 and 2020, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2021 and 2020 by series are as follows:

	2021	2020
Series 47	4	7
Series 48	2	4
Series 49	17	22

	23	33

During the year ended March 31, 2021 the Fund disposed of ten Operating Partnerships. A summary of the dispositions by Series for March 31, 2021 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain on Disposition
Series 47	3	-	$1,098,271	$1,098,271
Series 48	2	-	61,500	61,500
Series 49	5	-	338,175	338,175

	10	-	$1,497,946	$1,497,946

During the year ended March 31, 2020 the Fund disposed of twelve Operating Partnerships. A summary of the dispositions by Series for March 31, 2020 is as follows:

	Operating Partnership Interest Transferred	Sale of Underlying Operating Partnership	Partnership Proceeds from Disposition	Gain on Disposition
Series 47	3	2	$296,116	$296,116
Series 48	4	1	327,454	327,454
Series 49	1	1	26,769	26,769

	8	4	$650,339	$650,339

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS - (continued)

The gain described above is for financial statement purposes only. There are significant differences between the equity method of accounting and the tax reporting of income and losses from Operating Partnership investments. The largest difference is the ability, for tax purposes, to deduct losses in excess of the Partnership’s investment in the Operating Partnership. As a result, the amount of gain recognized for tax purposes may be significantly higher than the gain recorded in the financial statements.

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2021 and 2020, contributions are payable to operating limited partnerships as follows:

	2021	2020
Series 47	$-	$-
Series 48	-	-
Series 49	101	101

	$101	$101

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The Fund’s investments in operating limited partnerships at March 31, 2021 are summarized as follows:

	Total	Series 47	Series 48	Series 49
Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$48,344,537	$7,135,011	$2,970,934	$38,238,592

Cumulative distributions from operating limited partnerships	(266,608)	(28,500)	(18,606)	(219,502)

Cumulative impairment loss in investments in operating limited partnerships	(32,206,478)	(5,310,652)	(2,249,326)	(24,646,500)

Cumulative losses from operating limited partnerships	(15,871,451)	(1,795,859)	(703,002)	(13,372,590)

Investments in operating limited partnerships per balance sheets	-	-	-	-

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

	Total	Series 47	Series 48	Series 49
The Fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2021 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2020 (see note A).	(384,817)	-	-	(384,817)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(11,880,114)	(769,653)	(303,091)	(10,807,370)

The Fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	331,285	-	-	331,285

Cumulative impairment loss in investments in operating limited partnerships	32,206,478	5,310,652	2,249,326	24,646,500

Other	336,086	(89,809)	(79,803)	505,698

Equity per operating limited partnerships’ combined financial statements	$20,608,918	$4,451,190	$1,866,432	$14,291,296

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

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

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

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

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2020 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$71,388,038	$14,164,825	$9,530,634	$47,692,579
Land	9,101,508	1,950,947	1,451,241	5,699,320
Other assets	8,097,265	1,278,528	737,279	6,081,458

	$88,586,811	$17,394,300	$11,719,154	$59,473,357

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$56,488,011	$11,382,001	$9,318,977	$35,787,033
Accounts payable and accrued expenses	1,427,922	516,869	238,650	672,403
Other liabilities	8,186,088	355,153	461,944	7,368,991

	66,102,021	12,254,023	10,019,571	43,828,427
PARTNERS’ CAPITAL
BF Garden Tax Credit Fund V L.P.	20,608,918	4,451,190	1,866,432	14,291,296
Other partners	1,875,872	689,087	(166,849)	1,353,634

	22,484,790	5,140,277	1,699,583	15,644,930

	$88,586,811	$17,394,300	$11,719,154	$59,473,357

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2019 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$106,780,964	$23,720,384	$12,446,561	$70,614,019
Land	10,513,484	2,573,828	1,692,115	6,247,541
Other assets	12,676,256	2,719,876	1,358,136	8,598,244

	$129,970,704	$29,014,088	$15,496,812	$85,459,804

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$90,024,070	$19,044,751	$12,742,531	$58,236,788
Accounts payable and accrued expenses	1,716,220	416,564	229,469	1,070,187
Other liabilities	10,100,095	384,136	479,938	9,236,021

	101,840,385	19,845,451	13,451,938	68,542,996
PARTNERS’ CAPITAL
BF Garden Tax Credit Fund V L.P.	25,795,625	7,847,152	1,801,108	16,147,365
Other partners	2,334,694	1,321,485	243,766	769,443

	28,130,319	9,168,637	2,044,874	16,916,808

	$129,970,704	$29,014,088	$15,496,812	$85,459,804

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2020 in which Series 47 through Series 49 had an interest as of December 31, 2020 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$14,035,217	$2,949,913	$2,227,118	$8,858,186
Interest and other	237,583	33,376	33,683	170,524

	14,272,800	2,983,289	2,260,801	9,028,710
Expenses
Interest	1,413,678	252,798	114,649	1,046,231
Depreciation and amortization	3,379,480	632,004	432,744	2,314,732
Taxes and insurance	1,833,431	380,908	250,778	1,201,745
Repairs and maintenance	2,339,154	531,343	417,052	1,390,759
Operating expenses	4,993,486	973,241	721,953	3,298,292
Other expenses	511,465	151,198	129,058	231,209

	14,470,694	2,921,492	2,066,234	9,482,968

NET INCOME (LOSS)	$(197,894)	$61,797	$194,567	$(454,258)

Net income (loss) allocated to BF Garden Tax Credit Fund V L.P.	$(776,438)	$(157,102)	$(29,526)	$(589,810)

Net income (loss) allocated to other partners	$578,544	$218,899	$224,093	$135,552

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2019 in which Series 47 through Series 49 had an interest as of December 31, 2019 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$20,724,191	$4,803,398	$2,684,429	$13,236,364
Interest and other	714,011	233,431	48,105	432,475

	21,438,202	5,036,829	2,732,534	13,668,839
Expenses
Interest	2,828,885	532,319	289,473	2,007,093
Depreciation and amortization	5,031,104	1,064,608	596,152	3,370,344
Taxes and insurance	2,163,136	441,119	299,370	1,422,647
Repairs and maintenance	3,105,072	703,650	455,617	1,945,805
Operating expenses	8,048,398	1,978,776	1,036,195	5,033,427
Other expenses	643,043	172,730	141,557	328,756

	21,819,638	4,893,202	2,818,364	14,108,072

NET INCOME (LOSS)	$(381,436)	$143,627	$(85,830)	$(439,233)

Net income (loss) allocated to BF Garden Tax Credit Fund V L.P.	$(1,333,132)	$(78,717)	$(205,540)	$(1,048,875)

Net income (loss) allocated to other partners	$951,696	$222,344	$119,710	$609,642

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the Fund reports using a December 31 year-end.  The Fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2021 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$805,090	$969,566	$(15,857)	$(148,619)

Accrued partnership management fee not deducted for income tax purposes	(177,787)	(404,362)	(144,607)	371,182

Other	2,884,938	1,375,707	1,120,148	389,083

Excess of tax depreciation over book depreciation on operating limited partnership assets	(1,017,142)	(163,332)	(113,296)	(740,514)

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(776,438)	(157,102)	(29,526)	(589,810)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(3,527,032)	(1,928,003)	(505,298)	(1,093,731)

Income (loss) for tax return purposes, December 31, 2020	$(1,808,371)	$(307,526)	$311,564	$(1,812,409)

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

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

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2021 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2020	$14,628,461	$3,610,506	$(146,032)	$11,163,987

Impairment loss in investment in operating limited partnerships	(32,206,478)	(5,310,652)	(2,249,326)	(24,646,500)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(11,880,114)	(769,653)	(303,091)	(10,807,370)

Other	29,458,131	2,469,799	2,698,449	24,289,883

Investments in operating limited partnerships - as reported	$-	$-	$-	$-

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

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

BF Garden Tax Credit Fund V L.P. -
Series 47 through 49

NOTES TO FINANCIAL STATEMENTS - CONTINUED

March 31, 2021 and 2020

NOTE E- CASH EQUIVALENTS

Cash equivalents of $1,916,033 and $1,213,799 as of March 31, 2021 and 2020, respectively, include money market accounts with interest rates ranging from 0.05% to 1.00% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2021.

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