Form 10-K, Exhibit 13
period 2022-03-31
BF Garden Tax Credit Fund V L.P.
filed 2022-06-24
CIK 1267425

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2022

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to _______

Commission file number        333-109898

BF GARDEN TAX CREDIT FUND V L.P.

(Exact name of registrant as specified in its charter)

Delaware	14-1897569
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

101 Arch Street,13th Floor Boston, Massachusetts  02110

(Address of principal executive offices)           (Zip Code)

(888) 773-1487

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act:

Title of class

Beneficial Assignee Certificates

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐	No ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes ☐	No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒	No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☒	No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐	No ☒

DOCUMENTS INCORPORATED BY REFERENCE

None.

BF GARDEN TAX CREDIT FUND V L.P.

FORM 10-K ANNUAL REPORT FOR THE YEAR ENDED MARCH 31, 2022

PART I

Item 1. Business

Organization

BF Garden Tax Credit Fund V L.P. (formerly known as Boston Capital Tax Credit Fund V L.P.) (the “Fund”) was organized under the laws of the State of Delaware as of October 15, 2003, for the purpose of acquiring, holding, and disposing of limited partnership interests in operating partnerships which acquire, develop, rehabilitate, operate and own newly constructed, existing or rehabilitated low-income apartment complexes (“Operating Partnerships”). Effective as of December 15, 2020, Corporate Investment Holdings, Inc., a Massachusetts corporation owned by BF Garden Companion Limited Partnership, a Massachusetts limited partnership formerly known as Boston Capital Companion Limited Partnership (“Companion”), replaced John P. Manning as the sole manager of the Fund’s general partner, BF Garden Associates V L.L.C., a Delaware limited liability company formerly known as Boston Capital Associates V L.L.C., and became the sole member of the Fund’s general partner. Also effective as of December 15, 2020, BFBC Holdings GP, LLC, a Delaware limited liability company and an affiliate of Boston Financial Investment Management, LP, a Delaware limited partnership (“BFIM”), replaced Boston Capital Partners II Corporation as the general partner of Companion; and BFIM replaced Boston Capital Companion Holdings Limited Partnership as the sole limited partner of Companion. The assignor limited partner of the Fund continues to be BCTC V Assignor Corp., a Delaware corporation which is now wholly owned by Companion.

The assignor limited partner was formed for the purpose of serving in that capacity for the Fund and will not engage in any other business. Units of beneficial interest in the limited partnership interest of the assignor limited partner will be assigned by the assignor limited partner by means of beneficial assignee certificates ("BACs") to investors and investors will be entitled to all the rights and economic benefits of a limited partner of the Fund, including rights to a percentage of the income, gains, losses, deductions, credits and distributions of the Fund.

A Registration Statement on Form S-11 and the related prospectus, (the “Prospectus”) were filed with the Securities and Exchange Commission and became effective January 2, 2004 in connection with a public offering (“Offering”) in one or more series of a minimum of 250,000 BACs and a maximum of 7,000,000 BACs at $10 per BAC. On August 10, 2004, an amendment to Form S-11, which registered an additional 8,500,000 BACs for sale to the public in one or more series, became effective. As of March 31, 2022, subscriptions had been received and accepted by the Fund for 11,777,706 BACs representing capital contributions of $117,777,060.

Description of Business

The Fund’s principal business is to invest as a limited partner in other limited partnerships (the “Operating Partnerships”) each of which will own or lease and will operate an apartment complex exclusively or partially for low- and moderate-income tenants. Each Operating Partnership in which the Fund invests owns apartment complexes, which are completed, newly-constructed, under construction or rehabilitation, or to-be constructed or rehabilitated, and which are expected to receive government assistance. Each apartment complex is expected to qualify for the low-income housing tax credit under Section 42 of the Code (the “Federal Housing Tax Credit”), providing tax benefits over a period of ten to twelve years in the form of tax credits which investors may use to offset income, subject to strict limitations, from other sources. Some apartment complexes may also qualify for the historic rehabilitation tax credit under Section 47 of the Code (the “Rehabilitation Tax Credit”). Section 236(f)(ii) of the National Housing Act, as amended, and Section 101 of the Housing and Urban Development Act of 1965, as amended, each provide for the making by HUD of rent supplement payments to low income tenants in properties which receive other forms of federal assistance such as tax credits. The payments for each tenant, which are made directly to the owner of their property, generally are in such amounts as to enable the tenant to pay rent equal to 30% of the adjusted family income. Some of the apartment complexes in which the Fund has invested are receiving their rent supplements from HUD. HUD has been in the process of converting rent supplement assistance to assistance paid not to the owner of the apartment complex, but directly to the individuals. At this time, the Fund is unable to predict whether Congress will continue rent supplement programs payable directly to owners of apartment complexes.

As of March 31, 2022 the Fund had invested in 0 Operating Partnerships on behalf of Series 47; 1 Operating Partnership on behalf of Series 48; and 12 Operating Partnerships on behalf of Series 49. A description of these Operating Partnerships is set forth in Item 2 herein.

The business objectives of the Fund are to:

(1)	provide current tax benefits to investors in the form of Federal Housing Tax Credits and, in limited instances, a small amount of Rehabilitation Tax Credits, which an investor may apply, subject to strict limitations, against the investor’s federal income tax liability from active, portfolio and passive income;
(2)	preserve and protect the Fund’s capital and provide capital appreciation and cash distributions to limited partners through increases in value of the Fund’s investments and, to the extent applicable, increase in equity through periodic payments on the mortgage indebtedness with respect to the apartment complexes;
(3)	provide tax benefits in the form of passive losses which an investor may apply to offset his passive income (if any); and
(4)	provide cash distributions (except with respect to the Fund’s investment in some non-profit Operating Partnerships) from capital transaction proceeds. The Operating Partnerships intend to hold the apartment complexes for appreciation in value. The Operating Partnerships may sell the apartment complexes after a period of time if financial conditions in the future make such sales desirable and if such sales are permitted by government restrictions.

Employees

The Fund does not have any employees. Services are performed by the general partner and its affiliates and agents retained by them.

Item 1A.Risk Factors

As used in this Item 1A, references to “we, “us” and “our” mean the Fund.

An investment in our BACs and our investments in Operating Partnerships are subject to risks. These risks may impact the tax benefits of an investment in our BACs, and the amount of proceeds available for distribution to our limited partners, if any, on liquidation of our investments.

In addition to the other information set forth in this report, you should carefully consider the following factors which could materially affect our business, financial condition or results of operations. The risks described below are not the only risks we face. Additional factors not presently known to us or that we currently deem to be immaterial also may materially adversely affect our business operations.

The ability of limited partners to claim tax losses from their investment in us is limited.

The IRS may audit us or an Operating Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the investors could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in our BACs. Changes in tax laws could also impact the tax benefits from an investment in our BACs and/or the value of the Operating Partnerships. Until the Operating Partnerships have completed a mandatory fifteen year Low Income Housing Tax Credit compliance period, investors are at risk for potential recapture of Low Income Housing Tax Credits that have already been claimed.

The Low Income Housing Tax Credits rules are extremely complicated and noncompliance with these rules may have adverse consequences for BAC holders.

Noncompliance with applicable tax regulations may result in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Operating Partnerships may be sold at a price which would not result in our realizing cash distributions or proceeds from the transaction. Accordingly, we may be unable to distribute any cash to our investors. Low Income Housing Tax Credits may be the only benefit from an investment in our BACs.

Poor performance of one housing complex, or the real estate market generally, could impair our ability to satisfy our investment objectives.

Each housing complex is subject to mortgage indebtedness. If an Operating Partnership failed to pay its mortgage, it could lose its housing complex in foreclosure. If foreclosure were to occur during the first 15 years of the existence of the Fund, the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of previously claimed Low Income Housing Tax Credits, and a loss of our investment in the housing complex would occur. To the extent the Operating Partnerships receive government financing or operating subsidies, they may be subject to one or more of the following risks:

-	difficulties in obtaining rent increases;
-	limitations on cash distributions;
-	limitations on sales or refinancing of Operating Partnerships;
-	limitations on transfers of interests in Operating Partnerships;
-	limitations on removal of local general partners;
-	limitations on subsidy programs; and
-	possible changes in applicable regulations.

The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

No trading market for the BACs exists or is expected to develop.

There is currently no active trading market for the BACs. Accordingly, limited partners may be unable to sell their BACs or may have to sell BACs at a discount. Limited partners should consider their BACs to be a long-term investment.

Investors may realize taxable gain on sale or disposition of BACs.

Upon the sale or other taxable disposition of BACs, investors will realize taxable income to the extent that their allocable share of the non-recourse mortgage indebtedness on the apartment complexes, together with the money they receive from the sale of the BACs, is greater than the original cost of their BACs. This realized taxable income is reduced to the extent that investors have suspended passive losses or credits. It is possible that the sale of BACs may not generate enough cash to pay the tax obligations arising from the sale.

Investors may have tax liability in excess of cash.

Investors eventually may be allocated profits for tax purposes which exceed any cash distributed to them. For this tax liability, the investor will have to pay federal income tax without a corresponding cash distribution. Similarly, in the event of a sale or foreclosure of an apartment complex or a sale of BACs, an investor may be allocated taxable income, resulting in tax liability, in excess of any cash distributed to him or her as a result of such event.

Investors may not receive cash if apartment complexes are sold.

There is no assurance that investors will receive any cash distributions from the sale or refinancing of an apartment complex. The price at which an apartment complex is sold may not be large enough to pay the mortgage and other expenses which must be paid at such time. Even if there are net cash proceeds from a sale, expenses such as accrued Fund management fees and unpaid loans will be deducted pursuant to Section 4.02(a) of the Fund Agreement. If any of these events happen, investors will not get all of their investment back, and the only benefit from an investment will be the tax credits received.

The sale or refinancing of the apartment complexes is dependent upon the following material factors:

-	The necessity of obtaining the consent of the operating general partners;
-	The necessity of obtaining the approval of any governmental agency(ies) providing government assistance to the apartment complex; and
-	The uncertainty of the market.

Any sale may occur well after the fifteen-year federal housing tax credit compliance period.

We have insufficient sources of cash to pay our existing liabilities.

We currently do not have sufficient cash resources to satisfy our financial liabilities. Furthermore, we do not anticipate that we will have sufficient available cash to pay our future financial liabilities. Substantially all of our existing liabilities are payable to our general partner and its affiliates. Though the amounts payable to the general partner and its affiliates are contractually currently payable, we do not believe that the general partner or its affiliates will demand immediate payment of these contractual obligations in the near term; however, there can be no assurance that this will be the case. We would be materially adversely affected if the general partner or its affiliates demanded payment in the near term of our existing contractual liabilities or suspended the provision of services to us because of our inability to satisfy these obligations. All monies currently deposited, or that will be deposited in the future, into the Fund’s working capital reserves are intended to be utilized to pay our existing and future liabilities.

Item 1B.Unresolved Staff Comments

Not applicable.

Item 2.Properties

The Fund has acquired a limited partnership interest in 13 Operating Partnerships in two series, identified in the table set forth below. The apartment complexes owned by the Operating Partnerships are eligible for the Federal Housing Tax Credit. Initial occupancy of a unit in each apartment complex which initially complied with the minimum set-aside test (i.e., initial occupancy by tenants with incomes equal to no more than a designated percentage of area median income) and the rent restriction test (i.e., gross rent charged tenants does not exceed 30% of the applicable income standards) is referred to as "Qualified Occupancy." The Operating Partnerships and the respective apartment complexes are described more fully in the Prospectus. The general partner believes that there is adequate casualty insurance on the properties.

Please refer to Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more detailed discussion of operational difficulties experienced by certain of the Operating Partnerships.

BF Garden Tax Credit Fund V L.P. - Series 47

PROPERTY PROFILE AS OF MARCH 31, 2022

			Mortgage			Qualified	Cap Con
Property			Balance as	Acq	Const	Occupancy	paid thru
Name	Location	Units	of 12/31/21	Date	Comp	3/31/22	3/31/22

All properties in Series 47 have been disposed of.

BF Garden Tax Credit Fund V L.P. - Series 48

PROPERTY PROFILE AS OF MARCH 31, 2022

			Mortgage			Qualified	Cap Con
Property			Balance as	Acq	Const	Occupancy	paid thru
Name	Location	Units	of 12/31/21	Date	Comp	3/31/22	3/31/22

Contempo Apartments	Hammond, LA	48	$1,365,763	08/04	08/05	100%	$587,485

BF Garden Tax Credit Fund V L.P. - Series 49

PROPERTY PROFILE AS OF MARCH 31, 2022

			Mortgage			Qualified	Cap Con
Property			Balance as	Acq	Const	Occupancy	paid thru
Name	Location	Units	of 12/31/21	Date	Comp	3/31/22	3/31/22

Bahia Palms Apartments	Laguna Vista, TX	64	$1,120,963	02/05	07/06	100%	$986,602

Briarwood Apartments	Kaufman, TX	48	1,303,146	02/05	12/06	100%	1,336,743

Columbia Senior Residences at MT. Pleasant	Atlanta, GA	78	1,354,880	12/05	06/07	100%	6,162,028

La Mirage Villas Apartments	Perryton, TX	48	1,344,936	02/05	12/06	100%	1,367,398

Linden’s Apartments	Shawnee, OK	54	807,534	12/04	02/06	100%	462,455

Richwood Apartments	Ash Flat, AR	25	1,115,603	12/05	08/06	100%	810,134

Ridgeview Terrace Apartments	Mount Vernon, WA	80	3,270,501	01/05	08/05	100%	1,768,991

Rosehill Senior Apartments Phase II	Topeka, KS	36	2,138,918	08/04	04/05	100%	2,550,156

The Gardens of Athens	Athens, TX	32	1,295,198	01/05	12/05	100%	1,933,414

The Linden’s Apartments	Bartesville, OK	54	849,721	05/05	06/06	100%	3,588,667

Union Square Apartments	Junction City, LA	32	837,266	02/05	09/05	100%	733,891

Vista Hermosa Apartments	Eagle Pass TX	20	332,745	06/05	09/06	100%	479,965

Item 3.Legal Proceedings

None.

Item 4.Mine Safety Disclosures

Not Applicable

PART II

Item 5.Market for the Fund’s Limited Partnership Interests, Related Fund Matters and Issuer Purchases of Partnership Interests

(a)	Market Information

The Fund is classified as a limited partnership and does not have common stock. There is no established public trading market for the BACs and it is not anticipated that any public market will develop.

(b)	Approximate number of security holders

As of March 31, 2022, the Fund has 5,195 BAC holders for an aggregate of 11,777,706 BACs, at a subscription price of $10 per BAC, received and accepted.

The BACs were issued in series. Series 47 consists of 1,557 investors holding 3,478,334 BACs, Series 48 consists of 1,030 investors holding 2,299,372 BACs and Series 49 consists of 2,608 investors holding 6,000,000 BACs at March 31, 2022.

(c)	Dividend history and restriction

The Fund has made no distributions of net cash flow to its BAC holders from its inception, October 15, 2003, through March 31, 2022.

The Fund Agreement provides that profits, losses and credits will be allocated each month to the holder of record of a BAC as of the last day of such month. Allocation of profits, losses and credits among BAC holders are made in proportion to the number of BACs held by each BAC Holder.

Any distributions of net cash flow or liquidation, sale or refinancing proceeds will be made within 180 days of the end of the annual period to which they relate, or sooner. Distributions will be made to the holders of record of a BAC as of the last day of each month in the ratio which (i) the BACs held by the holder on the last day of the calendar month bears to (ii) the aggregate number of BACs outstanding on the last day of such month.

To date the Fund has not made any cash distributions to the limited partners.

Item 6.[Reserved]

Item 7.Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements including our intentions, hopes, beliefs, expectations, strategies and predictions of our future activities, or other future events or conditions. These statements are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created by these acts. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including, for example, the factors identified in Part I, Item 1A of this Report. Although we believe that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate, and there can be no assurance that the forward-looking statements included in this Report will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Liquidity

The Fund’s primary source of funds is the proceeds of each Offering. Other sources of liquidity include (i) interest earned on capital contributions held pending investment or on working capital reserves, (ii) cash distributions from operations of the Operating Partnerships in which the Fund has and will invest and (iii) a line of credit. All sources of liquidity are available to meet the obligations of the Fund. The Fund does not anticipate significant cash distributions in the long or short term from operations of the Operating Partnerships.

Capital Resources

The Fund offered BACs in the Offering originally declared effective by the Securities and Exchange Commission on January 2, 2004. As of March 31, 2022 the Fund had received and accepted subscriptions for $117,777,060 representing 11,777,706 BACs from investors admitted as BAC holders in Series 47 through Series 49 of the Fund. The Fund concluded its public offering of BACs in the Fund on April 29, 2005.

(Series 47). The Fund commenced offering BACs in Series 47 on January 2, 2004. The Fund received and accepted subscriptions for $34,783,340 representing 3,478,334 BACs from investors admitted as BAC holders in Series 47. Offers and sales of BACs in Series 47 were completed and the last of the BACs in Series 47 were issued by the Fund on April 30, 2004.

During the fiscal year ended March 31, 2022, none of Series 47 net offering proceeds were used to pay installments of its capital contributions to the Operating Partnerships. As of March 31, 2022, proceeds from the offer and sale of BACs in Series 47 had been used to invest in 15 Operating Partnerships in an aggregate amount of $26,407,255. As of March 31, 2022, all 15 of the properties has been disposed. The Fund had completed payment of all installments of its capital contributions to the Operating Partnerships.

(Series 48). The Fund commenced offering BACs in Series 48 on May 11, 2004. The Fund received and accepted subscriptions for $22,993,720 representing 2,299,372 BACs from investors admitted as BAC holders in Series 48. Offers and sales of BACs in Series 48 were completed and the last of the BACs in Series 48 were issued by the Fund on August 12, 2004.

During the fiscal year ended March 31, 2022, none of Series 48 net offering proceeds were used to pay installments of its capital contributions to the Operating Partnerships. As of March 31, 2022, proceeds from the offer and sale of BACs in Series 48 had been used to invest in 11 Operating Partnerships in an aggregate amount of $17,450,063. As of March 31, 2022, 10 of the properties has been disposed of and 1 remains. The Fund had completed payment of all installments of its capital contributions to the Operating Partnerships.

(Series 49). The Fund commenced offering BACs in Series 49 on August 24, 2004. The Fund received and accepted subscriptions for $60,000,000 representing 6,000,000 BACs from investors admitted as BAC holders in Series 49. Offers and sales of BACs in Series 49 were completed and the last of the BACs in Series 49 were issued by the Fund on April 29, 2005.

During the fiscal year ended March 31, 2022, none of Series 49 net offering proceeds were used to pay installments of its capital contributions to the Operating Partnerships. As of March 31, 2022, proceeds from the offer and sale of BACs in Series 49 had been used to invest in 24 Operating Partnerships in an aggregate amount of $45,667,147. As of March 31, 2022, 12 of the properties has been disposed of and 12 remain. The Fund had completed payment of all installments of its capital contributions to 23 of the Operating Partnerships. Series 49 has outstanding contributions payable to 1 Operating Partnership in the amount of $101 as of

March 31, 2022. The remaining contributions of $101 will be released when the Operating Partnership have achieved the conditions set forth in their partnership agreement.

Results of Operations

The Fund incurs a fund management fee to the general partner and/or its affiliates in an amount equal to 0.5% of the aggregate cost of the apartment complexes owned by the Operating Partnerships, less the amount of partnership management and reporting fees paid by the Operating Partnerships. The annual fund management fee incurred, net of fees received, for the fiscal years ended March 31, 2022 and 2021, was $387,480, and $619,730, respectively.

The Fund’s investment objectives do not include receipt of significant cash flow distributions from the Operating Partnerships in which it has invested or intends to invest. The Fund’s investments in Operating Partnerships have been and will be made principally with a view towards realization of Federal Housing Tax Credits for allocation to its partners and BAC holders.

(Series 47). As of March 31, 2021, the average Qualified Occupancy for the series was 100%. The series did not have any properties as of March 31, 2022.

For the tax years ended December 31, 2021 and 2020, the series, in total, generated $(3,488,771) and $(307,526), respectively in passive tax income (losses) that were passed through to the investors, and also provided $0.00 for both years in tax credits per BAC to the investors.

As of March 31, 2022 and 2021, investments in Operating Partnerships for Series 47 was $0. Investments in Operating Partnership was affected by the way the Fund accounts for such investments, the equity method.

For the years ended March 31, 2022 and 2021, net income (loss) of the series was $1,777,985 and $969,566, respectively. The major components of the current year amount were the gain on sale of the operating limited partnerships and partnership management fees.

In February 2020, the operating general partner of Countrybrook Champaign Limited Partnership entered into an agreement to sell the property, with cash proceeds to the investment partnerships of $184,857 and $9,590 for Series 47 and Series 49, respectively. Of the total proceeds received by the investment partnerships, $6,179 and $321 for Series 47 and Series 49, respectively, was paid to BCAMLP for expenses related to the sale, which include third party legal costs. The remaining proceeds from the sale of $178,678 and $9,269 for Series 47 and Series 49, respectively, will be returned to cash reserves. A gain on the sale of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $178,678, and $9,269 for Series 47 and Series 49, respectively, as of March 31, 2020. The Operating Partnership received additional proceeds in the amount of $7,690, and $399 for Series 47 and Series 49, respectively, as of December 31, 2020.

In July 2020, the investment general partners transferred their respective interests in Marble Falls Vistas Apartments, Limited Partnership, with cash proceeds to the investment partnerships of $332,681 and $97,319 for Series 47 and Series 49, respectively. Of the total proceeds received, $6,963 and $2,037 for Series 47 and Series 49, respectively, was paid to BCAMLP for expenses related to the transfer, which include third party legal costs. The remaining proceeds of approximately $325,718 and $95,282 were returned to cash reserves held by Series 47 and Series 49, respectively. A gain on the transfer of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $325,718 and $95,282 for Series 47 and Series 49, respectively as of December 31, 2020.

In September 2020, the investment general partner transferred its interest Marion Apartments – Osceola Limited Partnership, with cash proceeds to the investment partnership of $17,400 of the total proceeds received, $2,500 was paid for expenses related to the transfer, which include third party legal costs. The remaining proceeds of approximately $14,900 were returned to cash reserves held by Series 47. A gain on the transfer of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $14,900 as of December 31, 2020.

In March 2021, the investment general partner transferred its interest in Parkland Manor Apartments Limited, with cash proceeds to the investment partnership of $749,963. These proceeds were returned to cash reserves held by Series 47 and recorded as a gain on transfer as of March 31, 2021.

In June 2021, the investment general partner of BF Garden Tax Credit Fund IV - Series 45 and Series 47 transferred their respective interest in Dawn Springs Villa LP, L.P., with cash proceeds to the investment partnership of $22,749 and $12,249, for Series 45 and

Series 47, respectively. These proceeds of $22,749 and $12,249, for Series 45 and Series 47, respectively, were returned to cash reserves and recorded as a gain on transfer as of June 30, 2021.

In December 2021, the investment general partner of Series 47 and Series 48 transferred their respective interest in Mayfair Park Apartments, LP, with cash proceeds to the investment partnership of $675,999 and $676,000, for Series 47 and Series 48, respectively. These proceeds of $675,999 and $676,000, for Series 47 and Series 48, respectively, were returned to cash reserves and recorded as a gain on transfer as of December 31, 2021.

In January 2022, the investment general partner transferred its interest in Carrollton II Housing, LTD, with cash proceeds to the investment partnership of $9,999. These proceeds were returned to cash reserves held by Series 47 and recorded as a gain on transfer as of March 31, 2022.

In March 2022, the investment general partner transferred its interest in Pecan Acres Limited Partnership I, with cash proceeds to the investment partnership of $1,199,000. These proceeds were returned to cash reserves held by Series 47 and recorded as a gain on transfer as of March 31, 2022.

(Series 48). As of March 31, 2022 and 2021, the average Qualified Occupancy for the series was 100%. The series had a total of 1 property as of March 31, 2022, all of which were at 100% Qualified Occupancy.

For the tax years ended December 31, 2021 and 2020, the series, in total, generated $(1,596,148) and $311,564, respectively in passive tax income (losses) that were passed through to the investors, and also provided $0.00 for both years in tax credits per BAC to the investors.

As of March 31, 2022 and 2021, investments in Operating Partnerships for Series 48 was $0. Investments in Operating Partnerships was affected by the way the Fund accounts for such investments, the equity method.

For the years ended March 31, 2022 and 2021, the net income (loss) of the series was $591,777 and $(15,857), respectively. The major components of the current year amount were the gain on sale of the operating limited partnerships and partnership management fees.

In June 2020, the investment general partner transferred its interest in P.D.C. Sixty Limited Partnership, with cash proceeds to the investment partnership of $40,000. Of the total proceeds received, $6,500 was paid to BCAMLP for expenses related to the transfer, which include third party legal costs. The remaining proceeds of approximately $33,500 were returned to cash reserves held by Series 48. A gain on the transfer of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $33,500 as of June 30, 2020.

In November 2020, the investment general partner transferred its interest in Umatilla Links Associates Limited Partnership, with cash proceeds to the investment partnership of $30,000. Of the total proceeds received, $2,000 was paid for expenses related to the transfer, which include third party legal costs. The remaining proceeds of approximately $28,000 were returned to cash reserves held by Series 48. A gain on the transfer of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $28,000 as of December 31, 2020.

In December 2021, the investment general partner of Series 47 and Series 48 transferred their respective interest in Mayfair Park Apartments, LP, with cash proceeds to the investment partnership of $675,999 and $676,000, for Series 47 and Series 48, respectively. These proceeds of $675,999 and $676,000, for Series 47 and Series 48, respectively, were returned to cash reserves and recorded as a gain on transfer as of December 31, 2021.

The investment general partner will continue to monitor the following Operating Partnership because of operational or other issues. However, this Operating Partnership has exited its LIHTC compliance period and there is therefore no risk to past credit delivery.

CTP Limited Partnership

(Series 49). As of March 31, 2022 and 2021, the average Qualified Occupancy for the series was 100%. The series had a total of 12 properties as of March 31, 2022, all of which were at 100% Qualified Occupancy.

For the tax years ended December 31, 2021 and 2020, the series, in total, generated $(6,837,504) and $(1,812,409), respectively in passive income tax (losses) that were passed through to the investors, and also provided $0.00 for both years in tax credits per BAC to the investors.

As of March 31, 2022 and 2021, investments in Operating Partnerships for Series 49 was $0. Investments in Operating Partnerships was affected by the way the Fund accounts for such investments, the equity method.

For the years ended March 31, 2022 and 2021, the net income (loss) of the series was $4,456,851 and $(148,619), respectively. The major components of the current year amount were the gain on sale of the operating limited partnerships and partnership management fees.

In February 2020, the operating general partner of Countrybrook Champaign Limited Partnership entered into an agreement to sell the property, with cash proceeds to the investment partnerships of $184,857 and $9,590 for Series 47 and Series 49, respectively. Of the total proceeds received by the investment partnerships, $6,179 and $321 for Series 47 and Series 49, respectively, was paid to BCAMLP for expenses related to the sale, which include third party legal costs. The remaining proceeds from the sale of $178,678 and $9,269 for Series 47 and Series 49, respectively, will be returned to cash reserves. A gain on the sale of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $178,678, and $9,269 for Series 47 and Series 49, respectively, as of March 31, 2020. The Operating Partnership received additional proceeds in the amount of $7,690, and $399 for Series 47 and Series 49, respectively, as of December 31, 2020.

In July 2020, the investment general partners transferred their respective interests in Marble Falls Vistas Apartments, Limited Partnership, with cash proceeds to the investment partnerships of $332,681 and $97,319 for Series 47 and Series 49, respectively. Of the total proceeds received, $6,963 and $2,037 for Series 47 and Series 49, respectively, was paid to BCAMLP for expenses related to the transfer, which include third party legal costs. The remaining proceeds of approximately $325,718 and $95,282 were returned to cash reserves held by Series 47 and Series 49, respectively. A gain on the transfer of the Operating Partnership, net of the overhead and expense reimbursement, has been recorded in the amount of $325,718 and $95,282 for Series 47 and Series 49, respectively as of December 31, 2020.

In March 2021, the investment general partner of BF Garden Tax Credit Fund IV - Series 44 and Series 49 transferred their respective interest in Post Oak East Apartments, L.P., with cash proceeds to the investment partnership of $715,894 and $210,826, for Series 44 and Series 49, respectively. Of the total proceeds received by the investment partnership, $20,664 and $6,082, for Series 44 and Series 49, respectively, represent reporting fees due to an affiliate of the investment partnership and the balance represents proceeds from the sale. The remaining proceeds of $695,230 and $204,744, for Series 44 and Series 49, respectively, were returned to cash reserves and recorded as a gain on sale as of March 31, 2021.

In March 2021, the investment general partner transferred its interest in Garden Grace Limited, with cash proceeds to the investment partnership of $10,000. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of March 31, 2021.

In March 2021, the investment general partner transferred its interest in Rural Housing Partners of Mauston Limited Partnership, with cash proceeds to the investment partnership of $11,549. From these proceeds $1,407 was applied to advances outstanding, and the remaining proceeds of $10,142 were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of March 31, 2021.

In March 2021, the investment general partner transferred its interest in Rural Housing Partners of Kewaunee Limited Partnership, with cash proceeds to the investment partnership of $19,949. From these proceeds $2,341 was applied to advances outstanding, and the remaining proceeds of $17,608 were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of March 31, 2021.

In June 2021, the investment general partner transferred its interest in Linda Villa Apartment, with cash proceeds to the investment partnership of $205,990. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of June 30, 2021.

In June 2021, the investment general partner transferred its interest in Renaissance Village, with cash proceeds to the investment partnership of $43,698. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of June 30, 2021.

In October 2021, the investment general partner transferred its interest in Rosewood Place, L.L.C., with cash proceeds to the investment partnership of $949,953. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of December 31, 2021.

In December 2021, the investment general partner transferred its interest in Bristol Apartments, L.P., with cash proceeds to the investment partnership of $3,509,900. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of December 31, 2021.

In January 2022, the investment general partner transferred its interest in New Chester Townhouses, A Limited Partnership, with cash proceeds to the investment partnership of $46,500. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of March 31, 2022.

In May 2022, the investment general partner transferred its interest in Linden - Bartlesville Partners, Limited Partnership, with cash proceeds to the investment partnership of $74,999. These proceeds were returned to cash reserves held by Series 49 and recorded as a gain on transfer as of May 31, 2022.

The investment general partner will continue to monitor the following Operating Partnerships because of operational or other issues. However, these Operating Partnerships have all exited their LIHTC compliance period and there is therefore no risk to past credit delivery.

Perryton Fountainhead, L.P

Union Square Housing Partnership, A LA Limited Partnership

Principal Accounting Policies and Estimates

In accordance with the accounting guidance for the consolidation of variable interest entities, the Fund determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Operating Partnerships in which the Fund invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Fund’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Fund currently records the amount of its investment in these partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Fund’s balance in investment in Operating Partnerships, advances made to Operating Partnerships, plus the risk of recapture of tax credits previously recognized on the investments, represents its maximum exposure to loss. The Fund’s exposure to loss on these partnerships is mitigated by the condition and financial performance of the underlying housing complexes as well as the strength of the general partners and their guarantee against credit recapture to the investors of the Fund.

Item 7A.Quantitative and Qualitative Disclosures About Market Risk

Not Applicable

Item 8.          Financial Statements and Supplementary Data

The information required by this item is contained in Part IV, Item 15 of this Annual Report on Form 10-K.

Item 9.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 9A.Controls and Procedures

(a)	Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Fund’s general partner, under the supervision and with the participation of the Principal Executive Officer and Principal Financial Officer of Corporate Investment Holdings Inc., carried out an evaluation of the effectiveness of the Fund’s “disclosure controls and procedures” as defined in the Securities Exchange Act of 1934 Rules 13a-15 and 15d-15, with respect to each series individually, as well as the Fund as a whole. Based on that evaluation, the Fund’s Principal Executive Officer and Principal Financial Officer have concluded that as of the end of the period covered by this report, the Fund’s disclosure controls and procedures were effective to ensure that the information relating to any series or the Fund as a whole required to be disclosed by it in the reports that it files or submits under the Securities Exchange Act of 1934 (i) is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) is accumulated and communicated to the Fund’s management, including the Fund’s Principal Executive Officer and Principal Financial Officer, as appropriate, to allow timely decisions regarding required disclosure with respect to each series individually, as well as the Fund as a whole.

(b)	Management’s Annual Report on Internal Control over Financial Reporting

Management of the Fund is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) of each series individually, as well as the Fund as a whole. The Fund’s internal control system over financial reporting is designed to provide reasonable assurance to the Fund’s management regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

Due to inherent limitations, an internal control system over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives.

As required by Section 404 of the Sarbanes-Oxley Act of 2002, management conducted an evaluation of the effectiveness of the Fund’s and each series’ internal control over financial reporting as of March 31, 2022. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013). Based on this evaluation, management concluded the Fund’s internal control over financial reporting was effective as of March 31, 2022 with respect to each series individually, as well as the Fund as a whole.

(c)	Changes in Internal Controls

There were no changes in the Fund’s or any Series’ internal control over financial reporting that occurred during the quarter ended March 31, 2022 that materially affected, or are reasonably likely to materially affect, the Fund’s or any series’ internal control over financial reporting.

(d)	Certifications

The Certifications of the Principal Executive Officer and Principal Financial Officer of the Fund required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, which are filed or furnished as Exhibits 31.a, 31.b, 32.a and 32.b to this Annual Report on Form 10-K, are applicable to each series individually and the Fund as a whole.

Item 9B. Other Information

None

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not Applicable

PART III

Item 10. Directors, Executive Officers and Corporate Governance of the Fund

(a), (b), (c), (d) and (e)

The Fund has no directors or executive officers of its own. The following biographical information is presented for Corporate Investment Holdings, Inc., as the sole manager and sole member of the general partner and affiliates of such parties with principal responsibility for the Fund’s affairs.

Gregory Voyentzie, age 53, has served as Chief Executive Officer of BFIM since June 2018. Mr. Voyentzie joined BFIM in 1999 and has over 27 years of experience in the affordable housing industry. Prior to his current position, Mr. Voyentzie was an Executive Vice President of BFIM and co-lead of the Production group, where he maintained joint responsibility for establishing the strategic direction of the syndication platform, identifying and marketing new capital sources and selecting property-level investments. Mr. Voyentzie has held several other senior positions within BFIM and has been a member of the firm’s Investment Committee since 2005.

Marie Reynolds, age 56, is the Chief Financial Officer (CFO) and Chief Operating Officer (COO) of BFIM. Ms. Reynolds joined BFIM in 1995 and has 26 years of financial analysis and reporting experience within the affordable housing industry. In her role as CFO and COO of BFIM, Ms. Reynolds sets financial policy for BFIM and works with senior executives to set strategic direction and develop policies that have organization-wide impact. Ms. Reynolds was named BFIM’s CFO in 2014 and COO in 2020.

(f)                        Involvement in certain legal proceedings.

None.

(g)                        Promoters and control persons.

None.

(h) and (i)

The Fund has no directors or executive officers and accordingly has no audit committee and no audit committee financial expert. The Fund is not a listed issuer as defined in Regulation 10A-3 promulgated under the Securities Exchange Act of 1934.

The general partner of the Fund, BF Garden Associates V L.L.C., has adopted a Code of Ethics which applies to the Principal Executive Officer and Principal Financial Officer of Corporate Investment Holdings, Inc. The Code of Ethics will be provided without charge to any person who requests it. Such request should be directed to the registrant at c/o Boston Financial Investment Management, LP, Attention: Investor Services Group, 101 Arch Street, 13th Floor, Boston, Massachusetts 02110.

Item 11. Executive Compensation

(a), (b), (c), (d) and (e)

The Fund has no officers or directors and no compensation committee. However, under the terms of the Amended and Restated Agreement and Certificate of Limited Partnership of the Fund, the Fund has paid or accrued obligations to the general partner and its affiliates for the following fees during the 2022 fiscal year:

1.An annual fund management fee based on .5 percent of the aggregate cost of all apartment complexes acquired by the Operating Partnerships, less the amount of reporting fees received, was accrued or paid to BF Garden Companion Limited Partnership (formerly known as Boston Capital Companion Limited Partnership), an affiliate of the general partner. The annual fund management fees charged to operations for the year ended March 31, 2022 was $387,480.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Partner Matters

(a)	Security ownership of certain beneficial owners.

As of March 31, 2022, 11,777,706 BACs had been issued. The following Series are known to have one investor, Everest Housing, 199 South Los Robles Ave. Suite 200, Pasadena, CA 91101, with holdings in excess of 5% of the total outstanding BACs in the series.

Series 47	6.17%
Series 48	6.94%
Series 49	5.65%

(b)	Security ownership of management.

The general partner has a .25% interest in all profits, losses, credits and distributions of the Fund.

(c)	Changes in control.

There exists no arrangement known to the Fund the operation of which may at a subsequent date result in a change in control of the Fund. There is a provision in the Fund’s Partnership Agreement which allows, under certain circumstances, the ability to change control.

The Fund has no compensation plans under which interests in the Fund are authorized for issuance.

Item 13.Certain Relationships and Related Transactions, and Director Independence

(a)	Transactions with related persons

The Fund has no officers or directors. However, under the terms of the Prospectus, various kinds of compensation and fees are payable to the general partner and its affiliates during the organization and operation of the Fund. Additionally, the general partner will receive distributions from the Fund if there is cash available for distribution or residual proceeds as defined in the Fund Agreement. See Note B of Notes to Financial Statements in Item 15 of this Annual Report on Form 10-K for amounts accrued or paid to the general partner and its affiliates for the period October 15, 2003 through March 31, 2022.

(b)	Review, Approval or Ratification of transactions with related persons.

The Fund response to Item 13(a) is incorporated herein by reference.

(c)	Promoters and certain control persons.

Not applicable.

(d)	Independence.

The Fund has no directors.

Item 14.Principal Accountant Fees and Services

Fees paid to the Fund’s independent auditors for fiscal year 2022 were comprised of the following:

	Fee Type	Series 47	Series 48	Series 49
(1)	Audit Fees	$20,691	$18,516	$29,543
(2)	Audit Related Fees	—	—	—
(3)	Tax Fees	3,000	3,000	3,000
(4)	All Other Fees	3,049	3,049	3,052

	Total	$26,740	$24,565	$35,595

Fees paid to the Fund’s independent auditors for fiscal year 2021 were comprised of the following:

	Fee Type	Series 47	Series 48	Series 49
(1)	Audit Fees	$18,509	$17,159	$22,032
(2)	Audit Related Fees	—	—	—
(3)	Tax Fees	6,270	5,508	9,318
(4)	All Other Fees	2,363	1,889	3,331

	Total	$27,142	$24,556	$34,681

(5)Audit Committee

The Fund has no Audit Committee. All audit services and any permitted non-audit services performed by the Fund’s independent auditors are pre-approved by Corporate Investment Holdings, Inc.

PART IV

Item 15. Exhibit and Financial Statement Schedules

(a) 1 & 2Financial Statements; Filed herein as Exhibit 13

BF Garden Tax Credit V L.P.; filed herein as Exhibit 13

Report of Independent Registered Public Accounting Firm

Balance Sheets, March 31, 2022 and 2021

Statements of Operations for the years ended March 31, 2022 and 2021

Statements of Changes in Partners’ Capital (Deficit) for the years ended March 31, 2022 and 2021

Statements of Cash Flows for the years ended March 31, 2022 and 2021

Notes to Financial Statements, March 31, 2022 and 2021

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

(b) 1Exhibits (listed according to the number assigned in the table in Item 601 of Regulation S-K)

Exhibit No. 3 - Organizational Documents.

a.

Certificate of Limited Partnership of Boston Capital Tax Credit Fund V L.P. (now known as BF Garden Tax Credit Fund V L.P.) (Incorporated by reference from Exhibit 3 to the Fund's Registration Statement No. 333-109898 on Form S-11 as filed with the Securities and Exchange Commission on October 22, 2003.)

https://www.sec.gov/Archives/edgar/data/1267425/000104746903034022/a2120679zex-3.txt

Exhibit No. 4 - Instruments defining the rights of security holders, including indentures.

a.

Agreement of Limited Partnership of Boston Capital Tax Credit Fund V L.P. (now known as BF Garden Tax Credit Fund V L.P.) (Incorporated by reference from Exhibit 4 to the Fund's Registration Statement No. 333-109898 on Form S-11 as filed with the Securities and Exchange Commission on October 22, 2003.)

https://www.sec.gov/Archives/edgar/data/1267425/000104746903034022/a2120679zs-11.txt

b.

First Amendment to Agreement of Limited Partnership of Boston Capital Tax Credit Fund V L.P (now known as BF Garden Tax Credit Fund V L.P.) (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on May 8, 2018.)

https://www.sec.gov/Archives/edgar/data/1267425/000153442418000145/ex4-1.htm

c.

The Second Amendment to Agreement of Limited Partnership of Boston Capital Tax Credit Fund V L.P (now known as BF Garden Tax Credit Fund V L.P.) (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on May 23, 2019).

https://www.sec.gov/Archives/edgar/data/1267425/000114420419027926/tv522253_ex4-1.htm

d.

3.1 Certificate of Amendment to the Certificate of Limited Partnership of BF Garden Tax Credit Fund V L.P (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on December 16, 2020).

https://www.sec.gov/Archives/edgar/data/1267425/000110465920136163/tm2038683d1_ex3-1.htm

e.	Description of Securities. (Incorporated by reference from Registrant's current report on Form 10-K as filed with the Securities and Exchange Commission on June 28, 2021).

https://www.sec.gov/Archives/edgar/data/1267425/000110465921086267/tm2119795d1_ex4c.htm

Exhibit No. 10 - Material Contracts.

a.

Beneficial Assignee Certificate (Incorporated by reference from Exhibit 10A to the Fund's Registration Statement No. 333-109898 on Form S-11 as filed with the Securities and Exchange Commission on October 22, 2003).

https://www.sec.gov/Archives/edgar/data/1267425/000104746903034022/a2120679zex-10_a.txt

Exhibit No. 13 - Financial Statements.

a.	Financial Statement of BF Garden Tax Credit Fund V L.P.; Filed herein.

Exhibit No. 28 - Additional exhibits.

a.

Agreement of Limited Partnership of Linden-Shawnee Partners (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on March 31, 2006).

https://www.sec.gov/Archives/edgar/data/1267425/000126742506000003/lindenshawnee.htm

b.	Agreement of Limited Partnership of Richwood Apartments (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on March 31, 2006).
https://www.sec.gov/Archives/edgar/data/1267425/000126742506000005/richwoodapartments.htm

c.

Agreement of Limited Partnership of Perryton Fountainhead, LP (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on March 31, 2006).

https://www.sec.gov/Archives/edgar/data/1267425/000126742506000010/lamiragevillas.htm

d.

Agreement of Limited Partnership of Cameron Fountainhead, LP

(Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on July 3, 2007).

https://www.sec.gov/Archives/edgar/data/1267425/000126742507000020/cameronfountainheadb58k.htm

e.

Agreement of Limited Partnership of Columbia Blackshear, LP (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on July 3, 2007).

https://www.sec.gov/Archives/edgar/data/1267425/000126742507000021/columbiablackshearb58k.htm

f.

Agreement of Limited Partnership of Kaufman Fountainhead, LP

(Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on July 3, 2007).

https://www.sec.gov/Archives/edgar/data/1267425/000126742507000023/kaufmanfountainheadb58k.htm

g.

Agreement of Limited Partnership of Maverick Fountainhead, LP (Incorporated by reference from Registrant's current report on Form 8-K as filed with the Securities and Exchange Commission on July 3, 2007).

https://www.sec.gov/Archives/edgar/data/1267425/000126742507000025/maverickfountainheadb58k.htm

Exhibit No. 31 Certification 302

a.	Certification pursuant to 18 U.S.C. Section 1350, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, of Gregory Voyentzie, Principal Executive Officer, filed herein

b.	Certification pursuant to 18 U.S.C. Section 1350, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, of Marie Reynolds, Principal Accounting and Financial Officer, filed herein

Exhibit No. 32 Certification 906

a.	Certification pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of Gregory Voyentzie, Principal Executive Officer, filed herein

b.	Certification pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of Marie Reynolds, Principal Accounting and Financial Officer, filed herein

Exhibit No. 101

The following materials from the BF Garden Tax Credit Fund V L.P. Annual Report on Form 10-K for the period ended March 31, 2022 formatted in Inline Extensible Business Reporting Language (iXBRL): (i) the Condensed Balance Sheets, (ii) the Condensed Statements of Operations, (iii) the Condensed Statements of Changes in Partners' Capital (Deficit), (iv) the Condensed Statements of Cash Flows and (v) related notes, filed herewith

Exhibit No. 104

Cover Page Interactive Data File (formatted in iXBRL and included in Exhibit 101).

Item 16.Form 10-K Summary

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BF Garden Tax Credit Fund V L.P.
By:	BF Garden Associates V L.L.C., its General Partner
	By:	Corporate Investment Holdings, Inc., its Manager

Date: June 24, 2022	By:	/s/ Gregory Voyentzie

Gregory Voyentzie
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Fund and in the capacities and on the dates indicated:

DATE:	SIGNATURE:	TITLE:

June 24, 2022	/s/ Gregory Voyentzie	President (Principal Executive Officer), Corporate Investment Holdings, Inc.
Gregory Voyentzie

June 24, 2022	/s/ Marie Reynolds	Treasurer (Principal Accounting and Financial Officer), Corporate Investment Holdings, Inc.
Marie Reynolds