Form 10-K, Exhibit 13
period 2023-03-31
BF Garden Tax Credit Fund V L.P.
filed 2023-06-21
CIK 1267425

Exhibit 13

BF GARDEN TAX CREDIT FUND V L.P.

SERIES 47 THROUGH 49

FINANCIAL STATEMENTS AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MARCH 31, 2023 AND 2022

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

Schedules not listed are omitted because of the absence of the conditions under which they are required or because the information is included in the financial statements or the notes thereto.

Report of Independent Registered Public Accounting Firm

To the General Partner

BF Garden Tax Credit Fund V L.P.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BF Garden Tax Credit Fund V L.P. - Series 47 through 49 (collectively, the “Partnership”), in total and for each series, as of March 31, 2023 and 2022, and the related statements of operations, changes in partners’ capital (deficit) and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership, in total and for each series, as of March 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

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

We have served as the Partnership’s auditor since 2004.

/s/CohnReznick LLP
COHNREZNICK LLP

Bethesda, Maryland

June 21, 2023

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS

March 31, 2023 and 2022

	Total
	2023	2022
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$—	$—

OTHER ASSETS
Cash and cash equivalents	2,091,961	1,387,978
Other assets	247	4,950

	$2,092,208	$1,392,928

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$—	$—
Accounts payable - affiliates	13,635	1,497,001
Capital contributions payable	—	101

	13,635	1,497,102

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 11,777,706 at March 31, 2023 and 2022 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 11,777,706 issued and 11,725,306 outstanding for both years	1,175,399	157,291
General partner	903,174	(261,465)

	2,078,573	(104,174)

	$2,092,208	$1,392,928

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEETS - CONTINUED

March 31, 2023 and 2022

	Series 47
	2023	2022
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$—	$—

OTHER ASSETS
Cash and cash equivalents	—	261,375
Other assets	—	—

	$—	$261,375

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$—	$—
Accounts payable - affiliates	—	410,585
Capital contributions payable	—	—

	—	410,585

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 3,478,334 at March 31, 2023 and 2022 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 3,478,334 issued and 3,459,434 outstanding for both years	(152,220)	(72,129)
General partner	152,220	(77,081)

	—	(149,210)

	$—	$261,375

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEET - CONTINUED

March 31, 2023 and 2022

	Series 48
	2023	2022
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$—	$—

OTHER ASSETS
Cash and cash equivalents	—	189,592
Other assets	—	—

	$—	$189,592

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$—	$—
Accounts payable - affiliates	—	1,052,284
Capital contributions payable	—	—

	—	1,052,284

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 2,299,372 at March 31, 2023 and 2022 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 2,299,372 issued and 2,283,872 outstanding for both years	(879,491)	(809,772)
General partner	879,491	(52,920)

	—	(862,692)

	$—	$189,592

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

BALANCE SHEET - CONTINUED

March 31, 2023 and 2022

	Series 49
	2023	2022
ASSETS

INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS	$—	$—

OTHER ASSETS
Cash and cash equivalents	2,091,961	937,011
Other assets	247	4,950

	$2,092,208	$941,961

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$—	$—
Accounts payable - affiliates	13,635	34,132
Capital contributions payable	—	101

	13,635	34,233

PARTNERS’ CAPITAL (DEFICIT)
Assignor limited partner
Units of limited partnership interest consisting of 15,500,000 authorized beneficial assignee certificates (BACs), $10 stated value per BAC, 6,000,000 at March 31, 2023 and 2022 are issued and outstanding to the assignees	—	—
Limited partners
Units of beneficial interest of the limited partnership interest of the assignor limited partner, 6,000,000 issued and 5,982,000 outstanding for both years	2,207,110	1,039,192
General partner	(128,537)	(131,464)

	2,078,573	907,728

	$2,092,208	$941,961

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS

	Total
	2023	2022
Income
Interest income	$18,106	$895
Other income	32,324	109,875

Total income	50,430	110,770

Gain on sale of operating limited partnerships	1,238,444	7,329,288

Expenses and loss
Professional fees	43,591	94,020
Partnership management fee	17,841	387,480
General and administrative expenses	206,783	131,945

	268,215	613,445

NET INCOME (LOSS)	$1,020,659	$6,826,613

Net income (loss) allocated to general partner	$2,551	$17,066

Net income (loss) allocated to limited partner	$1,018,108	$6,809,547

Net income (loss) per BAC	$0.09	$0.58

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 47
	2023	2022
Income
Interest income	$—	$221
Other income	—	8,477

Total income	—	8,698

Gain on sale of operating limited partnerships	—	1,897,247

Expenses and loss
Professional fees	1,026	29,279
Partnership management fee	—	63,226
General and administrative expenses	79,266	35,455

	80,292	127,960

NET INCOME (LOSS)	$(80,292)	$1,777,985

Net income (loss) allocated to general partner	$(201)	$4,445

Net income (loss) allocated to limited partner	$(80,091)	$1,773,540

Net income (loss) per BAC	$(0.02)	$0.51

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 48
	2023	2022
Income
Interest income	$98	$168
Other income	—	7,418

Total income	98	7,586

Gain on sale of operating limited partnerships	9,999	676,000

Expenses and loss
Professional fees	9,952	27,104
Partnership management fee	3,928	36,808
General and administrative expenses	66,111	27,897

	79,991	91,809

NET INCOME (LOSS)	$(69,894)	$591,777

Net income (loss) allocated to general partner	$(175)	$1,479

Net income (loss) allocated to limited partner	$(69,719)	$590,298

Net income (loss) per BAC	$(0.03)	$0.26

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF OPERATIONS - CONTINUED

	Series 49
	2023	2022
Income
Interest income	$18,008	$506
Other income	32,324	93,980

Total income	50,332	94,486

Gain on sale of operating limited partnerships	1,228,445	4,756,041

Expenses and loss
Professional fees	32,613	37,637
Partnership management fee	13,913	287,446
General and administrative expenses	61,406	68,593

	107,932	393,676

NET INCOME (LOSS)	$1,170,845	$4,456,851

Net income (loss) allocated to general partner	$2,927	$11,142

Net income (loss) allocated to limited partner	$1,167,918	$4,445,709

Net income (loss) per BAC	$0.20	$0.74

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Year ended March 31, 2023 and 2022

	Limited	General
Total	partner	partner	Total
Partners’ capital (deficit), March 31, 2021	$(6,652,256)	$(278,531)	$(6,930,787)

Net income (loss)	6,809,547	17,066	6,826,613

Partners’ capital (deficit), March 31, 2022	157,291	(261,465)	(104,174)

Contributions	—	1,162,088	1,162,088

Net income (loss)	1,018,108	2,551	1,020,659

Partners’ capital (deficit), March 31, 2023	$1,175,399	$903,174	$2,078,573

	Limited	General
Series 47	partner	partner	Total
Partners’ capital (deficit), March 31, 2021	$(1,845,669)	$(81,526)	$(1,927,195)

Net income (loss)	1,773,540	4,445	1,777,985

Partners’ capital (deficit), March 31, 2022	(72,129)	(77,081)	(149,210)

Contributions	—	229,502	229,502

Net income (loss)	(80,091)	(201)	(80,292)

Partners’ capital (deficit), March 31, 2023	$(152,220)	$152,220	$—

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (DEFICIT)

Year ended March 31, 2023 and 2022

	Limited	General
Series 48	partner	partner	Total
Partners’ capital (deficit), March 31, 2021	$(1,400,070)	$(54,399)	$(1,454,469)

Net income (loss)	590,298	1,479	591,777

Partners’ capital (deficit), March 31, 2022	(809,772)	(52,920)	(862,692)

Contributions	—	932,586	932,586

Net income (loss)	(69,719)	(175)	(69,894)

Partners’ capital (deficit), March 31, 2023	$(879,491)	$879,491	$—

	Limited	General
Series 49	partner	partner	Total
Partners’ capital (deficit), March 31, 2021	$(3,406,517)	$(142,606)	$(3,549,123)

Net income (loss)	4,445,709	11,142	4,456,851

Partners’ capital (deficit), March 31, 2022	1,039,192	(131,464)	907,728

Contributions	—	—	—

Net income (loss)	1,167,918	2,927	1,170,845

Partners’ capital (deficit), March 31, 2023	$2,207,110	$(128,537)	$2,078,573

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS

	Total
	2023	2022
Cash flows from operating activities
Net income (loss)	$1,020,659	$6,826,613
Adjustments to reconcile net income (loss) to net cash used in operating activities
Gain on sale of operating limited partnerships	(1,238,444)	(7,329,288)
Changes in assets and liabilities
Other assets	4,703	(457)
Accounts payable and accrued expenses	—	(40)
Accounts payable - affiliates	(321,278)	(7,378,806)

Net cash used in operating activities	(534,360)	(7,881,978)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	1,238,343	7,329,288

Net cash provided by investing activities	1,238,343	7,329,288

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	703,983	(552,690)

Cash and cash equivalents, beginning	1,387,978	1,940,668

Cash and cash equivalents, end	$2,091,961	$1,387,978

Supplemental schedule of noncash investing and financing activities

The general partner's equity balance was increased, and accounts payable affiliates was reduced as a result of forgiveness of debt with an affiliate of the general partner.	$1,162,088	$—

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 47
	2023	2022
Cash flows from operating activities
Net income (loss)	$(80,292)	$1,777,985
Adjustments to reconcile net income (loss) to net cash used in operating activities
Gain on sale of operating limited partnerships	—	(1,897,247)
Changes in assets and liabilities
Other assets	—	285
Accounts payable and accrued expenses	—	(38)
Accounts payable - affiliates	(181,083)	(2,571,761)

Net cash used in operating activities	(261,375)	(2,690,776)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	—	1,897,247

Net cash provided by investing activities	—	1,897,247

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(261,375)	(793,529)

Cash and cash equivalents, beginning	261,375	1,054,904

Cash and cash equivalents, end	$—	$261,375

Supplemental schedule of noncash investing and financing activities

The general partner's equity balance was increased, and accounts payable affiliates was reduced as a result of forgiveness of debt with an affiliate of the general partner.	$229,502	$—

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 48
	2023	2022
Cash flows from operating activities
Net income (loss)	$(69,894)	$591,777
Adjustments to reconcile net income (loss) to net cash used in operating activities
Gain on sale of operating limited partnerships	(9,999)	(676,000)
Changes in assets and liabilities
Other assets	—	111
Accounts payable and accrued expenses	—	—
Accounts payable - affiliates	(119,698)	(637,492)

Net cash used in operating activities	(199,591)	(721,604)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	9,999	676,000

Net cash provided by investing activities	9,999	676,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(189,592)	(45,604)

Cash and cash equivalents, beginning	189,592	235,196

Cash and cash equivalents, end	$—	$189,592

Supplemental schedule of noncash investing and financing activities

The general partner's equity balance was increased, and accounts payable affiliates was reduced as a result of forgiveness of debt with an affiliate of the general partner.	$932,586	$—

(continued)

BF Garden Tax Credit Fund V L.P. -

Series 47 through Series 49

STATEMENTS OF CASH FLOWS - CONTINUED

	Series 49
	2023	2022
Cash flows from operating activities
Net income (loss)	$1,170,845	$4,456,851
Adjustments to reconcile net income (loss) to net cash used in operating activities
Gain on sale of operating limited partnerships	(1,228,445)	(4,756,041)
Changes in assets and liabilities
Other assets	4,703	(853)
Accounts payable and accrued expenses	—	(2)
Accounts payable - affiliates	(20,497)	(4,169,553)

Net cash used in operating activities	(73,394)	(4,469,598)

Cash flows from investing activities
Proceeds from disposition of operating limited partnerships	1,228,344	4,756,041

Net cash provided by investing activities	1,228,344	4,756,041

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,154,950	286,443

Cash and cash equivalents, beginning	937,011	650,568

Cash and cash equivalents, end	$2,091,961	$937,011

Supplemental schedule of noncash investing and financing activities

The general partner's equity balance was increased, and accounts payable affiliates was reduced as a result of forgiveness of debt with an affiliate of the general partner.	$—	$—

See notes to financial statements

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS

March 31, 2023 and 2022

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

The assignor limited partner was formed for the purpose of serving in that capacity for the Fund and does not engage in any other business. Units of beneficial interest in the limited partnership interest of the assignor limited partner have been assigned by the assignor limited partner by means of beneficial assignee certificates (“BACs”) to investors and investors are entitled to all the rights and economic benefits of a limited partner of the Fund, including rights to a percentage of the income, gains, losses, deductions, credits and distributions of the Fund.

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

The BAC’s issued and outstanding in each series at March 31, 2023 and 2022 are as follows:

	Issued		Outstanding
	2023	2022	2023	2022
Series 47	3,478,334	3,478,334	3,459,434	3,459,434
Series 48	2,299,372	2,299,372	2,283,872	2,283,872
Series 49	6,000,000	6,000,000	5,982,000	5,982,000

	11,777,706	11,777,706	11,725,306	11,725,306

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

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

Income Taxes

The Fund has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Fund’s federal tax status as a pass-through entity is based on its legal status as a Fund. Accordingly, the Fund is not required to take any tax positions in order to qualify as a pass-through entity. The Fund is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Fund has no other tax positions, which must be considered for disclosure. Income tax returns filed by the Fund are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2019 remain open.

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income (Loss) per Beneficial Assignee Certificate

Net income (loss) per beneficial assignee partnership unit is calculated based upon the weighted average number of units outstanding during the year. The weighted average number of units in Series 47, 48 and 49 at March 31, 2023 and 2022 are as follows:

	2023	2022
Series 47	3,459,434	3,459,434
Series 48	2,283,872	2,283,872
Series 49	5,982,000	5,982,000

	11,725,306	11,725,306

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

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE B - RELATED PARTY TRANSACTIONS

During the years ended March 31, 2023 and 2022, the Fund entered into several transactions with affiliates of the general partner and BF Garden Companion Limited Partnership as follows:

The Fund incurred an annual fund management fee to BF Garden Companion Limited Partnership in an amount equal to .5 percent of the aggregate cost of the apartment complexes owned by the operating limited partnerships, less the amount of certain asset management and reporting fees paid by the operating limited partnerships. The fund management fees earned and the reporting fees paid by the operating limited partners for the years ended March 2023 and 2022 are as follows:

	2023
			Fund Management Fee
			net of Asset
	Gross Fund	Asset Management	Management and
	Management Fee	and Reporting Fee	Reporting Fee
Series 47	$—	$—	$—
Series 48	3,928	—	3,928
Series 49	124,331	110,418	13,913

	$128,259	$110,418	$17,841

	2022
			Fund Management Fee
			net of Asset
	Gross Fund	Asset Management	Management and
	Management Fee	and Reporting Fee	Reporting Fee
Series 47	$64,226	$1,000	$63,226
Series 48	38,508	1,700	36,808
Series 49	336,441	48,995	287,446

	$439,175	$51,695	$387,480

All fund management fees will be paid, without interest, from available cash flow or the proceeds of sales or refinancing of the partnership’s interests in operating limited partnerships. As of March 31, 2023 and 2022, total fund management fees accrued were $13,635 and $1,497,001, respectively.

The fund management fees paid by the Fund for the years ended March 31, 2023 and 2022 are as follows:

	2023	2022
Series 47	$181,083	$2,635,987
Series 48	123,626	676,000
Series 49	144,828	4,505,994

	$449,537	$7,817,981

An affiliate of the general partner has forgiven asset management fees payable as a result of the sales of all operating limited partnerships in two of the series. Total forgiveness of debt for the years ended March 31, 2023 and 2022 was $1,162,088 and $0, respectively. Because the transaction involved an affiliate of the general partner, the transaction is accounted for as an equity transaction instead of income to the Fund.

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS

At March 31, 2023 and 2022, the Fund has limited partnership interests in operating limited partnerships which own or are constructing operating apartment complexes. The number of operating limited partnerships in which the Fund has limited partnership interests at March 31, 2023 and 2022 by series are as follows:

	2023	2022
Series 47	—	—
Series 48	—	1
Series 49	3	12

	3	13

During the year ended March 31, 2023 the Fund disposed of ten Operating Partnerships. A summary of the dispositions by Series for March 31, 2023 is as follows:

	Operating	Sale of Underlying
	Partnership Interest	Operating	Partnership Proceeds	Gain on
	Transferred	Partnership	from Disposition *	Disposition
Series 47	—	—	$—	$—
Series 48	1	—	9,999	9,999
Series 49	9	—	1,228,344	1,228,445

	10	—	$1,238,343	$1,238,444

* Fund proceeds from disposition does not include $101, which was due to a write-off of capital contribution payable as of March 31, 2023, for Series 49.

During the year ended March 31, 2022 the Fund disposed of ten Operating Partnerships. A summary of the dispositions by Series for March 31, 2022 is as follows:

	Operating	Sale of Underlying
	Partnership Interest	Operating	Partnership Proceeds	Gain on
	Transferred	Partnership	from Disposition	Disposition
Series 47	4	—	$1,897,247	$1,897,247
Series 48	1	—	676,000	676,000
Series 49	5	—	4,756,041	4,756,041

	10	—	$7,329,288	$7,329,288

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

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

Under the terms of the Fund’s investment in each operating limited partnership, the Fund is required to make capital contributions to the operating limited partnerships. These contributions are payable in installments over several years upon each operating limited partnership achieving specified levels of construction and/or operations. At March 31, 2023 and 2022, contributions are payable to operating limited partnerships as follows:

	2023	2022
Series 47	$—	$—
Series 48	—	—
Series 49	—	101

	$—	$101

The Fund’s investments in operating limited partnerships at March 31, 2023 are summarized as follows:

	Total	Series 47	Series 48	Series 49
Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$4,436,296	$—	$—	$4,436,296

Cumulative distributions from operating limited partnerships	(42,353)	—	—	(42,353)

Cumulative impairment loss in investments in operating limited partnerships	(3,637,406)	—	—	(3,637,406)

Cumulative losses from operating limited partnerships	(756,537)	—	—	(756,537)

Investments in operating limited partnerships per balance sheets	—	—	—	—

	Total	Series 47	Series 48	Series 49
The Fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2023 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2022 (see note A).	(230,663)	—	—	(230,663)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(526,069)	—	—	(526,069)

Cumulative impairment loss in investments in operating limited partnerships	3,637,406	—	—	3,637,406

Other	(78,975)	—	—	(78,975)

Equity per operating limited partnerships’ combined financial statements	$2,801,699	$—	$—	$2,801,699

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The Fund’s investments in operating limited partnerships at March 31, 2022 are summarized as follows:

	Total	Series 47	Series 48	Series 49
Capital contributions paid and to be paid to operating limited partnerships, net of tax credit adjusters	$22,606,384	$—	$587,485	$22,018,899

Cumulative distributions from operating limited partnerships	(75,466)	—	(1,561)	(73,905)

Cumulative impairment loss in investments in operating limited partnerships	(13,255,787)	—	—	(13,255,787)

Cumulative losses from operating limited partnerships	(9,275,131)	—	(585,924)	(8,689,207)

Investments in operating limited partnerships per balance sheets	—	—	—	—

	Total	Series 47	Series 48	Series 49
The Fund has recorded capital contributions to the operating limited partnerships during the year ended March 31, 2022 which have not been included in the partnership’s capital account included in the operating limited partnerships’ financial statements as of December 31, 2021 (see note A).	(379,148)	—	—	(379,148)

Equity in loss of operating limited partnerships not recognizable under the equity method of accounting (see note A).	(3,471,319)	—	(384,422)	(3,086,897)

The Fund has recorded low-income housing tax credit adjusters not recorded by operating limited partnerships (see note A).	331,285	—	—	331,285

Cumulative impairment loss in investments in operating limited partnerships	13,255,787	—	—	13,255,787

Other	(85,346)	—	(4,739)	(80,607)

Equity per operating limited partnerships’ combined financial statements	$9,651,259	$—	$(389,161)	$10,040,420

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2022 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$6,500,235	$—	$—	$6,500,235
Land	880,000	—	—	880,000
Other assets	645,747	—	—	645,747

	$8,025,982	$—	$—	$8,025,982

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$5,274,199	$—	$—	$5,274,199
Accounts payable and accrued expenses	83,583	—	—	83,583
Other liabilities	213,988	—	—	213,988

	5,571,770	—	—	5,571,770
PARTNERS’ CAPITAL
BF Garden Tax Credit
Fund V L.P.	2,801,699	—	—	2,801,699
Other partners	(347,487)	—	—	(347,487)

	2,454,212	—	—	2,454,212

	$8,025,982	$—	$—	$8,025,982

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized balance sheets of the operating limited partnerships in which Series 47, 48 and 49 hold an interest as of December 31, 2021 are as follows:

COMBINED SUMMARIZED BALANCE SHEETS

	Total	Series 47	Series 48	Series 49
ASSETS

Buildings and improvements, net of accumulated depreciation	$27,339,376	$—	$1,014,434	$26,324,942
Land	2,161,940	—	105,000	2,056,940
Other assets	4,086,887	—	1,221,236	2,865,651

	$33,588,203	$—	$2,340,670	$31,247,533

LIABILITIES AND PARTNERS’ CAPITAL

Mortgages and construction loans payable	$17,137,174	$—	$1,365,763	$15,771,411
Accounts payable and accrued expenses	551,214	—	27,802	523,412
Other liabilities	2,449,956	—	1,397,826	1,052,130

	20,138,344	—	2,791,391	17,346,953
PARTNERS’ CAPITAL
BF Garden Tax Credit Fund V L.P.	9,651,259	—	(389,161)	10,040,420
Other partners	3,798,600	—	(61,560)	3,860,160

	13,449,859	—	(450,721)	13,900,580

	$33,588,203	$—	$2,340,670	$31,247,533

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2022 in which Series 47 through Series 49 had an interest as of December 31, 2022 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$1,094,527	$—	$—	$1,094,527
Interest and other	23,370	—	—	23,370

	1,117,897	—	—	1,117,897

Expenses
Interest	97,286	—	—	97,286
Depreciation and amortization	288,061	—	—	288,061
Taxes and insurance	99,709	—	—	99,709
Repairs and maintenance	268,089	—	—	268,089
Operating expenses	442,756	—	—	442,756
Other expenses	5,500	—	—	5,500

	1,201,401	—	—	1,201,401

NET INCOME (LOSS)	$(83,504)	$—	$—	$(83,504)

Net income (loss) allocated to BF Garden Tax Credit Fund V L.P.	$(88,759)	$—	$—	$(88,759)

Net income (loss) allocated to other partners	$5,255	$—	$—	$5,255

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE C - INVESTMENTS IN OPERATING LIMITED PARTNERSHIPS (Continued)

The combined summarized statements of operations of the operating limited partnerships for the year ended December 31, 2021 in which Series 47 through Series 49 had an interest as of December 31, 2021 are as follows:

COMBINED SUMMARIZED STATEMENTS OF OPERATIONS

	Total	Series 47	Series 48	Series 49
Revenue
Rent	$4,549,001	$—	$267,321	$4,281,680
Interest and other	141,793	—	6,614	135,179

	4,690,794	—	273,935	4,416,859
Expenses
Interest	476,374	—	35,019	441,355
Depreciation and amortization	1,307,863	—	56,085	1,251,778
Taxes and insurance	638,841	—	51,411	587,430
Repairs and maintenance	809,361	—	88,458	720,903
Operating expenses	1,952,740	—	122,101	1,830,639
Other expenses	21,222	—	2,200	19,022

	5,206,401	—	355,274	4,851,127

NET INCOME (LOSS)	$(515,607)	$—	$(81,339)	$(434,268)

Net income (loss) allocated to BF Garden Tax Credit Fund V L.P.	$(514,849)	$—	$(81,331)	$(433,518)

Net income (loss) allocated to other partners	$(758)	$—	$(8)	$(750)

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN

For income tax purposes, the Fund reports using a December 31 year-end. The Fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2023 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$1,020,659	$(80,292)	$(69,894)	$1,170,845

Accrued partnership management fee not deducted for income tax purposes	(321,278)	(181,083)	(119,698)	(20,497)

Other	(150,905)	—	—	(150,905)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(41,986)	—	—	(41,986)

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(88,759)	—	—	(88,759)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(3,970,022)	(1,535,875)	882,955	(3,317,102)

Income (loss) for tax return purposes, December 31, 2022	$(3,552,291)	$(1,797,250)	$693,363	$(2,448,404)

For income tax purposes, the Fund reports using a December 31 year-end. The Fund’s net income (loss) for financial reporting and tax return purposes for the year ended March 31, 2022 is reconciled as follows:

	Total	Series 47	Series 48	Series 49
Net income (loss) for financial reporting purposes	$6,826,613	$1,777,985	$591,777	$4,456,851

Accrued partnership management fee not deducted for income tax purposes	(7,378,806)	(2,571,761)	(637,492)	(4,169,553)

Other	(1,411,201)	—	(696,677)	(714,524)

Excess of tax depreciation over book depreciation on operating limited partnership assets	(340,157)	—	(21,736)	(318,421)

Operating limited partnership losses not recognized for financial reporting purposes under equity method of accounting	(514,849)	—	(81,331)	(433,518)

Difference due to fiscal year for book purposes and calendar year for tax purposes	(9,104,023)	(2,694,995)	(750,689)	(5,658,339)

Income (loss) for tax return purposes, December 31, 2021	$(11,922,423)	$(3,488,771)	$(1,596,148)	$(6,837,504)

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE D - RECONCILIATION OF FINANCIAL STATEMENT NET INCOME (LOSS) TO TAX RETURN (Continued)

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2023 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2022	$2,009,610	$—	$—	$2,009,610

Impairment loss in investment in operating limited partnerships	(3,637,406)	—	—	(3,637,406)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(526,069)	—	—	(526,069)

Other	2,153,865	—	—	2,153,865

Investments in operating limited partnerships - as reported	$—	$—	$—	$—

The differences between the investments in operating limited partnerships for tax purposes and financial statement purposes at March 31, 2022 are as follows:

	Total	Series 47	Series 48	Series 49
Investments in operating limited partnerships - tax return December 31, 2021	$3,206,348	$248,114	$(1,673,812)	$4,632,046

Impairment loss in investment in operating limited partnerships	(13,255,787)	—	—	(13,255,787)

Operating limited partnership losses not recognized for financial reporting purposes under the equity method	(3,471,319)	—	(384,422)	(3,086,897)

Other	13,520,758	(248,114)	2,058,234	11,710,638

Investments in operating limited partnerships - as reported	$—	$—	$—	$—

NOTE E- CASH EQUIVALENTS

Cash equivalents of $2,087,048 and $1,376,410 as of March 31, 2023 and 2022, respectively, include money market accounts with interest rates ranging from 0.05% to 2.25% per annum.

NOTE F - CONCENTRATION OF CREDIT RISK

The Fund maintains its cash and cash equivalent balances in several accounts in various financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits by each institution. At times, the balances may exceed these insurance limits; however, the Fund has not experienced any losses with respect to it balances in excess of FDIC insurance. Management believes that no significant concentration of credit risk with respect to these cash and cash equivalent balances exists as of March 31, 2023.

BF Garden Tax Credit Fund V L.P. -

Series 47 through 49

NOTES TO FINANCIAL STATEMENTS – CONTINUED

March 31, 2023 and 2022

NOTE G - SUBSEQUENT EVENTS

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events, which provide evidence about conditions that existed after the balance sheet date, require disclosure in the accompanying notes. Management evaluated the activity of the Fund through the date the financial statements were issued and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.